UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1−K/A
(Amendment No. 1)

ANNUAL REPORT PURSUANT TO REGULATION A
OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2021

Otis Gallery LLC
(Exact name of issuer as specified in its charter)

Delaware	37-1921598
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Harrison Street, 5th Floor, New York, NY 10013
(Full mailing address of principal executive offices)

201-479-4408
(Issuer’s telephone number, including area code)

Series #KW, Series Drop 002, Series Drop 003, Series Drop 004, Series Drop 005, Series Drop 008, Series Drop 009, Series Drop 010, Series Gallery Drop 011, Series Gallery Drop 012, Series Gallery Drop 013, Series Gallery Drop 014, Series Gallery Drop 015, Series Gallery Drop 016, Series Gallery Drop 017, Series Gallery Drop 018, Series Gallery Drop 019, Series Gallery Drop 020, Series Gallery Drop 021, Series Gallery Drop 022, Series Gallery Drop 023, Series Gallery Drop 024, Series Gallery Drop 025, Series Gallery Drop 026, Series Gallery Drop 027, Series Gallery Drop 028, Series Gallery Drop 029, Series Gallery Drop 030, Series Gallery Drop 031, Series Gallery Drop 032, Series Gallery Drop 033, Series Gallery Drop 034, Series Gallery Drop 035, Series Gallery Drop 036, Series Gallery Drop 037, Series Gallery Drop 038, Series Gallery Drop 039, Series Gallery Drop 040, Series Gallery Drop 041, Series Gallery Drop 042, Series Gallery Drop 043, Series Gallery Drop 044, Series Gallery Drop 045, Series Gallery Drop 046, Series Gallery Drop 047, Series Gallery Drop 048, Series Gallery Drop 049, Series Gallery Drop 050, Series Gallery Drop 051, Series Gallery Drop 052, Series Gallery Drop 053, Series Gallery Drop 054, Series Gallery Drop 055, Series Gallery Drop 056, Series Gallery Drop 057, Series Gallery Drop 058, Series Gallery Drop 059, Series Gallery Drop 060, Series Gallery Drop 061, Series Gallery Drop 062, Series Gallery Drop 063, Series Gallery Drop 064, Series Gallery Drop 065, Series Gallery Drop 066, Series Gallery Drop 067, Series Gallery Drop 068, Series Gallery Drop 069, Series Gallery Drop 070, Series Gallery Drop 071, Series Gallery Drop 072, Series Gallery Drop 073, Series Gallery Drop 074, Series Gallery Drop 075, Series Gallery Drop 076, Series Gallery Drop 077, Series Gallery Drop 078, Series Gallery Drop 079, Series Gallery Drop 080, Series Gallery Drop 082, Series Gallery Drop 083, Series Gallery Drop 086, Series Gallery Drop 089, Series Gallery Drop 091, Series Gallery Drop 093, Series Gallery Drop 094, Series Gallery Drop 095, Series Gallery Drop 096, Series Gallery Drop 097, Series Gallery Drop 098, Series Gallery Drop 099, Series Gallery Drop 100, Series Gallery Drop 101, Series Gallery Drop 102, Series Gallery Drop 103, Series Gallery Drop 104, Series Gallery Drop 105, Series Gallery Drop 107, Series Gallery Drop 108, Series Gallery Drop 109, Series Gallery Drop 110, Series Gallery Drop 111, Series Gallery Drop 112, Series Gallery Drop 113, Series Gallery Drop 114, Series Gallery Drop 115, Series Gallery Drop 116, Series Gallery Drop 117, Series Gallery Drop 119, Series Gallery Drop 121, Series Gallery Drop 122, Series Gallery Drop 123

(Title of each class of securities issued pursuant to Regulation A)

Explanatory Note: This Amendment No. 1 to the Annual Report on Form 1-K/A is being filed solely to restate the Independent Auditor’s report of Artesian CPA, LLC to correct errors contained therein.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information contained in this report includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, our manager, each series of our company and the Otis Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither we nor our manager can guarantee future performance, or that future developments affecting our company, our manager or the Otis Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.
All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
ii

ITEM 1. BUSINESS
Overview
Since its formation in December 2018, Otis Gallery LLC, a Delaware series limited liability company (“we,” “us,” “our” or “our company”), has been engaged primarily in acquiring and managing a collection of investment-grade art and collectibles (the “underlying assets”). Otis Wealth, Inc. is the manager of our company (our “manager”) and serves as the asset manager for the underlying assets owned by our company. We acquire the underlying assets from our manager financed through promissory notes issued to our manager, and develop the financial, offering and other materials to begin offering membership interests (“interests”) in series of our company (each, a “series”) through a mobile app-based investment platform called Otis (the “Otis Platform”). We offer and sell interests in a number of separate individual series, and investors in any series acquire a proportional share of income and liabilities as they pertain to a particular series. The sole asset of any given series at the time of an offering is the underlying asset related to such series (plus any cash reserves for future operating expenses), and the sole liability of any given series at the time of an offering is the promissory note related to the acquisition of such underlying asset. We conduct separate closings with respect to each offering. See the offering statement filed with the Securities and Exchange Commission (the “Commission”) on Form 1-A, as amended from time to time (the “Offering Statement”), for additional details regarding our current offerings.
We believe that alternative assets have been a cornerstone of wealth accumulation. However, barriers are high, and quality access has been limited to a tiny fraction of our global economy. We believe that those who do have access to top-quality alternative investments are faced with a lack of transparency, operational overhead and high minimums and fees from established gatekeepers. The costs for investing in this asset class are high and transaction volumes are low, with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth remains inaccessible.
The Otis Platform is our proposed solution to this problem. We plan to create a marketplace for investment-grade art and collectibles and to expand our asset classes into other alternative asset classes such as real estate, wine, precious metals and culture (movies, music royalties, etc.), through one or more affiliated issuers. Our goal is to unlock every type of alternative asset and give investors true uncorrelated diversification.
Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.
History and Structure
Our company is a series limited liability company formed on December 18, 2018 pursuant to Section 18-215 of the Delaware Limited Liability Company Act (the “LLC Act”).
As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be works of art or other collectibles.
Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. As such, the assets of a series include only the work(s) of art or other collectible(s) associated with that series and other related assets (e.g., cash reserves).
Impact of Coronavirus Pandemic

In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. The continuing impact and effects of the COVID-19 pandemic on the operation and financial performance of our company are unknown. However, our company currently does not expect the COVID-19 pandemic to have a material adverse effect on the business or financial results at this time.
Series Offering Table
The table below shows key information related to the offering of each series. Please also refer to “—The Underlying Assets” below for further details.
Series Name	Underlying Asset(s)	Offering Price per Interest	Maximum Offering Size	Subscribed Membership Interests(1)(2)	Initial Qualification Date(3)	Open Date(4)	Closing Date	Status
Series #KW	2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley	$25.00	$250,000	10,000	07/17/19	Unavail.	11/27/19	Closed
Series Drop 002	Nike MAG Back to the Future (2016) sneakers	$33.00	$33,000	1,000	11/22/19	Unavail.	04/13/20	Closed
Series Drop 003	The Incredible Hulk #181 comic	$35.00	$35,000	1,000	11/22/19	Unavail.	03/18/20	Closed
Series Drop 004	Collection of Supreme skate decks (select limited-edition artist collaborations)	$47.00	$47,000	1,000	11/22/19	Unavail.	03/11/20	Closed
Series Drop 005	2018 DOB and Arrows: Patchworks Skulls painting by Takashi Murakami and Virgil Abloh	$76.00	$95,000	1,250	11/22/19	Unavail.	03/06/20	Closed
Series Drop 008	2019 series of commissioned paintings by fnnch	$40.00	$32,000	800	11/22/19	Unavail.	03/17/20	Closed
Series Drop 009	2012 Gone and Beyond painting by Kaws	$100.00	$325,000	3,250	11/22/19	Unavail.	10/02/20	Closed
Series Drop 010	Collection of Nike SB Dunks sneakers	$25.00	$25,000	1,000	11/22/19	Unavail.	03/06/20	Closed
Series Gallery Drop 011	2019 commissioned painting by Shelby and Sandy	$25.00	$20,000	800	01/16/20	Unavail.	05/21/20	Closed
Series Gallery Drop 012	2011 Love Is What You Want neon sculpture by Tracey Emin	$75.00	$150,000	2,000	01/16/20	Unavail.	08/24/20	Closed
Series Gallery Drop 013	2019 Grey Selenite Newspaper Machine sculpture by Daniel Arsham	$60.00	$90,000	1,500	01/16/20	Unavail.	02/22/21	Closed
Series Gallery Drop 014	Collection of 1985 Jordan 1 OG sneakers	$33.00	$33,000	1,000	01/16/20	Unavail.	04/21/20	Closed
Series Gallery Drop 015	Collection of Supreme skate decks – Bundle II	$27.00	$27,000	1,000	01/16/20	Unavail.	04/03/20	Closed

Series Gallery Drop 016	Collection of Nike and Adidas Yeezy sneakers	$21.00	$21,000	1,000	03/31/20	Unavail.	06/01/20	Closed
Series Gallery Drop 017	2017 Colorbar Constellation 6 painting by Derrick Adams	$54.00	$54,000	1,000	03/31/20	Unavail.	10/16/20	Closed
Series Gallery Drop 018	Tomb of Dracula #10 comic	$25.00	$12,000	480	05/29/20	Unavail.	08/14/20	Closed
Series Gallery Drop 019	2020 CHROMADYNAMICA MSS painting by Felipe Pantone	$30.00	$22,500	750	06/11/20	Unavail.	08/18/20	Closed
Series Gallery Drop 020	X-Men #1 comic	$75.00	$136,500	–	06/11/20	Unavail.	09/30/20	Sold
Series Gallery Drop 021	Collection of artist collaboration Nike sneakers	$25.00	$27,500	1,100	06/11/20	Unavail.	11/04/20	Closed
Series Gallery Drop 022	Collection of Nike Air Jordan 1 sneakers	$32.00	$32,000	1,000	06/11/20	Unavail.	08/14/20	Closed
Series Gallery Drop 023	2019 Cape Woman painting by Katherine Bradford	$19.00	$19,000	1,000	06/24/20	Unavail.	10/23/20	Closed
Series Gallery Drop 024	Fantastic Four #52 comic	$24.00	$24,000	1,000	06/24/20	Unavail.	08/17/20	Closed
Series Gallery Drop 025	2018 No. 90 painting by Derek Fordjour	$70.00	$70,000	–	06/24/20	Unavail.	12/15/20	Sold
Series Gallery Drop 026	Avengers #1 comic	$50.00	$100,000	2,000	06/24/20	Unavail.	09/14/20	Closed
Series Gallery Drop 027	Teenage Mutant Ninja Turtles #1 comic	$12.50	$62,500	–	07/20/20	Unavail.	09/15/20	Sold
Series Gallery Drop 028	Nike SB Dunk Low “Freddy Krueger” sneakers	$10.00	$20,000	2,000	07/20/20	Unavail.	11/20/20	Closed
Series Gallery Drop 029	Collection of Travis Scott collaboration Nike sneakers	$11.00	$55,000	5,000	07/20/20	Unavail.	11/06/20	Closed
Series Gallery Drop 030	2020 A Perfect Trade painting by Cleon Peterson	$14.00	$28,000	2,000	08/18/20	Unavail.	12/01/20	Closed

Series Gallery Drop 031	2020 Sneakers, Computers, Capri Sun painting by Katherine Bernhardt	$24.00	$48,000	2,000	08/18/20	Unavail.	01/21/21	Closed
Series Gallery Drop 032	Super Mario Bros. 3 “Right” NES game	$1.00	$5,000	5,000	08/18/20	Unavail.	12/31/20	Closed
Series Gallery Drop 033	Collection of 1985 Nike Air Jordan I sneakers	$10.00	$24,000	2,400	08/18/20	Unavail.	01/28/21	Closed
Series Gallery Drop 034	2003 Police Car painting by Banksy	$20.00	$415,000	20,750	08/18/20	Unavail.	11/02/20	Closed
Series Gallery Drop 035	2020 Triptych: Medical Bill paintings by MSCHF	$20.00	$75,000	3,750	08/18/20	Unavail.	12/22/20	Closed
Series Gallery Drop 036	Collection of streetwear collaboration Nike sneakers	$10.00	$51,000	5,100	08/18/20	Unavail.	12/16/20	Closed
Series Gallery Drop 037	a collection of Nike Air Jordan sneakers	$10.00	$26,500	2,650	08/18/20	Unavail.	11/05/20	Closed
Series Gallery Drop 038	2003 LeBron James Topps Chrome #111 Refractor trading card	$10.00	$73,500	7,350	09/23/20	Unavail.	11/05/20	Closed
Series Gallery Drop 039	1985 Nike Air Jordan 1 TYPS PE sneakers	$10.00	$67,500	6,750	09/23/20	Unavail.	12/14/20	Closed
Series Gallery Drop 040	Collection of Nike Air Max sneakers	$10.00	$35,500	3,550	09/23/20	Unavail.	01/29/21	Closed
Series Gallery Drop 041	Dior Collaboration Nike Air Jordan 1 Low sneakers	$1.00	$5,500	5,500	09/23/20	Unavail.	12/16/20	Closed
Series Gallery Drop 042	Collection of Nike Air Jordan sneakers known as “Kobe 3/ 8 PE Pack”	$10.00	$21,000	2,100	09/23/20	Unavail.	12/01/20	Closed
Series Gallery Drop 043	Futura collaboration Nike SB Dunk High “FLOM” sneakers	$10.00	$67,000	6,700	11/10/20	Unavail.	01/22/21	Closed
Series Gallery Drop 044	Nike Air Jordan 1 High “‘Shattered Backboard’ Origin Story” sneakers	$10.00	$466,700	46,670	11/10/20	Unavail.	04/22/21	Closed
Series Gallery Drop 045	Complete set of 1986 Fleer basketball trading cards	$10.00	$230,000	–	11/10/20	Unavail.	01/19/21	Sold

Series Gallery Drop 046	2000 SP Authentic #118 Tom Brady rookie trading card	$10.00	$53,000	5,300	12/22/20	Unavail.	02/12/21	Closed
Series Gallery Drop 047	1981 Topps #216 Joe Montana rookie trading card	$10.00	$30,000	3,000	12/22/20	Unavail.	02/12/21	Closed
Series Gallery Drop 048	2011 Hermès 35cm So Black Birkin handbag	$10.00	$58,000	5,800	12/22/20	Unavail.	05/25/21	Closed
Series Gallery Drop 049	2003 SP Authentic Limited LeBron James #148 trading card	$10.00	$225,000	22,500	12/22/20	Unavail.	02/01/21	Closed
Series Gallery Drop 050	Zelda II: The Adventure of Link NES game	$10.00	$29,500	2,950	12/22/20	Unavail.	03/01/21	Closed
Series Gallery Drop 051	2009 Topps Chrome Stephen Curry #101 trading card	$10.00	$31,000	3,100	12/22/20	Unavail.	01/26/21	Closed
Series Gallery Drop 052	Pokémon Blue Game Boy game	$10.00	$10,000	1,000	12/22/20	Unavail.	01/12/21	Closed
Series Gallery Drop 053	Pokémon Yellow Game Boy game	$10.00	$79,500	7,950	12/22/20	Unavail.	04/08/21	Closed
Series Gallery Drop 054	Golf NES game	$10.00	$19,000	1,900	12/22/20	Unavail.	02/02/21	Closed
Series Gallery Drop 055	1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card	$10.00	$47,500	4,750	12/31/20	Unavail.	04/05/21	Closed
Series Gallery Drop 056	1999 Pokémon 1st Edition Shadowless Holo Mewtwo #10 trading card	$10.00	$21,200	2,120	12/31/20	Unavail.	02/09/21	Closed
Series Gallery Drop 057	1999 Pokémon 1st Edition Shadowless Holo Raichu #14 trading card	$10.00	$18,000	1,800	12/31/20	Unavail.	02/09/21	Closed
Series Gallery Drop 058	2012-13 National Treasures Anthony Davis RPA trading card	$10.00	$22,400	2,240	12/31/20	Unavail.	03/12/21	Closed
Series Gallery Drop 059	Super Mario Bros. NES game	$10.00	$77,600	7,760	12/31/20	Unavail.	03/09/21	Closed
Series Gallery Drop 060	Daredevil #1 comic	$10.00	$51,100	5,110	12/31/20	Unavail.	03/05/21	Closed

Series Gallery Drop 061	1999 Pokémon 1st Edition Shadowless Holo Venusaur #15 trading card	$10.00	$23,100	2,310	12/31/20	Unavail.	02/09/21	Closed
Series Gallery Drop 062	Tetris and Tetris II NES games	$10.00	$16,200	1,620	12/31/20	Unavail.	02/19/21	Closed
Series Gallery Drop 063	2002-03 Panini Futebol Portugal Cristiano Ronaldo #137 trading card	$10.00	$21,100	2,110	12/31/20	Unavail.	03/02/21	Closed
Series Gallery Drop 064	2004-05 Panini Megacracks La Liga Lionel Messi #71 trading card	$10.00	$33,700	3,370	12/31/20	Unavail.	03/01/21	Closed
Series Gallery Drop 065	1996 Topps Chrome Allen Iverson #171 Refractor trading card	$10.00	$21,100	2,110	02/02/21	Unavail.	03/23/21	Closed
Series Gallery Drop 066	2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading card	$10.00	$94,700	9,470	02/02/21	Unavail.	03/05/21	Closed
Series Gallery Drop 067	2003-04 SP Authentic Signatures #LJA LeBron James trading card	$10.00	$63,200	6,320	02/02/21	Unavail.	06/03/21	Closed
Series Gallery Drop 068	2007 Topps Chrome Kevin Durant #131 Refractor trading card	$10.00	$25,300	2,530	02/02/21	Unavail.	03/05/21	Closed
Series Gallery Drop 069	Emerging 15 Index: collection of 15 NBA Panini Prizm Silver trading cards	$10.00	$37,000	3,700	02/02/21	Unavail.	03/05/21	Closed
Series Gallery Drop 070	Contra NES game	$10.00	$32,800	3,280	02/22/21	Unavail.	04/05/21	Closed
Series Gallery Drop 071	2018 Panini Prizm Luka Doncic Prizm Mojo #280 trading card	$10.00	$78,900	7,890	02/22/21	Unavail.	03/25/21	Closed
Series Gallery Drop 072	2003 Exquisite Collection Noble Nameplates #LB LeBron James trading card	$10.00	$297,500	29,750	02/22/21	Unavail.	04/15/21	Closed
Series Gallery Drop 073	2003 SP Authentic Signatures #MJ Michael Jordan trading card	$10.00	$46,600	4,660	02/22/21	Unavail.	06/11/21	Closed
Series Gallery Drop 074	2018 Panini Prizm World Cup Kylian Mbappe Orange Prizm #80 trading card	$10.00	$22,000	2,200	02/22/21	Unavail.	03/25/21	Closed
Series Gallery Drop 075	2012 National Treasures Russell Wilson Rookie Signature Material Black #325 trading card	$10.00	$58,300	5,830	02/22/21	Unavail.	07/08/21	Closed

Series Gallery Drop 076	1996 Bowman’s Best Atomic Refractors Kobe Bryant #R23 trading card	$10.00	$58,300	5,830	02/22/21	Unavail.	04/27/21	Closed
Series Gallery Drop 077	1997 Brown’s Boxing Floyd Mayweather Jr. #51 trading card	$10.00	$38,800	3,880	02/22/21	Unavail.	04/05/21	Closed
Series Gallery Drop 078	1987 Converse Magic Johnson game-worn, signed sneakers	$10.00	$22,000	2,200	02/22/21	Unavail.	04/15/21	Closed
Series Gallery Drop 079	2012 National Treasures Kawhi Leonard #114 trading card	$10.00	$21,200	2,120	02/22/21	Unavail.	03/19/21	Closed
Series Gallery Drop 080	1972 Topps Julius Erving #195 trading card	$10.00	$15,800	1,580	02/22/21	Unavail.	03/19/21	Closed
Series Gallery Drop 081	1997 Metal Universe Precious Metal Gems Michael Jordan #23 trading card	$10.00	$505,300	–	02/22/21	Unavail.	09/30/21	Closed (Withdrawn)
Series Gallery Drop 082	2003 Finest LeBron James Refractor #133 trading card	$10.00	$84,200	–	02/22/21	Unavail.	04/30/21	Sold
Series Gallery Drop 083	1981 Topps Magic Johnson #21 trading card	$10.00	$47,400	4,740	02/22/21	Unavail.	05/14/21	Closed
Series Gallery Drop 084	2003-04 Topps Chrome Hobby Box sealed box of trading cards	$10.00	$54,700	–	03/25/21	Unavail.	09/30/21	Closed (Withdrawn)
Series Gallery Drop 085	1996-97 Topps Chrome Basketball Hobby Box sealed box of trading cards	$10.00	$63,200	–	03/25/21	Unavail.	09/30/21	Closed (Withdrawn)
Series Gallery Drop 086	2017 National Treasures #161 Patrick Mahomes II JSY AU Holo Silver trading card	$10.00	$94,700	9,470	03/25/21	Unavail.	05/26/21	Closed
Series Gallery Drop 087	1996 Flair Showcase Legacy Collection Row 0 #31 Kobe Bryant Rookie trading card	$10.00	$243,200	–	03/25/21	Unavail.	09/30/21	Closed (Withdrawn)
Series Gallery Drop 088	1980-81 Topps Basketball Wax Box sealed box of trading cards	$10.00	$58,200	–	03/25/21	Unavail.	09/30/21	Closed (Withdrawn)
Series Gallery Drop 089	2004 Panini Sports #89 Lionel Messi Mega Cracks Campeon trading card	$10.00	$25,200	2,520	03/25/21	Unavail.	04/19/21	Closed
Series Gallery Drop 090	1995 Pokémon Japanese Topsun Blue Back No Number Charizard trading card	$10.00	$104,100	–	03/25/21	Unavail.	09/30/21	Closed (Withdrawn)

Series Gallery Drop 091	1987 Fleer #59 Michael Jordan trading card	$10.00	$39,400	3,940	03/25/21	Unavail.	08/04/21	Closed
Series Gallery Drop 092	1986 Fleer Stickers #8 Michael Jordan Rookie trading card	$10.00	$228,800	–	03/25/21	Unavail.	09/30/21	Closed (Withdrawn)
Series Gallery Drop 093	2009 Bowman Chrome Draft Prospects Refractors #BDPP89 Mike Trout Signed Rookie trading card	$10.00	$45,800	4,580	03/25/21	Unavail.	04/27/21	Closed
Series Gallery Drop 094	2017 Kevin Durant Western Conference Semi-Finals game-worn jersey	$10.00	$22,800	2,280	03/25/21	Unavail.	07/08/21	Closed
Series Gallery Drop 095	2020 Kevin Durant Nets-debut game-worn jersey	$10.00	$47,600	4,760	03/25/21	Unavail.	06/18/21	Closed
Series Gallery Drop 096	2019 Panini Prizm Blue Ice #248 Zion Williamson Rookie trading card	$10.00	$30,500	3,050	03/25/21	Unavail.	04/27/21	Closed
Series Gallery Drop 097	Halo: Combat Evolved game	$10.00	$31,600	–	03/25/21	Unavail.	05/05/21	Sold
Series Gallery Drop 098	Super Mario Land game	$10.00	$14,700	1,470	03/25/21	Unavail.	04/27/21	Closed
Series Gallery Drop 099	Mike Tyson’s Punch-Out!! game	$10.00	$136,800	13,680	03/25/21	Unavail.	08/12/21	Closed
Series Gallery Drop 100	Collection of Street Fighter games	$10.00	$19,500	1,950	03/25/21	Unavail.	06/22/21	Closed
Series Gallery Drop 101	Nintendo World Championship game	$10.00	$211,300	21,130	03/25/21	Unavail.	08/04/21	Closed
Series Gallery Drop 102	2003 NetPro Glossy International Preview #P2 Serena Williams trading card	$10.00	$14,800	1,480	05/18/21	Unavail.	07/01/21	Closed
Series Gallery Drop 103	2003 NetPro Glossy #G2 Serena Williams Rookie trading card	$10.00	$18,400	–	05/18/21	Unavail.	08/19/21	Sold
Series Gallery Drop 104	Sealed Apple iPhone 2G A1203	$10.00	$13,100	1,310	05/18/21	Unavail.	06/17/21	Closed
Series Gallery Drop 105	2014 Panini Prizm World Cup #12 Lionel Messi Green Crystal Prizm trading card	$10.00	$65,000	6,500	05/18/21	Unavail.	09/23/21	Closed

Series Gallery Drop 106	1993 SP Foil #279 Derek Jeter Rookie trading card	$10.00	$28,100	–	05/18/21	Unavail.	09/30/21	Closed (Withdrawn)
Series Gallery Drop 107	1994 Miami Bumble Bee #8 Dwayne Johnson Rookie trading card	$10.00	$23,800	2,380	05/18/21	Unavail.	06/24/21	Closed
Series Gallery Drop 108	Kobe Bryant Last Game signed ticket	$10.00	$31,700	3,170	05/18/21	Unavail.	07/13/21	Closed
Series Gallery Drop 109	2001 SP Authentic Stars #45 Tiger Woods Rookie trading card	$10.00	$32,400	3,240	05/18/21	Unavail.	09/30/21	Closed
Series Gallery Drop 110	1984 Transformers G1 Optimus Prime “Pepsi Edition” toy	$10.00	$10,600	–	06/21/21	Unavail.	08/10/21	Sold
Series Gallery Drop 111	2002 Yu-Gi-Oh Blue-Eyes White Dragon LOB-001 First Edition trading card	$10.00	$18,900	1,890	06/21/21	Unavail.	09/14/21	Closed
Series Gallery Drop 112	Pokémon Red game	$10.00	$60,000	6,000	06/21/21	Unavail.	08/31/21	Closed
Series Gallery Drop 113	Mario Kart 64 game	$10.00	$57,900	5,790	07/19/21	Unavail.	08/31/21	Closed
Series Gallery Drop 114	Collection of all three original Nike Air Yeezy 1's	$10.00	$13,500	1,350	07/19/21	Unavail.	09/03/21	Closed
Series Gallery Drop 115	Special Marvel Edition #15 comic	$10.00	$16,500	1,650	07/19/21	Unavail.	08/27/21	Closed
Series Gallery Drop 116	1999 Pokémon 1st Edition Shadowless Holo Charizard trading card	$1.00	$236,800	236,800	10/25/21	10/26/21	02/28/22	Closed
Series Gallery Drop 117	NFT by XCOPY titled BOTTOM FEEDER #35	$1.00	$93,700	93,700	12/13/21	12/14/21	02/28/22	Closed
Series Gallery Drop 118	NFT by Damien Hirst titled Be too young	$1.00	$30,000	–	12/13/21	12/14/21	02/09/22	Closed (Withdrawn)
Series Gallery Drop 119	Halo: Combat Evolved game	$1.00	$88,400	88,400	12/13/21	12/14/21	03/09/22	Closed
Series Gallery Drop 120	Minecraft Xbox 360 game	$1.00	$27,800	–	12/13/21	12/14/21	02/09/22	Closed (Withdrawn)

Series Gallery Drop 121	NBA Jam game	$1.00	$32,800	32,800	12/13/21	12/14/21	03/02/22	Closed
Series Gallery Drop 122	Harry Potter and the Philosopher's Stone book	$1.00	$115,800	115,800	12/13/21	12/14/21	02/25/22	Closed
Series Gallery Drop 123	NFT by FEWOCiOUS titled i miss your voice call back soon okay #3	$1.00	$46,800	46,800	12/13/21	12/14/21	02/28/22	Closed

(1)
For closed offerings, each row states the actual number of interests sold.
(2)
We may issue, but will not be compensated for, additional interests pursuant to the terms of a Bonus Interest Program.
(3)
For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.
(4)
For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced. “Unvail.” indicates that the date on which offers and sales for a given offering commenced was not tracked historically, and is thus unavailable.
The Underlying Assets
The discussions contained in this report relating to the underlying assets; their related artists, designers and/or makers; and their related industries are taken from third-party sources that we believe to be reliable, and we believe that the information from such sources contained herein is reasonable, and that the factual information is fair and accurate.
The Series #KW Asset
Summary Overview
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Series #KW has purchased a 2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley (the “Series #KW Asset”), the specifications of which are set forth below.
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In 2017, Kehinde Wiley was chosen and commissioned to paint Barack Obama’s official portrait for the Smithsonian.
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One of the most iconic pieces from Kehinde Wiley is the figure in front of a colorful background pattern, in the same style and year as the Obama painting, which brought Kehinde Wiley to national recognition.
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Only eleven portrait paintings were produced for the Saint Louis Art Museum’s “Saint Louis” collection which showcases residents of the city that were selected from a casting call and were painted in front of a decorative background.
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We chose this painting as one of our investments due to the “blue chip” nature of the artist, Kehinde Wiley. His work has been displayed in both solo and group exhibitions at major institutions around the world and he is represented by internationally reputable galleries.
Specifications
Artist	Kehinde Wiley
Artwork	Saint Jerome Hearing the Trumpet of Last Judgement

Size	96 x 72 inches
Medium	Oil on Linen
Creation Year	2018
Purchased From	Roberts Projects
Purchased For	$237,500
Year Purchased	2019

The Painting
Wiley’s Saint Jerome is part of Saint Louis, an exhibition at the Saint Louis Art Museum that is deeply connected to St. Louis and informed by visits Wiley made in 2017 to the city. Through a process of street casting, he invited strangers he met in neighborhoods in north St. Louis and Ferguson to pose for his paintings. Dressed in their own clothing, Wiley then created eleven original portraits that are inspired by carefully chosen artworks in the Museum’s collection. Kehinde paints black men and women in poses once associated with white aristocrats in historical paintings. Wiley’s portraits often feature ornate and decorative backgrounds, elements of which surround and sometimes weave around his subjects. His works address the politics of race and power in art, drawing attention to the pervasive lack of representation of people of color in the art world.
The painting measures 96 in by 72 in and was created in 2018. The work is currently stored in a purpose-built, secure, temperature-controlled storage facility in New York.
The Artist
Kehinde Wiley is a painter best known for his naturalistic portraits of African American men in heroic poses. Born in Los Angeles, CA, he earned his BFA from the San Francisco Art Institute and his MFA from the Yale University School of Art. Wiley’s early work consists of Photo-Realistic paintings of men, whom he had met on the streets in Harlem, set against a floral background. In all of his work, Wiley combines a wide range of references from classical painting and pop culture. Over the course of his career, the size of Wiley’s canvases has expanded, and he began depicting his subjects, young black models or music icons, in heroic defeat as well as triumph. Most of his models are cast on the street, though Wiley has also portrayed celebrities such as Michael Jackson and Ice-T. In 2017, he was chosen to paint Barack Obama’s official portrait for the Smithsonian. He has continued to travel through Africa, Brazil, India, and Sri Lanka, and paint portraits that incorporate the cultural imagery associated with these places. Wiley’s work has been exhibited at the National Portrait Gallery in London, the Brooklyn Museum of Art, and the Studio Museum in Harlem, New York.
Condition Report
According to the Saint Louis Museum, the painting is in excellent condition. The canvas has been tensioned over a very thin stretcher, and retains overall planarity but is slightly slack on the stretcher. Evidence of underdrawings in what appears to be pencil can be seen in a few areas throughout, particularly in the background repeating patterns. The paint layers have been applied very thinly and are in excellent condition overall. There are a few small brush inclusions and a small area of light abrasion to the left of the figure. The surface gloss is slightly uneven, but likely due to the recent “glazing” before the works arrived. The frame is in excellent condition overall, with only a few very small light scuffs that reveal a white preparatory layer.
Ownership and Pricing History
We purchased the painting from the artist at Roberts Projects. Roberts Projects represents mid-career and established artists of international recognition as well as emerging artists. By exhibiting artists across multiple generations and continents, the gallery establishes a discursive critical voice in addressing diverse perspectives of art within a broader context of contemporary artistic practices.

Provenance: The painting is currently on loan to the Saint Louis Art Museum courtesy of the Artist and Robert Projects. The painting then will be sent to us.
Pricing History: We are the first to buy the asset.
Comparable Analysis: An official independent appraisal for this painting has not been obtained. However, there are other comparable portrait paintings produced in the same time frame that were sold in art auctions in 2018, including:
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CHARLES I (produced in 2018) was sold in 2018 for $300,000 ($69.4 per square inch).
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Portrait of Quentin Lee Moore (produced in 2017) was sold in 2018 for $112,500 ($90.7 per square inch).
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We purchased Wiley’s Saint Jerome for $237,500 ($34.4 per square inch).
Market Assessment
We believe there is a growing market for Wiley’s portfolio, specifically his portrait paintings with decorative backgrounds produced post-2017. According to recent auction data, his work is currently sold on the secondary market where his latest works range from $112,500 to $300,000 for paintings of comparable specifications. As per the graphs below, the average price paid (calculated using turnover per artwork sold for the year) for Kehinde Wiley’s work increased by 86% from 2017 to 2018 and grew at a 14.7% CAGR from 2005 to 2018. Kehinde Wiley’s sell through rate for this work has increased to 100% in 2018, spiking after he was commissioned to paint Barack Obama for the Smithsonian.
We were able to obtain the painting in excellent condition and believe that it already has a strong provenance given its position in the Saint Louis Art Museum. We believe Kehinde’s work in general is particularly recognizable in American culture, especially after he was commissioned to do President Obama’s portrait in 2017.
Source: Widewalls

Artist Assessment: We use a combination of qualitative and quantitative metrics to assess the market for Kehinde Wiley’s work.

Price Range of Comparable Work	$112,500 to $300,000, implied average of $69.4 to $90.7 per square inch of painting
Sell Through Rate	84.6%
Turnover	$4.75mm with 2018 being the peak
Number of Pieces Sold	112 total pieces sold
Recent Notable Solo Exhibitions / Provenance
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2019 Roberts Projects, Culver City, CA (forthcoming)
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2018 The Smithsonian’s National Portrait Gallery, Washington DC
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2018 Saint Louis Museum of Art, Saint Louis, MO
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2017 “Kehinde Wiley: A New Republic” Oklahoma City Museum of Art, Oklahoma City, OK,
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Toledo Museum of Art, Toledo, OH (2017)
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Phoenix Art Museum, Phoenix, AZ (2016)
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Seattle Art Museum, WA (2016)
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Virginia Museum of Fine Arts, Richmond, VA (2016)
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Modern Art Museum of Fort Worth, TX (2015)
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Brooklyn Museum, New York, NY (2015)
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2017 “Trickster” Sean Kelly, New York, NY
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2017 “Kehinde Wiley: In Search of the Miraculous” Stephen Friedman Gallery, London, UK
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2016 “Kehinde Wiley” Petit Palais, Musée des Beaux-Arts de la Ville de Paris, Paris, France
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2015 “Fifteen x Fifteen” Bill Hodges Gallery, New York, NY

The Series Drop 002 Asset
Summary Overview
Series Drop 002 has purchased a pair of 2016 Nike MAG Back to the Future sneakers (the “Series Drop 002 Asset”).
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Limited Edition Made Public: The famous “Back to the Future II” Nike Air Mag is considered a grail of sneaker collectibles. Two commercial releases of the shoe, spurred by fan petitions, garnered a total of approximately $11.5 million benefiting “Back to the Future” actor Michael J Fox’s foundation for Parkinson’s disease, according to the foundation’s website.
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Scarce Supply: There are three types of Air Mags - the original movie pair and the two commercial releases from 2011 (1,510 pairs, 10 with deluxe packaging) and 2016 (89 pairs). The original movie pair sold on eBay for over $92,100 in 2018, making it the most expensive pair of sneakers sold at the time.
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Provenance, Rarity, Size and Condition: We purchased the pair from Heritage Auctions, ensuring authentication and quality. The pair is deadstock (never worn) and comes with the original box, a signed numbered plate by designer Tinker Hatfield, and display and charging accessories.
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Macro Trends: The Nike Air Mag is bolstered by the rise of the collectible sneakers market. The collectible sneaker resale industry is currently an estimated $2 billion market, and it is projected to triple by 2025. Within this market, the 2016 Nike Air Mag is one of the rarest sneaker grails and we believe it will be further buoyed by the growth of the sneaker market.

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Pop Culture Reference: Michael J. Fox’s “Back to the Future” character, Marty McFly, is one of the most beloved characters from the 80s. To this day, rappers and other cultural icons name check Michael J. Fox’s iconic character. They were featured in Kanye West’s “Good Morning” and are a favorite among celebrity collectors including Kanye West and Kid Cudi.
Specifications
Brand	Nike
Asset	Air Mag ‘Auto-Lacing’ (“Back to the Future”)
Size	Men’s Size 11
Number in Series	#39 of 89 pairs released
Main Color	Grey
Colorway	Jetstream / White-Pl Blue
Silhouette	Air Max 2016
Condition	Mint
Designer	Tinker Hatfield
Release Date	October 4, 2016
Purchased From	Heritage Auctions
Purchased For	$30,000
Year Purchased	2019

The Sneaker
The Nike Air Mag is a limited edition shoe created by Nike that is a replica of a shoe from the “Back to the Future 2” movie featuring Michael J. Fox as Marty McFly. The shoe was introduced when McFly visits the year 2015, which, at the time, was around 30 years into the future. Featuring an electroluminescent out-sole, space age materials, and a rechargeable internal battery good for 3,000 hours, the Nike Air Mag was the first shoe that Nike ever designed for a movie. In 2018, the original Nike Air Mag prop sold for $92,100 on eBay.
Designer Tinker Hatfield created the concept of the shoe in 1989 featuring a “futuristic” design equipped with self-charging glowing lights in the midsole, heel and strap as well as an auto-lacing functionality. In 2011, a limited quantity of 1,500 pairs were auctioned on eBay with proceeds benefiting The Michael J. Fox Foundation for Parkinson’s disease research. In 2016, a limited quantity of 89 pairs were released with three featured in live auctions again to benefit the Michael J. Fox Foundation for Parkinson’s disease research. Our asset is #39 of the #89 released Nike Air Mag sneakers in 2016.
The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer

Tinker Hatfield is an American designer of Nike’s most popular athletic shoes. Born in Hillsboro, Oregon, he attended the University of Oregon, where he ran track for coach and Nike co-founder, Bill Bowerman. He earned his B.Arch. degree from the University of Oregon School of Architecture and joined Nike in 1981 as an architect before transitioning to shoe design in 1985. Some of his shoe designs include the Air Jordan 3 to the Air Jordan 15, the Air Jordan XX, XXIII and XXV, as well as the Nike Air Trainer, Air Max 1, and Infrared Air Max 90.
Market Assessment
We believe that the Series Drop 002 Asset occupies a unique space between the sneakers and collectibles market that will benefit from the growing $6 billion global sneaker resale market. Given its cultural significance as the famous self-lacing shoes in the 1989 Back to the Future 2 movie as well as its charitable history as an auction item for Michael J Fox’s Foundation for Parkinson’s Disease benefit, we believe that the shoes will remain a “grail” in the collectible sneakers universe. Specifically, we believe that the rarity, cultural relevance and condition of the Series Drop 002 Asset will continue to propel its desirability in the collectible sneaker market.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition.
Ownership and Pricing History
We purchased the sneakers through online auction via Heritage Auctions, an American multinational auction house based in Dallas, Texas. The auction house was founded in 1976 and is an auctioneer of numismatic collections, comics, fine art, books, luxury accessories, and memorabilia from film, music, history, and sports. The asset was a part of a special collaborative project and live pop up store at the Museum of Contemporary Art in Chicago. The sneakers were authenticated by the online reseller, StockX, and is considered deadstock, which means that it is unworn and in its original condition from the time of sale.
The Series Drop 003 Asset
Summary Overview
Series Drop 003 has purchased The Incredible Hulk #181 Comic Book (the “Series Drop 003 Asset”).
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Key Value Driver - First Appearance of Wolverine: The most valuable comic books in the world are valuable because they contain first appearances of key characters. The Series Drop 003 Asset comic features the first full appearance of the Wolverine, one of the most well-known comic book characters today.
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Graded Comic from Reputable Source: The Series Drop 003 comic is a 9.8 CGC-graded Hulk #181 (117 in the world), the highest available grade by Certified Guaranty Company, the world’s largest third-party grading service for comics, magazines, concert posters and related collectibles. The book is in mint / near mint condition with white / off-white pages. The book was purchased from Metropolis Collectibles, an independent comic book dealer.
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Bronze Age Grail: Hulk #181 is consistently ranked a top comic of the Bronze Age in comic book blogs, such as JustCollecting and ComiCache, and is universally acknowledged as a Bronze Age “grail.” Stan Lee’s recent passing has relaunched the cultural relevance of Bronze Age comics back into pop culture.
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Macro Trends: The comic book market is bolstered by continued superhero remakes. Disney’s acquisition of Twenty First Century Fox brings in unique opportunities for Fox characters like Wolverine and the X-Men to now be absorbed into the Marvel universe. Though there are no confirmations of upcoming Wolverine movies, the slate of upcoming Marvel remakes in the next two years will ensure exposure and relevance to major superhero characters like Wolverine and The Incredible Hulk.
Specifications
Title	The Incredible Hulk #181

Publisher	Marvel
Creation Date	November 10, 1974
Age	Bronze Age
CGC Grade	9.8
Page Color	Off-White / White
Key Issue	1st appearance of Wolverine
Purchased From	Metropolis Collectibles
Purchased For	$34,000
Year Purchased	2019

The Comic
The Series Drop 003 Asset is fully titled “The Incredible Hulk and now... the Wolverine!” and is considered by collectors to be Wolverine’s first true full appearance. The character appears briefly at the end of The Incredible Hulk #180, but does not have a full feature until issue #181. In the story, Wolverine jumps into the fight between the Hulk and the story’s antagonist, Wendigo. After a brief battle with the Hulk and Wendigo, Wolverine realizes that his Adamantium claws can’t hurt Hulk. Immediately, Wolverine takes his classic anti-hero stance and rationalizes “my enemy’s enemy, must be my friend” to fight off Wendigo instead.
The comic is from the Bronze Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1970 to 1985 that followed the Silver Age of comics from 1956 to 1975. The comic was scripted by Len Wein, who is an American comic book writer and editor best known for reviving Marvel Comics’ X-Men.
Market Assessment
We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Drop 003 Asset is positioned to benefit from this trend. As the first full appearance of Wolverine, The Incredible Hulk #181 is a key collector’s edition featuring two beloved Marvel characters, Wolverine and the Incredible Hulk. We believe that the Series Drop 003 Asset is a Bronze Age grail, especially at the 9.8 CGC grade, which is the highest available grade of this comic book in circulation. As the collectibles comic book market grows, we believe that the value of the Series Drop 003 Asset has the potential to grow as well. As of August 29, 2019, Hulk #181 was one of the top 5 most actively traded Bronze Age comics according to GoCollect.
Condition
The Series Drop 003 Asset is a 9.8 CGC-graded comic book with Universal label, which means it is in the near mint / mint condition. The highest grade of the book available is a 9.9 of which one copy exists in the world. There are 117 Universal-labeled 9.8 CGC-graded books of The Incredible Hulk #181. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership
We purchased the Series Drop 003 Asset from Metropolis Comics and Collectibles, an auction house based in New York.
The Series Drop 004 Asset
Summary Overview
Series Drop 004 has purchased a series of artist collaboration Supreme skate decks (the “Series Drop 004 Asset”).

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The Supreme brand: Supreme’s history of counterculture in skate, surf and hip-hop is intrinsic to the DNA of the term “streetwear.” According to Hypebeast and PWC’s joint streetwear report, Supreme was the #1 brand associated with streetwear (an estimated $309 billion industry) among approximately 41,000 respondents. As Vice sums it up, “[n]o other clothing brands command this kind of devotion.”
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Skate history: At its core, Supreme is a skate company and its skate decks have quickly become collector’s items not just for skaters, but for the art market for whom the limited-edition pieces represent unique and alternative works by major artists. In 2019, Sotheby’s auctioned off a full collection 248 sets of Supreme skate decks for $800,000 and Bonham’s sold a collection of 131 decks for $150,000.
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Brand collaborations: We believe that no brand has succeeded in channeling exclusivity, and social influence to generate demand as much as Supreme. Featuring countless collaborations, the brand has worked with KAWS, Louis Vuitton, and BAPE. As Vogue reports, “[b]rands that exist at the nexus of fashion and skateboarding — Palace, Supreme and Noah ...have the cultural clout once reserved solely for high-end luxury labels like Gucci, Saint Laurent and Fendi.”
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Artist collaborations: Our bundle includes collaborations with blue chip artists. Many of these artists’ works embrace Supreme’s anti-establishment and subversive sentiments.
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Condition: Each are original decks that range in excellent to pristine condition with a few still in original wrapping.
Specifications
Artist	Jeff Koons	Takashi Murakami	Cindy Sherman	Marilyn Minter	KAWS	George Condo
Artwork	“Monkey Train”	“BunBu-Kun, Ponchi-Kun and Shimon-Kun Skateboard Triptych”	“Grotesque Series”	“Untitled”	“Chum Decks”	“Untitled”
Size	32 x 8 inches (81.3 x 20.3 cm) (each)
Medium	Screen print on wood
Number of Decks	3	3	2	3	2	3
Creation Year	2006	2007	2017	2009	2001	2010
Purchased From	Guy Hepner	Guy Hepner	The RealReal	Artcurial	Heritage Auctions + Private Sale	Heritage Auctions
Purchased For	$5,000	$7,000	$325	$2,016	$19,000	$11,000
Year Purchased	2019

The Artists and Works
Jeff Koons

Jeff Koons (born York, Pennsylvania 1955) is an American artist known for working with popular culture subjects and his reproductions of banal objects, such as balloon animals produced in stainless steel with mirror-finish surfaces. With his stated intention to “communicate with the masses,” Koons uses his works to explore the meaning of art and spectacle in a media-saturated era. Since his first solo exhibition in 1980, his work has evolved from small-scale collections of toys and found objects to his now iconic monumental works, including huge balloon animals rendered in mirror-polished stainless steel.
The Jeff Koons Supreme skate deck contained in the Series Drop 004 Asset bundle features Koons’ “Monkey Train (2007).” These skate decks, produced by Supreme, display some of the artist’s most iconic subjects. Juxtaposing inflatable toy monkeys over historical images of industry and transport, Koons plays with ideas of pleasure, celebrity, commerce, and taste.
Takashi Murakami
Japanese artist Takashi Murakami (born Tokyo, Japan 1963) creates paintings, sculptures, and films that sit at the intersection of pop culture, history, and fine art. He is often categorized among other artists working in the tradition of Pop Art, such as Andy Warhol, Damien Hirst, and Jeff Koons. Murakami founded the “Superflat” movement, which draws from both historical and contemporary Japanese aesthetics. His work interrogates the perceived barrier between high culture, materialized through fine art, and mass consumerism. He has collaborated with brands, including Louis Vuitton, Supreme, COMME des GARÇONS, Kanye West and Billie Eilish. “I am looking for the crossing point between fine art and entertainment,” explained Murakami to the New York Times in 2001. The artist’s work has been the subject of numerous exhibitions around the world, including those held at the Mori Art Museum in Tokyo, Gagosian Gallery in London, the Guggenheim Museum in Bilbao, and the Versailles Palace.
The Takashi Murakami Supreme skate deck contained in the Series Drop 004 Asset bundle features Murakami’s signature pop art. The work is a prime representation of the artist's interest in Japanese printmaking and Pop art aesthetics.
Cindy Sherman
Cynthia Sherman (born Glen Ridge, New Jersey 1954) is an American photographer best known for her iconic portraits that depict women as imagined characters from film and other media. She is most well-known for her brand of uncanny self-portraiture “Untitled Film Stills” (1977-80), a series of 69 photographs of the artist herself enacting female clichés of 20th-century pop culture. However, despite seemingly overt feminist themes in her work, Sherman said in 1994: “I often don’t know what I’m going after until after it’s shot. It’s amusing how far someone can stretch my intentions and make a concept that fits their theories.” Later, in the 90s, Sherman moved to more grotesque imagery, like the mutilated mannequins of her “Sex Pictures” (1992).
The Cindy Sherman Supreme skate deck contained in the Series Drop 004 Asset bundle features Sherman’s art from her “Grotesque Series.” The first skate deck features an aqua and multicolor wood Supreme skate deck with Cindy Sherman’s “Untitled #175” graphic printed at its underside and the Supreme brand stamp at its surface. The second skate deck features a blue-green, black and multicolor print of Sherman’s “Untitled #181” on its reverse and the Supreme brand stamp at its surface. Both are from the Fall / Winter 2017 Supreme collection.
Marilyn Minter
Marilyn Minter (born Shreveport, Los Angeles 1948) is an American visual artist who is perhaps best known for her sensual paintings and photographs done in the photorealism style that blur the line between commercial and fine art. She has been the subject of numerous solo exhibitions, including the San Francisco Museum of Modern Art in 2005, the Center for Contemporary Art, Cincinnati, OH in 2009, La Conservera, Centro de Arte Contemporáneo, Ceutí/Murcia, Spain in 2009, the Museum of Contemporary Art, Cleveland, OH in 2010, the Deichtorhallen in Hamburg, Germany in 2011, and the Contemporary Arts Museum Houston to the Brooklyn Museum between 2015 and 2016.

The Marilyn Minter Supreme skate decks contained in the Series Drop 004 Asset bundle features Minter’s art from her “Grotesque Series.” The featured photographs on these skate decks include close-ups of the photographs, “Split” (2003), “Solaris” (2011) and “Shitkicker” (2006).
KAWS
Brian Donnelly (born 1974), known professionally as Kaws (stylized as KAWS), is an American artist and designer who primarily works in painting, sculpture, and editioned works. Kaws invented a cast of cartoon characters, some of which are his own creations while others are appropriations of popular characters such as Spongebob Square Pants or Snoopy, which he uses across his paintings and sculptural works. While his work regularly sells at auction for millions of dollars, Kaws’ career began as a graffiti artist in the 1990s. His images were seen plastered across bus stops, phone booths, and billboards in New York City. In 1996, Kaws obtained his BFA from the School of Visual Arts, New York. The established art world took notice of Kaws’ work when Perrotin Gallery, a blue-chip international gallery, started representing Kaws in 2008. Kaws has a prominent place in pop culture as he has over 2.1 million Instagram followers and 1 million hashtags. He is regularly featured on websites such as Hypebeast and Highsnobiety, and his collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swiss Beatz. His collaborations include working with Bathing Ape, Supreme, Kanye West, and Nike. His solo exhibitions include KAWS: WHERE THE END STARTS at the Modern Art Museum of Fort Worth and at the Yuz Museum, Shanghai. In February 2021, Kaws is opening a retrospective at the Brooklyn Museum.
The KAWS Supreme skate decks contained in Series Drop 004 Asset bundle features Kaw’s custom Companion chum artwork in Supreme’s red and black colorway. In 2001, Supreme released just 150 sets.
George Condo
George Condo (born 1957) is an American artist working in the mediums of painting, drawing, sculpture and printmaking. His characters are known for their unique and often macabre, fractured, and disturbing imagery and portraits. He calls his surrealistic style “psychological cubism” and “artificial realism,” and has stylistic impressions of Pablo Picasso and Willem de Kooning. Today, his paintings are held in the collections of The Museum of Modern Art in New York, the Rubell Family Collection in Miami, and the National Gallery of Art in Washington, D.C., among others.
The George Condo Supreme skate decks contained in Series Drop 004 Asset bundle features Condo’s characteristic surrealistic and fractured figures.
Condition
The decks are in excellent to pristine condition.
Ownership and Pricing History
The Jeff Koons, KAWS (Red), and Takashi Murakami decks were purchased from Guy Hepner, a gallery in New York that focuses on works by Andy Warhol, Alec Monopoly, Jeff Koons, Damien Hirst, Roy Lichtenstein, Keith Haring, Retna and Tyler Shields. Guy Hepner sold the decks to our manager on behalf of a private collector who purchased the decks from Supreme. The Cindy Sherman decks were purchased from The RealReal, an online reseller that sells authenticated luxury consignment goods. The KAWS (Black) deck was purchased from a private collector and the KAWS (Red) deck from Guy Hepner. The Marilyn Minter decks were purchased via auction from the “Don’t Believe the Hype” auction on May 7, 2019 hosted by Artcurial, an auction house based in Paris. The George Condo decks were purchased from Heritage Auctions, an auctioneer of numismatic collections, comics, fine art, books, luxury accessories, and memorabilia from film, music, history, and sports.
Market Assessment

We believe that the streetwear market will continue to grow, buoyed by increasing collaborations with luxury brands and artists. We believe that the Supreme brand will maintain its status as a coveted streetwear brand and that skate decks will remain core to the Supreme identity. The Series Drop 004 Asset maintains a unique position in art, collectibles, streetwear, and luxury that we believe will continue to benefit from the growth of the overall streetwear industry.
The Series Drop 005 Asset
Summary Overview
Series Drop 005 has purchased one painting produced a part of a collaboration between Takashi Murakami and Virgil Abloh, DOB and Arrows: Patchwork Skulls (the “Series Drop 005 Asset”).
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Betting on Virgil Abloh:  While the designer is now iconic in the fashion industry, his career in contemporary art is still nascent. The Chief Curator of the MCA Chicago, Michael Darling, took notice of Virgil Abloh’s work as early as 2016, saying that “the public needed to know more about this artist and why he is important.” Virgil Abloh was subject of a retrospective at the MCA Chicago in June 2019, which will then travel to the Brooklyn Museum, Brooklyn, the Institute of Contemporary Art, Boston, and the High Museum of Art, Atlanta.
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Cultural influence and collaboration: Both Virgil Abloh and Takashi Murakami have been included in Time 100, which names the world’s most influential people. Artnet cited Murakami as one of the most influential contemporary artists to emerge from Asia in recent decades, and Virgil Abloh is the current Artistic Director of Louis Vuitton’s menswear Collection and Founder of the Lyst Index’s hottest brand of the year, Off-White. The work came from a limited collaboration that took place over three exhibitions at Gagosian gallery. According to Artnews, Drake purchased a work from the collaboration.
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Primary market purchase from a reputed gallery: We purchased this work from Gagosian, which is considered the largest blue-chip contemporary art gallery. Gagosian also represents Jeff Koons, the Estate of Andy Warhol, and Damien Hirst. Buying directly on the primary market enabled us to get a 10% discount on the purchase price. According to an article published in the Yale Law Journal, works on the primary market are “often sold at a discount and are more likely to appreciate on a shorter time horizon.”
Specifications
Artist	Takashi Murakami and Virgil Abloh
Artwork	DOB and Arrows: Patchwork Skulls
Size	34 x 23 x 2 in
Medium	Acrylic on canvas mounted on an aluminum frame
Creation Year	2018
Purchased From	Gagosian Gallery
Purchased For	$90,000
Year Purchased	2019

Virgil Abloh
American fashion designer and artist Virgil Abloh (born 1980) represents a critical voice in fashion and pop culture today. He is the Artistic Director of Louis Vuitton’s Menswear and CEO & Founder of Lyst Index’s hottest brand of the year, Off-White. Abloh came to prominence as Kanye West’s Creative Director. He has been included in Time 100 as among one of the most influential people in the world. While a fashion designer by training, Virgil is still developing as a contemporary artist as he is the subject of the exhibition, Figures of Speech, at the Museum of Contemporary Art in Chicago in June - September 2019. Figures of Speech will travel to the Brooklyn Museum, Brooklyn, Institute of Contemporary Art, Boston, and the High Museum of Art, Atlanta.

Takashi Murakami
Japanese artist Takashi Murakami (born 1963) creates paintings, sculptures, and films that sit at the intersection of pop culture, history, and fine art. He is often categorized among other artists working in the tradition of Pop Art, such as Andy Warhol, Damien Hirst, and Jeff Koons. Murakami founded the “Superflat” movement, which draws from both historical and contemporary Japanese aesthetics. Artnet cited Murakami as one of the most influential contemporary artists to emerge from Asia in recent decades, and he has been included in Time 100 as one of the most influential people in the world. His work interrogates the perceived barrier between high culture, materialized through fine art, and mass consumerism. He has collaborated with brands, including Louis Vuitton, Supreme, COMME des GARÇONS, Kanye West and Billie Eilish. “I am looking for the crossing point between fine art and entertainment,” explained Murakami to the New York Times in 2001. The artist’s work has been the subject of numerous exhibitions around the world, including those held at the Mori Art Museum in Tokyo, Gagosian Gallery in London, the Guggenheim Museum in Bilbao, and the Versailles Palace.
The Painting
The work, DOB and Arrow: Patchwork Skulls, was purchased from a limited collaboration between Takashi Murakami and Virgil Abloh that took place over three exhibitions presented at Gagosian Gallery. This work was purchased from the America Too exhibition at Gagosian Gallery in Beverly Hills, from October 10 - 25, 2018. According to Artnews, Drake purchased a work from the exhibition. The work combines both of their signature aesthetics, fusing Takashi Murakami’s ornate skull pattern and recognizable DOB character with Virgil Abloh’s minimal aesthetic. The background, a condensed skull pattern, is a widely repeated motif throughout Murakami’s work. Abloh’s crisp double-arrow sign, also the logo of his fashion label Off-White, cuts through the foreground of the canvas, creating depth on an otherwise flat plane. Murakami’s iconic riff on Mickey Mouse, his DOB character, peeks out from behind the double-arrow.
Market Assessment
Buying directly on the primary market enabled us to get a 10% discount on the purchase price. According to an article published in the Yale Law Journal, works on the primary market are “often sold at a discount and are more likely to appreciate on a shorter time horizon.”
Condition Report
According to a condition report prepared by Philippine du Merac of Gagosian Gallery on April 19, 2019, the work appears to be in good condition with Takashi Murakami’s signature visible on the back.
Ownership
We purchased the painting from Gagosian Gallery, who represents Takashi Murakami. The painting was shown as part of the America Too exhibition at Gagosian Gallery’s Beverly Hills location. Gagosian Gallery is currently the largest international art gallery with 16 locations globally. They represent mid-career and established artists of international recognition with a focus on contemporary art.
The Series Drop 008 Asset
Summary Overview
Series Drop 008 has purchased three series of 2019 paintings by Fnnch, Greatest Hits, La Croix, and Sneaker Grails (the “Series Drop 008 Asset”).
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Cultural significance: Similar to Banksy, Fnnch is anonymous and doesn’t sell through galleries. He is cutting out traditional art world hierarchies to bring his work directly to his fans through social media and public works. His large-scale murals can be found across the world, including San Francisco, New York, Miami, Chicago, and St. Louis.

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Macro tailwinds: Leon Benrimon, Director of Modern and Contemporary Art at Heritage Auctions, says that Urban Art is their fastest growing category. In a quote to us, he said “I don’t think this is unique to Heritage. The growth in the auction is directly related to the supply and demand for these artworks and objects. This is the most important social currency and art production of our generation.” Recent attention is fueled by the record breaking headlines of street artists such as Basquiat, Shepard Fairey, Bansky, Keith Haring and Kaws, who rank among the top 5 most frequently sold contemporary artists in the world, according to Artprice.
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Power of social media: Tina Ziegler, Director of the first fair dedicated to urban art, acknowledged social media’s impact on the street art market, claiming “Instagram made this market.” According to the 2019 Hiscox-Online-Art-Trade, “Instagram could be a real game-changer, as it allows artists to build a large fan base (and potential collector base) outside the structures of the traditional art market.” With over 64,000 Instagram followers, Fnnch has built his market through social media.
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Gaining traction: Recent events, which we view as positive indicators, contribute to why we chose to work with Fnnch. Two recent shows sold out on opening night, and a crowdfunding campaign for his burning man installation exceeded its funding goal within the first week.
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Unique works: We work directly with Fnnch, allowing us to commission one of a kind works: three LaCroix works, a set of 12 honey bears, and three sneaker works. The Washington Post referred to Fnnch’s LaCroix cans as Warhol’s “soup cans for millennials.” The honey bear is Fnnch’s most recognizable motif, and has been the subject of several of his large-scale mural. We chose to commission the sneaker works because of their cultural alignment with millennials.
Specifications
Artist	Fnnch
Artwork	La Croix Cans, Greatest Hits, and Sneaker Grails
Size	La Croix Cans: 3.3’ x 5’, Greatest Hits: 12’ x 8’, Sneaker Grails: 4’ x 6’ per each work (3 total)
Medium	Spray paint on plywood
Creation Year	2019
Purchased From	Fnnch
Purchased For	$35,000
Year Purchased	2019

The Paintings
We worked directly with Fnnch to commission three one-of-kind works: the Greatest Hits, the La Croix Cans, and the Sneaker Grails. All of the works display commonly repeated motifs used across his diverse body of work. The Greatest Hits work is comprised of 12 honey bears, which is arguably his most-recognized image. The honey bear has been the subject of several large-scale murals, including in St. Louis and San Francisco. The honey bear was also featured in his sticker project, where he plastered hundreds of honey bears stickers across San Francisco to protest the criminalization of street art. Secondly, we chose to commission the La Croix works, because it has been referred to as the “it” brand of the young urban millennial professionals. Fnnch received coverage for his La Croix works when the Washington Post referred to them as Warhol’s “soup cans for millennials.” Finally, we chose to commission the Sneaker Grails because of their cultural alignment with millennials. According to Business Insider, luxury and streetwear brand sneakers are now the new status symbol among millennials.
The Artist

Fnnch (stylized fnnch), is a street artist and fine artist based in San Francisco, CA. He started making street art because he wanted everyday citizens to have more interactions with art. His large-scale murals can be found across the world, including San Francisco, New York, Miami, Chicago, and St. Louis. Using bright colors and flat aesthetics, he works in the tradition of Pop Art and employs stenciling techniques to create his compositions. His work re-appropriate certain themes such as honey bears, lips, ducks, dogs, and La Croix cans. Similar to Banksy, Fnnch is anonymous and doesn’t sell through galleries. He is cutting out traditional art world hierarchies to bring his work directly to his fans through social media and public works.
Market Assessment
Leon Benrimon, Director of Modern and Contemporary Art at Heritage Auctions, says that Urban Art is their fastest growing category. In a quote to us, he said “I don’t think this is unique to Heritage. The growth in the auction is directly related to the supply and demand for these artworks and objects. This is the most important social currency and art production of our generation.” Recent attention is fueled by the record breaking headlines of street artists such as Basquiat, Shepard Fairey, Bansky, Keith Haring and Kaws, who rank among the top 5 most frequently sold contemporary artists in the world, according to Artprice.
Tina Ziegler, Director of the first fair dedicated to urban art, acknowledged social media’s impact on the street art market, claiming “Instagram made this market.” According to the 2019 Hiscox-Online-Art-Trade, “Instagram could be a real game-changer, as it allows artists to build a large fan base (and potential collector base) outside the structures of the traditional art market.” With over 64k Instagram followers, Fnnch has built his market through social media.
Condition Report
We commissioned this work from the artist. The works have never been exhibited before and are in excellent condition.
Ownership
We purchased the painting from the artist directly in June 2019. Its provenance prior to this and prior pricing history is unknown.
The Series Drop 009 Asset
Summary Overview
Series Drop 009 has purchased one painting by contemporary artist, Kaws, titled Gone and Beyond (the “Series Drop 009 Asset”).
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Rewriting the norm: Kaws flipped the script - instead of waiting for the art world to take notice, he developed a massive online following that then translated to market success. As Christie’s noted, “Kaws success on social media has been a big factor in his surge to the forefront of the contemporary art world.” With over 2.1 million Instagram followers and 1 million hashtags, Kaws has more Instagram hashtags than Jeff Koons, Damien Hirst, Jean-Michel Basquiat, and Andy Warhol.
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Record momentum: Artnet reported, “the steady burn that had characterized Kaws’ market for the past decade transformed into a full-blown inferno.” Auction demand spiked in April 2019 in Hong Kong when he broke his high-selling record. The Kaws Album sold for $14.7 million, 14 times the initial auction estimates.
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Powerful collectors: According to Artnet, “Kaws has been promoted by some of the most powerful figures in the art world: namely, Alberto Mugrabi, whose family owns the world’s largest private collection of work by Andy Warhol.” His celebrity collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swizz Beatz.

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Millennial traction: Bloomberg reported high demand for Kaws’ work from wealthy millennials, particularly in Asia. In a recent Sotheby’s auction in Hong Kong, “millennials in hoodies” spent $28 million on art. Millennials currently represent the fastest growing collector segment, according to a survey by US Trust, and have two differences compared to prior generations - they are 2 times more likely to view art as a financial asset, and rely heavily on social media to discover artists and influence purchasing. Kaws is well-positioned to benefit from this demographic shift.
Specifications
Artist	Kaws
Artwork	Gone and Beyond
Size	40 in.
Medium	Acrylic on canvas
Creation Year	2012
Purchased From	Perrotin Gallery
Purchased For	$310,000
Year Purchased	2019

The Artist
Brian Donnelly (American, born 1974), known professionally as Kaws (stylized as KAWS), is an artist and designer who primarily works in painting, sculpture, and editioned works. Kaws invented a cast of cartoon characters, some of which are his own creations while others are appropriations of popular characters such as Spongebob Square Pants or Snoopy, which he uses across his paintings and sculptural works. While his work regularly sells at auction for millions of dollars, Kaws’ career began as a graffiti artist in the 1990s. His images were seen plastered across bus stops, phone booths, and billboards in New York City. Kaws flipped the script - instead of waiting for the art world to take notice, he developed a massive online following that then translated to market success. As Christie’s noted, “Kaws success on social media has been a big factor in his surge to the forefront of the contemporary art world.” With over 2.1 million Instagram followers and 1 million hashtags, Kaws has more Instagram hashtags than Jeff Koons, Damien Hirst, Jean-Michel Basquiat, and Andy Warhol.
The established art world took notice of Kaws’ work when Perrotin Gallery, a blue-chip international gallery, started representing Kaws in 2008. According to Artnet, “Kaws has been promoted by some of the most powerful figures in the art world: namely, Alberto Mugrabi, whose family owns the world’s largest private collection of work by Andy Warhol.” His celebrity collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swizz Beatz.
Kaws is regularly featured on websites such as Hypebeast, and Highsnobiety, and his collectors include Travis Scott, Kylie Jenner, Pharrell Williams, and Swiss Beatz. His collaborations include working with Bathing Ape, Supreme, Kanye West, and Nike. His solo exhibitions include KAWS: WHERE THE END STARTS at the Modern Art Museum of Fort Worth and at the Yuz Museum, Shanghai. In February 2021, Kaws is opening a retrospective at the Brooklyn Museum.
The Painting

Kaws made Gone and Beyond, a round acrylic painting featuring a cropped figure, in 2012. The work was produced a part of a series of 27 round paintings, first displayed in the Kaws: Down Time exhibition at the High Museum of Art, Atlanta, in 2012. Together, the series of round paintings, also known as tondos, suggest a montage of images that depict moments of action or extreme emotion shown in close-up. The cropped angle of the painting abstracts the subject from viewer, as if the works are framed by a keyhole. A tondo is a Renaissance term for a circular form of art. A tondo painting usually displays a full scene or narrative image. By cropping the composition and only giving viewers a fraction of the entire scene, Kaws subverts the traditional tondo. The grid of round canvases reference the Benday dot pattern popularized by American Pop art, and artists such as Roy Lichtenstein and Andy Warhol throughout the 1950s and 1960s. Kaws produced his first tondo painting in 2010, which has since become a repeated theme in his work. Gone and Beyond features the recognizable cropped aesthetic along with his signature use of bright neon colors.
Market Assessment
In 2018-2019, Kaws received media attention for his record breaking auction results. Artnet reported, “the steady burn that had characterized Kaws’ market for the past decade transformed into a full-blown inferno.” Auction demand spiked in April 2019 in Hong Kong when he broke his high-selling record. The Kaws Album sold for $14.7 million, 14 tines the initial auction estimates. Bloomberg reported high demand for Kaws’ work from wealthy millennials, particularly in Asia. In a recent Sotheby’s auction in Hong Kong, “millennials in hoodies” spent $28 million on art.
His market is supported by promising macro-trends. Millennials currently represent the fastest growing collector segment, according to a survey by US Trust, and have two differences compared to prior generations – they are 2 times more likely to view art as a financial asset, and rely heavily on social media to discover artists and influence purchasing. Kaws is well-positioned to benefit from this demographic shift as he has largely built his market through his large social media following.
Condition Report
According to a condition report prepared by Ringo Cheung on behalf of Perrotin Gallery on April 23, 2019, the work was in perfect condition at the time of examination in Hong Kong.
Ownership
We purchased the painting from Perrotin Gallery, who formerly represented Kaws. Before Perrotin, the painting was owned by a private collector in Asia, who previously acquired the work from Perrotin Gallery. In 2012, the painting was shown a part of the Kaws: Down Time exhibition at the High Museum of Art, Atlanta, GA.
The Series Drop 010 Asset
Summary Overview
Series Drop 010 has purchased a collection of 5 Nike SB Dunks sneakers, curated by Jeff Staple (which we collectively refer to as the Series Drop 010 Asset).
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Curated by Jeff Staple: The sneakers in Series Drop 010 were curated by Jeff Staple, who has been referred to as one of the founding fathers of streetwear and is an influential figure in the sneaker community. He is best known for designing the Nike SB Low Staple “NYC Pigeon” sneaker, whose release represented the “tipping point of sneaker culture” with an unprecedented level of demand that led to a riot.
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Cultural Relevance: SB dunks kickstarted sneaker culture - Highsnobiety notes that “SB hype saw the arrival of endless lines and campouts outside stores, sneaker magazines, sneaker-related apparel brands, sneaker consignment stores, online sneaker stores, sneaker swap-meets, sneaker conventions, sneaker lace companies, specific sneaker cleaning products, and in the case of Jeff Staple’s SB Dunk “Pigeon” release in New York in 2005, full-on sneaker riots.”

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Scarcity: The sneakers in Series Drop 010 are relatively scarce - for instance, only 150 pairs of the Pigeons and 300 pairs of the What the Dunk sneakers were believed to be made. Additionally, unlike a lot of other Nike models, the sneakers in Series Drop 010 are designs that have not been restocked after their initial release in the early 2000s, which reinforces their scarcity.
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Condition: All the sneakers in Series Drop 010 are deadstock (never worn) and come with their original boxes. Given the limited quantities of some of the sneakers in Series Drop 010, finding pairs in deadstock condition for sale is a rarity.
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Resurgence of SB Dunks: In the last few years, SB Dunks have seen a resurgence in popularity. This renewed hype comes as the result of admiration by today’s biggest celebrities, especially Travis Scott, who consistently flaunts his rare SB Dunks on social media. Nike has also helped fuel this momentum by pushing out new collaborations, such as the Supreme and Off White collaborations.
Specifications
Brand	Nike	Nike	Nike	Nike	Nike
Asset	Nike Dunk SB Low Staple “NYC Pigeon”	Nike Dunk SB Low Heineken	Nike SB What The Dunk	Nike Dunk SB Low Pro Raygun	Nike Dunk SB Low Bison
Size	Men’s Size 8.5	Men’s Size 8.5	Men’s Size 7.5	Men’s Size 9.5	Men’s Size 10.5
Colorway	Medium Grey / White - Dark Grey	Classic Green / Black - White - Red	White / College Blue - Chrome - Deep Red	Orange Flash / Black - Black	Dark Cinder / Bison / Sport Red
Condition	Deadstock with Box	Deadstock with Box	Deadstock with Box	Deadstock with Box	Deadstock with Box
Designer	Jeff Staple		James Arizumi
Release Date	February 22, 2005	March 05, 2003	October 01, 2007	February 01, 2005	March 01, 2003
Purchased From	Project Blitz	Project Blitz	Project Blitz	Project Blitz	Project Blitz
Purchased For	$16,000	$1,700	$5,000	$700	$600
Year Purchased	2019	2019	2019	2019	2019

The Sneakers
Nike Dunk SB Low Staple “NYC Pigeon”
The story of the Staple Pigeon begins in 2005 with Nike SB celebrating the twentieth anniversary of the Dunk, the classic shoe originally designed for college basketball programs across the US. They reached out to Jeff Staple, who had already worked with the iconic brand on a number of sneakers, to represent NYC on a piece of footwear. He knew that nothing represented the persona of a New Yorker more accurately than a pigeon - the city’s unflinching survivalists who don’t move out of the way for anyone. A few days before the February 22, 2005 release date, Staple posted a drop date on their website, with the actual date obscured by pigeon droppings. Early sneakerheads formed a line outside Staple’s Reed Space store, not knowing if they had to wait a day, a week, or anything more than that. By the time of the release, the crowd had grown dangerously large, despite the fact that only 30 of a total 150 pairs were being offered at the store. Riots began to break out, with kids being escorted straight into cabs after they bought the shoes. The scene drew in news cameras and the Pigeon’s release has been referred to as the “tipping point of sneaker culture.”
Nike Dunk SB Low Heineken

Released in 2003, this sneaker was nicknamed after the famous Dutch beer company despite the fact that it was not an official licensed product from Heineken. The shoes were a hit amongst Nike SB fans, but not with Heineken, which issued a cease-and-desist order. This legal trouble forced Nike to halt production and pull the product from shelves, causing a supply shock that helped make the sneakers more valuable. The design features a base created from a combination of green and white and a black swoosh. Red appears on the laces and the branding on the tongue and heel, which is similar to the Heineken label.
Nike SB What The Dunk
Created from 31 different Nike SB Dunks, the sneakers contain pieces of the Cali’s, the Luckies and Unluckies, the Pigeons, the Shanghai 1 and 2’s, the Jedi’s, the Supreme Hi’s and Lows, the Medicoms, the Bucks, the Huf’s, the Denims, the Hemps and the Avengers. The neon green lining on the left shoe is an ode to the “eBay Dunk,” which is viewed by many as the rarest Nike SB sneaker ever made. Designed by James Arizumi, approximately 300 pairs were released October 1, 2007 in anticipation of “Nothing But The Truth,” Nike’s first ever feature length skate film. The shoe popularized the idea of loud, bright sneakers that are made to stand out and helped bridge the gap between high fashion and functional footwear.
Nike Dunk SB Low Pro Raygun
The February 2005 release of the Dunk SB Low Pro “Raygun” was inspired by one of Nike’s most legendary basketball campaigns, the Roswell Rayguns. The Rayguns were a fictional basketball team from the pre-NBA days that included Vince Carter, Paul Pierce and other NBA superstars. Not following traditional team colorways, the “Home” edition boasts black paneling as opposed to the white hue seen on the “Away” pair. Since the release of these sneakers thirteen years ago, the Raygun logo has been used sparingly.
Nike Dunk SB Low Bison
Released in March 2003, the Nike Dunk SB Low Bison is the only colorway from Nike’s Silver Box era to feature an all-suede build. The sneakers, which have also been nicknamed “Red Toes,” showcase a relatively simple palette, with different shades of brown appearing on the heel, quarter panel, swoosh and toe box. These dark colors provide a contrast to the bright red that wraps around the toe, giving these sneakers a recognizable look.
The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing, and worldwide marketing and sales of footwear, apparel, equipment, accessories, and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Curator
Born in New Jersey in 1975, Jeff Ng aka “Jeff Staple” is widely considered to be one of the founding fathers of modern sneaker culture. Eight years after the creation of his label STAPLE in 1997, Jeff caught his big break when Nike called on him to create a commemorative sneaker that would represent New York. The iconic release of the Staple Pigeon Dunk SD was met with unprecedented demand and exposed not only his label, but sneakerhead culture as a whole to the masses.

Two decades later, he continues to shape sneaker culture through a variety of mediums. He continues to lead Staple Design Studio and has collaborated with brands across a variety of industries such as Adidas, Burton, ESPN, HBO, Kia Motors and many more. He also founded a now globally respected streetwear brand called STAPLE that uses the infamous “Pigeon” logo as its mascot. He’s expanded his retail presence beyond 2002 creation REED SPACE by partnering with the TGS Group on Crusoe and Sons, Extra Butter, Renarts, & Rooted and overseeing US Creative Operations for Hypebeast’s retail banner HBX NY.
He also influences sneaker culture as the host of Hypebeast’s popular podcast “The Business of HYPE” where he interviews streetwear entrepreneurs about the business decisions, trials and tribulations that led to their success.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.
The SB dunks are notable for kickstarting sneaker culture, with an ecosystem of buyers, sellers, and resources forming as around their release in the early 2000s. In the last few years, SB Dunks have seen a resurgence in popularity. This renewed hype comes as the result of admiration by today’s biggest celebrities, especially Travis Scott, who consistently flaunt rare SB Dunks on social media. Nike has also helped fuel this momentum by pushing out new collaborations, such as the Supreme and Off White collaborations.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition with their original boxes. We purchased these sneakers from Project Blitz, a well-known sneaker retailer, who believes the sneakers to be authentic. In addition, we had the sneakers inspected by Sean Conway, Sneaker & Streetwear Valuation Manager at The RealReal, to serve as an additional third-party opinion on their authenticity. He certifies that to the best of his knowledge, these sneakers are all authentic.
Ownership and Pricing History
We purchased the sneakers from Project Blitz, a well-known sneaker retailer. The specific pricing history of these pairs are unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.
The Series Gallery Drop 011 Asset
Summary Overview
Series Gallery Drop 011 has purchased a 2019 painting by Shelby and Sandy (the “Series Gallery Drop 011 Asset”).
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Cultural significance: Shelby and Sandy’s art derives much of its cultural significance from the subjects it depicts. From fictional mass-murderer Freddy Krueger to Japanese icon Hello Kitty, the artists’ focus on depicting widely celebrated icons from the 1990’s and early  2000’s. The artists’ have also created paintings for various celebrities, including David Dobrik, Zac Efron, Nick Cannon, Sean Kingston, Bradley Cooper, Lucy Hale, Edgar Ramirez and Josh Peck and collaborated with organizations such as Westfield Century City, Children’s Hospital of Orange County and Under Armour.
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Leveraging social media: Recognizing the power of social media, Shelby and Sandy focus on making their artistic process as interactive as possible. Often times the duo will record themselves during the process of creation in an attempt to actively involve their 437,000 Instagram followers. Works often depict 1990’s cartoon characters and other popular culture references that are particularly appealing to art collectors between the ages of 18-34.

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Growing following: Shelby and Sandy’s social media following, which has nearly doubled since October 2018, is just one example of how the duo is building momentum. Their social media presence, which includes 60 Instagram posts in 2019, is likewise becoming more sophisticated as they begin to experiment with optical illusions and performative art.
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Unique works: The artistic duo creates the majority of their work from commissions, meaning each work is custom tailored to the requests of the client. However, despite the unique qualities of each work, Shelby and Sandy often rely upon similar artistic techniques, recurring motifs and favored colors to give their artistic portfolio a sense of unity.
Specifications
Artists	Shelby and Sandy
Artwork	Basketball painting by Shelby and Sandy
Size	4.5 x 6.5 ft
Medium	Acrylic on canvas
Creation Year	2019
Purchased From	Shelby and Sandy
Purchased For	$23,000
Year Purchased	2019

The Painting
We worked with Shelby and Sandy to commission a unique acrylic-on-canvas painting. The work focuses on the cultural importance of basketball in American culture - the figure in the work is the iconic professional athlete, Michael Jordan. Shelby and Sandy often focus on sports as a theme as they have previously partnered with the NFL to paint football themed canvases and have produced portraits of other sports stars such as Tiger Woods. The work is completed in Shelby & Sandy’s signature Pop-infused aesthetic.
The Artists
Shelby and Sandy are two Irvine-born, Los Angeles-based brothers who began formally collaborating around 2003. Their artwork is most accurately summarized as contemporary pop art, however elements of minimalism, surrealism and lowbrow complicate their visual aesthetic and create a unique digital feel. Recurring motifs in their artwork include 1990’s cartoon characters, athletes, clouds, pirates and other popular culture references that they loved as kids. Their creation process involves mapping out each block of color, blending acrylic paint shades, applying bright colors in between bold lines and finishing with a clear coat to create a printed feel, as if the painting was created by a computer. The LA studio that the brothers utilize for creative endeavors accurately represents the lighthearted, nostalgic aura of their artwork. Irvine-Weekly columnist Evan Senn describes the space as a “world of possibilities, creativity, and fun ... straddling the boundaries of serious work and playful experimentation.” The brothers’ cheerful simplicity can likewise be extracted from the way they describe themselves both on their website and in their studio: “Shelby and Sandy are nice.” The playful, nostalgic energy of their artwork has garnered the attention of 437,000 Instagram followers and generated commissions from celebrities such as David Dobrik, Zac Efron, Nick Cannon, Sean Kingston, Bradley Cooper, Lucy Hale, Edgar Ramirez and Josh Peck.
Market Assessment

Shelby and Sandy’s utilization of Instagram as their primary means of marketing has positioned the duo to benefit from the movement of art buyers onto the social media platform. The 2019 Hiscox Online Art Trade Report indicates that 80% of art buyers use Instagram to discover new artists, making it the art world’s favored social media platform. The report likewise indicates that 79% of art buyers use Instagram to follow and keep up-to-date with artists with which they are already familiar, and 75% of art buyers use Instagram to see what is popular and trending or to find art to purchase. Art galleries are also among those utilizing social media as a marketing tool, with 54% of them indicating that Instagram is the most effective social media platform in terms of selling and generating direct sales leads.
Condition Report
We commissioned this work from the artists themselves. The work has never been exhibited before and is in excellent condition.
Ownership
We purchased the painting from the artists directly.
The Series Gallery Drop 012 Asset
Summary Overview
Series Gallery Drop 012 has purchased one neon work by Tracey Emin, Love Is What You Want (the “Series Gallery Drop 012 Asset”).
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Cultural influence:  Artsy writes that Emin’s work is “both deeply personal but instantly recognizable—yet despite its confessional nature, it has become a signifier for a certain kind of luxury consumerism.” Emin’s eye catching neon aesthetic is appealing to millennials and celebrity collectors—Kylie Jenner, Kendall Jenner, Beyonce and P Diddy are collectors of her work.
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Attention on female artists: While the blue-chip category tends to be dominated by male artists, the art market has begun to demand diversity and recognize female artists for their accomplishments. According to an article by Art Agency Partners, “like any overlooked area of the market, art by women artists represents an opportunity.”
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Demand: According to data compiled by Artsy, which examined the most in-demand artists at art fairs in the first half of 2019, Tracey Emin was the 14th most in-demand blue-chip artists, and was one of only three women included in the top 30. Additionally, Emin’s auction data shows a 94% sell-through rate, 223% realized price over estimate, and $77,670 average sale price in the past 12 months, an uptick relative to her all-time average of $44,000.
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Recent show: Emin’s recent show A Fortnight of Tears in early 2019 at White Cube Bermondsey, London reignited the public adoration of her work as she displayed new raw emotion of recent personal pains with overt feminist overtones. The exhibition was her first London show in four years after a sabbatical and retreat from the public eye.
Specifications
Artist	Tracey Emin
Artwork	Love Is What You Want
Size	52 3/8 x 58 11/16 in.
Medium	Neon
Creation Year	2011
Purchased From	Sotheby’s, Private Sale
Purchased For	$140,000

Year Purchased	2019

The Artist
British artist Tracey Emin (born 1963) creates sculptures, paintings, and drawings that are deeply personal and narrative. She is noted as a prominent figure of the Young British Artists (YBAs), alongside peers such as Damien Hirst and Sarah Lucas. Emin rose to fame with her notorious and deeply confessional sculpture, My Bed, which was first displayed at the Tate Gallery. Artsy writes that Emin’s work is “both deeply personal but instantly recognizable—yet despite its confessional nature, it has become a signifier for a certain kind of luxury consumerism.” Emin’s celebrity collectors include Sir Elton John, the Beckhams, and Kylie Jenner, among others. Her work has been the focus of exhibitions around the world, including at the Musée d’Orsay in Paris, the Leopold Museum in Vienna, Gagosian Gallery in Los Angeles, the Museum of Contemporary Art in Miami, and the Scottish National Gallery of Modern Art in Edinburgh. She opened several solo exhibitions in 2020, including that at the Munch Museum and a permanent public commission at Oslo’s Museum Island.
The Work
The work, Love Is What You Want, is a limited edition neon, a form that she first pioneered in 1995. Emin’s use of neon is inspired by her childhood memories of the neon illuminations in the English seaside town of Margate where she grew up. The work features the phrase “Love Is What You Want” in pink neon, inscribed in her signature cursive script and framed by a neon heart. The featured phrase was also the title of her retrospective show at the Hayward Gallery in London in 2011. In 2013, a retrospective of Emin’s neon work at MOCA in North Miami, demonstrated the central importance neon holds in her practice.
Market Assessment
Emin’s auction data shows a 94% sell-through rate, 223% realized price over estimate, and $77,670 average sale price in the past 12 months, an uptick relative to her all-time average of $44,000, according to CollectorIQ.
Condition Report
The work was inspected by our art advisors, Art Agency Partners, before the time of purchase, who noted its good condition.
Ownership
We purchased the work through a private sale with Sotheby’s. It was previously owned by a private collector.
The Series Gallery Drop 013 Asset
Summary Overview
Series Gallery Drop 013 has purchased a unique sculpture by Daniel Arsham, Grey Selenite Newspaper Machine (the “Series Gallery Drop 013 Asset”).
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Cultural significance: Daniel Arsham has built a large following for his work through brand collaborations, social media, and lower-priced, largely accessible editioned works. Arsham has collaborated with brands such as Dior, Rimowa, KITH and Louis Vuitton and has 603,000 Instagram followers. With attention from celebrities such as Swizz Beatz, Jay Z and Pharrell Williams, the New York Times wrote an article that explained “Why Celebrities Are So Into Daniel Arsham.” In 2017, Arsham was included in Hypebeast 100, which celebrates leaders and innovators across creative industries.
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Auction record: In November 2019, Arsham beat his previous auction record when his work, Quartz Eroded Vogue Magazine 101’, sold for over $200,000, which was originally estimated between $19,200 - $32,100, in Phillips 20th Century & Contemporary Art auction in Hong Kong.

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Millennial appeal: With significant press coverage in publications such as Hypebeast and Highsnobiety, as well as 603,000 Instagram followers, Arsham’s work appeals to a millennial demographic.
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Acquisition source: This work was brought to Art Basel Miami Beach by blue-chip gallery, Perrotin. We purchased the work directly from the gallery.
Specifications
Artist	Daniel Arsham
Artwork	Grey Selenite Newspaper Machine
Size	52 1/2 × 16 1/2 × 21 inch
Medium	Grey selenite, quartz, hydrostone
Creation Year	2019
Purchased From	Perrotin Gallery
Purchased For	$84,150
Year Purchased	2019

The Artist
Daniel Arsham (American, born 1980) is a contemporary visual artist based in New York City whose work exists in between art, architecture, and performance. Arsham was born in Miami and attended Cooper Union in New York City, where he received the Gelman Fellowship Award in 2003. His sculptural works, which are usually white or bronze, focus on archeological objects, except instead of sculpting relics of the past, Arsham re-creates objects from contemporary forms such as the basketball, a pair of sneakers, or a teddy bear. Using geological materials such as sand, selenite, or volcanic ash, his works often look as if they are decaying or have been unearthed. A large part of Arsham’s practice focuses on selling lower-priced editioned works to his millennial fans and collectors. The artist is represented by international blue-chip gallery, Perrotin, and has had solo shows at MOCO Museum, Amsterdam; High Museum of Art, Atlanta; and the Watermill Center, Watermill, NY.
The Sculpture
Grey Selenite Newspaper Machine sculpture measures at 52.5 x 16.5 x 21 inches, and is composed of grey selenite, quartz and hydrostone. This work is one of Arsham’s “future relics,” which focuses on preserving items of the past using non-traditional materials to make the work appear as if it was archaeologically found in the future.  Arsham’s core style takes once everyday items and replicates their details through another medium. Grey Selenite Newspaper Machine is representative of a style of work Arsham has been practicing for much of his career.
Market Assessment
Buying directly on the primary market enabled us to get a 10% discount on the purchase price. According to an article published in the Yale Law Journal, works on the primary market are “often sold at a discount and are more likely to appreciate on a shorter time horizon.”
Condition Report
The work was purchased on the primary market, and was in excellent condition at the time of purchase.
Ownership
We purchased the painting from Perrotin Gallery, where it was a part of their offerings for Art Basel Miami Beach.
The Series Gallery Drop 014 Asset
Summary Overview

Series Gallery Drop 014 has purchased a collection of 1985 Jordan 1 OG Sneakers (which we collectively refer to as the Series Drop 014 Asset).
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The Jordan brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan, which could then be marketed to the public. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, sixteen years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.
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The Air Jordan I: The history of the Air Jordan line, the most popular series of sneakers in history, begins during Michael Jordan’s rookie year with the Air Jordan I. Designed by Peter C. Moore in 1985, the shoe sold out upon first release.
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Reception: The Air Jordan I sold quickly upon initial release, leading Nike to restock them in 1985. This restock resulted in surplus supply, and Air Jordan I’s sat on shelves for years, eventually being marked down to as little as $20. These low-priced sneakers were of particular interest to skateboarders, who were looking for sneakers more durable than the canvas they typically wore. The sneakers’ initial popularity was tied to their functionality, but by 2001 Nike began producing retro versions of the 1985 original. This return to the original silhouette changed the shoes perception from a practical basketball shoe to a design icon.
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Creation process: The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. He communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting.”
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Scarcity: Although the exact number released is unknown, the sneakers in Series Gallery Drop 014 are scarce. Considering their release 34 years ago, finding the shoes in deadstock, unworn condition is increasingly rare.
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Condition: All the sneakers in Series Gallery Drop 014 are deadstock (never worn), with some also including their original boxes.
Specifications

Brand	Nike
Asset	Air Jordan I (1985)
Colorway	Black/Red “Bred”	White/Black - Red “Chicago”	White/Black	Black/Royal Blue “Royal”	White/Natural Grey
Size	Men’s Size 9	Men’s Size 10.5	Men’s Size 11	Men’s Size 9	Men’s Size 10.5
Condition	Deadstock with box and tag	Deadstock with box no tag	Deadstock with box and tag	Deadstock with tag, no box	Deadstock with box and tag
Designer	Peter C. Moore
Release Date	September 16, 1985
Purchased From	Stadium Goods	Private Collector	Private Collector	Private Collector	Private Collector
Purchased For	$6,500	$5,000	$8,500	$4,500	$5,500
Year Purchased	2019

The Brand

Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. He communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting.”
“The idea was to break the color barrier in footwear,” Moore remembers. “Prior to that, 99 percent of shoes were white or black, so I decided to design a shoe that would really take color well.”
Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created Adidas’ quintessential “Three Bars” logo.
The Sneakers
Black/Red “Bred” or “Banned”
The “Banned” or “Bred” Air Jordan I’s are the face of the Air Jordan Sneaker franchise. The sneakers made waves in their 1985 debut, largely because of the story that Michael Jordan was being fined each time he wore them on court.
White/Black/Red “Chicago”
The Chicago Bulls’ red, white and black was the colorway most commonly worn by Michael Jordan, especially during the 1985 season. The colorway has recently seen a massive influx of popularity because of its place in Virgil Abloh’s “The Ten.”
White/Black
The white and black Jordan I colorway features a white leather upper with black leather paneling and swoosh.
Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers’ design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created Adidas’ quintessential “Three Bars” logo.
Named after its unmistakable royal blue and black colorway, this shoe became notorious as Jordan’s favorite because the color scheme was similar to his alma mater, The University of North Carolina. The colorway become a fan favorite early on when Jordan made the decision to sport this colorway rather than his black-and-red pair while being photographed for a Nike promotional poster.
White/Natural Grey

The Natural Grey colorway features a white leather upper contrasted by grey swoosh logos on either side, Air Jordan branding and a contrasting ankle collar. The design continues underfoot with a white midsole and grey rubber outsole.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. We purchased these sneakers from Stadium goods, a well-known sneaker retailer, and from prominent collectors. Authenticity is verified by looking at the model number.
Ownership and Pricing History
The specific ownership and pricing history of the sneakers in Series Gallery Drop 014 is unknown.
The Series Gallery Drop 015 Asset
Summary Overview
Series Gallery Drop 015 has purchased a collection of two Supreme skate decks (the “Series Gallery Drop 015 Asset”).
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The Supreme brand: Supreme’s history of counterculture in skate, surf and hip-hop is intrinsic to the DNA of the term “streetwear.” According to Hypebeast and PWC’s joint streetwear report, Supreme was the #1 brand associated with streetwear (an estimated $309 billion industry) among approximately 41,000 respondents. As Vice sums it up, [n]o other clothing brands command this kind of devotion.”
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Skate history: At its core, Supreme is a skate company and its skate decks have quickly become collector’s items not just for skaters, but for the art market for whom the limited-edition pieces represent unique and alternative works by major artists. In 2019, Sotheby’s auctioned off a full collection 248 sets of Supreme skate decks for $800,000 and Bonham’s sold a collection of 131 decks for $150,000.
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Brand collaborations: We believe that no brand has succeeded in channeling exclusivity, and social influence to generate demand as much as Supreme. Featuring countless collaborations, the brand has worked with KAWS, Louis Vuitton, and BAPE. As Vogue reports, “[b]rands that exist at the nexus of fashion and skateboarding — Palace, Supreme and Noah ...have the cultural clout once reserved solely for high-end luxury labels like Gucci, Saint Laurent and Fendi.”
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Condition: Each are original decks that range in excellent to pristine condition with a few still in original wrapping.
Specifications
Artist	Damien Hirst
Artwork	“Dots”	“The Last Supper”
Size	32 x 8 inches (81.3 x 20.3 cm) (each)
Medium	Screenprint on wood
Number of Decks	5	5
Creation Year	2009	2002
Purchased From	Guy Hepner	Christie’s
Purchased For	$11,000	$13,750

Year Purchased	2019

The Brand
Supreme is an American skateboarding shop and clothing brand established in New York City in April 1994. The brand caters to the skateboarding, hip hop, and rock cultures, as well as to the youth culture in general. The brand produces clothes and accessories and also manufactures skateboards. The first Supreme store was opened by James Jebbia in an old office space on Lafayette Street in downtown Manhattan in April 1994. Now, the brand has 11 stores globally. In 2017, Supreme sold a 50% stake to the Carlyle Group for $500 million, valuing the company at $1 billion.
The brand caters to youth “Hypebeast” culture, specifically skate culture, hip hop culture, and rock cultures. Since its inception, Supreme has morphed from a brick-and-mortar hangout for downtown skate kids to a cult global brand whose eclectic output rivals that of some of the world's most elite fashion brands.
The company functions by making limited amounts of products and “drops” them at designated times of the year generating buzz, hype, and exclusivity around the brand. They are perhaps best known for their wide-reaching and prolific original collaborations with iconic fashion brands such as Nike SB, Vans, Air Jordans, among others. Beyond their retail collaborations, the brand collaborates with a diverse and expansive range of edgy musicians and artists. Its distinctive and iconic red box logo with just the word “Supreme” in white Futura Heavy Oblique is largely based on Barbara Kruger's propaganda art.
The Decks
Damien Hirst Collaboration
Damien Hirst is a British artist (born 1965) whose works include installations, sculptures, paintings, and drawings that comment on human existence through examining relationships between art and beauty, religion and science, and life and death. His notable works include “The Physical Impossibility of Death in the Mind of Someone Living,” a fourteen-foot tiger shark preserved in a tank of formaldehyde; “In and Out of Love (White Paintings and Live Butterflies),” an exhibition featuring real pupas glued to white canvases; and “For the Love of God (2007),” a platinum cast of a human skull set with 8,601 diamonds.
The Damien Hirst Supreme skate decks feature Hirst’s recognizable Spots series. Hirst created these spot paintings over the span of 30 years and there are now more than one thousand works in the world. Each presents multicolored spots on white or near-white grounds and are painted by hand in glossy house paint. In 2012, Gagosian showed more than three hundred spot paintings at once across all eleven of the gallery’s locations.
The Last Supper
The Last Supper skate decks feature Leonardo da Vinci’s iconic “The Last Supper” work. Painted in the late 15th century, the work depicts the scene of the Last Supper of Jesus with his apostles, as it is told in the Gospel of John, 13:21. The decks were originally released in 2002.
Condition Report
The decks are in excellent to pristine condition.
Ownership and Pricing History
The Damien Hirst decks were purchased from Guy Hepner, a gallery in New York that focuses on works by Andy Warhol, Alec Monopoly, Jeff Koons, Damien Hirst, Roy Lichtenstein, Keith Haring, Retna and Tyler Shields. Guy Hepner sold the decks to us on behalf of a private collector who purchased the decks from Supreme. The Last Supper decks were purchased directly from the Christie’s “Handbags x HYPE” auction on December 10, 2019.

Market Assessment
We believe that the streetwear market will continue to grow, buoyed by increasing collaborations with luxury brands and artists. We believe that the Supreme brand will maintain its status as a coveted streetwear brand and that skate decks will remain core to the Supreme identity. The underlying assets of the Series Gallery Drop 015 maintain a unique position in art, collectibles, streetwear, and luxury that we believe will continue to benefit from the growth of the overall streetwear industry.
The Series Gallery Drop 016 Asset
Summary Overview
Series Gallery Drop 016 has purchased a collection of Nike and Adidas Yeezy sneakers (the “Series Drop 016 Asset”).
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The Nike Air Yeezy Brand: The Nike Yeezy brand was the result of a collaboration between rapper and designer Kanye West and Nike. Kanye West began collaborating on the Air Yeezy shoes with close friend and Nike Creative Director, Mark Smith, back in 2007. The release of the first shoe in 2009 brought immediate success, setting a new standard for what non-athlete shoe collaborations could be.
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The Nike Air Yeezy II: Three years after releasing three colorways of the Air Yeezy I, Kanye West and Nike announced they would be releasing the Air Yeezy II. The highly anticipated shoes sold out within 10 minutes of their release.
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The Adidas Yeezy Brand: After leaving Nike in 2013, Kanye West announced he would be joining Adidas under the promise that he would have more creative control over his brand and designs. Two years later, Kanye West and Adidas launched YEEZY Season 1, which debuted the Yeezy Boost 350s and Yeezy Boost 750s.
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Reception: According to Sole Collector, Kanye West is perhaps the best known name in sneaker culture next to Michael Jordan. The Air Yeezy 2 silhouette was a pivotal moment in Kanye West’s and Nike’s extensive histories. For Kanye West, it represented a moment of legitimacy within the fashion world, something for which he had fought for years. For Nike, it represented a seamless blend of sneakers for sport and lifestyle. Among sneakerheads, the Air Yeezy II is often revered as his best ever shoe. The 2014 surprise release of the “Red October” colorway is still considered to be one of the most memorable releases in sneaker history.
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Controversy: Despite popularity amongst the fans, Nike and Kanye West had internal issues regarding Nike’s refusal to pay Kanye West royalties for shoes as a non-athlete. The tension resulted in the termination of the partnership between Nike and Kanye West.
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The Adidas Yeezy Boost: The Adidas Yeezy Boost was initially released in 2015 during New York Fashion Week. The Yeezy Boost 750 was released shortly after being debuted during an on-stage performance at Powerhouse 2015. A few months later, Adidas released the Yeezy Boost 350 “Turtledoves” to the public, cementing the partnership (and Adidas) as a legitimate force in the sneaker game.
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Scarcity: Each colorway of the Nike Air Yeezy II (“Pure Platinum” and “Solar Red”) saw 3,000-5,000 pairs. Pure Platinum was a west coast exclusive and Solar Red was an east coast exclusive. There are rumored to be only 400 Red October pairs (as told by Nike exec). Production numbers are not confirmed on the Adidas Yeezy Boosts Between the amount of original components (dustbag and lace tips) and the five to seven years since the shoes have been released, finding a full size run in deadstock (never worn) condition with all original components is very rare.
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Condition: All the sneakers constituting the Series Gallery Drop 016 Asset are deadstock, and original boxes and Yeezy accessories (dust bag and lace tips) are included.

Specifications
Brand	Nike	Nike	Nike	Adidas	Adidas
Asset	Air Yeezy II	Air Yeezy II	Air Yeezy II	Yeezy Boost 750	Yeezy Boost 350
Colorway	Red October	Pure Platinum	Solar Red	750 OG	Turtledove
Size	11	10.5	12	11	10
Condition	Deadstock with box and accessories	Deadstock with box and accessories	Deadstock with box and accessories	Deadstock with box and accessories	Deadstock with box and accessories
Release Date	February 9, 2014	June 9, 2012	June 9, 2012	February 14, 2015	June 27, 2015
Designers	Kanye West and Nathan VanHook	Kanye West and Nathan VanHook	Kanye West and Nathan VanHook	Kanye West	Kanye West
Purchased From	GOAT	Private Collector	RIF Los Angeles	RIF Los Angeles	Stadium Goods
Purchased For	$7,015	$4,425	$5,000	$1,600	$1,499
Year Purchased	2019	2020	2020	2020	2019

The Brands
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
Adidas AG is a multinational corporation, founded and headquartered in Herzogenaurach, Germany, that designs and manufactures shoes, clothing and accessories. It is the largest sportswear manufacturer in Europe, and the second largest in the world, after Nike.
As with Nike, various pieces of Adidas clothing became staples of American youth culture during the 1980’s, particularly track suits and sneakers. Run DMC was an early adopter of the Adidas shell toe sneaker, helping to pioneer the cultural connotations of modern sneaker culture. Today, the brand has become a staple of the streetwear community, featuring collaborations with Kanye West, Pharrell, Raf Simons and Bape, among others.
The Designers
Nathan VanHook
The Nike Air Yeezy II was designed by Nike’s current Design Director, Nathan VanHook. Prior to joining Nike in 2008, VanHook had worked as an artist and designer, leading the design for a series of wetsuits. His first assignment at Nike was designing footwear for the sportswear department, and he eventually moved to the ACG line. Obsessed with designing for performance in an everyday setting, VanHook eventually found himself working for the Global Football department.

VanHook began working on the Air Yeezy II in 2010, working closely with Kayne West to create an iconic silhouette that had not been seen by the sneaker world before. VanHook is also known for creating well-known Nike sneakers such as the Air Footscape Magista, Mayfly Woven and Footscape Woven Chukka.
Kanye West
Both the Nike and Adidas Yeezy shoes were designed in part by Kanye West. First and foremost a producer and rapper, Kanye West’s rise to popularity began after his release of The College Dropout in 2004. Three years later, he began to pursue his interest in fashion by interning at legendary Italian fashion house, Fendi.
Kanye West’s involvement with sneakers began in the mid 2000’s, working with brands like Reebok, Bape and Louis Vuitton before eventually partnering with Nike in 2007 on his signature Air Yeezy I sneaker.
The Sneakers
“Pure Platinum”
The “Pure Platinum” Nike Air Yeezy II was a West Coast retail release and is credited as a shoe that helped start “sneaker raffles” as a system for selling limited-quantity shoes.
“Solar Red”
The “Solar Red” Nike Air Yeezy II was the East Coast retail release and the predominant face of the Air Yeezy II silhouette prior to the announcement of the “Red October” colorway. Kanye West wore the shoes for months leading up to the 2012 release date.
“Red October”
These are the most sought-after colorway of the Air Yeezy II. Pictures and rumors began circulating in 2013 about the all-red colorway, a little over a year after the release of the initial two colorways. A year later in 2014, after many had assumed the shoe would no longer release, the Red Octobers gained even more notoriety after Nike dropped them as a surprise release via a link on Twitter.
“Yeezy Boost 750 OG”
The Adidas Yeezy Boost 750 OG (Original) was the first shoe released under Kanye West’s new partnership with Adidas. The pair was released during New York Fashion Week in 2015, instantly selling out.
“Turtledove”
After months of anticipation of a low top sneaker, the Adidas Yeezy Boost 350 “Turtledove” became the second shoe released under the Adidas partnership in 2015. The Kanye West-designed line contained Adidas’ patented “Boost” material, portraying the new technology as a lifestyle-ready, yet fashion-forward solution.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. Since Kanye West and Nike cut ties back in late 2013, the Air Yeezy line has effectively ended, with no ability to re-release the shoes. While the Adidas Yeezy line has expanded to include a wide array of models and colorways throughout their five-year partnership, the initial two colorways have not been re-released.

Supply for the Air Yeezy II is very scarce, and scarcer in deadstock condition with box and accessories. The lack of similar supply is the product of a limited release compounded by pairs inevitably being worn. For some, the sneakers were bought to be worn, not collected, as shown by the many worn-down pairs on the market and the relative lack of pairs in deadstock condition. Depending on condition and provenance, pairs have sold in recent years for anywhere between $4,000 and $15,000, and are listed from anywhere between $6,400 and $20,000.
Supply for the two original Adidas Yeezy Boost colorways is scarce (although less scarce than the Nike Air Yeezy II), and similarly scarcer in deadstock condition with box and accessories. Depending on condition and provenance, pairs have sold in recent years for anywhere between $1,000 and $4,250, and are listed anywhere between $1,500 and $4,788.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. With respect to Nike, authenticity is verified by looking at the model number and. With respect to Adidas, authenticity is verified by the serial number.
Ownership and Pricing History
We purchased these sneakers from GOAT and Stadium Goods, both well-known sneaker retailers, and from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 016 Asset is unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.
The Series Gallery Drop 017 Asset
Summary Overview
Series Gallery Drop 017 has purchased one painting by Derrick Adams, Colorbar Constellation 6 (Sandford and Son) (the “Series Gallery Drop 017 Asset”).
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Strong demand: According to Artsy, Derrick Adams was among the most in-demand artists at art fairs in 2019, ranking 9th on the list ahead of artists like Banksy, Picasso and George Condo. At auction, his works have a 100% sell-through rate over the last 12 months, and a 221% realized price over estimate.
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Credentials and career highlights: Adams received his MFA from Columbia University and BFA from Pratt Institute. He is represented by Rhona Hoffman Gallery, Luxembourg & Dayan and Salon 94. Career highlights include having a solo show at a major institution (the Studio Museum in Harlem), being reviewed by major art publications (Artforum, Frieze, Art in America) and being included in major biennales (Performa, Prospect New Orleans).
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Institutional attention: Adams’ work is in the permanent collections of a number of museums, including The Metropolitan Museum of Art and the Whitney Museum of American Art. Additionally, works from Derrick Adams’ 2016 Colorbar Constellation series have received institutional attention via an exhibition titled Transmission at the Museum of Contemporary Art in Denver in 2018.
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Mainstream press: Adams and his Colorbar Constellation series have also received mainstream press attention and were the subject of articles in Hyperallergic, HuffPost and Interview Magazine. He has also been featured in The New York Times and Bloomberg.
Specifications
Artist	Derrick Adams
Artwork	Colorbar Constellation 6 (Sandford and Son)
Size	78 x 44 inches

Medium	Acrylic paint, paper (vintage TV guide covers), fabric, on pigment printed canvas, with vinyl (wood grain patterned fabric-backed vinyl), TV antenna, aluminum foil, wood cleat
Creation Year	2016
Purchased From	Gagosian Gallery
Purchased For	$49,500
Year Purchased	2020

The Artist
Derrick Adams (American, born 1970) is an artist who primarily works in a variety of mediums, including painting, sculpture, collage, performance, video and sound installations. His work seeks to explore the influence of contemporary culture on our lives and the intersection of the African American experience with art history, American iconography and consumerism. Adams’ practice employs deconstructivist philosophies focused on the fragmentation and manipulation of structure and surface.
Adams received his MFA from Columbia University and BFA from Pratt Institute. He is represented by Rhona Hoffman Gallery, Luxembourg & Dayan and Salon 94. Career highlights include having a solo show at a major institution (the Studio Museum in Harlem), being reviewed by major art publications (Artforum, Frieze, Art in America) and being included in major biennales (Performa, Prospect New Orleans). His work is in the permanent collections of a number of museums, including The Metropolitan Museum of Art, Studio Museum in Harlem and the Whitney Museum of American Art. His solo exhibitions include Derrick Adams: Transformers at Luxembourg & Dayan, Where I’m From at Baltimore City Hall Gallery, New Icons at Mary Boone Gallery and Transmission at the Museum of Contemporary Art in Denver. Adams has also been featured in press such as Hyperallergic, Interview Magazine, The New York Times, HuffPost and Bloomberg. His work is in Swizz Beats’ Dean Collection and featured as a storyline on the TV show, Empire.
The Painting
Adams created Colorbar Constellation, a series of multimedia collage works depicting television screens, in 2016. The works are intended to expose the inadequate representation of African American figures in the visual world. They are made from panels of dashiki cloth fabric and paper from TV Guide covers featuring Oprah Winfrey, Will Smith and The Cosby Show. Works from Adams’ 2016 Colorbar Constellation series have received institutional attention via an exhibition titled Transmission at the Museum of Contemporary Art in Denver in 2018.
In discussing the theme of television, Adams told interview magazine, “I was always fascinated with the power that artists had at that time to create these illusionistic structures that mimicked reality around them in some way, and were able to get emotional responses from people and enlighten them about things they thought were important. In our generation, television has that same godly presence; it’s always there, always visible, seeing you as much as you’re seeing it.”
Market Assessment
According to Artsy, Derrick Adams was among the most in-demand artists at art fairs in 2019, ranking 9th on the list ahead of artists like Banksy, Picasso and George Condo. Key market performance metrics at auction include a $81.25k all-time highest realized price, a 100% sell-through rate over the last 12 months and a 221% realized price over estimate.
Condition Report
The work was sent directly from the artist’s studio to our storage. The work has never been exhibited before and is in excellent condition.

Ownership
We purchased the painting from Gagosian Gallery in December 2019. Prior ownership history is unknown.
The Series Gallery Drop 018 Asset
Summary Overview
Series Gallery Drop 018 has purchased a 9.8 CGC-graded Tomb of Dracula #10 comic (the “Series Gallery Drop 018 Asset”).
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First Appearance of Blade the Vampire Slayer: The Series Gallery Drop 018 comic features the first appearance of Blade the Vampire Slayer, one of the most well-known comic book characters today.
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9.8 Grade: The Series Gallery Drop 018 comic is a 9.8 CGC-graded Tomb of Dracula #10 (45 in the world), the highest available grade. The book is in Mint / Near Mint condition with White / Off-White pages. The book was purchased from ComicLink, an independent comic book dealer.
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Culturally Significant Bronze Age Grail: Tomb of Dracula #10 is consistently ranked a top comic of the Bronze age in comic book blogs and is universally acknowledged as a Bronze Age “grail.”
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High Frequency of Sales: Tomb of Dracula #10 is among the most actively sold comic books from the Bronze Age.
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Comic Industry Trends: The comic book market is bolstered by continued superhero remakes. At Comic Con 2019, Marvel made an announcement that rocked the industry: two-time Oscar winner Mahershala Ali would join the Marvel Cinematic Universe as Blade. This cult-favorite character was previously portrayed by Wesley Snipes in 1998. Mahershala Ali will introduce Blade to a younger cohort of Marvel lovers in this reboot, slated to hit theaters in 2022.
Specifications
Title	Tomb of Dracula #10
Publisher	Marvel
Creation Date	June 30, 1973
Age	Bronze Age
CGC Grade	9.8
Page Color	Off-White / White
Key Issue	1st appearance of Blade the Vampire Slayer
Purchased From	ComicLink
Purchased For	$11,600
Year Purchased	2020

The Comic

The Series Gallery Drop 018 Asset is fully titled “Tomb of Dracula #10: His Name is… Blade!” and features the first appearance of Blade, a half-human, half-vampire vampire hunter. Blade’s mother was killed by vampires, so he vows to take down Count Dracula and his minions. After killing three vampires who were attacking a pair of humans, Blade is reproached by other vampire slayers for his brash actions rather than letting the vampires lead him to the main goal — Dracula. Aboard a cruise ship, a rich man surprises his friends with an ominous guest of honor: Dracula. While the guests are unaware he is truly Dracula, he intends to exert his will over the wealthy guests through charm to play a greater role in his plot. After hypnotizing the boat captain, Dracula demands the loyalty of the guests and attempts to enslave them. Unbeknownst to Dracula, Blade has tracked and boarded the boat. The two engage in battle, but Dracula shifts into bat form and flees. Just before flying off, Dracula reveals that he ordered the hypnotized captain to plant explosives aboard the ship. Blade encourages all to jump overboard and all passengers are saved. Dracula vows to get his revenge on Blade for foiling his plan.
The comic is from the Bronze Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1970 to 1985 that followed the Silver Age of comics from 1956 to 1975. The comic was scripted by Marvin Wolfman, a protege of Roy Thomas who was also known for his involvement in the New Teen Titans series.
Market Assessment
We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Gallery Drop 018 Asset is positioned to benefit from this trend. As the first appearance of Blade, this comic is a key collector’s edition featuring an up-and-coming Marvel character. We believe that the Series Gallery Drop 018 Asset is a Bronze Age grail, especially at the 9.8 CGC grade, which is the highest available grade of this comic book in circulation. As the collectibles comic book market grows, we believe that the value of Tomb of Dracula #10 has the potential to grow as well.
As of May 6, 2020, Tomb of Dracula #10 was one of the top 100 most actively traded Bronze Age comics according to GoCollect. The high volume of sales indicates high demand.
Condition Report
The Series Gallery Drop 018 Asset is a 9.8 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint / Mint condition. It is the highest grade in circulation. There are 45 Universal-labeled 9.8 CGC-graded books of Tomb of Dracula #10. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership and Pricing History
We purchased the Series Gallery Drop 018 Asset from ComicLink, an independent comic shop based in New York. Pricing history for the Series Gallery Drop 018 Asset comes from GoCollect and GPAnalysis, both of which aggregate comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions and other dealers. The below lists average annual sales of 9.8 CGC-graded Tomb of Dracula #10 books.
Source: Historical sale prices for 9.8 CGC-graded Tomb of Dracula #10 books sourced from GoCollect and GPAnalysis sale databases.
Year	Average Sale Price
2020	$12,000
2019	$10,813
2018	$6,161
2017	$4,308
The Series Gallery Drop 019 Asset

Summary Overview
Series Gallery Drop has purchased one painting by Felipe Pantone, CHROMADYNAMICA MSS (the “Series Gallery Drop 019 Asset”).
●    Unique Works: “CHROMADYNAMICA” is a series of unique abstract works by Felipe Pantone that straddle the line between graffiti, painting and typography. This series can be seen across various platforms including murals, paintings and installations. The Series Gallery Drop 019 Asset is one of the more physically accessible examples of the CHROMADYNAMICA works.
●    Career Highlights: Felipe Pantone is an emerging artist whose works have been featured in solo exhibitions at Alice gallery, Brussels, and Galería RGR, Ciudad de México. Additionally, he has been featured in group shows at MIMA Museum, Brussels; Danysz Gallery, Shanghai; and Gastman, Brooklyn, to name a few.
●    Public Presence: Pantone’s massive murals and installations have taken over public spaces worldwide. They have graced public spaces in Moscow, New York, Bangkok, Monterey and beyond.
●    Cultural Relevance: Like other street artists such as Kaws and OSGEMEOS, Pantone’s rise can be largely tracked by his rapidly growing Instagram following (approximately 339,000 as of May 2020). He has collaborated with brands such as Hennessy, Beyond the Streets and Modernica Case Study.
Specifications
Artist	Felipe Pantone
Artwork	CHROMADYNAMICA MSS
Size	66 15/16 x 47 1/4 inches
Medium	Enamel on aluminum composite panel
Creation Year	2020
Purchased From	Albertz Benda
Purchased For	$18,900
Year Purchased	2020
The Artist
Felipe Pantone (Argentine, born 1986) is an abstract artist combining the digital future with the analog past to explore concepts of dynamism, transformation and omnipresence. His futuristic, Blade Runner-like work exhibits bold color contrasts, moiré patterns and optical illusions, producing the sensation of vibration as the viewer’s position changes in relation to his work. His pieces have been featured in shows at the Mesa Contemporary Art Center, Mesa, AZ; the MIMA Museum, Brussels, Belgium; and Beyond the Streets, NYC, among others. His murals and installations have also taken over public spaces worldwide from New York to Bangkok and Moscow. In 2019, Pantone collaborated with Hennessy Cognac to design a VS bottle label modeled after the artist’s painting, W-3 Dimensional Three Stars, joining the ranks of previous collaborators like Kaws, Vhils and Futura, to name a few.
Market Assessment

Felipe Pantone is a rising street artist whose exhibition history includes solo shows at top galleries from Alice Gallery in Brussels to Galería RGR in Ciudad de México. He has built an Instagram following of approximately 339,000 as of May 2020, including tastemakers such as Action Bronson and Parris Goebel, and has collaborated with established brands like Hennessy.
Condition Report
The work is in excellent condition. The work was sent directly from the artist’s studio to Albertz Benda gallery in New York for an exhibition at the gallery that ran from July through August 2020.
Ownership and Pricing History
We purchased the painting from Albertz Benda on the primary market. There is no prior ownership or pricing history.
The Series Gallery Drop 020 Asset
On July 9, 2021, Series Gallery Drop 020 sold the Series Gallery Drop 020 Asset, a 9.2 CGC-graded X-Men #1 comic book, for $225,000 versus the Series Gallery Drop 020 offering amount of $136,500. In connection with the sale, our manager assumed all outstanding but unpaid Series Gallery Drop 020 acquisition expenses and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of our company’s limited liability company agreement, dated February 1, 2019, as amended (our “operating agreement”). This resulted in a net gain to holders of Series Gallery Drop 020 Interests. Our manager, as the manager of Series Gallery Drop 020, was appointed as liquidator and distributed to holders of Series Gallery Drop 020 Interests all of the remaining assets (which consisted only of cash) of Series Gallery Drop 020. After making such distribution, our manager wound up Series Gallery Drop 020 as the series no longer had any assets or liabilities.
The Series Gallery Drop 021 Asset
Summary Overview
Series Gallery Drop 021 has purchased a collection of artist collaboration Nike sneakers (the “Series Drop 021 Asset”).
●    Artist collaborations: Our bundle includes collaborations with blue-chip and prominent artists.
●    The Artists: The artists who collaborated with Nike to create the sneakers included in this bundle fall under the contemporary and street art categories. Although having different disciplines (painting, sculpting, fashion, etc.), the artists all share ties to streetwear, and its ability to democratize access to their works. Kaws and Futura began their careers as graffiti artists in New York, challenging the way art is created and disseminated. Instead of waiting for the art world to take notice, Kaws developed a massive online following that then translated to market success. Tom Sachs has championed a utilitarian approach to art, often creating works with common materials like plywood. Parra’s work has leveraged fashion as a vehicle for accessibility and familiarity. Virgil Abloh’s work has largely been centered around an effort to democratize access to design, creating works in a way that is more digestible to the average person. While the designer is now iconic in the fashion industry, his career in contemporary art is nascent but growing, after the Chief Curator of the MCA Chicago, Michael Darling, took notice of Virgil Abloh’s work as early as 2016, saying that “the public needed to know more about this artist and why he is important.”
●    Scarcity: All the sneakers constituting the Series Gallery Drop 021 Asset are scarce. While exact numbers are difficult to confirm, it is rumored that the highest per-pair production number in the bundle, corresponding to the Tom Sachs Mars Yard 2.0, is around 8,000 or less. The sneakers’ release dates range from 2004 to 2018, so finding these shoes in deadstock (unworn) condition is increasingly rare.

●    Condition: All the sneakers constituting the Series Gallery Drop 021 Asset are deadstock (never worn), and original boxes and accessories are included.
Specifications

Brand	Nike
Asset	Nike Air Force 1	Kaws Air Max 90 Current	Tom Sachs Mars Yard 1.0	Tom Sachs Mars Yard 2.0	Nike SB Dunk High	Nike Air Max 1 x Patta x Parra	Nike Air Force 1 x Off-White
Colorway	KAWS	Black Volt	Mars Yard 1.0	Mars Yard 2.0	Unkle	Cherrywood	MoMA
Size	12	10.5	11.5	11.5	12	10	11
Condition	Deadstock with box and accessories
Release Date	January 1, 2008	October 18, 2008	May 16, 2012	June 8, 2017	September 1, 2004	March 13, 2010	January 27, 2018
Designers	Bruce Kilgore, Kaws	Tinker Hatfield, Jesse Leyva, Kaws	Tom Sachs	Tom Sachs	Peter Moore, Futura	Tinker Hatfield, Parra	Bruce Kilgore, Virgil Abloh
Purchased From	StockX	Flight Club	Private Collector	Private Collector	StockX	Private Collector	Farfetch
Purchased For	$3,000	$2,000	$5,250	$3,400	$2,403.95	$5,450	$5,056
Year Purchased	2020
The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Artists
Virgil Abloh
American artist, designer, DJ and entrepreneur Virgil Abloh came to prominence as Kanye West’s creative director but has since made waves in the fashion world with his luxury streetwear label, Off-White, and appointment as artistic director of menswear at Louis Vuitton in March 2018.

An influential designer, Virgil began his career at an architecture firm after earning a bachelor’s degree in civil engineering and a Master’s in Architecture. The designer’s foray into fashion began with an internship at Fendi in 2009, where he would initiate a collaborative relationship with fellow intern Kanye West. Shortly after founding RSVP Gallery, an art gallery and menswear boutique in Chicago, Virgil joined Kanye West’s creative agency, Donda, as creative director, overseeing projects like stage shows and concert merchandise. West also asked the designer to serve as the artistic director for the 2011 Jay-Z/Kanye West album, Watch the Throne. In 2012, Abloh launched his first fashion project, Pyrex Vision, which provided an early look at Virgil’s knack for reinventing. Virgil screen-printed the word Pyrex and the number 23 (an homage to his childhood hero, Michael Jordan) onto deadstock Ralph Lauren flannel shirts, selling customized pieces he had originally purchased for $40 at prices upwards of $550.
In 2013, Abloh closed Pyrex and founded Off-White, a multi-platform creative endeavor based in Milan. At Off-White, he began combining ideas of streetwear, luxury, art, music and travel, defining the brand simply as, “the gray area between black and white as the color Off-White.” From the get-go, hovering quotation marks become Abloh’s signature. The Milan-based brand was picked up by Barneys and Colette, and was worn by the likes of Jay-Z, ASAP Rocky, Rihanna and Beyoncé. In 2015, Off-White was an LVMH Prize finalist. Two years later, Off-White attracted the attention of Nike and Virgil was commissioned to re-create ten of Nike’s iconic silhouettes in a work-in-progress style, each adorned with a safety tag around the laces. The limited release left the sneaker market hungry for more, and Abloh hosted panels and workshops with Nike and additional releases throughout the year.
In 2018, Virgil was named the artistic director of Louis Vuitton’s menswear collections, becoming the first American of African descent to be named artistic director at a French luxury fashion house. He also started performing as a DJ more frequently, making appearances at major festivals such as Lollapalooza. Today, Virgil Abloh’s artworks are primed for an exhibition at the Museum of Contemporary Art in Chicago, and he continues to work on collaborations with brands such as Ikea.
KAWS
Brian Donnelly (born 1974), known professionally as Kaws (stylized as KAWS), is an American artist and designer who primarily works in painting, sculpture and editioned works. Kaws invented a cast of cartoon characters, some of which are his own creations while others are appropriations of popular characters such as Spongebob Square Pants or Snoopy, which he uses across his paintings and sculptural works. While his work regularly sells at auction for millions of dollars, Kaws’ career began as a graffiti artist in the 1990s. His images were seen plastered across bus stops, phone booths and billboards in New York City. In 1996, Kaws obtained his BFA from the School of Visual Arts, New York. The established art world took notice of Kaws’ work when Perrotin Gallery, a blue-chip international gallery, started representing Kaws in 2008. Kaws has a prominent place in pop culture as he has over 2.1 million Instagram followers and 1 million hashtags. He is regularly featured on websites such as Hypebeast and Highsnobiety, and his collectors include Travis Scott, Kylie Jenner, Pharrell Williams and Swiss Beatz. His collaborations include working with Bathing Ape, Supreme, Kanye West and Dior. Prior to working with Nike, Kaws collaborated with Vans on several limited sneaker releases. His solo exhibitions include KAWS: WHERE THE END STARTS at the Modern Art Museum of Fort Worth and at the Yuz Museum, Shanghai. In February 2021, Kaws is opening a retrospective at the Brooklyn Museum.
Tom Sachs
Tom Sachs is an American sculptor, best known for his elaborate recreations of various modern and consumer icons (such as Hello Kitty and McDonald’s), each a masterpiece of engineering and design. His works demonstrate the labor intensive-nature of his art, embracing exposed materials to illustrate the building process. Sachs’ background in architecture and engineering heavily influenced his design ethos — everything can always be stripped down, stripped out, redesigned and improved. Over the years, he has formally collaborated with brands like Nike and informally borrowed design motifs from major fashion houses like Hermes, Prada and Chanel.
Futura

Futura, formerly known as Futura 2000, is a well-known street artist. Like Kaws, he began in New York’s graffiti scene, eventually making his way to an affiliation with the Fun Gallery (alongside names like Jean-Michel Basquiat and Keith Haring). During the early 2000’s, Futura’s work began to focus on small collectible figures and sneakers, where he collaborated with brands like Nike, Undercover and Supreme.
Parra
Pieter Janssen, better known as Parra, is a Dutch painter, illustrator and animator. Parra has been known for his work’s range, extending from fine art to affordable t-shirts. He is best known for his post-Pop representations of mutated figures and his unique color palette, both of which have been translated into his collaborations with Nike.
The Sneakers
Nike Air Force 1 “KAWS”
The Nike Air Force 1 “KAWS”  was released in 2008 as a part of the 1WORLD campaign. Eighteen innovators from around the world, spanning different disciplines, were given the opportunity to create their own Air Force 1. Other collaborators included CLOT, Questlove and Michael Lau.
Nike Air Max 90 Current x Kaws “Black Volt”
The Nike Air Max 90 Current x Kaws “Black Volt” was released in 2008. Kaws teamed up with Nike Footwear Director Jesse Leyva to give technical updates to the classic Nike silhouette, taking cues from the Nike ACG program. The shoes were released exclusively at Nike Sportswear stores.
Nike x Tom Sachs Mars Yard 1.0
In 2012, Tom Sachs partnered with Nike to release the NikeCraft Mars Yard; a shoe inspired by Sachs’ work with NASA scientists in preparation for his 2012 exhibition, SPACE PROGRAM 2.0: Mars.
Nike x Tom Sachs Mars Yard 2.0
Five years after the initial release, in 2019, Sachs partnered with Nike again to release an improved version of the original Mars Yard shoe, known as the Mars Yard 2.0 and included in this collection. Unsatisfied with how the first version wore-in over time, the updated version features new materials for better performance, longevity and durability.
Nike SB Dunk High “Unkle”
In 2003, Futura was commissioned to paint the album cover for European trip-hop trio, U.N.K.L.E.’s “Never, Never, Land” album. In 2004, Nike partnered with James Lavelle (leader of U.N.K.L.E.) to release a Nike SB Dunk, utilizing Futura’s album artwork for the shoe’s design. This shoe’s collaboration marked an important intersection between the world of skateboarding and fashion.
Nike Air Max 1 Parra x Patta “Cherrywood”
In 2009, Patta partnered with Nike to release 4 iterations of the Air Max 1 in celebration of their 5th anniversary. A year later, Patta teamed up with Dutch artist Parra, to release an extremely limited (258 pairs worldwide) run of a fifth, burgundy colorway. It is thought to be one of the most highly coveted Air Max 1 colorways ever created.
Nike Air Force 1 x Off-White “MoMA”

In 2018, a year after releasing “The Ten” collection, Virgil partnered with New York’s Museum of Modern Art (MoMA) to release an exclusive Nike Air Force 1 colorway. The shoes were released at the MoMA store, celebrating the opening of the Items: Is Fashion Modern? exhibition.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The sneakers constituting the Series Gallery Drop 021 Asset have not been re-released thus far. The only shoe to see a similar edition release is the Tom Sachs Mars Yard 2.0, which was re-released in 2019 with material updates to the original 2012 design.
Supply for all sneakers constituting the Series Gallery Drop 021 Asset is scarce, and scarcer in deadstock condition with box and accessories.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased these sneakers from StockX, Flight Club and Farfetch, well-known sneaker retailers, and directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 021 Asset is unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.

The Series Gallery Drop 022 Asset
Summary Overview
Series Gallery Drop 022 has purchased a collection of Nike Air Jordan 1 sneakers (the “Series Gallery Drop 022 Asset”).
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The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Nike’s sales goal for the Jordan line was $3 million over the first three years, but Jordan went on to generate $126 million in sales his first year with Nike. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.
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The Air Jordan I: The history of the Air Jordan line, the most popular series of sneakers in history, begins during Michael Jordan’s rookie year with the Air Jordan I. Designed by Peter C. Moore in 1985, the shoe sold out upon first release.

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Scarcity: Although the exact production of each shoe cannot be confirmed, the sneakers constituting the Series Gallery Drop 022 Asset are scarce. The Air Jordan 1 “Satin Banned” was limited to 501 pairs. The Air Jordan 1 “Colette” was limited to friends and family, with no public release. The Air Jordan 1 “Art Basel Pack” (“Igloo” and “Rust Pink”) was a Miami-exclusive release at Art Basel Miami in 2017. The Air Jordan 1 x Off-White “EU” was an EU-only release. Due to our strict buying criteria for deadstock shoes, all of the shoes’ scarcity is compounded over time by other pairs being worn.
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Condition: All the sneakers constituting the Series Gallery Drop 022 Asset are deadstock (never worn), with their original box and accessories.
Specifications

Brand	Nike
Asset	Air Jordan 1
Colorway	Fragment	Colette	Off-White Chicago	Off-White EU	Satin Banned	Blue Toe	Igloo	Rust Pink
Size	13	10.5	11	12	11	9.5	11.5	11.5
Condition	Deadstock
Release Date	December 27, 2017	March 21, 2018	September 9, 2017	March 3, 2018	October 18, 2016	November 17, 2018	December 7, 2017	November 1, 2017
Designers	Peter Moore
Purchased From	GOAT	Index Portland	Private Collector	StockX	GOAT	StockX	Plus CA	GOAT
Purchased For	$3,095	$8,000	$4,000	$2,823.95	$2,970	$1,329.95	$3,728.95	$4,000
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer

The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. He communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting.”
“The idea was to break the color barrier in footwear,” Moore remembers. “Prior to that, 99 percent of shoes were white or black, so I decided to design a shoe that would really take color well.”
Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created Adidas’ quintessential “Three Bars” logo.
The Sneakers
“Fragment”
The Jordan 1 “Fragment” is a symbol of Japanese streetwear culture and American sneaker culture converging. Hiroshi Fujiwara, artist, producer, streetwear pioneer and founder of Fragment Design, took the existing “Black Toe” colorway and replaced the usual red with royal blue and debossed the classic fragment logo on the side of the heel.
“Colette”
Between 1997 and 2017, Colette served as Paris’ epicenter and incubator of fashion and streetwear culture. Chanel’s Karl Lagerfeld even frequented the shop. The Jordan 1 “Colette” was released exclusively to the friends and family of the Colette store to commemorate the cultural impact of the space throughout its 20-year run.
The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. He communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting.”
In 2017, Virgil Abloh remixed ten classic Nike silhouettes for an exclusive collection titled “The Ten.” Abloh’s version of the Jordan 1 “Chicago” mimics its OG predecessor while boasting modern materials and Abloh’s signature quotation marks. The Off-White Jordan 1 was also declared 2017’s sneaker of the year.
Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers’ design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created Adidas’ quintessential “Three Bars” logo.
After “The Ten,” Nike and Virgil Abloh continued to release more colorways of each sneaker featured in the collection, perpetuating the hype and success of “The Ten.” The all-white “EU” edition was initially released at an Off-White pop-up in Paris and then eventually saw an exclusive European release through Nike’s SNKRS app.
“Satin Banned”
The “Satin Banned” colorway was released to commemorate the anniversary of the original “banned” black and red colorway of the Jordan 1. The shoe was released exclusively at a pop-up in NYC, limited to only 501 pairs (numbered) worldwide.
Union “Blue Toe”

The Jordan 1 Union “Blue Toe” is derived from a collaboration with UNION Los Angeles, a space known for trailblazing within the streetwear culture. UNION was founded in New York in 1989 by James Jebbia, founder of Supreme, and his partner, Mary Ann Fusco, before being relocated to Los Angeles by current owner Chris Gibbs. The sneaker features two OG colorways of the Jordan 1 seemingly stitched together at the ankle.
“Art Basel Pack - Igloo and Rust Pink”
The Jordan 1 “Igloo” and “Rust Pink” colorways were released alongside each other at Art Basel Miami in 2017. The “Black Toe” reiterations feature South Beach appropriate tones of pink and blue, complementing Miami’s art deco style.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The continued demand for the Air Jordan 1 is indicative of why it is often considered the best Jordan silhouette ever made.
Despite having released a multitude of colorway variations, the Air Jordan 1 still remains a dominant shoe on the secondary market. Major resellers like StockX consistently list variations of the Air Jordan 1 as some of their most highly traded sneakers. As particularly exclusive releases, each of the Air Jordan 1s constituting the Series Gallery Drop 022 Asset is unique colorways or materials, none of which have been retroed. Four out of the eight shoes never saw a traditional public release (friends and family, city and pop-up exclusive, etc.). This added exclusivity makes these Air Jordan 1s some of the most valuable shoes on the secondary market.
Supply for these Air Jordan 1 colorways is scarce, and similarly scarcer in deadstock condition with box and accessories. Depending on condition and provenance, pairs have sold in recent years for anywhere between $1,410 and $8,000 and are listed anywhere between $2,988  and $21,703.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased these sneakers from GOAT, StockX, Plus CA and Index Portland, all well-known sneaker retailers, and directly from private collectors. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 022 Asset is unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.
The Series Gallery Drop 023 Asset
Summary Overview
Series Gallery Drop 023 has purchased one painting by Katherine Bradford, Cape Woman (the “Series Gallery Drop 023 Asset”).
●    Museum Shows: Katherine Bradford has been featured in a major biennial at Prospect New Orleans and has had solo shows at the Modern Art Museum of Fort Worth in Fort Worth, Sperone Westwater in New York and Monica De Cardenas in Milan. She has also been featured in group shows at CHOI&LAGER in Cologne, Pace Gallery in New York, Campoli Presti in London and GRIMM in New York.

●    Institutional Attention: Bradford’s works are held in the collections of the Metropolitan Museum of Art in New York, Smith College Museum in Maine, the Worcester Art Museum in Worcester, MA and the Pennsylvania Academy of Fine Arts in Philadelphia, among others. Her works have also been reviewed by major publications, including Artforum and Art in America.
●    Mainstream press: Bradford was featured by Frieze as well as the New York Times this May. She was also highlighted in the online viewing room of David Zwirner gallery.
●    Auction Results: Bradford’s 2019 auction results demonstrated a 100% sell-through rate, with an average 3.0x price over estimate, indicating strong demand.
Specifications
Artist	Katherine Bradford
Artwork	Cape Woman
Size	24 x 30 inches
Medium	Acrylic on canvas
Creation Year	2019
Purchased From	Campoli Presti
Purchased For	$15,000
Year Purchased	2020

The Artist
Katherine Bradford (b. 1942) is an American painter who explores the complexities of loneliness, agency, gender roles and consciousness, among other topics. She is perhaps best known for paintings of swimmers, superheroes and ships that critics describe as simultaneously representational and abstract, luminous and richly metaphorical.
Bradford attended Bryn Mawr College and later received her MFA from SUNY Purchase.
Market Assessment
Katherine Bradford is an emerging artist whose exhibition history demonstrates meaningful institutional support.  Bradford has exhibited internationally and in shows at the Modern Art Museum of Fort Worth (solo), MoMA PS1, Brooklyn Museum, Pennsylvania Academy of Fine Arts and University of the Arts (Philadelphia), among others. Her works are featured in public art collections including those of the Metropolitan Museum of Art, Brooklyn Museum, Dallas Museum of Art, Menil Collection and Portland Museum of Art.
Condition Report
The work is in excellent condition. The work will be sent directly from Campoli Presti Gallery in Paris to New York.
Ownership and Pricing History
We purchased the painting from Campoli Presti on the primary market. There is no prior ownership or pricing history.
The Series Gallery Drop 024 Asset
Summary Overview
Series Gallery Drop 024 has purchased a 9.6 CGC-graded Fantastic Four #52 comic (the “Series Gallery Drop 024 Asset”).

●    First Appearance of Black Panther: The Series Gallery Drop 024 Asset comic features the first appearance of Black Panther, one of the most well-known comic book characters today.
●    9.6 Grade: The Series Gallery Drop 024 Asset comic is a 9.6 CGC-graded Fantastic Four #52 comic (15 copies in the world). The book is in Mint / Near Mint condition with Off-White to White pages. The book was purchased from Metropolis Collectibles, an independent comic book dealer.
●    Culturally Significant Silver Age Grail: Fantastic Four #52 is ranked among the top 20 most valuable Silver Age comics and is universally acknowledged as a Silver Age “grail.”
●    High Frequency of Sales: Fantastic Four #52 is among the top 10 actively sold comic books from the Silver Age.
●    Top Grossing Superhero Film: The Black Panther movie was the #5 highest grossing superhero film, at $1.3 billion. A sequel is slated to release in 2022, which we believe may serve as a potential catalyst.
Specifications
Title	Fantastic Four #52
Publisher	Marvel
Creation Date	1966
Age	Silver
CGC Grade	9.6
Page Color	Off-White to White
Key Issue	First Appearance of Black Panther
Purchased From	Metropolis Collectibles
Purchased For	$23,000
Year Purchased	2020

The Comic
The Series Gallery Drop 024 Asset is the first appearance of Black Panther, culturally significant as the debut of Marvel’s first Black superhero. The storyline involves Black Panther inviting the Fantastic Four to Wakanda, his hidden country. The Black Panther individually defeats each member of the Fantastic Four, but they eventually come together to defeat him. The comic ends with the Black Panther unmasking himself and preparing to tell his story.
The comic is from the Silver Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1956 to 1970 that followed the Golden Age of comics from 1938 to 1956. The comic was scripted by Stan Lee, who is considered one of the most influential comic book publishers and writers.
Market Assessment
We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Gallery Drop 024 Asset is positioned to benefit from this trend. As the first appearance of Black Panther, the Series Gallery Drop 024 Asset is a key collector’s edition featuring a popular Marvel character. We believe that the Series Gallery Drop 024 Asset is a Silver Age grail, especially at the 9.6 CGC grade, which has only 15 copies worldwide and represents only 0.5% of the available copies of this comic book in circulation. As the collectibles comic book market grows, we believe that the value of the Series Gallery Drop 024 Asset has the potential to grow as well.

As of June 6, 2020, Fantastic Four #52 was one of the top 10 most actively traded Silver Age comics according to GoCollect. The high volume of sales indicates high demand.
Condition Report
The Series Gallery Drop 024 Asset is a 9.6 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint / Mint condition. There are 15 Universal-label 9.6 CGC-graded Fantastic Four #52 comics in circulation. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership and Pricing History
We purchased the Series Gallery Drop 024 Asset from Metropolis Collectibles, an independent comic shop based in New York. Pricing history for the Series Gallery Drop 024 Asset comes from GoCollect and GPAnalysis, both of which aggregate comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions and other dealers.
The table below lists average annual sales of 9.6 CGC-graded Fantastic Four #52 comic.
Source: Historical sale prices for 9.6 CGC-graded Fantastic Four #52 comics sourced from GoCollect and GPAnalysis sale databases.
Year	Average Sale Price
2020	$20,403
2019	$24,500
2018	$20,074
2016	$15,535
2015	$23,900
2014	$7,911
2011	$7,884
2010	$2,550

The Series Gallery Drop 025 Asset
On December 4, 2020, Series Gallery Drop 025 sold the Series Gallery Drop 025 Asset, one painting by Derek Fordjour, No. 90, for $70,000 versus the Series Gallery Drop 025 offering amount of $70,000. In connection with the sale, our manager assumed all Series Gallery Drop 025 acquisition expenses and offering expenses and waived any and all rights to receive any sourcing fee, accrued but unpaid interest on the promissory note issued in connection with the acquisition of the Series Gallery Drop 025 Asset and the 10% distribution pursuant to Section 7.02 of our operating agreement. This resulted in a net gain to holders of Series Gallery Drop 025 Interests. Our manager, the manager of Series Gallery Drop 025, was appointed as liquidator and distributed to holders of Series Gallery Drop 025 Interests all of the remaining assets (which consisted only of cash) of Series Gallery Drop 025, after making provision for taxes and any other liabilities of Series Gallery Drop 025. After making such distribution and filing any applicable tax returns, our manager intends to wind up Series Gallery Drop 025 as the series will no longer have any assets or liabilities.
The Series Gallery Drop 026 Asset
Summary Overview
Series Gallery Drop 026 has purchased a 9.4 CGC-graded Avengers #1 comic (the “Series Gallery Drop 026 Asset”).

●    First Appearance of The Avengers: The Series Gallery Drop 026 Asset comic features the first appearance of The Avengers, some of the most well-known comic book characters today.
●    9.4 Grade: The Series Gallery Drop 026 Asset comic is a 9.4 CGC-graded Avengers #1 comic (11 copies in the world). The book is in Mint / Near Mint condition with White pages. The book was purchased from Metropolis Collectibles, an independent comic book dealer.
●    Culturally Significant Silver Age Grail: Avengers #1 is ranked among the top 10 most valuable Silver Age comics and is universally acknowledged as a Silver Age “grail.”
●    High Frequency of Sales: Avengers #1 is among the top 10 actively sold comic books from the Silver Age.
●    Highest Grossing Superhero Films: In addition to their popularity as comic book characters, The Avengers characters have been very successful as a film franchise. The top 4 highest grossing superhero films are all Avengers films. Additionally, Avengers: Endgame was the highest grossing film of all time, at $2.7 billion.
Specifications
Title	Avengers #1
Publisher	Marvel
Creation Date	1963
Age	Silver
CGC Grade	9.4
Page Color	White
Key Issue	First Appearance of The Avengers
Purchased From	Metropolis Collectibles
Purchased For	$95,000
Year Purchased	2020

The Comic
The Series Gallery Drop 026 Asset is the first appearance and origin story of The Avengers, a team of superheroes consisting of Thor, the Hulk, Iron Man, Ant Man and The Wasp. The storyline starts with Loki seeking revenge for his capture by his brother and rival, Thor. Loki manipulates the Hulk into getting himself into trouble to entice Thor to come to his aid. Ant-Man, the Wasp and Iron Man assist in clearing the Hulk’s name and vanquishing Loki. They realize how well they work as a team and should continue to work together in the future — “Each of us has a different power, if we combined forces we could be almost unbeatable!” They decide to call themselves, “The Avengers.”
The comic is from the Silver Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1956 to 1970 that followed the Golden Age of comics from 1938 to 1956. The comic was scripted by Stan Lee, who is considered one of the most influential comic book publishers and writers.
Market Assessment

We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Gallery Drop 026 Asset is positioned to benefit from this trend. As the first appearance of The Avengers, the Series Gallery Drop 026 Asset is a key collector’s edition featuring established Marvel characters. We believe that the Series Gallery Drop 026 Asset is a Silver Age grail, especially at the 9.4 CGC grade, which has only 11 copies worldwide and represents only 0.5% of the available copies of this comic book in circulation. As the collectibles comic book market grows, we believe that the value of the Series Gallery Drop 026 Asset has the potential to grow as well.
As of June 6, 2020, Avengers #1 was one of the top 10 most actively traded Silver Age comics according to GoCollect. The high volume of sales indicates high demand.
Condition Report
The Series Gallery Drop 026 Asset is a 9.4 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint / Mint condition. There are 11 Universal-labeled 9.4 CGC-graded Avengers #1 comics in circulation. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership and Pricing History
We purchased the Series Gallery Drop 026 Asset from Metropolis Collectibles, an independent comic shop based in New York. Pricing history for the Series Gallery Drop 026 Asset comes from GoCollect and GPAnalysis, both of which aggregate comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions and other dealers. The table below lists publicly reported sales of the 9.4 CGC-graded Avengers #1 comic.
Source: Historical sale prices for 9.4 CGC-graded Avengers #1 comics sourced from GoCollect and GPAnalysis sale databases.
Date	Sale Price
08/29/2018	$79,000
05/18/2017	$89,625
02/18/2016	$98,597
01/08/2013	$130,000
11/01/2009	$65,100
12/06/2002	$16,963
10/11/2002	$17,250

The Series Gallery Drop 027 Asset
On July 28, 2021, Series Gallery Drop 027 sold the Series Gallery Drop 027 Asset, a 9.8 CGC-graded Teenage Mutant Ninja Turtles #1 comic book, for $180,000 versus the Series Gallery Drop 027 offering amount of $62,500. In connection with the sale, our manager assumed all outstanding but unpaid Series Gallery Drop 027 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the operating agreement. This resulted in a net gain to holders of Series Gallery Drop 027 Interests. Our manager, as the manager of Series Gallery Drop 027, was appointed as liquidator and distributed to holders of Series Gallery Drop 027 Interests all of the remaining assets (which consisted only of cash) of Series Gallery Drop 027. After making such distribution, our manager wound up Series Gallery Drop 027 as the series no longer had any assets or liabilities.
The Series Gallery Drop 028 Asset

Summary Overview
Series Gallery Drop 028 has purchased a pair of Nike SB Dunk Low “Freddy Krueger” sneakers (the “Series Gallery Drop 028 Asset”).
●    Nike SB: Nike SB, the brand’s skate-focused line, began in 2001 under general manager, Sandy Bodecker. After a series of failed products, Bodecker was enlisted to help Nike SB shift direction. Rather than building a brand new shoe from the ground up, Nike turned to a shoe they made that skaters were already wearing, the Nike Dunk. By 2002, Nike released the Nike SB Dunk, a new iteration designed specifically for skaters. After recruiting skaters like Reese Forbes, Gino Ianucci, Richard Mulder and Danny Supa and securing collaborations with major skateboarding companies like Supreme, Nike SB’s reintroduction into the world of skateboarding would eventually leave a lasting impression on sneaker culture as a whole.
●    The Nike SB Dunk: The history of the Nike SB Dunk begins in 1985, after Peter C. Moore designed the original Nike Dunk. Originally designed as a basketball shoe, the Nike Dunk’s performance features were attractive to ballers and skaters alike. By 2002, Nike released the Nike SB Dunk, their first major shoe dedicated to skateboarding as a sport.
●    Scarcity: Although the exact production of the shoe cannot be confirmed, the sneakers constituting the Series Gallery Drop 028 Asset are scarce. The Nike SB Dunk Low “Freddy Krueger” was pulled from production following a cease-and-desist letter from New Line Cinema, the company responsible for Nightmare on Elm Street. Only one small skate shop in Mexico mistakenly sold a few pairs early. The other existing shoes were set to be incinerated, but a Nike employee pulled several pairs before they were destroyed. It is rumored that 30 pairs exist, with even fewer pairs remaining in deadstock condition.
●    Condition: The sneakers constituting the Series Gallery Drop 028 Asset are deadstock (never worn). As sample shoes, they do not come with an original box.
Specifications
Brand	Nike
Asset	Nike SB Dunk Low
Colorway	Freddy Krueger
Size	9
Condition	Deadstock without box
Release Date	2007 (No formal release)
Designer	Peter C. Moore
Purchased From	Project Blitz
Purchased For	$18,500
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.

Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
The Nike SB Dunk Low was designed by Peter C. Moore. As the original designer of the Nike Dunk in 1985, along with the original Air Jordan 1, Moore had created a shoe that transcended its original sport and intended usage. As it turned out, the lateral support, cushioning and grip featured on dunks was just as useful in the world of skateboarding. By 2002, Moore teamed up with Sandy Bodecker to reintroduce Nike SB and the SB Dunk, featuring tailored tweaks to padding and traction, specifically with skateboarding in mind.
Moore’s contribution to the Nike Brand goes beyond his part in the sneakers design. Moore created the original Air Jordan ball-and-wings logo, and after moving to Adidas, he created Adidas’ quintessential “Three Bars” logo.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The sneakers constituting the Series Gallery Drop 028 Asset never saw a full public release due to a cease-and-desist letter that claimed the shoes infringed on the Nightmare on Elm Street franchise.
Supply for all sneakers constituting the Series Gallery Drop 028 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
The Nike SB Dunk Low was designed by Peter C. Moore. As the original designer of Nike's early roster of shoes, including the original Nike Dunks and Nike Air Jordan 1’s in 1985, Moore created shoes that transcended their original sport and intended usage. As it turned out, the lateral support, cushioning and grip featured on dunks was just as useful in the world of skateboarding. By 2002, Moore teamed up with Sandy Bodecker to reintroduce Nike SB and the SB Dunk, featuring tailored tweaks to padding and traction, specifically with skateboarding in mind.
Moore’s contribution to the Nike Brand goes beyond his part in the sneakers’ design. Moore created the original Air Jordan ball-and-wings logo, and after moving to Adidas, he created Adidas’ quintessential “Three Bars” logo.
We purchased these sneakers from Project Blitz, a well-known sneaker retailer. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 028 Asset is unknown, however there are a limited number of data points on StockX for sales of these sneakers.
The Series Gallery Drop 029 Asset
Summary Overview
Series Gallery Drop 029 has purchased a collection of Travis Scott collaboration Nike sneakers (the “Series Gallery Drop 029 Asset”).

●    Nike x Travis Scott Partnership: The partnership between Nike and Travis Scott was announced in 2017 when the world-famous hip hop artist revealed a friends-and-family iteration of the Jordan Trunner LX. The untraditional sneaker was produced in extremely limited quantities to be worn by Scott while touring with Kendrick Lamar. The partnership has produced some of the most sought-after sneakers in the last decade, with a similar reception as previous non-athlete partnerships like Kanye West’s.
●    Travis Scott x Nike Sneakers: At the end of 2017, Travis Scott announced the global launch of his Nike partnership. The Travis Scott x Air Force 1 was released alongside the “AF100” collection that celebrated the 35th anniversary of the iconic Nike silhouette. After selling out immediately, Scott continued to work with Nike, producing several more iterations of the Air Force 1, the Air Jordan 1 and Air Jordan 4. His recent Nike collaborations adopted the newer Air Max 270 silhouette and the classic Nike SB Dunk Low, which were released alongside full capsule collections of Travis Scott x Nike apparel.
●    Scarcity: Although the exact production of each shoe cannot be confirmed, the sneakers constituting the Series Gallery Drop 029 Asset are scarce. The Air Force 1 “AF100” was exclusively released at Complexcon 2017. The Air Jordan 4 x Travis Scott “F&F” pairs were samples produced for Travis Scott’s entourage, never seeing a public release. The Nike SB Dunk Low “Special Box” is a more-collectible version of an already limited sneaker. Each sneaker’s scarcity is compounded by its deadstock condition.
●    Condition: The sneakers constituting the Series Gallery Drop 029 Asset are deadstock (never worn), with their original boxes and accessories.
Specifications
Brand	Nike	Nike	Air Jordan	Air Jordan	Air Jordan
Asset	Nike SB Dunk Low	Nike Air Force 1	Air Jordan 1	Air Jordan 4	Air Jordan 4
Colorway	Travis Scott “Special Box”	Travis Scott AF100	Travis Scott	Travis Scott “F&F Mocha”	Travis Scott “F&F Purple”
Size	11.5	12	11.5	13	13
Condition	Deadstock with box and accessories
Release Date	February 22, 2020	December 2, 2017	May 11, 2019	Unreleased, 2018	Unreleased, 2018
Designers	Peter Moore, Travis Scott	Bruce Kilgore, Travis Scott	Peter Moore, Travis Scott	Tinker Hatfield, Travis Scott	Tinker Hatfield, Travis Scott
Purchased From	StockX	Private Collector	StockX	Sole Supremacy	Project Blitz
Purchased For	$1,829.95	$1,393.60	$1,418.95	$21,666.13	$27,000.00
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.

Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designers
Peter C. Moore
The Nike SB Dunk Low and the Air Jordan 1 were designed by Peter C. Moore. As the original designer of Nike’s early roster of shoes, including the original Nike Dunks and Nike Air Jordan 1’s in 1985, Moore created shoes that transcended their original sport and intended usage. As it turned out, the lateral support, cushioning and grip featured on dunks was just as useful in the world of skateboarding. By 2002, Moore teamed up with Sandy Bodecker to introduce Nike SB and the SB Dunk, featuring tailored tweaks to padding and traction, specifically with skateboarding in mind.
Moore’s contribution to the Nike Brand goes beyond his part in the sneakers’ design. Moore created the original Air Jordan ball-and-wings logo, and after moving to Adidas, he created Adidas’ quintessential “Three Bars” logo.
Bruce Kilgore
The Nike Air Force 1 made its debut in 1982. As one of Nike’s original designers, the Air Force 1 was Bruce Kilgore’s first time designing a basketball shoe. Kilgore focused on a functional design, including an outsole designed for players’ pivot point. Given the shoes’ mutability, the Air Force 1 has grown to become a global streetwear standard.
After his success designing the Air Force 1, Kilgore went on to design several other court shoes, including the Avenger, Adversary, Air Ace, Air Pressure, and the Air Jordan II.
Tinker Hatfield
Tinker Hatfield is the most well-known designer for the Nike brand as a whole, having been called the “Michael Jordan of designing Jordans.” Hatfield joined the company in 1981 as a corporate architect, but quickly shifted towards athletic footwear design in 1985. Taking inspiration from the Pompidou Center in Paris, Tinker introduced the Air Max 1 in 1987, the first shoe to feature a visible air bubble. After the Air Max 1’s success, Hatfield continued to design some of Nike’s most iconic silhouettes, most notably the Air Jordan 3-15 and the Air Max 90.
The Sneakers
Nike SB Dunk Low “Travis Scott” (Special Box)
In February 2020, Travis Scott released his iteration of the Nike SB Dunk Low. The sneaker features vulnerable materials that wear down as the shoes are skated, eventually revealing different patterns and materials underneath.
Air Force 1 “Travis Scott” (AF100)
The Air Force 1 was released alongside the “AF100” collection that celebrated the 35th anniversary of the iconic silhouette. The release was exclusive to attendees at Complexcon 2017. The seemingly plain, white sneaker features DIY accessories like interchangeable velcro swooshes, as well as “Cactus Jack” branded lace locks and embroidery.
Air Jordan 1 “Travis Scott”
The Air Jordan 1 “Travis Scott” was released unexpectedly during the 2019 GRAMMYs. The backwards swoosh, “Cactus Jack” branding and hidden stash pocket make the sneaker one of the most distinctive Jordan 1’s ever produced.

Air Jordan 4 “F&F Mocha” & “F&F Purple”
During the summer of 2018, Travis Scott fans finally got to get their hands on the first public release of the Travis Scott x Jordan Brand partnership, the Houston Oilers inspired Jordan 4. Travis Scott, however, has been seen courtside at Houston Rocket’s games rocking unreleased colorways of this shoe. The quantity of these shoes in existence is unknown, making them some of the most sought-after contemporary Jordans.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The market for Nike SB Dunks exploded starting in late 2019 (some speculate this can be partially attributed to Travis Scott), increasing over 2,000% on some shoes. The continued demand for the Air Jordan 1 and Air Jordan 4 are indicative of why they are often considered two of the best Jordan silhouettes ever made.
The sneakers constituting the Series Gallery Drop 029 are among most valuable Nike x Travis Scott collaborations, found anywhere from $899 to $27,539.
Supply for all sneakers constituting the Series Gallery Drop 029 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased these sneakers from StockX, Project Blitz and Sole Supremacy, well-known sneaker retailers, and directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 029 Asset is unknown, however there are data points on StockX for sales of some of these sneakers.
The Series Gallery Drop 030 Asset
Summary Overview
Series Gallery Drop 030 has purchased one painting by Cleon Peterson, A Perfect Trade (the “Series Gallery Drop 030 Asset”).
●    Career Highlights: Cleon Peterson is an emerging artist who has had solo shows at the Museum of Contemporary Art in Denver, Galerie Du Jour in Paris and Over the Influence in Los Angeles and Hong Kong. He has also been featured in group shows at Palais de Tokyo in Paris, Art Basel in Miami and The Hole in New York.
●    Gallery Representation: Peterson is represented by Over the Influence, a gallery based in Los Angeles that also represents prominent street artists such as Invader and Shepard Fairey.
●    Cultural Relevance: Like other street artists such as Kaws and OSGEMEOS, Peterson’s rise can be largely tracked by his rapidly growing Instagram following (approximately 175,000 as of July 2020). He has collaborated with brands such as HUF and Modernica Case Study.
Specifications
Artist	Cleon Peterson
Artwork	A Perfect Trade

Size	42 x 26 inches
Medium	Acrylic on canvas
Creation Year	2019
Purchased From	Over the Influence
Purchased For	$24,000
Year Purchased	2020

The Artist
Cleon Peterson (b. 1973) is an American artist whose instantly recognizable Greco-Roman style focuses on the participation of individuals in larger conflicts. His ambiguous characters occupy various roles of domination, submission, violence and, occasionally, introspection. He received his MFA from The Cranbrook Academy, MI in 2006 and BFA Graphic Design, Art Center College of Design, CA. Peterson has collaborated with streetwear brand HUF on clothing capsule collection and multiple times with Modernica Case Study on limited furniture releases.
Market Assessment
Cleon Peterson is an institutional street artist whose exhibition history and social media following indicates his position within popular art culture. Peterson has exhibited internationally in institutional shows at the Museum of Contemporary Art, Denver (solo); Gillman Barracks, Singapore; Palais de Tokyo, Paris; and others. Commercially, he is represented by Over the Influence, a leading street art gallery.
Condition Report
The work is in excellent condition and was purchased directly from the artist’s gallery, Over the Influence.
Ownership and Pricing History
We purchased the painting from Over the Influence on the primary market. There is no prior ownership or pricing history.
The Series Gallery Drop 031 Asset
Summary Overview
Series Gallery Drop 31 has purchased one painting by Katherine Bernhardt, Sneakers, Computers, Capri Sun (the “Series Gallery Drop 31 Asset”).
●    Museums Shows: Katherine Bernhardt has had recent solo museum shows at the Mario Testino Museum (MATE), Lima, Peru; the highly visible Lever House commission on Park Avenue; and the notable regional museum, CAM, St. Louis.
●    Institutional Attention: Bernhardt’s works are held in the collections of the Brant Foundation, Greenwich, CT; Carnegie Museum, Pittsburgh, PA; Hirshhorn Museum, Washington, DC; and the Rubell Collection, Miami, FL. She is reviewed in art publications such as Art Forum, Artsy, Frieze, Flash Art and Artnet, among others.
●    Mainstream Press: She has been profiled in GQ and Interview, reviewed in the New York Times and been mentioned several times in the New Yorker.
●    Auction Results: In 2019, Bernhardt’s works saw $370,202 in turnover at auction.
Specifications
Artist	Katherine Bernhardt

Artwork	Sneakers, Computers, Capri Sun
Size	96 x 120 inches
Medium	Acrylic and spray paint on canvas
Creation Year	2014
Purchased From	Christie’s
Purchased For	$43,750
Year Purchased	2020

The Artist
Katherine Bernhardt (b. 1975) examines the powerful effects of popular culture, childhood, nostalgia and joy through her work. Her pieces often display bright gestural representations of iconic brands and characters and objects with common tropes, including Nike, Pink Panther, watermelons, cigarettes and Apple computers.
She received her BFA from School of the Art Institute of Chicago and her MFA from School of Visual Arts, New York, NY.
Market Assessment
Katherine Bernhardt is a late emerging artist whose consistent gallery exhibition history shows strong support. She has shown at top galleries in New York City (Canada, Carl Freeman and Team Gallery), Belgium (Xavier Hufkens), Sweden (Loyal), Dubai (Carbon12) and Japan (NANZUKA). Additionally, she is in major museum collections, including the Brant Foundation, the Hirshorn and the Carnegie Museum.
Condition Report
The work is in excellent condition. The work will be sent directly from Christie’s in New York to our storage facility in New York.
Ownership History
We purchased the painting on the secondary market from Christie’s. The work was previously acquired from the artist and sold to a private collector through China Art Objects Gallery, Los Angeles.

The Series Gallery Drop 032 Asset
Summary Overview
Series Gallery Drop 032 has purchased a 9.6 Wata-graded Super Mario Bros. 3 “Right” NES game (the “Series Gallery Drop 032 Asset”).
●    Best-Selling Game: Super Mario Bros. 3 is the third best-selling Nintendo Entertainment System, or NES, video game of all time at over 17 million copies sold worldwide. Super Mario Bros. 3 is the first Super Mario game to feature an over-world map and inventory system for power-ups.
●    9.6 Grade: The Series Gallery Drop 032 Asset is a 9.6 Wata-graded Super Mario Bros. 3 NES game, with a Grade A seal. The game was purchased from Heritage Auctions. “Right” references a later production run of the game.
●    Significance in Pop Culture: The characters in the Super Mario Bros. franchise are embedded in pop culture. The game was created over 30 years ago, and continues to sell in the latest video game formats even today, such as the Nintendo Switch.

Specifications
Title	Super Mario Bros. 3 “Right”
Game Type	Nintendo NES
Release Year	1990
Wata Grade	9.6
Seal Grade	A
Purchased From	Heritage Auctions
Purchased For	$10,200
Year Purchased	2020

The Game
Super Mario Bros. 3 is considered the first real sequel to the original Super Mario Bros. game since the American release of Super Mario Bros. 2 had nothing to do with the first game. Features that made this game appealing to users include design changes, new power-ups, a new soundtrack, a redesigned level format and improved graphics. In a departure from the first game, which was designed as a linear set of levels and worlds, Super Mario Bros. 3 gave players a choice of which levels they could play.
Super Mario Bros. 3 is the third best-selling NES video game of all time at over 17 million copies sold worldwide. The Super Mario series has been created in subsequent popular video game formats, including the Nintendo64, Wii and the Nintendo Switch.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling NES games.
Condition Report
The Series Gallery Drop 032 Asset is a 9.6 Wata-graded NES game with a Grade A seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 032 Asset from Heritage Auctions. Prior ownership and pricing history of the Series Gallery Drop 032 Asset is unknown.
The Series Gallery Drop 033 Asset
Summary Overview
Series Gallery Drop 033 has purchased a collection of original 1985 Nike Air Jordan I sneakers (the “Series Gallery Drop 033 Asset”).
●    The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could then be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.

●    The Air Jordan I: The history of the Air Jordan line, the most popular series of sneakers in history, begins during Michael Jordan’s rookie year with the Air Jordan I. Designed by Peter C. Moore in 1985, the shoe sold out upon first release.

●    Reception: The Air Jordan I sold quickly upon initial release, leading Nike to restock them in 1985. This restock resulted in surplus supply, and Air Jordan I’s sat on shelves for years, eventually being marked down to as little as $20. These low-priced sneakers were of particular interest to skateboarders, who were looking for sneakers more durable than the canvas they typically wore. The sneakers’ initial popularity was tied to their functionality, but by 2001, Nike began producing retro versions of the 1985 original. This return to the original silhouette changed the shoes perception from a practical basketball shoe to a design icon.

●    Scarcity: Although the exact number released is unknown, the sneakers constituting the Series Gallery Drop 033 Asset are extremely scarce. Considering their release 34 years ago, finding the shoes in deadstock (never worn) condition is increasingly rare.

●    Condition: All the sneakers constituting the Series Gallery Drop 033 Asset are deadstock, with one pair also including its original box.
Specifications

Brand	Nike
Asset	Air Jordan I
Colorway	“Chicago”	“Chicago”	“Bred”
Size	11	9.5	11
Condition	Deadstock, no box	Deadstock, with box; scuff on white toe box area of right shoe	Deadstock, no box
Release Date	September 16, 1985
Designers	Peter Moore
Purchased From	Private Collector	Index PDX	Private Collector
Purchased For	$6,975	$8,000	$6,500
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer

The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. The rookie communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneaker be “different” and “exciting”.

“The idea was to break the color barrier in footwear,” Moore remembers. “Prior to that, 99 percent of shoes were white or black, so I decided to design a shoe that would really take color well.”

Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created adidas’ quintessential “Three Bars” logo.

The Sneakers
Black/Red “Bred” or “Banned”

The “Banned” or “Bred” Air Jordan I’s are the face of the Air Jordan sneaker franchise. The sneakers made waves in their 1985 debut, largely because of the story that Michael Jordan was being fined each time he wore them on court.

White/Black/Red “Chicago”

The Chicago Bulls’ red, white and black was the colorway most commonly worn by Michael Jordan, especially during the 1985 season. The colorway has recently seen a massive influx of popularity because of its place in Virgil Abloh’s “The Ten.” The colorway headlined “The Ten” as sneaker number one, earning the prestigious FNAA Shoe of the Year award in 2017. The popularity of this collaboration has heightened the status of the colorway to new levels, especially with celebrity endorsements from Travis Scott to Roger Federer.

Market Assessment
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. However, in the case of the Jordan I, this has not proven to be true. As discussed above, Nike has restocked several versions of the Jordan I, with little effect on resale value for the original pairs. The collection’s resilience to restocks is a result of the sneaker market’s recognition of the small differences that exist between original and restocked pairs. Even re-releases of the Jordan I that are designed to mimic the original contain noticeable differences that allow the sneaker market to view them as distinct. The market for Air Jordan sneakers hit a recent hot streak following the release of The Last Dance documentary.

Supply for the OG 1985 Nike Air Jordan I is extremely scarce, compounded by our criteria on deadstock condition. The lack of supply is not a product of a limited release. In fact, because the Air Jordan I sold so quickly upon initial release, Nike restocked them in 1985. The restock likewise destroyed any secondary market for the sneakers and discouraged early sneakerheads from viewing the Air Jordan I as a collectible. For some, the sneakers were bought to be worn, not collected, as shown by the many worn-down pairs on the market and the relative lack of pairs in deadstock condition.

Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History

We purchased these sneakers from Index PDX, a well-known sneaker retailer, and directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 033 Asset is unknown.
The Series Gallery Drop 034 Asset
Summary Overview
Series Gallery Drop 034 has purchased one painting by Banksy, Police Car (the “Series Gallery Drop 034 Asset”).
●    Exhibition: The Series Gallery Drop 034 Asset was featured in Banksy’s Turf War exhibition in 2003, which is often regarded as his breakthrough exhibition and is among only a few exhibitions executed by Banksy himself.
●    Paintings are Relatively Scarce: Only 419 paintings by Banksy have sold at auction over the last 20 years, which represents 13.1% of his lots sold at auction during the same period.
●    Cultural Relevance: Banksy is an elusive and notoriously anonymous street artist, whose works have appeared across the world over the last 30 years, often serving witty political commentary. As of July 2020, Banksy had 10 million followers on his verified Instagram account, signaling his popularity.
Specifications
Artist	Banksy
Artwork	Police Car
Size	32.6 x 43.7 inches
Medium	Spray Paint on Cardboard
Creation Year	2003
Purchased From	Private Collector
Purchased For	$450,000
Year Purchased	2020

The Artist
Banksy (British, b. 1974) works in street art and installations. While his true identity is unconfirmed (although often speculated), his biography is widely known. Originally from Bristol, Banksy grew up as a graffiti artist in the 1990s as a part of DryBreadZ Crew (DBZ). In the late 1990s and early 2000s, he started to develop his signature stencil style. His works have appeared across the world, often concurrent with major world events.
In 2011, he was nominated for an Oscar for the documentary he directed, Exit Through the Gift Shop. In 2014, he won the Person of the Year Webby Award.
Market Assessment
With a career spanning over 30 years, Banksy has become a mainstay of popular culture, from small public stencils that appear overnight in prominent and poignant locations, to large scale installations like Dismaland and The Walled Off Hotel. According to MutualArt, Banksy’s 2019 auction turnover was $28.9 million, which represented a 76.2% increase over his 2018 turnover of $16.4 million. 42.9% of his 2019 auction lots sold above estimate.
Condition Report

The Series Gallery Drop 034 Asset is in good condition, as noted by a condition report from ArtCare Conservation in a condition report dated November 2019. It is also accompanied by a certificate of authenticity from Pest Control, a handling service acting on behalf of Banksy.
Ownership and Pricing History
The Series Gallery Drop 034 Asset was purchased from a private collector. Prior pricing history of this specific painting is unknown. A third-party appraisal, dated 22 July 2020, values the Series Gallery Drop 034 Asset at $448,213.
The Series Gallery Drop 035 Asset
Summary Overview
Series Gallery Drop 035 has purchased three paintings by MSCHF, Medical Bill (the “Series Gallery Drop 035 Asset”).
●    Viral Drops: MSCHF is a Brooklyn-based creative collective that has sold out several art and physical product drops since its launch, often within minutes and despite limited marketing.
●    Cultural Significance: The painting is intended to highlight the burden of expensive medical bills that people are currently facing as a result of the COVID-19 pandemic, and the proceeds from the purchase of the artwork will be used by MSCHF to pay off the medical bills of those featured in the painting.
●    Press attention: MSCHF has been the subject of articles by Business Insider, The New York Times, Hypebeast and TechCrunch.
Specifications
Artist	MSCHF
Artwork	Triptych: Medical Bill
Size	Each 72 x 55.56 inches
Medium	Oil on Canvas
Creation Year	2020
Purchased From	MSCHF
Purchased For	$72,700
Year Purchased	2020

The Artist
MSCHF is a Brooklyn-based creative collective that was founded in 2016 by Gabriel Whaley. It has launched 26 drops to date across several categories, including physical products, art and sneakers. The New York Times has referred to Gabriel Whaley and MSCHF as “Banksy for the Internet.”
Market Assessment
MSCHF is a relatively new creator and has been creating and selling art and physical products for only a few years. Some of their products, such as the Jesus Shoes and Damien Hirst Spots, have sold on the secondary market on websites such as StockX and eBay. Beyond that, there is a very limited secondary market for MSCHF’s work.
Condition Report

We purchased the works from the artist, MSCHF, directly. The works are new, have never been exhibited before and are in excellent condition. The works will be sent from the artist’s studio to our gallery space.
Ownership and Pricing History
We purchased the paintings directly from the artist on the primary market. There is no prior ownership or pricing history.
The Series Gallery Drop 036 Asset
Summary Overview
Series Gallery Drop 036 has purchased a collection of streetwear sneaker collaboration Nike sneakers (the “Series Gallery Drop 036 Asset”).
●    Co-curated by Chris Gibbs: The sneakers constituting the Series Gallery Drop 036 Asset were co-curated by our manager and Chris Gibbs, who is often considered one of the most influential figures in the streetwear community, particularly on the west coast. He is best known as the owner of the Los Angeles streetwear shop, Union.
●    Cultural Relevance: Streetwear and sneakers have always been gone hand in hand, both born out of the 1980s. Starting in the early 2000s, Nike (and Air Jordan) began partnering with streetwear companies to release limited edition sneakers. These sneakers played an integral role in helping to define collaboration culture as we know it (the Air Jordan 4 x UNDFTD was the first Air Jordan collaboration ever). Brands like Supreme, Stussy and Undefeated are often considered to be some of the most influential streetwear companies to ever exist.
●    Scarcity: Although the exact production of each shoe cannot be confirmed, the sneakers constituting the Series Gallery Drop 036 Asset are scarce. For example, the Air Jordan 4 x UNDFTD was limited to 72 pairs, sent only to friends and family. All Supreme products (Nike collaborations included) are built on a model of extremely limited quantities. Each sneaker’s scarcity is compounded by its deadstock condition (excluding the Air Jordan 4 x UNDFTD).
●    Condition: Other than the Air Jordan 4 x UNDFTD, the sneakers constituting the Series Gallery Drop 036 Asset are deadstock (never worn), with their original boxes and accessories. The Air Jordan 4 x UNDFTD is lightly worn but still in excellent condition.
Specifications

Brand	Nike							Air Jordan
Asset	Nike SB Dunk Low	Nike SB Dunk Low	Nike SB Dunk Low	Nike SB Dunk High	Nike SB Dunk High	Nike SB Dunk High	Nike Air Max 1	Air Jordan 1	Air Jordan 1	Air Jordan 4
Colorway	Supreme “Black Cement”	Supreme “White Cement”	Stussy “Cherry”	Supreme “Blue Star”	Supreme “Red Star”	Supreme “Orange Star”	Patta “Chlorop-hyll”	Union “Blue Toe”	Union “Black Toe”	UNDFTD
Size	11	13	10	10.5	10.5	10.5	9.5	9	9	12
Condition	Deadstock with box and accessories									Lightly Worn
Release Date	September 1, 2002	September 1, 2002	July 1, 2005	August 8, 2003	August 8, 2003	January 1, 2003	September 29, 2009	November 17, 2018	November 17, 2018	June 23, 2005
Designers	Peter Moore	Peter Moore	Peter Moore	Peter Moore	Peter Moore	Peter Moore	Tinker Hatfield	Peter Moore	Peter Moore	Tinker Hatfield
Purchased From	Private Collector	StockX	Private Collector	Private Collector	Private Collector	Private Collector	StockX	StockX	StockX	Flight Club

Purchased For	$4,800	$2,400	$2,250	$6,000	$5,000	$5,000	$1,731.95	$1,714.95	$1,804.95	$17,500
Year Purchased	2020	2019	2020	2020	2020	2020	2020	2020	2020	2020

The Curator
Chris Gibbs was born and raised in Ottawa, Canada, but spent summers with family in New York City. His trips to the United States helped influence his interests in both skateboarding and fashion. In 1996, Gibbs began working at Union’s New York location, started in 1989 by James Jebbia, founder of Supreme, and Mary Ann Fusco. At the time, Union was focused on selling t-shirts, sneakers and sweatshirts. After some years in New York, Gibbs moved out west to work at Union’s Los Angeles location under Eddie Cruz, founder of Undefeated, also known as UNDFTD.
Working alongside Jebbia and Cruz, Gibbs’ time at Union ran parallel with the birth of streetwear (Union is considered to be the store that started streetwear in America). As Union began to evolve, Gibbs helped the store incorporate more overseas influence, stocking Japanese brands and higher fashion. By 2008, Gibbs had the opportunity to purchase Union LA, and has continued to help shape the world of streetwear since.
Under Gibbs, Union has gone on to release their own in-house label and collaborate with major brands like Jordan Brand, Nordstrom, Fear of God, Carhartt WIP and more.
The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designers
Peter C. Moore
The Nike SB Dunk Low, Nike SB Dunk High and the Air Jordan 1 were designed by Peter C. Moore. As the original designer of Nike’s early roster of shoes, including the original Nike Dunks and Nike Air Jordan 1’s in 1985, Moore created shoes that transcended their original sport and intended usage. As it turned out, the lateral support, cushioning and grip featured on dunks was just as useful in the world of skateboarding. By 2002, Moore teamed up with Sandy Bodecker to introduce Nike SB and the SB Dunk, featuring tailored tweaks to padding and traction, specifically with skateboarding in mind.
Moore’s contribution to the Nike Brand goes beyond his part in the sneakers’ design. Moore created the original Air Jordan ball-and-wings logo, and after moving to Adidas, he created Adidas’ quintessential “Three Bars” logo.
Tinker Hatfield
Tinker Hatfield is the most well-known designer for the Nike brand as a whole, having been called the “Michael Jordan of designing Jordans.” Hatfield joined the company in 1981 as a corporate architect, but quickly shifted towards athletic footwear design in 1985. Taking inspiration from the Pompidou Center in Paris, Tinker introduced the Air Max 1 in 1987, the first shoe to feature a visible air bubble. After the Air Max 1’s success, Hatfield continued to design some of Nike’s most iconic silhouettes, most notably the Air Jordan 3-15 and the Air Max 90.

The Sneakers
Nike SB Dunk Low x Supreme “Black Cement” and “White Cement”
In 2002, the Nike SB legacy began with the collaboration between Nike and the enigmatic skateboarding label, Supreme. The sneakers adopted classic Jordan 3 colorways designed by Tinker Hatfield in 1988. The Supreme Dunks are one of the first material representations of sneaker and streetwear culture colliding and symbolize the birth of a new, inclusive consumer culture.
Nike SB Dunk High x Supreme “Blue Star,” “Red Star” and “Orange Star”
In 2003, the Nike x Supreme partnership produced a high top iteration of the Dunk that boasts crocodile-inspired leather and gold accents throughout the sneaker. The subverted use of luxurious materials reveals both brands’ awareness of the intersection of luxury goods, streetwear and skateboarding.
Nike SB Dunk Low x Stussy “Cherry”
Stussy was founded in the early 1980s by Shawn Stussy, a Laguna Beach, CA-based surfer and surfboard shaper. Stussy began printing and selling t-shirts as promotional material for his surfboards, and, by the late 1980s and early 1990s, Stussy expanded its streetwear line to Europe and New York City. Jebbia managed Stussy’s New York City flagship location until founding Supreme in 1994. In 2005, Stussy partnered with Nike to produce a pink and brown leather Nike SB Dunk Low inspired by Neapolitan ice cream. The colorway even compliments the pink Nike SB box in which the shoes were packaged, and the “pink box era” of Nike SB contains some of the most sought-after SB Dunk Lows of all time.
Nike Air Max 1 x Patta “Chlorophyll”
Patta was founded by Edson Sabajo and Guillaume Schmidt as a platform to present and sell collectible objects. In 2004, the streetwear and sneaker boutique opened in the middle of Amsterdam, serving as the epicenter of Dutch sneaker and streetwear culture. In 2009, the brand partnered with Nike to present an “Anniversary Pack” of Air Maxes for the brand’s fifth year anniversary. The “Chlorophyll” colorway features a clean white and gray upper juxtaposed with green denim that mimics the original color blocking of Tinker Hatfield’s first iteration of the Air Max in 1987.
Air Jordan 1 x Union “Blue Toe” and “Black Toe”
The Air Jordan 1 x Union “Blue Toe” and “Black Toe” are collaborations between the Jordan Brand and Union. UNION was founded in New York in 1989 by James Jebbia, founder of Supreme, and his partner, Mary Ann Fusco, before being relocated to Los Angeles by Cruz. Each sneaker features two OG colorways of the Nike Air Jordan 1 seemingly stitched together at the ankle. The “Blue Toe” includes the “Kentucky” and “Bred” colorways, while the “Black Toe” includes the “Black Toe” and “Neutral Grey” colorways.
Air Jordan 4 x UNDFTD
In 2002, James Bond co-founded with Cruz the tastefully curated sneaker and streetwear boutique, Undefeated, in Los Angeles. The store is another physical representation of the intersection of consumer cultures occurring at the beginning of the 2000s. In 2005, the boutique partnered with the Jordan Brand to release an extremely limited collection of 72 pairs of Jordan 4’s through a charity auction hosted by Undefeated. The sneakers, inspired by the MA-1 military jacket, feature olive drab suede, orange accents and velcro branding details on the tongue.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.

Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The continued demand for the Air Jordan 1 and Air Jordan 4 are indicative of why they are often considered two of the best Jordan silhouettes ever made.
The sneakers constituting the Series Gallery Drop 036 are among most valuable streetwear sneaker collaborations.
Supply for all sneakers constituting the Series Gallery Drop 036 Asset is scarce, and scarcer in deadstock or lightly worn condition.
Condition Report
Other than the Air Jordan 4 x UNDFTD, the sneakers constituting the Series Gallery Drop 036 Asset are deadstock, meaning that they have never been worn and are in excellent condition. The Air Jordan 4 x UNDFTD is very lightly worn. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased the sneakers from Flight Club and StockX, well-known sneaker retailers, and directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 036 asset is unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase prices.
The Series Gallery Drop 037 Asset
Summary Overview
Series Gallery Drop 037 has purchased a collection of sample and player-exclusive Nike Air Jordan sneakers (the “Series Gallery Drop 037 Asset”).
●    The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could then be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.
●    Cultural Relevance: The popularity of today’s sneaker culture is in part defined by rarity and exclusivity of various sneakers. Not every Air Jordan makes it to the production line. In addition to limited edition releases slated for the public, Jordan Brand creates samples (colorway variations) or player exclusives that often go unreleased. Inevitably, these shoes can make it into the hands of collectors, making them some of the most sought-after Jordans in the last five years.
●    Scarcity: The sneakers constituting the Series Gallery Drop 037 Asset are extremely scarce and never saw public release. Player-exclusive pairs are reserved for student athletes or faculty, while samples are often reserved for those close to the Jordan Brand. Additionally, finding these shoes in deadstock (never worn) condition is increasingly rare.
●    Condition: The sneakers constituting the Series Gallery Drop 037 Asset are deadstock (never worn), with their original boxes and accessories.
Specifications

Brand	Air Jordan
Asset	Air Jordan 3	Air Jordan 4	Air Jordan 4	Air Jordan 5

Colorway	“Oregon Tinker PE”	“Georgetown PE”	“Oklahoma PE”	“Tokyo T23 Yellow Toe Sample”
Size	11.5	11	11.5	9
Condition	Deadstock, with box and accessories
Release Date	2018, Unreleased	2019, Unreleased	2019, Unreleased	2017, Unreleased
Designers	Tinker Hatfield
Purchased From	Index PDX	Sole Supremacy	Private Collector	Index PDX
Purchased For	$5,800	$6,208.05	$5,250	$7,500
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
Tinker Hatfield
Tinker Hatfield is the most well-known designer for the Nike brand as a whole, having been called the “Michael Jordan of designing Jordans.” Hatfield joined the company in 1981 as a corporate architect, but quickly shifted towards athletic footwear design in 1985. Taking inspiration from the Pompidou Center in Paris, Tinker introduced the Air Max 1 in 1987, the first shoe to feature a visible air bubble. After the Air Max 1’s success, Hatfield continued to design some of Nike’s most iconic silhouettes, most notably the Air Jordan 3-15 and the Air Max 90.
The Sneakers
Jordan 3 “Oregon PE”
The University of Oregon has famously boasted player-exclusive Air Jordan sneakers, in part due to their close relationship with Nike. Tinker Hatfield, VP of Design at Nike, studied architecture at the university and continues to pay homage to his alma mater in the form of sneaker design. The  “Oregon PE” colorway takes on a version of the Jordan 3 referred to as the Jordan 3 “Tinker,” which is the classic Jordan 3 silhouette featuring a (typically absent) Nike swoosh. The Jordan 3 “Tinker” is the initial version of the Jordan 3 Hatfield presented to Michael Jordan in 1987. This Oregon-specific iteration features a lush, green suede, classic cement print details, a blacked-out Oregon “O” on the back heel and interchangeable velcro Nike swooshes.
Air Jordan 4 “Georgetown PE"
Exclusive to players, staff and coaches, the Jordan 4 “Georgetown PE” pays homage to the notoriously talented Georgetown basketball program. The cool grey, suede sneaker seems monochrome at first, but “Hoya Blue” (the nickname for Georgetown’s navy blue) details like speckling on the midsole and straps and “G” logo on the tongue make the sneaker truly stand out.

Air Jordan 4 “Oklahoma PE”
Also exclusive to players, staff and coaches, the Jordan 4 “Oklahoma PE” adopts Oklahoma Sooner colors and details to pay homage to the university’s basketball program. Like the “Georgetown PE” colorway, these sneakers boast a Sooner maroon suede upper with contrast speckling details, while the tongue features the Oklahoma “OU” logo.
Jordan 5 “Tokyo T23” Yellow Toe Sample
The Air Jordan 5 “Tokyo T23” released in 2011 to commemorate the opening of the Jordan 23 store in Tokyo. The sample version of these sneakers feature a distinct yellow toe and suede upper, classic Jordan 5 3M details, and an abstract “23” logo, inspired by the Shibuya Ward in Tokyo, embroidered on the heel. The sneakers were released exclusively in Japan yet generated global demand, making the sneakers some of the most sought-after Jordan 5s ever.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. Player-exclusive editions and samples have become particularly valuable due to their extreme scarcity. The continued demand for the Air Jordan 3, Air Jordan 4 and Air Jordan 5 are indicative of why they are often considered some of the best Jordan silhouettes ever made.
The sneakers constituting the Series Gallery Drop 037 Asset are among the most sought-after sample and player-exclusive pairs released in the last five years.
Supply for all sneakers constituting the Series Gallery Drop 037 Asset is scarce, and scarcer in deadstock or lightly worn condition.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased these sneakers from Index PDX and Sole Supremacy, two well-known sneaker retailers, and directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 037 Asset is unknown.
The Series Gallery Drop 038 Asset
Summary Overview
Series Gallery Drop 038 has purchased a PSA GEM-MT 10-graded 2003 LeBron James Topps Chrome #111 Refractor trading card (the “Series Gallery Drop 038 Asset”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.

●    Cultural Relevance of Lebron James: LeBron James is one of the most celebrated figures of this generation of NBA players. As he is frequently compared to Michael Jordan, his name carries a legacy that is unlikely to disappear anytime soon. His accomplishments include eight consecutive NBA Finals appearances (2011-2018), four NBA championships, four Most Valuable Player (MVP) Awards, four Finals MVP Awards, 16-time NBA All-Star and two Olympic gold medals. This rookie card is a memento of the largely hyped trajectory of his career, from the first overall pick in the 2003 draft to a four-time NBA champion.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by variations like the refractor, as well as the condition and grading.
●    GEM-MT 10 Grade: The Series Gallery Drop 038 Asset card is a GEM-MT 10 PSA-graded 2003 LeBron James Topps Chrome #111 Refractor card (169 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	LeBron James Topps Chrome #111 Refractor
Production Year	2003
PSA Grade	GEM-MT 10
Purchased From	Private Collector
Purchased For	$76,500
Year Purchased	2020

The Athlete
LeBron James (American, b. 1984) is largely considered to be one of the greatest basketball players of all time. After growing up in Cleveland, James was drafted to the Cleveland Cavaliers as a first round pick in 2003. He was named 2003-04 Rookie of the Year and made a name for himself on the court as a force to be reckoned with. After playing for the Cavaliers until 2010, James made the controversial decision to continue his NBA career with the Miami Heat. In Miami, he led the Heat to back to back NBA championships in 2012 and 2013. In 2014, James opted out of his Heat contract to return to the Cavaliers where he won another championship in 2016, thus ending the 52-year professional sports title drought in Cleveland. Although he is approaching the age of 40, James decided to continue his career in Los Angeles and signed with the Lakers in 2018 and remains a force on and off the court.
Outside of basketball, James rose to fame in a myriad of endeavors. He is the face of numerous endorsements, including his well-known Sprite and Nike commercials. He has become a pop culture figure that reaches far beyond basketball through cameos in shows like Saturday Night Live. He is also an activist for education through the LeBron James Family Foundation.
The Card
The 2003 LeBron James Topps Chrome #111 Refractor is one of the most sought-after LeBron James rookie cards. The refractor variation includes a reflective coating that shines multiple colors, especially in direct light. The image on the card features James making a jump shot for the Cavaliers as Ben Wallace, a Detroit Piston, looks on. On the edge of the card, the chrome border adds extra allure to the already dramatic motif. The text on the back of the card reads, “[n]o high school hoopster ever has had as many accolades as LeBron, whose quadruple double-type skills could make him a superstar. He won every possible National Player of the Year award in 2002 and ’03.”
Market Assessment

With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 038 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 169 GEM-MT 10 PSA-graded 2003 LeBron James Topps Chrome #111 Refractor cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 038 Asset was purchased directly from a private collector. The specific ownership and pricing history of the card constituting the Series Gallery Drop 038 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 039 Asset
Summary Overview
Series Gallery Drop 039 has purchased a pair of 1985 Nike Air Jordan 1 TYPS PE sneakers (the “Series Gallery Drop 039 Asset”).
●    The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could then be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.

●    Cultural Relevance of Michael Jordan: As the face of Nike for many years, the success of the Jordan Brand is built on the success of Michael Jordan as a player. Jordan is often revered as the greatest basketball player of all time. His accomplishments include being Rookie of the Year, five-time NBA MVP, six-time NBA champion, six-time Finals MVP, ten-time All-NBA First Team, nine-time NBA All-Defensive Team, Defensive Player of the Year, 14-time NBA All-Star, three-time NBA All-Star MVP and a Hall of Fame inductee.

●    Scarcity: As a player sample designed specifically for Michael Jordan’s game wear, a Nike Air Jordan 1 TYPS PE in this condition is extremely scarce. This specific shoe was only produced during the latter part of Jordan’s rookie year, so finding the shoes in deadstock (never worn) condition is increasingly rare, in addition to finding the shoe with a high quality, era-correct signature.

●    Condition: The sneakers constituting the Series Gallery Drop 039 Asset were from Michael Jordan’s personal game-stock, but never worn in-game. The shoes are still in brand new condition, and include Michael Jordan’s early signature.
Specifications
Brand	Nike
Asset	Michael Jordan Tong Yang Player Sample (TYPS)
Colorway	“Chicago”
Size	13 and 13.5

Condition	Deadstock
Release Date	1985
Designers	Peter Moore
Purchased From	Christie’s
Purchased For	$62,500
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. The rookie communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneakers be “different” and “exciting.”

“The idea was to break the color barrier in footwear,” Moore remembers. “Prior to that, 99 percent of shoes were white or black, so I decided to design a shoe that would really take color well.”

Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created adidas’ quintessential “Three Bars” logo.

The Player

Michael Jordan (American, b. 1963), is often considered to be the greatest basketball player of all time. After growing up in Wilmington, North Carolina, Jordan played competitively for the University of North Carolina Chapel Hill (UNC), before being drafted third overall by the Chicago Bulls in 1984. Jordan quickly caught the heart of Chicago Bulls fans, bringing their first three championship run from 1991 to 1993, and then again from 1996 to 1998. His career included its hiccups, including two retirements and a stint in the MLB. Still, his legacy will always be cemented on the hardwood. Known for his explosive style of play and ability to take flight, when all was said and done, Michael Jordan played 15 seasons in the NBA, accruing an unparalleled resume of accolades including Rookie of the Year, five-time NBA MVP, six-time NBA champion, six-time Finals MVP, ten-time All-NBA First Team, nine-time NBA All-Defensive Team, Defensive Player of the Year, 14-time NBA All-Star, three-time NBA All-Star MVP and Hall of Fame induction. Today, he is partial owner of the Charlotte Hornets.

The Sneakers
1985 Nike Air Jordan 1 TYPS PE, Autographed

The Chicago Bulls’ red, white and black was the colorway most commonly worn by Michael Jordan, especially during the 1985 season. The Nike Air Jordan 1 TYPS PE (Tong Yang Player Sample) is a game shoe, customized for Michael Jordan and his specific playing style on the court. Differences include sizing — the left shoe is a size 13 while the right is a 13.5 — as well as adjustments to the height of the collars of the shoes as compared to the retail versions. This specific iteration was the only custom cut iteration of the Nike Air Jordan 1.

In addition to the unique specifications of the shoe, the left shoe has a complete, era-correct signature, meaning signature from the time period that the shoe was originally released. Jordan’s signature changed throughout his career. In his earlier days, Jordan would write out his full name, however as his fame exploded and the volume of signatures increased, his signature became more simplified. In 1992, Jordan signed a deal with Upper Deck, giving them exclusive rights to his memorabilia, marking a difference between autographs that are paid for and autographs that are earned (by friends, family and fans).

Market Assessment
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. However, in the case of the Jordan I, this has not proven to be true. As discussed above, Nike has restocked several versions of the Jordan I, with little effect on resale value for the original pairs. The collection’s resilience to restocks is a result of the sneaker market’s recognition of the small differences that exist between original and restocked pairs. Even re-releases of the Jordan I that are designed to mimic the original contain noticeable differences that allow the sneaker market to view them as distinct. The market for Air Jordan sneakers hit a recent hot streak following the release of The Last Dance documentary.

Demand for Michael Jordan Player Exclusive (PE) sneakers has drawn large auction audiences, breaking new records for most expensive shoes ever-sold. In May 2020, the game-worn version of the Nike Air Jordan 1 TYPS  PE shoe sold for $560,000 at Sotheby’s.

Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number. The shoes are accompanied by a JSA letter of authenticity.
Ownership and Pricing History
We purchased these sneakers from Christie’s, a well-known auction house. The shoes were previously owned by a collector. Prior to that, the specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 039 Asset is unknown.
The Series Gallery Drop 040 Asset
Summary Overview
Series Gallery Drop 040 has purchased a collection of Nike Air Max sneakers (the “Series Gallery Drop 040 Asset”).
●    Nike: Nike, Inc., formerly known as Blue Ribbon Sports, was founded in 1964 by University of Oregon track and field coach, Bill Bowerman, and his student, Phil Knight. After releasing their first track shoe in 1972, Nike began to expand its offerings through the 1980s, transcending from a sportswear company, to a giant in fashion and pop culture. By associating with the world’s top athletes, Nike quickly appealed to America’s youth culture. Today, Nike stands as the world’s most popular sportswear/sneaker brand, dominating a market share of roughly 27.4% as of 2019.

●    Cultural Relevance of the Nike Air Max: In 1987, prolific Nike designer, Tinker Hatfield, designed the Nike Air Max 1 to perform on the court and look good on the street. It was the first time that Nike had ever produced a shoe with a visible air unit, a dramatic departure from their traditional design. Unlike the Air Jordan line, the Nike Air Max line was not associated with a superstar athlete, and its popularity began from an appreciation for disruptive and innovative design. The Nike Air Max line quickly became one of Nike’s best performing lines, continuing to create new models throughout the 1990s. Today, many of the Nike Air Max models are among Nike’s roster of legacy silhouettes.
●    Scarcity: The sneakers constituting the Series Gallery Drop 040 Asset are scarce due to the high demand for a very limited number of pairs released to the public. Additionally, finding these shoes in deadstock (never worn) condition is increasingly rare.
●    Condition: The sneakers constituting the Series Gallery Drop 040 Asset are deadstock (never worn), with their original boxes and accessories.
Specifications

Brand	Nike
Asset	Air Max 1 x Parra	Air Max 1 x Parra	Air Max 1 x Kidrobot	Air Max 1 x Atmos	Air Max 97 x MSCHF
Colorway	“Albert Heijn”	“Amsterdam”	“Kidrobot”	“Animal Pack”	“Jesus Shoe”
Size	10	9	12	9.5	9
Condition	Deadstock with original box and accessories
Release Date	2005 (Unreleased)	August 1, 2005	February 11, 2005	December 23, 2006	October 8, 2019
Designers	Tinker Hatfield, Piet Parra	Tinker Hatfield, Piet Parra	Tinker Hatfield, Kidrobot	Tinker Hatfield, Hirofumi Kojima	Tinker Hatfield, MSCHF
Purchased From	The RealReal	The RealReal	Private Collector	Private Collector	Private Collector
Purchased For	$21,775	$5,445.53	$2,991.92	$1,199	$1,800
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designers
Tinker Hatfield

Tinker Hatfield is the most well-known designer for the Nike brand as a whole, having been called the “Michael Jordan of designing Jordans.” Hatfield joined the company in 1981 as a corporate architect, but quickly shifted towards athletic footwear design in 1985. Taking inspiration from the Pompidou Center in Paris, Tinker introduced the Air Max 1 in 1987, the first shoe to feature a visible air bubble. After the Air Max 1’s success, Hatfield continued to design some of Nike’s most iconic silhouettes, most notably the Air Jordan 3-15 and the Air Max 90.
Piet Parra
Pieter Janssen, better known as Parra, is a Dutch painter, illustrator and animator. Parra has been known for his work’s range, extending from fine art to affordable t-shirts. He is best known for his post-Pop representations of mutated figures and his unique color palette, both of which have been translated into his collaborations with Nike.
Kidrobot
Founded in 2002 by entrepreneur and designer Paul Budnitz, Kidrobot is a producer and retailer of limited edition collectible toys, sneakers, apparel, and other accessories. They are best known for their Dunny figurine, a “devil bunny” vinyl toy that Paul Budnitz and Tristan Eaton began producing in 2004.
Hirofumi Kojima
Hirofumi “Koji” Kojima is the creative director and lead designer at Atmos, a prominent Tokyo sneaker and streetwear boutique, founded in 2000. After attending Bunka Fashion School, Koji began working with Atmos to design a series of sneaker collaborations. He is known for incorporating lifestyle materials (animal, camo prints, etc.) onto his collaboration shoes, and has produced some of the most iconic Nike collaborations to date, including iterations of the Air Max 1, Air Max 90 and Air Force 1.
MSCHF
MSCHF is a Brooklyn-based creative collective that was founded in 2016 by Gabriel Whaley. It has launched 26 drops to date across several categories, including physical products, art and sneakers. The New York Times has referred to Gabriel Whaley and MSCHF as “Banksy for the Internet.”
The Sneakers
Air Max 1 x Parra “Albert Heijn”
In 2005, Nike asked Dutch artist, Piet Parra, to design a shoe that represented the city of Amsterdam, Parra’s hometown. Adorned with orange and blue colors, one of the two designs paid homage to the famous Dutch grocery store, Albert Heijn. That same year, Albert Heijn changed their branding to new colors. As a result, the shoe was scrapped from production, and, instead, 24 samples were given to Parra’s friends and family. To date, it is revered as one of the rarest and most sought-after Air Maxes ever created.
Air Max 1 x Parra “Amsterdam”
While the Albert Heijn never saw a formal release, the other colorway created by Parra for Nike in 2005, which included blue, fuchia and brown, was approved by Nike. Still, the shoes saw an incredibly limited release (between 200-250 pairs), only available in Paris, London, Berlin and Amsterdam.
Air Max 1 x Kidrobot
In 2005, Nike partnered with limited edition toy and apparel designer, Kidrobot, to design an Air Max 1. As the story goes, the shoe’s design was inspired by the 1986 Maserati Quattroporte III Royale. The shoe was released exclusively through Barney’s New York, limited to just 250 pairs.
Air Max 1 x Atmos “Animal Pack”

When Atmos pitched Nike with their Air Max “Animal Pack” concept back in 2005, the Nike Japan team was concerned the shoe would not sell due to its ambitious design and materials. Atmos continued to push Nike and eventually got the idea approved; however, the shoes struggled to sell when they first released. During the past decade, the sentiment changed. Today, “Animal Pack” Air Max 1 is considered to be one of the Air Max grails amongst collectors.
Air Max 97 x MSCHF “Jesus Shoe”
In 2019, Brooklyn-based creative house, MSCHF, collaborated with INRI to produce their Nike Air Max 97. Inspired by Jesus walking on water in Matthew 14:25, the sole of each shoe was injected with 60cc of water from the River Jordan, and later blessed. Upon the release, the shoes sold out in less than a minute.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. None of these shoes have seen an exact retro iteration since their initial releases.
Supply for all sneakers constituting the Series Gallery Drop 040 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers constituting the Series Gallery Drop 040 Asset are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased the sneakers directly from The RealReal, a well-known fashion/sneaker retailer, and directly from private collectors. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 040 asset is unknown, however there are data points on StockX for sales of some of these sneakers across a variety of sizes that are close to our purchase prices.
The Series Gallery Drop 041 Asset
Summary Overview
Series Gallery Drop 041 has purchased a pair of Dior collaboration Nike Air Jordan 1 Low sneakers (the “Series Gallery Drop 041 Asset”).
●    The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could then be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.
●    Dior x Nike Collaboration: In late 2019, Kim Jones, artistic director of Dior Homme, announced a forthcoming collaboration between Nike and the luxury fashion house: “I love mixing together different worlds, different ideas — and Jordan Brand and Maison Dior are both emblematic of absolute excellence in their fields,” says Jones. In celebration of the 35th anniversary of Air Jordan and the first Dior men’s collection in the United States, the drop consisted of two sneakers: the Air Jordan 1 Low and the Air Jordan 1 High OG in a Dior print colorway. The collaboration aims to highlight the timeless nature of the Dior house and the Air Jordan brand — both leaders and icons in their respective fields.

●    Cultural Relevance: The popularity of today’s sneaker culture is in part defined by rarity and exclusivity of various sneakers. The Dior x Air Jordan 1 Low release was limited to only 4,700 pairs, and securing a pair was limited to raffle winners. Upon release of the raffle, over 5 million hopeful buyers signed up for a chance to buy a pair of the iconic sneakers. Additional pairs were created for friends and family of the brands.
●    Scarcity: The sneakers constituting the Series Gallery Drop 041 Asset are scarce due to the high demand for a very limited number of pairs released to the public. Additionally, finding these shoes in deadstock (never worn) condition is increasingly rare.
●    Condition: The sneakers constituting the Series Gallery Drop 041 Asset are deadstock (never worn), with their original boxes and accessories.
Specifications
Brand	Nike
Asset	Dior x Air Jordan 1 Low
Colorway	Wolf Grey/Sail-Photon Dust-White (Dior Jacquard Swoosh)
Size	44
Condition	Brand New, Deadstock
Release Date	July 2020
Designers	Peter Moore, Kim Jones, Thibo Denis, Martin Lotti
Purchased From	Private Collector
Purchased For	$4,969.14
Year Purchased	2020

The Brands
Nike
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
Dior
Dior is a French haute couture house founded in 1947 by famed designer Christian Dior. The brand has long been a paradigm of luxury, cutting edge fashion and opulence. In addition to creating their classic haute couture fashion, Dior designs and retails leather goods, accessories, footwear and jewelry of impeccable quality. The brand is a part of LVMH, the world’s largest luxury holding group, chaired by Bernard Arnault.
The Designers
Peter Moore

The Air Jordan I was designed by then creative director at Nike, Peter C. Moore. However, the process of creating the shoe was guided by Michael Jordan according to his personal preferences. The rookie communicated his desire for a sneaker that was low to the ground, such that he could feel the court under his feet, so that the risk of ankle injury was minimized. Moore also designed the Air Jordan I with color in mind, likely in response to requests from Jordan that the sneakers be “different” and “exciting.”

“The idea was to break the color barrier in footwear,” Moore remembers. “Prior to that, 99 percent of shoes were white or black, so I decided to design a shoe that would really take color well.”

Moore’s contribution to the Air Jordan Brand goes beyond his part in the sneakers design. While the “Air Jordan” name was conceived by Michael Jordan’s agent David Falk, the original Air Jordan ball-and-wings logo was also created by designer Peter Moore. The designer has a knack for creating iconic designs as, later, after moving to adidas, he created adidas’ quintessential “Three Bars” logo.

Kim Jones
Kim Jones (British, b. 1973) is one of men’s fashion’s most influential names and current creative director of Dior Homme. After graduating from Central Saint Martins, London’s premier fashion institute, Jones collaborated with brands such as Alfred Dunhill, Mulberry, Topman and Hugo Boss. In 2011, he was named Creative Director for Louis Vuitton, where his collections were the subject of much critical acclaim. After his stint at Louis Vuitton, Jones moved to the position of creative director for Dior Homme, where he has taken the decades old house of design into the 21st century with exclusive collaborations and imaginative designs. He was named the Menswear Designer of the Year in the 2019 British Fashion Awards due to his highly successful collections for Dior.
Thibo Denis
Thibo Denis is the senior shoe designer for Dior Homme. After working for Kris Van Assche as the Senior Menswear Designer, Denis was appointed to his position at Dior in 2015. Denis works closely with Jones to create beautiful shoes for Dior’s menswear shows and collections.
Martin Lotti
Martin Lotti is a Nike designer and executive who currently holds the position of Jordan Brand VP of Design. Lotti has worked for Nike in various capacities for over 20 years, working on some of the brands most ambitious collaborations and drops. In the past, he has focused on creating uniforms and cleats for illustrious teams like the 2015 FIFA World Cup U.S. Women’s teams and the 2016 Summer Olympics athletes. He is currently responsible for creative direction for all 11 of Nike’s categories, from basketball and Air Jordan products to soccer and football.
The Sneakers
Dior x Air Jordan 1 Low
The Dior x Air Jordan 1 Low is one of the two pairs of sneakers released in the 2020 Dior x Air Jordan collaboration. The shoe features the classic Air Jordan 1 silhouette reimagined in shades of white, cream and grey, with a Dior logo jacquard Swoosh. In the words of Kim Jones, “This new capsule transcends sportswear in an unexpected way through the art of tailoring, the highest savoir-faire and perfectly reflecting the Dior codes.” The designers say that inspiration laid in Michael Jordan and his style, on and off the courts. The shoes were built by hand in Italy and fuse the craftsmanship of the Dior factory with the Air Jordan’s “technical prowess.” Lotti remarked that the drop was the “perfect collision of authenticity and luxury.”
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.

Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. The continued demand for the Air Jordan 1 is indicative of why they are often considered one of the best Jordan silhouettes ever made. Due to the exclusivity and time intensive production of luxury goods, it is unlikely that the Dior x Air Jordan 1 Low will be produced en masse in the foreseeable future.
Supply for all sneakers constituting the Series Gallery Drop 041 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers constituting the Series Gallery Drop 041 Asset are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased the sneakers directly from a private collector, the original owner. The retail price from Dior was $2,000 before taxes. There are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.
The Series Gallery Drop 042 Asset
Summary Overview
Series Gallery Drop 042 has purchased a collection of Nike Air Jordan sneakers known as the “Kobe 3 / 8 PE Pack” (the “Series Gallery Drop 042 Asset”).
●    The Jordan Brand: The Jordan Brand is the result of a collaboration between legendary basketball player Michael Jordan and Nike. The label was created at the inception of Jordan’s rookie year in 1984, with the goal of creating sneakers and apparel for Jordan that could then be marketed to the public under Jordan’s name. The brand experienced immediate success and soon became a staple in popular fashion and culture. Today, 16 years after Michael Jordan retired from the NBA, more Jordan-branded shoes and apparel are being sold than the signature lines of every other current NBA player, combined.

●    Cultural Relevance of Kobe Bryant: After being drafted 13th overall by the Los Angeles Lakers in 1996, Kobe Bryant quickly became a huge success in the NBA. He is often considered to be the greatest player of his time. Kobe remained loyal to the Los Angeles Lakers, dedicating 20 seasons to the team. Between 1996 and 2016, his accomplishments include league MVP, five-time NBA champion, two-time Finals MVP, 11-time All-NBA First Team, two-time NBA scoring champion, NBA Slam Dunk Contest champion, 18-time NBA All-Star, and two-time Olympic gold medalist.

●    Scarcity: The sneakers constituting the Series Gallery Drop 042 Asset are extremely scarce. Designed to commemorate Kobe’s 20 year career in 2016, the player exclusive pack, which includes two sneakers, never saw a public release. Finding these shoes in brand new, deadstock condition is increasingly rare.

●    Condition: The sneakers constituting the Series Gallery Drop 042 Asset are deadstock (never worn), with their original boxes and accessories.
Specifications

Brand	Nike
Asset	Air Jordan 3	Air Jordan 8
Colorway	“Kobe 3 / 8 PE Pack”
Size	7.5
Condition	Deadstock

Release Date	2016
Designers	Tinker Hatfield
Purchased From	Private Collector
Purchased For	$20,000
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Designer
Tinker Hatfield is the most well-known designer for the Nike brand as a whole, having been called the “Michael Jordan of designing Jordans.” He is arguably the most accomplished sneaker designer to ever live, earning him the GOAT (Greatest of All Time) moniker. Hatfield joined the company in 1981 as a corporate architect, but quickly shifted towards athletic footwear design in 1985. Taking inspiration from the Pompidou Center in Paris, Tinker introduced the Air Max 1 in 1987, the first shoe to feature a visible air bubble. After the Air Max 1’s success, Hatfield continued to design some of Nike’s most iconic silhouettes, most notably the Air Jordan 3-15 and the Air Max 90.
The Player

Kobe Bryant (American, b. 1978), is often considered one of the greatest basketball players to ever play the game, and particularly one of the greatest of his era. Kobe Bryant’s NBA career started at just 18 years old, when he was drafted 13th overall by the Los Angeles Lakers in 1996. Just one year later, Kobe was an All-Star, an accomplishment he would attain 18 times during his 20-year career. Kobe’s career spanned a long-enough period that he played against two of the league’s greatest players, Michael Jordan and Lebron James. No matter his opponent, what made Kobe great was his work ethic, something that became known as the “Mamba Mentality.”

This mentality carried Kobe throughout his career, helping him become league MVP, five-time NBA champion, two-time Finals MVP, 11-time All-NBA First Team, two-time NBA scoring champion, NBA Slam Dunk Contest champion, 18-time NBA All-Star and a two-time Olympic gold medalist.

Kobe’s notoriety as a player also went on to earn him his own sneaker contract with Nike. Despite retiring in 2016, Kobe’s signature shoes continue to be one of Nike’s best-selling and most valuable sneaker lines.

In late January 2020, Kobe Bryant died in a helicopter crash. He was posthumously elected to be inducted into the Basketball Hall of Fame in spring of 2021.

The Sneakers
Air Jordan “Kobe 3 / 8 PE Pack”

During the 2002 to 2003 season, Kobe Bryant was a sneaker free agent. He had just left Adidas, and would soon join their main competitor in the footwear space, Nike. During his sneaker free agency, Jordan Brand gifted Kobe with a series of customized sneakers, including player-exclusive Lakers colorways of the Air Jordan 3 and the Air Jordan 8.

In 2016, Kobe Bryant announced his retirement after playing in the NBA for 20 years. As a way to commemorate his historic career, and the brief but shared moment, Jordan Brand paid tribute to Bryant by creating a Kobe PE Pack which included the Air Jordan 3 and Air Jordan 8. The pack never saw a public release and was reserved for friends and family.

Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. As a special release, neither of the shoes comprising Series Gallery Drop 042 have seen an exact retro iteration since their initial releases.
Supply for all sneakers constituting the Series Gallery Drop 042 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased the sneakers directly from a private collector. The specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 042 asset is unknown, however there are public data points for sales of these sneakers across a variety of sizes that are close to our purchase prices.
The Series Gallery Drop 043 Asset
Summary Overview
Series Gallery Drop 043 has purchased a pair of Futura collaboration Nike SB Dunk High “FLOM” sneakers (the “Series Gallery Drop 043 Asset”).
●    Scarcity: The “FLOM” dunk was produced in an extremely limited quantity of only 24 pairs. Of the 24, only three pairs were made publicly available, via raffle in Hong Kong, and the remaining pairs were reserved for friends and family of Futura.
●    Cultural Relevance: The “FLOM” SB Dunk High is the result of a collaboration between Nike and iconic street artist, Futura. It marked one of the first collaborations between Nike SB and an artist, kickstarting a new generation of cultural collaborations.
●    Scarcity: The sneakers constituting the Series Gallery Drop 043 Asset are extremely scarce, with only 24 pairs in existence. Additionally, finding these shoes in deadstock (never worn) condition is rarer.
●    Condition: The sneakers constituting the Series Gallery Drop 043 Asset are deadstock (never worn), with a replacement box.
Specifications
Title	The SB Dunk High x Futura “FLOM”

Brand	Nike
Size	8
Condition	Deadstock (replacement box)
Scarcity	1/24 pairs made
Release Date	2004
Purchased From	Sotheby’s
Purchased For	$63,000
Year Purchased	2020

The Designer
Brooklyn-local Leonard Hilton McGurr, known as Futura, is one of the founding fathers of the graffiti movement in New York. Futura started his career in the 1970s tagging subway walls as Futura 2000, a nod to his favorite movie, 2001: A Space Odyssey (Stanley Kubrick). Futura belongs to a notable group of artists that came out of New York City during this period, including Jean-Michel Basquiat, Keith Haring and Dondi White, all of whom exhibited at The Fun Gallery in the 1980s. Futura is an admired illustrator, photographer and fashion designer whose art touches many different spheres of public life.
Perhaps Futura’s most important contribution to graffiti art was the way he abstracted the artform, often blending his work’s text and imagery. His influence was felt far outside street art as Futura would go on to collaborate with punk band, The Clash, creating live works during their concerts and also designing their album art. Futura’s work can be found in the collections of the Musée de Vire, the Museum of the City of New York and the Museo de Arte Moderna di Bologna.
The Shoe
Designed for the opening of Futura’s Fukuoka store in 2004, these shoes were created with only three weeks of lead time. The resulting shoe is known as the “FLOM” Dunk, which incorporates different denominations of money across global cultures. According to sneaker lore, the concept behind the dunk investigates the dichotomy between passion and profiteering in sneaker culture.
Of the mere 24 pairs produced, three pairs were raffled off to enthusiasts in Hong Kong, while the remaining 21 pairs were reserved for friends and family of Futura.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. This pair of sneakers has not seen a retro iteration since its initial, limited release.
The Series Gallery Drop 043 Asset is scarce due to its limited release, and scarcer in deadstock condition.
Condition Report

The sneakers are deadstock, meaning that they have never been worn and are in excellent condition, and come with a replacement box.
Ownership History

The Series Gallery Drop 043 Asset was purchased from Sotheby’s on September 30, 2020. Prior ownership history is unknown. The specific pricing history of these pairs are unknown.
The Series Gallery Drop 044 Asset
Summary Overview
Series Gallery Drop 044 has purchased a pair of Nike Air Jordan 1 High “‘Shattered Backboard’ Origin Story,” game-worn, signed sneakers (the “Series Gallery Drop 044 Asset”).
●    Significance in Popular Culture: In 1985, Michael Jordan participated in a Nike-sponsored exhibition game in Trieste, Italy. He scored 30 points and, in a moment that made sports history, shattered the backboard with a powerful dunk. Series Gallery Drop 044 acquired the exact sneakers worn in this historic moment, which still have a piece of glass from the shattered backboard on the sole of the left shoe.
●    Highlighted in the Press as the Most Expensive Sneaker: This exact pair of shoes was sold in August 2020 by Christie’s and became the most expensive pair of shoes ever sold, garnering significant press from mainstream outlets such as the Washington Post, Forbes, CNN and Artnet.
●    Nike Commemorates the Shattered Backboard Moment: Over the years, the Jordan brand has released sneakers to commemorate Michael Jordan’s best in-game moments. In 2015, Nike released a special edition “Shattered Backboard” colorway of the Air Jordan 1 in black and orange to commemorate this moment.
●    Scarcity: The Series Gallery Drop 044 “Shattered Backboard” pair of sneakers is a unique, grail-level, game-worn sneaker, representing a top 5 Michael Jordan moment. It is one of very few instances that Jordan laced up a retail version of the 1985 Nike Air Jordan 1 (as opposed to his customized TYPS version), and still includes a shard of glass in the sole from the original backboard.
Specifications
Title	“Shattered Backboard” Air Jordan 1
Brand	Nike
Colorway	Red and Black
Size	13.5
Condition	Game-worn by Michael Jordan during an exhibition game held in Trieste, Italy, in the summer of 1985
Release Date	1985
Signatures	Two Michael Jordan signatures
Authenticity	Letter of authenticity from JSA and original laces
Purchased From	Private Collector
Purchased For	$650,000
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.

Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Player
By acclamation, Michael Jordan is the greatest basketball player of all time. —Biography of Michael Jordan From the official NBA website.
Michael Jordan (American, b. 1963), is often considered to be the greatest basketball player of all time. After growing up in Wilmington, North Carolina, Jordan played competitively for the University of North Carolina Chapel Hill (UNC), before being drafted third overall by the Chicago Bulls in 1984. Jordan quickly caught the heart of Chicago Bulls fans, bringing their first three championship run from 1991 to 1993, and then again from 1996 to 1998. His career included its hiccups, including two retirements and a stint in the MLB. Still, his legacy will always be cemented on the hardwood. Known for his explosive style of play and ability to take flight, when all was said and done, Michael Jordan played 15 seasons in the NBA, accruing an unparalleled resume of accolades including Rookie of the Year, five-time NBA MVP, six-time NBA champion, six-time Finals MVP, ten-time All-NBA First Team, nine-time NBA All-Defensive Team, Defensive Player of the Year, 14-time NBA All-Star, three-time NBA All-Star MVP and Hall of Fame induction. Today, he is partial owner of the Charlotte Hornets.
The Shoe
The Series Gallery Drop 044 Asset, known as the “Shattered Backboard” pair, is a unique pair of game-worn sneakers worn during one of the most iconic Michael Jordan moments. It is one of very few instances that Jordan laced up a retail version of the 1985 Nike Air Jordan 1 (as opposed to his customized TYPS version). It is the best photo-matched Air Jordan 1 sneaker in existence that can be linked to an iconic moment in sports history.
Following his NBA rookie season, Michael Jordan participated in a Nike-sponsored exhibition game in Trieste, Italy, on August 25, 1985. Michael Jordan wore a black-and-orange Stefanel Trieste jersey as the game featured Italian Liga A teams Stefanel Trieste and Snaidero Caserta.
Jordan scored 30 points during this game and shattered the glass backboard into thousands of pieces with a powerful dunk. One of those glass pieces remains in the left outsole of this sneaker. After the game, Jordan gave this pair of sneakers to Gianni Bertolitti, the captain of the Stefanel team.
Market Assessment
Market demand for game-worn sneakers and sports memorabilia has substantially grown in recent years. Sports memorabilia is now estimated to be a $5.4 billion market. Growth in this sector will continue to rise as sneaker fans move into cards and memorabilia. Lastly, the wave of foreign players who have entered the NBA over the past 20 years, such as Yao Ming of China and Luka Doncic of Slovenia, has drawn non-Americans to NBA memorabilia, increasing demand and, therefore, value.
Condition Report
The Series Gallery Drop 044 Asset was worn by Michael Jordan in the 1985 Nike Exhibition Game in Trieste, Italy. They feature Michael Jordan rookie signatures in black pen, located on the inner collar of each foot and are accompanied by a letter of authenticity from James Spence Authentication and the original laces. The sneakers also includes a piece of glass from the shattered backboard in the left outsole.
Ownership and Pricing History

The Series Gallery Drop 044 Asset was purchased from a private collector who acquired the sneakers at a Christie’s auction in August 2020 for $615,000. Christie’s estimated the value of the sneaker to be between $650,000 and $850,000. The sneakers were sourced from Gianni Bertolitti, the captain of the Stefanel team, who received the sneakers directly from Michael Jordan after the game.
The Series Gallery Drop 045 Asset
On December 20, 2021, Series Gallery Drop 045 sold the Series Gallery Drop 045 Asset, a PSA GEM-MT 10-graded complete set (132) of 1986 Fleer basketball trading cards, for $685,000 versus the Series Gallery Drop 045 offering amount of $230,000. In connection with the sale, our manager assumed all outstanding but unpaid Series Gallery Drop 045 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the operating agreement. This resulted in a net gain to holders of Series Gallery Drop 045 Interests. Our manager, as the manager of Series Gallery Drop 045, was appointed as liquidator and distributed to holders of Series Gallery Drop 045 Interests all of the remaining assets (which consisted only of cash) of Series Gallery Drop 045. After making such distribution, our manager began winding up Series Gallery Drop 045 as the series no longer had any assets or liabilities.
The Series Gallery Drop 046 Asset
Summary Overview
Series Gallery Drop 046 has purchased a PSA GEM-MT 10-graded 2000 SP Authentic #118 Tom Brady rookie trading card (the “Series Gallery Drop 046 Asset”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards.
●    Cultural Relevance of Tom Brady: Tom Brady is one of the most celebrated figures of this generation of NFL players, and considered to be the greatest quarterback of all time. His accomplishments include six Super Bowl Rings (first player in the NFL to hit this milestone), four Super Bowl MVP awards and three NFL MVP awards. This rookie card is a memento of the trajectory of his career.
●    Scarcity: With the introduction of serial numbers on cards, scarcity has been built into the card issues, which assures that print runs will be limited. This card is numbered #1111 of 1250.
●    GEM-MT 10 Grade: The Series Gallery Drop 046 Asset card is a GEM-MT 10 PSA-graded 2000 SP Authentic #118 Tom Brady Rookie Card (98 PSA 10 cards in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	SP Authentic #118 Tom Brady Rookie Card
Production Year	2000
PSA Grade	GEM-MT 10
Purchased From	Goldin Auctions
Purchased For	$50,400
Year Purchased	2020

The Athlete

Tom Brady (American, b. 1977) is largely considered to be one of the greatest football players of all time. He played for the New England Patriots for the first 20 seasons of his career, playing in nine Super Bowls and winning six, becoming the first player in the NFL to hit that milestone. He also won four Super Bowl MVP awards (XXXVI, XXXVIII, XLIX and LI) and three NFL MVP awards (2007, 2010 and 2017). Brady left the Patriots after the 2019 season and signed a two-year deal with the Tampa Bay Buccaneers, where he is currently the starting quarterback.
The Card
The 2000 SP Authentic #118 Tom Brady Rookie Card is one of the most sought-after Tom Brady NFL cards. The card was created in a limited print run of only 1250 copies, and the cards feature a serial number. The Series Gallery Drop 046 Asset card is numbered “#1111/1250” on the front of the card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 046 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 98 GEM-MT 10 PSA-graded 2000 SP Authentic #118 Tom Brady Rookie Cards in circulation. The card is preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 046 Asset was purchased from Goldin Auctions, a well-known auction house. The specific ownership and pricing history of the card constituting the Series Gallery Drop 046 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 047 Asset
Summary Overview
Series Gallery Drop 047 has purchased a PSA GEM-MT 10-graded 1981 Topps #216 Joe Montana rookie trading card (the “Series Gallery Drop 047 Asset”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards.
●    Cultural Relevance of Joe Montana: Joe Montana is a former quarterback in the NFL, one of the most well-known. Montana played 16 seasons, 14 of which were with the San Francisco 49ers. He won four Super Bowls, and was the first to be named Super Bowl MVP three times. Montana was elected to the Pro Football Hall of Fame in 2000.
●    Scarcity: With the introduction of serial numbers on cards, scarcity has been built into the card issues, which assures that print runs will be limited.
●    GEM-MT 10 Grade: The Series Gallery Drop 047 Asset card is a GEM-MT 10 PSA-graded 1981 Topps #216 Joe Montana Rookie Card (110 PSA 10 cards in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Topps #216 Joe Montana Rookie Card

Production Year	1981
PSA Grade	GEM-MT 10
Purchased From	Goldin Auctions
Purchased For	$28,800
Year Purchased	2020

The Athlete
Joe Montana (American, b. 1956) is a former professional football player who played as a quarterback in the NFL for 16 seasons, 14 of which were with the San Francisco 49ers. Montana spent his final two seasons with the Kansas City Chiefs, and led them to their first AFC Championship Game. Montana holds Super Bowl career records for the all-time highest passer rating of 127.8 and the most passes without an interception (122 in 4 games). He won four Super Bowls, was the first to be named Super Bowl MVP three times and was elected to the Pro Football Hall of Fame in 2000.
The Card
The 1981 Topps #216 Joe Montana Rookie Card is the most coveted Joe Montana trading card. Over 19,000 copies are in circulation, but only 110 attained the highest grade of PSA GEM-MT 10.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 047 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 110 GEM-MT 10 PSA-graded 1981 Topps #216 Joe Montana Rookie Cards in circulation. The card is preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 047 Asset was purchased from Goldin Auctions, a well-known auction house. The specific ownership and pricing history of the card constituting the Series Gallery Drop 047 Asset is unknown, however there are public sale data points for the card that are within range of our purchase price.
The Series Gallery Drop 048 Asset
Summary Overview
Series Gallery Drop 048 has purchased a 2011 35cm Hermès Birkin So Black handbag (the “Series Gallery Drop 048 Asset”).

●    Cultural significance: Hermès’ Birkin bag is widely acknowledged as the most coveted luxury handbag, and has been referred to as “fashion’s ultimate status symbol” in an article published by the BBC and “the it bag for rich and powerful women” in an article published by NPR. This status is reinforced by Hermès’ strategy of maintaining extreme scarcity — waiting lists are years long, connections are required and brand loyalty needs to be demonstrated prior to buying a Birkin. The Birkin is frequently spotted on celebrities, and collectors include Victoria Beckham (who has a collection of over 100 Birkin bags valued at more than $2 million), Beyonce, Drake and the Kardashians.
●    Historical appreciation: According to Knight Frank’s Luxury Investment Index, handbags appreciated 13% in 2019 and ranked as the top collectible investment for the year. Within that, Birkin bags dominated the higher end of the market, and appreciated 13% during the year.
●    High demand: The So Black collection was created by famed designer Jean Paul Gaultier in 2010, and was one of his last collections as creative director of Hermès. According to Christie’s, the So Black collection is one of the most desirable handbag collections on the market. Referencing So Black Birkins, Christie’s specialist Rachel Koffsky says, “[t]his is the type of piece that when you see it at auction, collectors are going to go above and beyond the estimate because they don’t know when it will come up at auction again.”
●    Rare, limited edition: The So Black collection was only produced in limited quantities from 2010 to 2011, and was pulled from distribution because the extremely delicate hardware made it less utilitarian. Christie’s notes that it is extremely hard to find a So Black bag in pristine condition today. The Series Gallery Drop 048 Asset handbag, purchased from Christie’s, is in excellent condition, with no damage to the hardware and only a few light signs of wear on the underside.
Specifications
Brand	Hermès
Model	35cm Birkin So Black
Year	2011
Purchased From	Christie’s
Purchased For	$56,250
Year Purchased	2019

The Brand
Hermès is a French fashion house that was established in Paris in 1937 by Thierry Hermès. In its early days, Hermès specialized in saddlery and harnesses, and transformed over time into a prominent high-end luxury fashion house.
Today, the brand is best known for its Birkin and Kelly handbags, inspired by style icons Princess Grace Kelly and Jane Birkin. In keeping with its roots, some of the same techniques used to craft their high-quality saddles can still be seen in their hand-stitched handbags, which feature saddle stitches that cannot be replicated by machines.
Birkin Bags and the So Black Collection

The Birkin bag was created in 1984, inspired by a conversation between Jean-Louis Dumas (creative director of Hermès at the time) and actress Jane Birkin on an international flight. Dumas asked Birkin why she was carrying a simple straw tote, and she told him that most leather bags were too structured for her taste. They conceptualized the Birkin Bag on the back of an airsickness bag during that flight, and it hasn’t changed much in style or function ever since. It takes one craftsperson at least 18 hours to handcraft a Birkin bag, as a result of which they are made in extremely limited quantities. The Birkin bag has been referred to as “fashion’s ultimate status symbol” in an article published by the BBC and “the it bag for rich and powerful women” in an article published by NPR. This status is reinforced by its extreme scarcity — waiting lists are years long, connections are required and brand loyalty needs to be demonstrated prior to buying a Birkin. The Birkin is frequently spotted on celebrities, and collectors include Victoria Beckham (who has a collection of over 100 Birkin bags valued at more than $2 million), Beyonce, Drake and the Kardashians.
The So Black collection was created by famed designer Jean Paul Gaultier in 2010 for Hermès, and was one of his last collections as creative director of Hermès. It is characterized by its black hardware, which is the result of a PVD coating. The So Black collection was only produced in limited quantities from 2010 2011, and was pulled from distribution because the extremely delicate hardware made it less utilitarian.
Market Assessment
Barron’s cites a study by Baghunter which finds that Birkin bags had an average annual appreciation of 14.2% between 1980 and 2015. The study also finds that the value of Birkin bags has never depreciated, as cited by Business Insider. The greatest annual price appreciation was 25% (2001), and the lowest was 2.1% (1986).
According to Knight Frank’s Luxury Investment Index, handbags appreciated 13% in 2019 and ranked as the top collectible investment for the year. Within that, Birkin bags dominated the higher end of the market, and appreciated 13% during the year.
According to Christie’s, the So Black collection is one of the most desirable handbag collections on the market. Referencing So Black Birkins, Christie’s specialist Rachel Koffsky says, “[t]his is the type of piece that when you see it at auction, collectors are going to go above and beyond the estimate because they don’t know when it will come up at auction again.”
Condition Report
Christie’s grades this handbag a Grade 2 (excellent to pristine condition).
Ownership and Pricing History
The Series Gallery Drop 048 Asset was purchased from Christie’s, a well-known auction house. The specific ownership and pricing history of the handbag constituting the Series Gallery Drop 048 Asset is unknown, however there are public sale data points for the handbag that are within range of our purchase price.
The Series Gallery Drop 049 Asset
Summary Overview
Series Gallery Drop 049 has purchased a PSA GEM-MT 10-graded 2003 SP Authentic Limited LeBron James #148 trading card (the “Series Gallery Drop 049 Asset”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.

●    Cultural Relevance of Lebron James: LeBron James is one of the most celebrated figures of this generation of NBA players. As he is frequently compared to Michael Jordan, his name carries a legacy that is unlikely to disappear anytime soon. His accomplishments include eight consecutive NBA Finals appearances (2011-2018), four NBA championship titles, four Most Valuable Player (MVP) Awards, four Finals MVP Awards, 16-time NBA All-Star and two Olympic gold medals. This rookie card is a memento of the trajectory of his career, from the first overall pick in the 2003 draft to a four-time NBA champion.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    GEM-MT 10 Grade: The Series Gallery Drop 049 Asset card is a GEM-MT 10 PSA-graded 2003 SP Authentic Limited LeBron James #148 card (9 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	LeBron James SP Authentic Limited #148
Production Year	2003
PSA Grade	GEM-MT 10
Purchased From	PWCC
Purchased For	$214,500
Year Purchased	2020

The Athlete
LeBron James (American, b. 1984) is largely considered to be one of the greatest basketball players of all time. After growing up in Cleveland, James was drafted to the Cleveland Cavaliers as a first round pick in 2003. He was named 2003-04 Rookie of the Year and made a name for himself on the court as a force to be reckoned with. After playing for the Cavaliers until 2010, James made the controversial decision to continue his NBA career with the Miami Heat. In Miami, he led the Heat to back to back NBA championships in 2012 and 2013. In 2014, James opted out of his Heat contract to return to the Cavaliers where he won another championship in 2016, thus ending the 52-year professional sports title drought in Cleveland. Although he is approaching the age of 40, James decided to continue his career in Los Angeles and signed with the Lakers in 2018 and remains a force on and off the court.
Outside of basketball, James rose to fame in a myriad of endeavors. He is the face of numerous endorsements, including his well known Sprite and Nike commercials. He has become a pop culture figure that reaches far beyond basketball through cameos in shows like Saturday Night Live. He is also an activist for education through the LeBron James Family Foundation.
The Card
The 2003 SP Authentic Limited LeBron James #148 is one of the most coveted LeBron James rookie cards. There were only 50 copies of this card printed, and the Series Gallery Drop 049 Asset card is numbered 25/50. It features an action shot of James’ one-handed shot on the front, with an autograph in blue ink on the card. The back of the card reads, “Congratulations! You have received a card personally autographed by LeBron James,” and certifies the authenticity of the signature.
Market Assessment

With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 049 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 9 GEM-MT 10 PSA-graded 2003 SP Authentic Limited LeBron James #148 cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 049 Asset was purchased from PWCC, a well-known trading card auction house. The specific ownership and pricing history of the card constituting the Series Gallery Drop 049 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 050 Asset
Summary Overview
Series Gallery Drop 050 has purchased a 9.6 A+ Wata-graded Zelda II: The Adventures of Link NES game (the “Series Gallery Drop 050 Asset”).
●    Best-Selling Game: Zelda II: The Adventures of Link is the second installment in the popular series The Legend of Zelda, and is a direct sequel to the original The Legend of Zelda game. It was one of the most popular NES games in its year of release, and sold 4.38 million copies worldwide.
●    9.6 Grade: The Series Gallery Drop 050 Asset is a 9.6 Wata-graded Zelda II: The Adventures of Link NES game, with a Grade A+ seal. The game was purchased from a private collector.
●    Significance in Pop Culture: The characters in The Legend of Zelda franchise are embedded in pop culture. The game was created over 30 years ago, and continues to sell in the latest video game formats even today. A new game in the series, The Legend of Zelda: Breath of the Wild, was released in 2017 as a successor to this title, which reinforces the popularity of the series over time.
Specifications
Title	Zelda II: The Adventures of Link
Game Type	Nintendo NES
Release Year	1988
Wata Grade	9.6
Seal Grade	A+
Purchased From	Private Collector
Purchased For	$25,000
Year Purchased	2020

The Game

Zelda II: The Adventures of Link is the sequel to the popular game The Legend of Zelda. It was originally released on the Famicom Disk System in Japan in 1987 and subsequently on the Nintendo Entertainment System (NES) in 1988 in North America and Europe. It features the protagonist Link on a quest to save Princess Zelda, who has fallen under a sleeping spell. It was one of the first games to combine a role-playing video game with platforming elements, and the side-scrolling and role-playing elements are a departure from its predecessor.
The game served as the only true sequel to the Legend of Zelda series for almost three decades, as all the other releases in the series are prequels or occur in an alternative reality. In 2017, this changed with the release of The Legend of Zelda: Breath of the Wild.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling NES games.
Condition Report
The Series Gallery Drop 050 Asset is a 9.6 Wata-graded NES game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 050 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 050 Asset is unknown, however there are public sale data points for the game that are above our purchase price.
The Series Gallery Drop 051 Asset
Summary Overview
Series Gallery Drop 051 has purchased a PSA GEM-MT 10-graded 2009 Topps Chrome Stephen Curry #101 trading card (the “Series Gallery Drop 051 Asset”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards.
●    Cultural Relevance of Stephen Curry: Steph Curry is considered to be the greatest shooters to ever play in the NBA. In just 10 seasons, he has a long list of accomplishments, including three NBA championship titles, two Most Valuable Player (MVP) Awards, six-time NBA All-Star and 2015-16 scoring champion.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading. The Series Gallery Drop 051 Asset card is a part of a print run of only 999 cards.
●    GEM-MT 10 Grade: The Series Gallery Drop 051 Asset card is a GEM-MT 10 PSA-graded 2009 Topps Chrome Stephen Curry #101 card (60 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Topps Chrome Stephen Curry #101
Production Year	2009
PSA Grade	GEM-MT 10
Purchased From	eBay

Purchased For	$28,999
Year Purchased	2020

The Athlete
Wardell Stephen “Steph” Curry II (American, b. 1988) is considered to be the greatest shooter in NBA history. Curry was drafted to the Golden State Warriors in the 2009 NBA Draft as the seventh overall pick. Curry set the NBA record for three-pointers made in a season with 272, and subsequently broke that record in 2015 with 286 and again in 2016 with 402. He is currently ranked third for the most three-pointers in NBA history, and his accomplishments include three NBA championship titles, two NBA MVP Awards, six-time All-Star and 2015-16 scoring champion.
The Card
The 2009 Topps Chrome Stephen Curry #101 is one of the most coveted Steph Curry rookie cards. There were only 999 copies of this card printed, and the Series Gallery Drop 051 Asset card is one of only 60 PSA 10-graded cards. It features a portrait of Curry on the front, with a quote on the back: “A superb shooter like his father, longtime NBA marksman Dell Curry, Stephen knocked down 414 3-pointers to become Davidson’s all-time career scorer in three seasons. However, it was another aspect of his game that stood out to Bobcats coach Larry Brown in a pre-draft workout. ‘The thing that most impressed me is that he passes the ball,’ said Brown. ‘He’s a great passer. He knows how to play.’” The card also features a “Rookie Card” logo on the top right corner.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 051 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 60 GEM-MT 10 PSA-graded 2009 Topps Chrome Stephen Curry #101 cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 051 Asset was purchased from eBay. The specific ownership and pricing history of the card constituting the Series Gallery Drop 051 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 052 Asset
Summary Overview
Series Gallery Drop 052 has purchased a 9.4 A Wata-graded Pokémon Blue Game Boy game (the “Series Gallery Drop 052 Asset”).
●    Best Selling Video Game: Pokémon is a multi-billion-dollar franchise with successful movies, video games, trading cards and merchandise. Over 368 million Pokémon games have been sold worldwide, making Pokémon the second-best-selling video game franchise after Mario.
●    9.4 Grade: The Series Gallery Drop 052 Asset is a 9.4 Wata-graded Pokémon game, with a Grade A seal. The game was purchased from Heritage Auctions.

●    Significance in Pop Culture: Pokémon Blue is part of the first generation of Pokémon games that introduced the franchise to the US audience.
Specifications
Title	Pokémon Blue
Game Type	Nintendo Game Boy
Release Year	1999
Wata Grade	9.4
Seal Grade	A
Purchased From	Heritage Auctions
Purchased For	$9,000
Year Purchased	2020

The Game
Pokémon Blue and Pokémon Red were developed by Game Freak in 1996 and published for the Game Boy by Nintendo as the first generation of Pokémon games that introduced the franchise to the US audience. These games were first released in 1996 in Japan as Pocket Monsters: Red, Pocket Monsters: Green and a special-edition Pocket Monsters: Blue. They were subsequently released as Pokémon Red and Blue in 1998 in North America.
Pokémon Blue takes place in Kanto and features 151 Pokémon. The game is centered on defeating the eight Gym Leaders, the Elite Four and Team Rocket, and catching all the Pokémon. The Blue and Red versions of the game feature the same plot and need to be linked via a special cable between Game Boy units to trade Pokémon, which is the only way to collect all 151 Pokémon in either version.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling video games.
Condition Report
The Series Gallery Drop 052 Asset is a 9.4 Wata-graded Game Boy game with a Grade A seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 052 Asset from Heritage Auctions, a prominent auction house for collectibles. Prior ownership and pricing history of the Series Gallery Drop 052 Asset is unknown.
The Series Gallery Drop 053 Asset
Summary Overview
Series Gallery Drop 053 has purchased a 9.8 A+ Wata-graded Pokémon Yellow Game Boy game (the “Series Gallery Drop 053 Asset”).
●    Best Selling Video Game: Pokémon is a multi-billion-dollar franchise with successful movies, video games, trading cards and merchandise. Over 368 million Pokémon games have been sold worldwide, making Pokémon the second-best-selling video game franchise after Mario.

●    9.8 Grade: The Series Gallery Drop 053 Asset is a 9.8 Wata-graded Pokémon game, with a Grade A+ seal. It is the only copy of the game currently graded at 9.8 A+ by Wata, and the highest graded copy to be publicly auctioned. The game was purchased from Heritage Auctions.
●    Significance in Pop Culture: Pokémon Yellow is an enhanced version of Pokémon Red and Blue, and is part of the first generation of Pokémon games that introduced the franchise to the US audience.
Specifications
Title	Pokémon Yellow
Game Type	Nintendo Game Boy
Release Year	1999
Wata Grade	9.8
Seal Grade	A+
Purchased From	Heritage Auctions
Purchased For	$78,000
Year Purchased	2020

The Game
Pokémon Yellow was developed by Game Freak and published for the Game Boy in 1999 by Nintendo. It is an enhanced version of Pokémon Red and Blue, and is part of the first generation of Pokémon games that introduced the franchise to the US audience. Pikachu, the franchise’s mascot, was the only available player to start with, and this game was the first to allow a Pokémon to follow and interact with the player whilst on their journey to the “Elite Four.” Like the Pokémon Red and Blue video games, Pokémon Yellow takes place in Kanto and features 151 Pokémon. The game is centered on defeating the eight Gym Leaders, the Elite Four and Team Rocket, and catching all the Pokémon.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling video games.
Condition Report
The Series Gallery Drop 053 Asset is a 9.8 Wata-graded Game Boy game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 053 Asset from Heritage Auctions, a prominent auction house for collectibles. Prior ownership and pricing history of the Series Gallery Drop 053 Asset is unknown.
The Series Gallery Drop 054 Asset
Summary Overview
Series Gallery Drop 054 has purchased a 9.8 A Wata-graded Golf NES game (the “Series Gallery Drop 054 Asset”).

●    Black Box Game: In 1985, Nintendo released the NES and a lineup of 17 “Black Box” Games, marking a new generation of video games. There are a total of 30 “Black Box” games, including Golf, and they are especially coveted by video game collectors.
●    9.8 Grade: The Series Gallery Drop 054 Asset is a 9.8 Wata-graded Golf NES game, with a Grade A seal. The game was purchased from Heritage Auctions.
●    Scarcity on Public Market: The Series Gallery Drop 054 Asset is the highest graded Round Seal of Quality (SOQ) copy to be offered at public auction.
Specifications
Title	Golf
Game Type	Nintendo NES
Release Year	1985
Wata Grade	9.6
Seal Grade	A+
Purchased From	Heritage Auctions
Purchased For	$18,000
Year Purchased	2020

The Game
Golf is a sports simulation game released by Nintendo on the Famicon Disk System in Japan in 1984 and subsequently on the Nintendo Entertainment System (NES) in 1985 in North America. Although not featured in the title, the golfer has been identified as Mario, although not in his traditional shirt and overalls — a future iteration of this game for the Game Boy features Mario on the cover art. This game was also the first golf video game featuring a power and accuracy bar for swinging the club, a feature used in several subsequent golf video games.
The game is significant to collectors as one of the 30 “Black Box” games, especially coveted in the Round SOQ variation and at the 9.8 grade. “Black Box” is a reference to the rigid template that Nintendo followed for the cover art for all early Nintendo-published NES games. Every cover features a black border surrounding colorful pixel art and the game’s title in bold, italicized text. This standardized packaging lasted from 1985 until mid-1987, for a total of only 30 “Black Box” games.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling video games.
Condition Report
The Series Gallery Drop 054 Asset is a 9.8 Wata-graded NES game with a Grade A seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 054 Asset from Heritage Auctions, a prominent auction house for collectibles. Prior ownership and pricing history of the Series Gallery Drop 054 Asset is unknown.
The Series Gallery Drop 055 Asset

Summary Overview
Series Gallery Drop 055 has purchased a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card (the “Series Gallery Drop 055 Asset”).
●    Cultural Relevance of Pokémon: Over the 25+ years since its introduction, Pokémon has grown to become the largest media franchise in the world, including movies, games and merchandise. Over 368 million units of the Pokémon games have been sold, and Pokémon Go crossed 1 billion mobile downloads. Blastoise, featured on this card, is the final evolutionary version of Squirtle, one of the three original starter Pokémon.
●    1999 1st Edition Shadowless Holo Cards: The 1999 1st Edition Base Set series is significant as the first Pokémon card set to be issued in the US, and features 102 cards. While the specific number of cards in existence are unknown, it is estimated that approximately 10,000 copies of each card were produced.
●    GEM-MT 10 Grade: The Series Gallery Drop 055 Asset card is a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card (99 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Pokémon 1st Edition Shadowless Holo Blastoise #2
Production Year	1999
PSA Grade	GEM-MT 10
Purchased From	PWCC Auction
Purchased For	$45,100
Year Purchased	2020

The Card
1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card is part of the 1999 1st Edition Base Set featuring 102 cards. The set consists of these types of cards, in order of rarity: “Holographic” (16 cards), “Rare” (16 cards), “Uncommon” (32 cards), “Common” (32 cards) and “Basic Energy” (6 cards). The Blastoise card, numbered #2, is one of the 16 scarce “Holographic” cards in the 1st Edition Base Set. Blastoise is the final evolutionary version of Squirtle, one of the three original starter Pokémon, and is one of the most coveted cards in the set.
Market Assessment
With the advent of nostalgia collecting, trading cards hold a special place in the position of many people’s hearts. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Pokémon franchise has had a global appeal over the last 25+ years, which creates a large and global market for buying and selling Pokémon cards. The category gained momentum in 2020, with the 1999 Pokémon 1st Edition Charizard trading card breaking record prices multiple times in 2020 and catching the attention of mainstream media and collectors.
Condition Report
The Series Gallery Drop 055 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 99 PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History

The Series Gallery Drop 055 Asset was purchased from a PWCC auction held on eBay. The specific ownership and pricing history of the card constituting the Series Gallery Drop 055 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 056 Asset
Summary Overview
Series Gallery Drop 056 has purchased a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Mewtwo #10 trading card (the “Series Gallery Drop 056 Asset”).
●    Cultural Relevance of Pokémon: Over the 25+ years since its introduction, Pokémon has grown to become the largest media franchise in the world, including movies, games and merchandise. Over 368 million units of the Pokémon games have been sold, and Pokémon Go crossed 1 billion mobile downloads. Mewtwo is widely considered to be one of the most powerful and challenging to catch Pokémon in the original game.
●    1999 1st Edition Shadowless Holo Cards: The 1999 1st Edition Base Set series is significant as the first Pokémon card set to be issued in the US, and features 102 cards. While the specific number of cards in existence are unknown, it is estimated that approximately 10,000 copies of each card were produced.
●    GEM-MT 10 Grade: The Series Gallery Drop 056 Asset card is a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Mewtwo #10 trading card (81 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Pokémon 1st Edition Shadowless Holo Mewtwo #10
Production Year	1999
PSA Grade	GEM-MT 10
Purchased From	Private Collector
Purchased For	$20,100
Year Purchased	2020

The Card
1999 Pokémon 1st Edition Shadowless Holo Mewtwo #10 trading card is part of the 1999 1st Edition Base Set featuring 102 cards. The set consists of these types of cards, in order of rarity: “Holographic” (16 cards), “Rare” (16 cards), “Uncommon” (32 cards), “Common” (32 cards) and “Basic Energy” (6 cards). The Mewtwo card, numbered #10, is one of the 16 scarce “Holographic” cards in the 1st Edition Base Set. Mewtwo is widely considered to be one of the most powerful and challenging to catch Pokémon in the original game, which makes its card coveted by collectors.
Market Assessment
With the advent of nostalgia collecting, trading cards hold a special place in the position of many people’s hearts. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Pokémon franchise has had a global appeal over the last 25+ years, which creates a large and global market for buying and selling Pokémon cards. The category gained momentum in 2020, with the 1999 Pokémon 1st Edition Charizard trading card breaking record prices multiple times in 2020 and catching the attention of mainstream media and collectors.
Condition Report

The Series Gallery Drop 056 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 81 PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Mewtwo #10 trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 056 Asset was purchased from a private collector. The specific ownership and pricing history of the card constituting the Series Gallery Drop 056 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 057 Asset
Summary Overview
Series Gallery Drop 057 has purchased a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Raichu #14 trading card (the “Series Gallery Drop 057 Asset”).
●    Cultural Relevance of Pokémon: Over the 25+ years since its introduction, Pokémon has grown to become the largest media franchise in the world, including movies, games and merchandise. Over 368 million units of the Pokémon games have been sold, and Pokémon Go crossed 1 billion mobile downloads. Raichu is the evolved form of Pikachu, who is widely considered to be the mascot of the Pokémon franchise and is the only starter Pokémon in the Pokémon Yellow game.
●    1999 1st Edition Shadowless Holo Cards: The 1999 1st Edition Base Set series is significant as the first Pokémon card set to be issued in the US, and features 102 cards. While the specific number of cards in existence are unknown, it is estimated that approximately 10,000 copies of each card were produced.
●    GEM-MT 10 Grade: The Series Gallery Drop 057 Asset card is a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Raichu #14 trading card (87 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Pokémon 1st Edition Shadowless Holo Raichu #14
Production Year	1999
PSA Grade	GEM-MT 10
Purchased From	Private Collector
Purchased For	$17,100
Year Purchased	2020

The Card
1999 Pokémon 1st Edition Shadowless Holo Raichu #14 trading card is part of the 1999 1st Edition Base Set featuring 102 cards. The set consists of these types of cards, in order of rarity: “Holographic” (16 cards), “Rare” (16 cards), “Uncommon” (32 cards), “Common” (32 cards) and “Basic Energy” (6 cards). The Raichu card, numbered #14, is one of the 16 scarce “Holographic” cards in the 1st Edition Base Set. Raichu is the evolved form of Pikachu, who is widely considered to be the mascot of the Pokémon franchise and is the only starter Pokémon in the Pokémon Yellow game.
Market Assessment

With the advent of nostalgia collecting, trading cards hold a special place in the position of many people’s hearts. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Pokémon franchise has had a global appeal over the last 25+ years, which creates a large and global market for buying and selling Pokémon cards. The category gained momentum in 2020, with the 1999 Pokémon 1st Edition Charizard trading card breaking record prices multiple times in 2020 and catching the attention of mainstream media and collectors.
Condition Report
The Series Gallery Drop 057 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 87 PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Raichu #14 trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 057 Asset was purchased from a private collector. The specific ownership and pricing history of the card constituting the Series Gallery Drop 057 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 058 Asset
Summary Overview
Series Gallery Drop 058 has purchased a BGS 9.5-graded 2012-2013 National Treasures Anthony Davis #151 RPA trading card (the “Series Gallery Drop 058 Asset”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include autographs or pieces of jersey which further compound the value of the asset. This card is an “RPA,” which is a rookie card with a jersey patch and an autograph.
●    Cultural Relevance of Anthony Davis: Anthony Davis is currently one of the best power forward/centers in the league and plays for the Los Angeles Lakers. Davis has made seven All-Star Game appearances, received the 2017 NBA All-Star Game MVP Award, won one Olympic Gold Medal (2012) and won his first NBA Championship with the Lakers in 2020.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading. The Series Gallery Drop 058 Asset card is a part of a print run of only 199 cards.
●    BGS 9.5 Grade: The Series Gallery Drop 058 Asset card is a BGS 9.5-graded 2012-2013 National Treasures Anthony Davis #151 RPA card (45 copies in the world). There are no cards graded higher than a BGS 9.5.
Specifications
Card	National Treasures Anthony Davis #151 RPA
Production Year	2012-2013
BGS Grade	9.5
Purchased From	eBay
Purchased For	$21,260
Year Purchased	2020

The Athlete

Anthony Marshon Davis Jr. (American, b. 1993) is a power forward/center in the NBA, and currently plays for the Los Angeles Lakers. After winning the 2012 NCAA Championship with the University of Kentucky, Davis was drafted first overall in the 2012 NBA Draft by the New Orleans Hornets. He was also selected to play in the 2012 Olympics that summer. His accomplishments include seven All-Star Game appearances, the 2017 NBA All-Star Game MVP Award and one Olympic Gold Medal (2012). Davis won his first NBA Championship with the Los Angeles Lakers in 2020.
The Card
The 2012-2013 National Treasures Anthony Davis #151 RPA is one of the most coveted Anthony Davis rookie cards, rated #1 on Beckett’s list of top Anthony Davis rookie cards. There were only 199 copies of this card printed, and the Series Gallery Drop 058 Asset card is one of only 45 BGS 9.5-graded cards. The card is numbered 108/199 on the front. The card features a three-color jersey patch insert and an on-card autograph.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 058 Asset is a Beckett Grading Services (BGS) graded trading card. There are 45 BGS 9.5-graded 2012-2013 National Treasures Anthony Davis #151 RPA cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.” On the reverse, the autograph grade is noted as a BGS 10.
Ownership and Pricing History
The Series Gallery Drop 058 Asset was purchased from eBay. The specific ownership and pricing history of the card constituting the Series Gallery Drop 058 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 059 Asset
Summary Overview
Series Gallery Drop 059 has purchased a 9.4 Wata-graded Super Mario Bros. NES game (the “Series Gallery Drop 059 Asset”).
●    Best-Selling Game: Super Mario Bros. is the best-selling game in the Super Mario Bros. series and one of the best-selling video games of all time at over 40 million copies sold worldwide. The game has two sequels, Super Mario Bros. 2 and Super Mario Bros. 3, which were also very popular with audiences.
●    9.4 Grade: The Series Gallery Drop 059 Asset is a 9.4 Wata-graded Super Mario Bros. NES game, with a Grade A+ seal. The game was purchased from a private collector. It is a “Round SOQ” variation, which has not previously been sold on the public market.
●    Significance in Pop Culture: The characters in the Super Mario Bros. franchise are embedded in pop culture. The game was created over 30 years ago, and continues to sell in the latest video game formats even today, such as the Nintendo Switch.
Specifications
Title	Super Mario Bros.

Game Type	Nintendo NES
Release Year	1985
Wata Grade	9.4
Seal Grade	A+
Purchased From	Private Collector
Purchased For	$73,700
Year Purchased	2020

The Game
Super Mario Bros. is the best-selling game in the Super Mario Bros. franchise, and has retained cultural significance over the 35 years since its original release. It was subsequently ported to other video game formats and has been released on most Nintendo systems. It kicked off an entire franchise featuring several video games, TV series and a movie.
The game is a multi-player game featuring Mario and Luigi in a side-scrolling format as they travel through the Mushroom Kingdom to defeat the antagonist, Bowser, rescue Princess Toadstool and encounter various challenges along the way.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling NES games.
Condition Report
The Series Gallery Drop 059 Asset is a 9.4 Wata-graded NES game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 059 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 059 Asset is unknown.
The Series Gallery Drop 060 Asset
Summary Overview
Series Gallery Drop 060 has purchased a 9.6 CGC-graded Daredevil #1 comic (the “Series Gallery Drop 060 Asset”).
●    First Appearance of Daredevil: The Series Gallery Drop 060 Asset comic features the origin and first appearance of Daredevil, a well-known comic book and TV show character.
●    9.6 Grade: The Series Gallery Drop 060 Asset comic is a 9.6 CGC-graded Daredevil #1 comic (26 copies in the world). The book is in Near Mint condition with Off-White to White pages. The book was purchased from Metropolis Collectibles, an independent comic book dealer.
●    High Frequency of Sales: Daredevil #1 is among the top 20 most actively sold comic books from the Silver Age.

Specifications
Title	Daredevil #1
Publisher	Marvel
Creation Date	1964
Age	Silver
CGC Grade	9.6
Page Color	Off-White to White
Key Issue	First Appearance of Daredevil
Purchased From	Metropolis Collectibles
Purchased For	$48,500
Year Purchased	2020

The Comic
The Series Gallery Drop 060 Asset is the first appearance and origin story of Daredevil. It chronicles Matt Murdoch’s evolution from a childhood accident to becoming a vigilante named Daredevil. The comic is from the Silver Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1956 to 1970 that followed the Golden Age of comics from 1938 to 1956. The comic was scripted by Stan Lee, who is considered one of the most influential comic book publishers and writers.
Market Assessment
We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Gallery Drop 060 Asset is positioned to benefit from this trend. As the first appearance of Daredevil, the Series Gallery Drop 060 Asset is a key collector’s edition featuring an established Marvel character. We believe that the Series Gallery Drop 060 Asset is a Silver Age grail, especially at the 9.6 CGC grade, which has only 26 copies worldwide and represents only 0.7% of the available copies of this comic book in circulation. As the collectibles comic book market grows, we believe that the potential for the Series Gallery Drop 060 Asset’s value to grow as well.
As of December 15, 2020, Daredevil #1 was one of the top 20 most actively traded Silver Age comics according to GoCollect. The high volume of sales indicates high demand.
Condition Report
The Series Gallery Drop 060 Asset is a 9.6 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint condition. There are 26 Universal-labeled 9.6 CGC-graded Daredevil #1 comics in circulation. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership and Pricing History
We purchased the Series Gallery Drop 060 Asset from Metropolis Collectibles, an independent comic shop based in New York. Pricing history for the Series Gallery Drop 060 Asset comes from GoCollect, which aggregates comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions and other dealers. The table below lists publicly reported sales of the 9.6 CGC-graded Daredevil #1 comic.
Source: Historical sale prices for 9.6 CGC-graded Daredevil #1 comics sourced from GoCollect sale databases.
Date	Sale Price

12/03/2019	$48,500
05/23/2018	$35,500
11/17/2016	$35,850
03/29/2016	$36,500

The Series Gallery Drop 061 Asset
Summary Overview
Series Gallery Drop 061 has purchased a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Venusaur #15 trading card (the “Series Gallery Drop 061 Asset”).
●    Cultural Relevance of Pokémon: Over the 25+ years since its introduction, Pokémon has grown to become the largest media franchise in the world, including movies, games and merchandise. Over 368 million units of the Pokémon games have been sold, and Pokémon Go crossed 1 billion mobile downloads. Venusaur, featured on this card, is the final evolutionary version of Bulbasaur, one of the three original starter Pokémon.
●    1999 1st Edition Shadowless Holo Cards: The 1999 1st Edition Base Set series is significant as the first Pokémon card set to be issued in the US, and features 102 cards. While the specific number of cards in existence are unknown, it is estimated that approximately 10,000 copies of each card were produced.
●    GEM-MT 10 Grade: The Series Gallery Drop 061 Asset card is a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Venusaur #15 trading card (135 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Pokémon 1st Edition Shadowless Holo Venusaur #15
Production Year	1999
PSA Grade	GEM-MT 10
Purchased From	Private Collector
Purchased For	$21,989
Year Purchased	2020

The Card
1999 Pokémon 1st Edition Shadowless Holo Venusaur #15 trading card is part of the 1999 1st Edition Base Set featuring 102 cards. The set consists of these types of cards, in order of rarity: “Holographic” (16 cards), “Rare” (16 cards), “Uncommon” (32 cards), “Common” (32 cards) and “Basic Energy” (6 cards). The Venusaur card, numbered #15, is one of the 16 scarce “Holographic” cards in the 1st Edition Base Set. Venusaur is the final evolutionary version of Bulbasaur, one of the three original starter Pokémon, and is one of the most coveted cards in the set.
Market Assessment

With the advent of nostalgia collecting, trading cards hold a special place in the position of many people’s hearts. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Pokémon franchise has had a global appeal over the last 25+ years, which creates a large and global market for buying and selling Pokémon cards. The category gained momentum in 2020, with the 1999 Pokémon 1st Edition Charizard trading card breaking record prices multiple times in 2020 and catching the attention of mainstream media and collectors.
Condition Report
The Series Gallery Drop 061 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 135 PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Venusaur #15 trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 061 Asset was purchased from a private collector. The specific ownership and pricing history of the card constituting the Series Gallery Drop 061 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 062 Asset
Summary Overview
Series Gallery Drop 062 has purchased a collection of 9.8 A++ Wata-graded Tetris and Tetris II NES games (the “Series Gallery Drop 062 Asset”).
●    Best-Selling Game: Tetris, a tile-matching video game, is one of the top selling video game franchises of all time. The Series Gallery Drop 062 Asset consists of the Nintendo Entertainment System (NES) versions of Tetris and its sequel, Tetris II.
●    9.8 Grade: The Series Gallery Drop 062 Asset includes 9.8 Wata-graded Tetris and Tetris II NES games, each with a Grade A++ seal. A++ is the highest seal grade attainable in the Wata grading system. The games were purchased from a private collector.
●    Cultural Significance: Tetris has been made available on over 65 platforms, a Guinness world record for the most-ported video game title.
Specifications
Title	Tetris	Tetris II
Game Type	Nintendo NES
Release Year	1989	1993
Wata Grade	9.8	9.8
Seal Grade	A++	A++
Purchased From	Private Collector
Purchased For	$15,400
Year Purchased	2020

The Game

Tetris is a video game in which players attempt to stack differently shaped pieces consisting of four tiles each in a 10x20 well. The goal of the game is to organize the tiles in a way that completes rows and makes them disappear, resulting in the player gaining points. The pace of the game increases as more rows disappear, and the game ends when the 10x20 well has been stacked to the top.
Tetris is one of the top selling video game franchises of all time, and has been made available on over 65 platforms, earning it a Guinness world record for the most-ported video game title.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling NES games.
Condition Report
The Series Gallery Drop 062 Asset includes two 9.8 Wata-graded NES games with Grade A++ seals. The games are in excellent condition and preserved in Wata plastic holders.
Ownership and Pricing History
We purchased the Series Gallery Drop 062 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 062 Asset is unknown.
The Series Gallery Drop 063 Asset
Summary Overview
Series Gallery Drop 063 has purchased a BGS 9.5-graded 2002-03 Panini Futebol Portugal Cristiano Ronaldo #137 trading card (the “Series Gallery Drop 063 Asset”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards.
●    Cultural Relevance of Cristiano Ronaldo: Cristiano Ronaldo is considered to be among the greatest soccer players of all time. After 18 years playing for powerhouse teams such as Real Madrid, Manchester United and now Juventus, Ronaldo has achieved five Ballon d’OR awards, four European Golden Shoes, five Champions League titles, one UEFA European League Championship and one UEFA Nations League title.
●    Scarcity: With the introduction of serial numbers on soccer cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    BGS 9.5 Grade: The Series Gallery Drop 063 Asset card is a BGS 9.5-graded 2002-03 Panini Futebol Portugal Cristiano Ronaldo #137 trading card (40 copies in the world).
Specifications
Card	Panini Futebol Portugal Cristiano Ronaldo #137
Production Year	2012-2013
BGS Grade	9.5
Purchased From	Private Collector
Purchased For	$20,000
Year Purchased	2020

The Athlete
Cristiano Ronaldo is considered to be among the greatest soccer players of all time. After 18 years playing for powerhouse teams such as Real Madrid, Manchester United and now Juventus, Ronaldo has achieved five Ballon d’OR awards, four European Golden Shoes, five Champions League titles, one UEFA European League Championship and one UEFA Nations League title. As of December 2020, Ronaldo is also the most followed person on Instagram with 246 million followers.
The Card
The 2002-03 Panini Futebol Portugal Cristiano Ronaldo #137 trading card is the most coveted Cristiano Ronaldo rookie card, and considered to be his true rookie card by collectors. The card features an action shot of a young Ronaldo in his Portugal uniform.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 063 Asset is a Beckett Grading Services (BGS) graded trading card. There are 40 BGS 9.5-graded 2002-03 Panini Futebol Portugal Cristiano Ronaldo #137 trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.”
Ownership and Pricing History
The Series Gallery Drop 063 Asset was purchased from eBay. The specific ownership and pricing history of the card constituting the Series Gallery Drop 063 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 064 Asset
Summary Overview
Series Gallery Drop 064 has purchased a BGS 9.5-graded 2004-05 Panini Megacracks La Liga Lionel Messi #71 trading card (the “Series Gallery Drop 064 Asset”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards.
●    Cultural Relevance of Lionel Messi: Lionel Messi is considered to be among the greatest soccer players of all time. After 16 years playing for FC Barcelona, Messi has achieved a record six Ballon d’OR awards, a record six European Golden Shoes, 10 La Liga titles, four Champions League titles and six Copas del Rey.
●    Scarcity: With the introduction of serial numbers on soccer cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    BGS 9.5 Grade: The Series Gallery Drop 064 Asset card is a BGS 9.5-graded 2004-05 Panini Megacracks La Liga Lionel Messi #71 trading card (70 copies in the world).

Specifications
Card	Panini Megacracks La Liga Lionel Messi #71
Production Year	2004-05
BGS Grade	9.5
Purchased From	Private Collector
Purchased For	$32,000
Year Purchased	2020

The Athlete
Lionel Messi is considered to be among the greatest soccer players of all time. Messi has spent his entire career with Barcelona, and his achievements include a record six Ballon d’OR awards, a record six European Golden Shoes, 10 La Liga titles, four Champions League titles and six Copas del Rey. He is also the captain of Argentina’s national team, and is the country’s all-time leading goal scorer.
The Card
The 2004-05 Panini Megacracks La Liga Lionel Messi #71 trading card is the most coveted and valuable Lionel Messi rookie card. The card features an action shot of a young Messi dribbling the ball in his FC Barcelona uniform.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 064 Asset is a Beckett Grading Services (BGS) graded trading card. There are 70 BGS 9.5-graded 2004-05 Panini Megacracks La Liga Lionel Messi #71 trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.”
Ownership and Pricing History
The Series Gallery Drop 064 Asset was purchased from eBay. The specific ownership and pricing history of the card constituting the Series Gallery Drop 064 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 065 Asset
Summary Overview
Series Gallery Drop 065 has purchased a PSA GEM-MT 10-graded 1996 Topps Chrome Allen Iverson #171 Refractor trading card (the “Series Gallery Drop 065 Asset”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.

●    Cultural Relevance of Allen Iverson: Allen Iverson is considered to be among the greatest basketball players of all time. His accomplishments include 11-time NBA All-Star, two NBA All-Star Most Valuable Player (MVP) Awards and one NBA MVP Award.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by variations like the refractor, as well as the condition and grading.
●    PSA 10 Grade: The Series Gallery Drop 065 Asset card is a PSA GEM-MT 10-graded 1996 Topps Chrome Allen Iverson #171 Refractor trading card (36 copies in the world at a PSA 10 grade).
Specifications
Card	Topps Chrome Allen Iverson #171 Refractor
Production Year	1996
PSA Grade	10
Purchased From	Michael Karnjanaprakorn
Purchased For	$25,100
Year Purchased	2021

The Athlete
Allen Iverson (American, b. 1975) is a professional basketball player who played 14 seasons in the NBA as a point guard and shooting guard for the Philadelphia 76ers, the Denver Nuggets, the Detroit Pistons and the Memphis Grizzlies. His accomplishments include 11-time NBA All-Star, two NBA All-Star MVP Awards and one NBA MVP Award.
The Card
The 1996 Topps Chrome Allen Iverson #171 Refractor trading card is one of the most coveted and valuable Allen Iverson rookie cards. A refractor is a special variation that includes a reflective coating that shines multiple colors, especially in direct light. Refractors are produced in more limited quantities than base cards, which compounds their scarcity.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 065 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 36 PSA GEM-MT 10-graded Allen Iverson #171 Refractor trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History

The Series Gallery Drop 065 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 065 Asset from an eBay auction conducted by PWCC for $25,100, the same price paid by Series Gallery Drop 065. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 065 Asset is unknown.
The Series Gallery Drop 066 Asset
Summary Overview
Series Gallery Drop 066 has purchased a PSA GEM-MT Dual 10-graded 2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading card (the “Series Gallery Drop 066 Asset”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include autographs or pieces of jersey which further compound the value of the asset. This card is an “RPA,” which is a rookie card with a jersey patch and an autograph.
●    Cultural Relevance of Giannis Antetokounmpo: Giannis Antetokounmpo has earned two consecutive MVP awards and secured the #2 spot in the Top-10 NBA players rankings behind LeBron James. Known as “The Greek Freak,” the 2020 Defensive Player of the Year reigns as a fan favorite, leading the Milwaukee Bucks to four consecutive playoff runs.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading. The Series Gallery Drop 066 Asset card is a part of a print run of only 99 cards.
●    PSA 10 Grade: The Series Gallery Drop 066 Asset card is a PSA GEM-MT Dual 10-graded 2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading card (four copies in the world at a Dual 10 grade).
Specifications
Card	Panini Immaculate Collection Giannis Antetokounmpo #131 RPA
Production Year	2013
PSA Grade	Dual 10 (Card Grade 10, Autograph Grade 10)
Purchased From	Michael Karnjanaprakorn
Purchased For	$90,000
Year Purchased	2021

The Athlete
Giannis Sina Ugo Antetokounmpo (Greek / Nigerian, b. 1994) is a professional basketball player in the NBA, and currently plays for the Milwaukee Bucks. Antetokounmpo’s size and versatility changed the game of basketball, earning him two consecutive MVP awards and securing him the #2 spot in the Top-10 NBA players rankings behind LeBron James. Known as “The Greek Freak,” the 2020 Defensive Player of the Year reigns as a fan favorite, leading the Milwaulkee Bucks to four consecutive playoff runs.
The Card
The 2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading card is one of the most coveted Giannis Antetokounmp rookie cards. There were only 99 copies of this card printed, and the Series Gallery Drop 066 Asset card is one of only four PSA Dual 10-graded cards. The card is numbered 94/99 on the front and features a three-color jersey patch insert and an on-card autograph.

Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 066 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are four PSA GEM-MT Dual 10-graded 2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading cards in circulation. “Dual 10” refers to a PSA 10 grade for the card as well as for the autograph. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 066 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 066 Asset from a private collector for $90,000, the same price paid by Series Gallery Drop 066. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 066 Asset is unknown.
The Series Gallery Drop 067 Asset
Summary Overview
Series Gallery Drop 067 has purchased a BGS Dual 10-graded 2003-04 SP Authentic Signatures #LJA Lebron James trading card (the “Series Gallery Drop 067 Asset”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.
●    Cultural Relevance of Lebron James: LeBron James is one of the most celebrated figures of this generation of NBA players. As he is frequently compared to Michael Jordan, his name carries a legacy that is unlikely to disappear anytime soon. His accomplishments include eight consecutive NBA Finals appearances (2011-2018), four NBA championship titles, four Most Valuable Player (MVP) Awards, four Finals MVP Awards, 16-time NBA All-Star and two Olympic gold medals. This rookie card is a memento of the trajectory of his career, from the first overall pick in the 2003 draft to a four-time NBA champion.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    BGS Dual 10 Grade: The Series Gallery Drop 067 Asset card is a a BGS Dual 10-graded 2003-04 SP Authentic Signatures #LJA Lebron James trading card (7 copies in the world at a BGS 10 grade).
Specifications
Card	SP Authentic Signatures #LJA Lebron James
Production Year	2003-04
BGS Grade	Dual 10 (Card Grade 10, Autograph Grade 10)
Purchased From	Michael Karnjanaprakorn

Purchased For	$60,000
Year Purchased	2021

The Athlete
LeBron James (American, b. 1984) is largely considered to be one of the greatest basketball players of all time. After growing up in Cleveland, James was drafted to the Cleveland Cavaliers as a first round pick in 2003. He was named 2003-04 Rookie of the Year and made a name for himself on the court as a force to be reckoned with. After playing for the Cavaliers until 2010, James made the controversial decision to continue his NBA career with the Miami Heat. In Miami, he led the Heat to back to back NBA championships in 2012 and 2013. In 2014, James opted out of his Heat contract to return to the Cavaliers where he won another championship in 2016, thus ending the 52-year professional sports title drought in Cleveland. Although he is approaching the age of 40, James decided to continue his career in Los Angeles and signed with the Lakers in 2018 and remains a force on and off the court.
Outside of basketball, James rose to fame in a myriad of endeavors. He is the face of numerous endorsements, including his well known Sprite and Nike commercials. He has become a pop culture figure that reaches far beyond basketball through cameos in shows like Saturday Night Live. He is also an activist for education through the LeBron James Family Foundation.
The Card
The 2003-04 SP Authentic Signatures #LJA Lebron James trading card is a highly coveted LeBron James rookie card. The front of the card features an action shot and Lebron James’ signature. The back of the card reads, “Congratulations! You have received a card personally autographed by LeBron James,” and certifies the authenticity of the signature. The Series Gallery Drop 067 Asset card is one of only 7 BGS 10-graded cards.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 067 Asset is a Dual 10 Beckett Grading Services (BGS) graded trading card. There are 7 BGS Dual 10-graded 2003-04 SP Authentic Signatures #LJA Lebron James trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 10 for “Centering,” 9.5 for “Corners,” 10 for “Edges” and 10 for “Surface.” The autograph grade is noted as a BGS 10.
Ownership and Pricing History
The Series Gallery Drop 067 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 067 Asset from a private collector for $60,000, the same price paid by Series Gallery Drop 067. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 067 Asset is unknown.
The Series Gallery Drop 068 Asset
Summary Overview
Series Gallery Drop 068 has purchased a PSA GEM-MT 10-graded 2007 Topps Chrome Kevin Durant #131 Refractor trading card (the “Series Gallery Drop 068 Asset”).

●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.
●    Cultural Relevance of Kevin Durant: Kevin Durant is one of the top basketball players in the NBA. His accomplishments include two-time NBA Champion, two-time NBA Finals MVP, NBA MVP Award, Rookie of the Year, 10-time NBA All-Star and two Olympic Gold Medals.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    GEM-MT 10 Grade: The Series Gallery Drop 068 Asset card is a PSA GEM-MT 10-graded 2007 Topps Chrome Kevin Durant #131 Refractor trading card (188 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Topps Chrome Kevin Durant #131 Refractor
Production Year	2007
PSA Grade	GEM-MT 10
Purchased From	Michael Karnjanaprakorn
Purchased For	$24,000
Year Purchased	2021

The Athlete
Kevin Wayne Durant (American, b. 1988) is a professional basketball player in the NBA, and currently plays for the Brooklyn Nets. Durant was drafted second overall in the 2007 NBA Draft by the Seattle SuperSonics, and played in the 2012 and 2016 Olympics. His accomplishments include two-time NBA Champion, two-time NBA Finals MVP, NBA MVP Award, Rookie of the Year, 10-time NBA All-Star and two Olympic Gold Medals.
The Card
The 2007 Topps Chrome Kevin Durant #131 Refractor is one of the most coveted Kevin Durant rookie cards. The refractor variation includes a reflective coating that shines multiple colors, especially in direct light.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 068 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 188 GEM-MT 10 PSA-graded 2007 Topps Chrome Kevin Durant #131 Refractor cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History

The Series Gallery Drop 068 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 068 Asset from eBay for $24,000, the same price paid by Series Gallery Drop 068. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 068 Asset is unknown.
The Series Gallery Drop 069 Asset
Summary Overview
Series Gallery Drop 069 has purchased a collection of 15 PSA GEM-MT 10-graded NBA Panini Prizm Silver trading cards (the “Series Gallery Drop 069 Asset” or the “Emerging 15 Index”).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include colored parallels (silver, gold, blue, red, etc.) which further compound the value of the asset.
●    Cultural Relevance of the Emerging 15 Index: The Emerging 15 Index comprises rookie cards of the top-15 NBA prospects from 2017 to 2019: Coby White (2019), Ja Morant (2019), RJ Barrett (2019), Tyler Herro (2019), Zion Williamson (2019), Luka Doncic (2018), Shai Gilgeous-Alexander (2018), Trae Young (2018), Michael Porter Jr. (2018), Collin Sexton (2018), Bam Adebayo (2017), De’Aaron Fox (2017), Donovan Mitchell (2017), Jayson Tatum (2017) and Lonzo Ball (2017).
●    Scarcity: The scarcity of limited edition cards is compounded by the condition and grading.
●    PSA 10 Grade: The Series Gallery Drop 069 Asset cards all have a PSA 10 GEM-MT grade.
Specifications
Card (Player)	Production Year	Grade	Purchased From	Purchase Price	Year Purchased
Coby White	2019	PSA GEM-MT 10	Michael Karnjanaprakorn	$935	2021
Ja Morant	2019			$4,500
RJ Barrett	2019			$885
Tyler Herro	2019			$1,400
Zion Williamson	2019			$6,250
Luka Doncic	2018			$8,300
Shai Gilgeous-Alexander	2018			$860
Trae Young	2018			$3,200
Michael Porter Jr.	2018			$1,000
Collin Sexton	2018			$811
Bam Adebayo	2017			$800
De’Aaron Fox	2017			$887
Donovan Mitchell	2017			$1,685
Jayson Tatum	2017			$3,000
Lonzo Ball	2017			$615

The Athletes

Each year, a handful of rookies are identified as top prospects based on their perceived potential in the NBA. The Emerging 15 Index provides exposure to some of the best young talent in the league. Despite being relatively young or new to the league, players like Jayson Tatum and Luka Doncic are already all-stars, while all players on the list continue to make huge strides in skill with each season.
The Cards
The Panini Prizm Silver sets are the cornerstone of Panini’s card production, existing in a delicate balance between accessibility, rarity and popularity. The Series Gallery Drop 069 Asset cards each all have a PSA 10 GEM-MT grade, the highest grade available.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 069 Asset is a collection of fifteen GEM-MT 10 Professional Sports Authenticator (PSA) graded trading cards. GEM-MT 10 is the highest available grade in the PSA grading system. The cards are in virtually perfect condition according to PSA and preserved in plastic PSA holders with tamper-evident seals.
Ownership and Pricing History
The Series Gallery Drop 069 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 069 Asset from eBay and Starstock for $35,128 in the aggregate, the same price paid by Series Gallery Drop 069. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 069 Asset is unknown.
The Series Gallery Drop 070 Asset
Summary Overview
Series Gallery Drop 070 has purchased a 9.2 Wata-graded Contra NES game (the “Series Gallery Drop 070 Asset”).
●    Thesis: Contra stands out among other NES games because it is incredibly difficult to finish and includes simultaneous co-op gameplay. For these reasons, Contra has become a timeless classic — it was released more than 30 years ago and continues to sell in the latest video game formats, such as the Nintendo Switch thereby cementing its cultural relevance.
●    The Game: The Series Gallery Drop 070 Asset is a high-grade copy at a Wata 9.2 A+ seal in a “Round SOQ” (Round Seal of Quality) variation, which is an early print of the game. This high-grade game in a sealed box is all the rare given that the game was released more than 30 years ago.
●    Recent Sales: There are no direct comparable sales for this game, but, as of February 2021, there is one recent, similar sale that highlights the potential value of this game: a 9.4 Wata-graded A seal Contra sold in July 2020 for $21,600. Note that this game is a higher grade, but a lower seal rating and the video game market has changed substantially since this sale.
Specifications
Title	Contra
Game Type	Nintendo NES
Release Year	1988

Wata Grade	9.2
Seal Grade	A+
Purchased From	Heritage Auctions
Purchased For	$31,200
Year Purchased	2021

The Game
Contra was released on Nintendo Entertainment System in February 1988. The game features two commandos, Bill Rizer and Lance Bean (the game’s players), who are set to destroy the evil Red Falcon Organization after they set up base on the fictional Galuga Archipelago with the intention to wipe out humanity.
Given the fact that this iconic game is more than 30 years old, acquiring a high grade sealed version is incredibly rare.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling NES games.
Condition Report
The Series Gallery Drop 070 Asset is a 9.2 Wata-graded NES game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 070 Asset from Heritage Auctions. Prior ownership and pricing history of the Series Gallery Drop 070 Asset is unknown.
The Series Gallery Drop 071 Asset
Summary Overview
Series Gallery Drop 071 has purchased a PSA GEM-MT 10-graded 2018 Panini Prizm Luka Doncic Prizm Mojo #280 trading card (the “Series Gallery Drop 071 Asset”).
●    Thesis: Luka Doncic is one of the most promising young players the NBA has seen in years. In his first few years, Luka has dominated, winning Rookie of the Year in 2019 and receiving an All-Star invite in 2020. Recently, Doncic surpassed Michael Jordan in career triple-doubles by the age of 21. We are bullish on Luka's trajectory as he continues to perform at the highest level. Coming into the 2021 season, Luka and the Mavericks are expected to make a playoff run, and Luka is currently favored to win the MVP award.
●    The Card: Amongst Panini Prizm Parallels cards (exclusive variations), the Mojo ranks amongst the rarest, numbered to just 25 in existence. Considering the momentum around Doncic’s rarest Prizm Parallels (gold, blue ice, etc.), compounded by a population of nine in PSA GEM-MT 10, we feel that the one of 25 Mojo Prizm is particularly valuable and collectible.
●    Recent Sales: Due to its scarcity, this Prizm Mojo card has rarely come up for public sale. As of February 2021, the last public sale was in January 2020 for $13,450. Based on our findings, there is roughly a 10x multiplier between the Luka’s Prizm Silver and Prizm Mojo cards. As of February 2021, the last public sale for a Prizm Silver was $8,400 in January 2021, helping to justify $100,00 price.

Specifications
Card	Luka Doncic Prizm Mojo #280
Production Year	2018
PSA Grade	GEM-MT 10
Purchased From	Private Collector
Purchased For	$100,000
Year Purchased	2021

The Athlete
Luka Doncic is one of the most exciting young players in the NBA. During his few short seasons in the league, the 2018 Rookie of the Year has already established himself as a consistent MVP candidate. He is currently ranked as a Top-5 active player, surpassing the majority of active star veterans. Based on Luka’s impact as a player, compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential market trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 071 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are nine GEM-MT 10 PSA-graded 2018 Panini Prizm Luka Doncic Prizm Mojo #280 cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 071 Asset was purchased from a private collector. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 071 Asset is unknown.
The Series Gallery Drop 072 Asset
Summary Overview
Series Gallery Drop 072 has purchased a BGS 9.5-graded 2003 Exquisite Collection Noble Nameplates #LB LeBron James trading card (the “Series Gallery Drop 072 Asset”).
●    Thesis: LeBron James is one of the most celebrated sports figures of the generation, and his career is nowhere near over. After 18+ years in the league, finding LeBron’s rarest rookie cards in pristine condition has become increasingly difficult. His immense popularity compounded by the fact that he can (and likely will) win more championships means the value of his cards have continued growth potential.
●    The Card: The 2003 Exquisite Collection has produced some of the most sought-after cards. Featuring James’ signature and jersey patch, it is easy to understand why James’ 2003 Exquisite Noble Nameplates is ranked as one of his top cards. Furthermore, given that only 25 cards were produced, only two of which have earned a BGS 9.5 grade, acquiring one is all the more impressive and valuable.

●    Recent Sales: Given the scarcity of this card, there are few direct comparables. A copy graded as a BGS 9 sold for $131,600 in July 2020. There is typically a 2-3x multiplier between BGS 9 and BGS 9.5. A different LeBron variation (numbered out of 23) from the 2003 Exquisite Collection set a record of $1.8M in July 2020.
Specifications
Card	SP Authentic Signatures #LJA Lebron James
Production Year	2003
BGS Grade	9.5
Purchased From	Michael Karnjanaprakorn
Purchased For	$332,500
Year Purchased	2021

The Athlete
LeBron James is currently ranked the #1 basketball player in the NBA, and is a legitimate contender in the race for the greatest player of all-time title. The 4x NBA Champion has not slowed down his dominance in the league, still listed as a favorite to take home the 2021 NBA title. James’ legacy, compounded by the scarcity and demand for his rarest rookie cards, make us excited about the potential market trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 072 Asset is a 9.5 Beckett Grading Services (BGS) graded trading card. There are two BGS 9.5-graded 2003 Exquisite Collection Noble Nameplates #LB LeBron James trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9.5 for “Corners,” 9 for “Edges” and 9.5 for “Surface.” The autograph grade is noted as a BGS 10.
Ownership and Pricing History
The Series Gallery Drop 072 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 072 Asset from a private collector for $332,500, the same price paid by Series Gallery Drop 072. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 072 Asset is unknown.
The Series Gallery Drop 073 Asset
Summary Overview
Series Gallery Drop 073 has purchased a BGS 9.5-graded 2003 SP Authentic Signatures #MJ Michael Jordan trading card trading card (the “Series Gallery Drop 073 Asset”).

●    Thesis: It’s no secret that Michael Jordan is considered to be the greatest basketball player of all-time. For Jordan, the numbers simply don’t lie. After an illustrious career that included two successful three-peats, MJ had amassed six NBA Championship wins, the Rookie of the Year award, five MVP awards, six Finals MVP awards, three All-Star MVP awards and 10 scoring titles. It is no surprise that he was inducted into the Hall of Fame in 2009. MJ will always be an iconic sports figure and as time passes, we believe his memorabilia — in pristine condition — will continue to hold value.
●    The Card: Numbered to just 50 cards produced, each featuring his signature, it’s easy to understand why Michael Jordan’s SP Authentic Signatures Gold card is so coveted by collectors. Only 10 cards have been graded as a BGS 9.5 (only one card graded higher), making this card particularly hard to come by.
●    Recent Sales: Given the scarcity of this card, there are few direct comparables. A copy graded as a BGS 9 sold for $8,523 in June 2020. There is typically a 3-4x multiplier between BGS 9 and BGS 9.5 when looking at MJ’s rarest cards.
Specifications
Card	SP Authentic Signatures #LJA Lebron James
Production Year	2003
BGS Grade	9.5
Purchased From	Michael Karnjanaprakorn
Purchased For	$44,280
Year Purchased	2021

The Athlete
Michael Jordan is widely considered to be the greatest basketball player of all-time, a title earned through 15 illustrious seasons in the NBA. Beyond basketball, he is undoubtedly one of the greatest athletes to ever live. The six-time NBA Champion and five-time NBA MVP has become a symbol of hard work, determination and success. Jordan’s legacy, compounded by the scarcity and demand for his rarest rookie cards, make us excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 073 Asset is a 9.5 Beckett Grading Services (BGS) graded trading card. There are 10 BGS 9.5-graded 2003 SP Authentic Signatures #MJ Michael Jordan trading card trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 10 for “Centering,” 9.5 for “Corners,” 10 for “Edges” and 9 for “Surface.” The autograph grade is noted as a BGS 10.
Ownership and Pricing History
The Series Gallery Drop 073 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 073 Asset from a private collector for $44,280, the same price paid by Series Gallery Drop 073. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 073 Asset is unknown.

The Series Gallery Drop 074 Asset
Summary Overview
Series Gallery Drop 074 has purchased a PSA GEM-MT 10-graded 2018 Panini Prizm World Cup Kylian Mbappe Orange Prizm #80 Refractor trading card (the “Series Gallery Drop 074 Asset”).
●    Thesis: Kylian Mbappe is currently the most valuable player in the world and is widely considered to be one of the most talented. At 22 years old, Mbappe has already received a series of prestigious awards like Ligue 1 Young Player of the Year, the Golden Boy award, three Ligue 1 Championship titles and two Coupe de France titles. In 2018, Mbappe won his first FIFA World Cup with the French National Team, becoming the youngest player to score in the FIFA World Cup and earning him the Best Young Player and French Player of the Year awards for his efforts. As Mbappe enters his prime, we believe his memorabilia will continue to hold value and adoration.
●    The Card: In 2018, Prizm produced its second special edition World Cup Set. This variation includes a special orange background on the card, limited to a run of just 50 cards. Given that this card is a more scarce parallel/variation, only 10 of which have been graded as a PSA 10, we are excited about its potential trajectory.
●    Recent Sales: Due to the scarcity of this card, there are no comparable sales in PSA 10. As of February 2021, the most recent PSA 9 sale was for $3,050 in January 2021; the 12-month high was for $3,655 in December 2020, and the low was for $3,050 in January 2021. There is typically a 3-4x multiplier between PSA 9 and PSA 10 for Mbappe’s cards.
Specifications
Card	Panini Prizm World Cup Kylian Mbappe
Production Year	2018
PSA Grade	GEM-MT 10
Purchased From	Michael Karnjanaprakorn
Purchased For	$20,910
Year Purchased	2021

The Athlete
Kylian Mbappe is one of soccer’s rising stars. In his first few years playing professionally, Mbappe has already proven himself as a force to be reckoned with, helping lead Paris Saint Germain and the French National Team to major trophy wins. The trajectory of Mbappe’s career, compounded by the scarcity and demand for his rarest rookie cards, make us excited about the potential of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report

The Series Gallery Drop 074 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 10 GEM-MT 10 PSA-graded 2018 Panini Prizm World Cup Kylian Mbappe Orange Prizm #80 Refractor cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 074 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 074 Asset from eBay for $20,910, the same price paid by Series Gallery Drop 074. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 074 Asset is unknown.
The Series Gallery Drop 075 Asset
Summary Overview
Series Gallery Drop 075 has purchased a BGS 9.5-graded 2012 National Treasures Russell Wilson Rookie Signature Material Black #325 trading card trading card (the “Series Gallery Drop 075 Asset”).
●    Thesis: Russell Wilson is one of the NFL’s premier quarterbacks. Known for his superior passing, the 2012 Rookie of the Year currently holds the record for most wins (98) through nine seasons and is only one of four quarterbacks with a career passer rating above 100. Wilson’s efforts have led the Seattle Seahawks to two Super Bowl appearances and one Super Bowl win. Given Wilson’s existing success and the fact that he is still playing and can continue to break records, we are excited about the potential market trajectory of his cards.
●    The Card: Panini’s National Treasures line has become the gold standard for RPA cards across sports card collecting. Featuring his signature and three-color jersey patch, it is easy to understand why Wilson’s 2012 National Treasures card is ranked as one of his top cards. Furthermore, given that only 25 cards were produced, only three of which have earned a BGS 9.5 grade, acquiring one is all the more impressive and valuable.
●    Recent Sales: Due to the scarcity of this card, there are few directly comparable sales. As of February 2021, the only sale over the prior 12-months was an ungraded version that sold for $50,000 in December.
Specifications
Card	National Treasures Russell Wilson Rookie Signature Material Black #325
Production Year	2012
BGS Grade	9.5
Purchased From	Michael Karnjanaprakorn
Purchased For	$55,350
Year Purchased	2021

The Athlete
Russell Wilson is currently considered to be a top-three quarterback in today’s NFL, known for his spectacular 4th quarter comebacks. During his nine seasons in the league, Wilson led the Seahawks to a blowout Super Bowl championship, earning himself a Rookie of the Year award and eight trips to the Pro Bowl. Based on Wilson’s impact as a player, compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential market trajectory of this card.
Market Assessment

With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 075 Asset is a 9.5 Beckett Grading Services (BGS) graded trading card. There are three BGS 9.5-graded 2012 National Treasures Russell Wilson Rookie Signature Material Black #325 trading card trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.” The autograph grade is noted as a BGS 10.
Ownership and Pricing History
The Series Gallery Drop 075 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 075 Asset from a private collector for $55,350, the same price paid by Series Gallery Drop 075. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 075 Asset is unknown.
The Series Gallery Drop 076 Asset
Summary Overview
Series Gallery Drop 076 has purchased a BGS 9.5-graded 1996 Bowman’s Best Atomic Refractors Kobe Bryant #R23 trading card trading card trading card (the “Series Gallery Drop 076 Asset”).
●    Thesis: Kobe Bryant will go down in history as one of the most elite athletes of all time. After being drafted 13th overall by the Los Angeles Lakers, Kobe Bryant would achieve greatness in the form of five NBA Championships, two NBA Finals MVPs, one NBA MVP award and 18 All-Star appearances. His passing was a shock to the basketball world, and the response validated his global impact. Bryant is slated to be inducted into the Hall of Fame in Spring of 2021, a potential catalyst for his legacy.
●    The Card: The 1996 Bowman’s Best card set is rated as one of Kobe’s top five rookie cards. This random insert card’s atomic refractor variation includes a special coating on the card, only produced in limited quantities. Given that this card is a scarcer parallel/variation, only 53 of which have been graded as a BGS 9.5, we are excited about its potential trajectory.
●    Recent Sales: As of February 2021, the last sale for this card was for $21,000 in January of 2021; the card’s 12-month high was $21,000 in January of 2021, while the 12-month low was $2,351 in February of 2020. A PSA 10-graded card sold for $26,400 in August 2020.
Specifications
Card	Bowman’s Best Atomic Refractors Kobe Bryant #R23 trading card
Production Year	1996
BGS Grade	9.5
Purchased From	Michael Karnjanaprakorn
Purchased For	$55,350
Year Purchased	2021

The Athlete

Following his untimely passing in early 2020, Kobe Bryant will forever be remembered as one of the greatest basketball players to ever grace the NBA. Playing his entire 20-year career with the Los Angeles Lakers, Bryant’s loyalty brought five NBA championship titles to the city of Los Angeles, while earning him five NBA MVP awards in the process. His hard work and unrelenting passion for the game left a lasting legacy on fans around the world, forever immortalized through the “Mamba Mentality.”
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 076 Asset is a 9.5 Beckett Grading Services (BGS) graded trading card. There are 53 BGS 9.5-graded 1996 Bowman’s Best Atomic Refractors Kobe Bryant #R23 trading card trading card trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9 for “Surface.”
Ownership and Pricing History
The Series Gallery Drop 076 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 076 Asset from a private collector for $55,350, the same price paid by Series Gallery Drop 076. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 076 Asset is unknown.
The Series Gallery Drop 077 Asset
Summary Overview
Series Gallery Drop 077 has purchased a PSA GEM-MT 10-graded 1997 Brown’s Boxing Floyd Mayweather Jr. #51 trading card (the “Series Gallery Drop 077 Asset”).
●    Thesis: According to ESPN, Floyd Mayweather is the #1 pound-for-pound boxer of the last 25 years, a tough title to argue given his perfect record in the ring. Over the course of his career, Mayweather dominated across weight classes (junior lightweight, lightweight, junior welterweight, welterweight and junior middleweight), earning himself 11 major title victories. His perfect 50-0 record was underscored by an astounding 27 knockouts. Despite having formally retired in 2015 (aside from a 2017 comeback fight), Mayweather recently agreed to fight YouTuber Logan Paul, a pay-per-view showdown that could act as a potential catalyst for the card.
●    The Card: The Series Gallery Drop 077 Asset card in a PSA 10 grade is one of 48. The condition is all the more impressive given that the card was released in 1997, meaning it’s been preserved for more than 20 years.
●    Recent Sales: As of February 2021, the most recent sale of the card in a PSA 10 was $15,100 in November 2020, which is also the 12-month high; the 12-month low is $1,500 in May 2020.
Specifications
Card	Brown’s Boxing Floyd Mayweather Jr. #51
Production Year	1997
PSA Grade	GEM-MT 10
Purchased From	Michael Karnjanaprakorn

Purchased For	$36,900
Year Purchased	2021

The Athlete
Floyd “Money” Mayweather Jr. is known as one of the most decorated and controversial figures in sports history. Fighting across weight classes, many consider Floyd to be the best defensive boxer to ever step in the ring. His deeply technical understanding of boxing proved too great for any opponent. Mayweather ended his professional boxing career at 50 wins and 0 losses, with 27 wins by knockout. Considering his unparalleled legacy, compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 077 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 48 GEM-MT 10 PSA-graded 1997 Brown’s Boxing Floyd Mayweather Jr. #51 Refractor cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 077 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 077 Asset from Goldin Auctions for $36,900, the same price paid by Series Gallery Drop 077. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 077 Asset is unknown.
The Series Gallery Drop 078 Asset
Summary Overview
Series Gallery Drop 078 has purchased a pair of 1987 Converse Magic Johnson game-worn, signed sneakers (the “Series Gallery Drop 078 Asset”).
●    Thesis: Magic Johnson was one of the most electrifying players to ever play in the NBA. Fitting to his name, Johnson made “magic” on the court, winning five NBA Championship titles throughout the 1980s. In addition to his legacy as a Laker, he is immortalized as a member of the 1992 Olympic “Dream Team,” a squad often referred to as the best basketball team ever assembled. Johnson was inducted into the Hall-of-Fame two times, once for his personal accomplishments as a player and again for his involvement with the Dream Team. Remembered as a true icon, these sneakers represent the first season Magic won league MVP and his fourth NBA title.
●    The Shoes: These Converse Weapon sneakers embody the 1980s era of basketball, a time when Converse dominated shoe sponsorships. Our game-worn sneaker expert estimates there to be 25 to 30 pairs of game-worn Magic Johnson sneakers in existence, while only 5 to 6 are from a championship season.
●    Recent Sales: The last public sale for a Magic Johnson game-worn championship season sneaker was in February 2013 for $7,170. Unlike the Series Gallery Drop 078 Asset pair, that pair was not signed.

Specifications
Title	Magic Johnson game-worn, signed sneakers
Brand	Converse
Condition	Game-worn by Magic Johnson during his MVP and NBA Finals season
Release Date	1987
Signature	Magic Johnson
Authenticity	Authenticated by JSA and MEARS
Purchased From	Goldin Auctions
Purchased For	$20,910
Year Purchased	2021

The Player
Earvin Johnson Jr., better known as Magic Johnson, is widely considered to be the best point guard of all time. After being drafted first overall in 1979, Johnson led the Los Angeles Lakers to an NBA Championship his rookie season, earning his first NBA Finals MVP. Over the remainder of his 13-year career, Johnson won a total of five NBA Championships, three Finals MVP awards and three League MVP awards. Despite ending his career early in 1991, Johnson is remembered as one of the greats, and these sneakers will continue to represent his most iconic season in the NBA.
Market Assessment
Market demand for game-worn sneakers and sports memorabilia has substantially grown in recent years. Sports memorabilia is now estimated to be a $5.4 billion market. Growth in this sector will continue to rise as sneaker fans move into cards and memorabilia. Lastly, the wave of foreign players who have entered the NBA over the past 20 years, such as Yao Ming of China and Luka Doncic of Slovenia, has drawn non-Americans to NBA memorabilia, increasing demand and, therefore, value.
Condition Report
The Series Gallery Drop 078 Asset sneakers were worn by Magic Johnson during his MVP and NBA Finals season. They feature Magic’s signature and were authenticated by James Spence Authentication and MEARS Authentication.
Ownership and Pricing History
The Series Gallery Drop 078 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 078 Asset from Goldin Auctions for $20,910, the same price paid by Series Gallery Drop 078. The prior specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 078 Asset is unknown.
The Series Gallery Drop 079 Asset
Summary Overview
Series Gallery Drop 079 has purchased a BGS 9.5-graded 2012 National Treasures Kawhi Leonard #114 trading card trading card (the “Series Gallery Drop 079 Asset”).

●    Thesis: Since entering the league in 2012, Kawhi Leonard has been one of the NBA’s fiercest competitors on both ends of the floor. After seven strong seasons with the San Antonio Spurs (Leonard delivered his first championship in 2014), Kawhi was traded to Toronto, where he led the Raptors to their first NBA Championship title in franchise history. It’s no surprise that the back-to-back Defensive Player of the Year is ranked amongst the top tier players like Giannis and LeBron. Leonard’s success compounded by macro tailwinds in the card collecting category, makes us excited about the potential trajectory of this card.
●    The Card: Panini’s National Treasures line has become the gold standard for RPA cards across sports card collecting. Featuring his signature and jersey patch, it is easy to understand why Leonard’s 2012 National Treasures RPA is ranked as one of his top cards. This specific iteration was numbered to 199, only 54 of which achieved a BGS 9.5 grade.
●    Recent Sales: As of February 2021, the most recent sale of this card in a BGS 9.5 was for $30,100 in January 2021, which also represents the 12-month high; the 12-month low was for $13,200 in April 2020.
Specifications
Card	National Treasures Kawhi Leonard #114
Production Year	2012
BGS Grade	9.5
Purchased From	Michael Karnjanaprakorn
Purchased For	$20,098
Year Purchased	2021

The Athlete
Kawhi Leonard is widely considered to be the best two-way player in the NBA, securing him a spot in the top-three overall player rankings. Despite his calm demeanor, efforts on both ends of the court have resulted in two NBA Championship titles, two Finals MVP Awards and four All-Star appearances. Based on Kawhi’s impact and success as a player, compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 079 Asset is a 9.5 Beckett Grading Services (BGS) graded trading card. There are 54 BGS 9.5-graded 2012 National Treasures Kawhi Leonard #114 trading card trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9 for “Surface.”
Ownership and Pricing History
The Series Gallery Drop 079 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 079 Asset from eBay for $20,098, the same price paid by Series Gallery Drop 079. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 079 Asset is unknown.

The Series Gallery Drop 080 Asset
Summary Overview
Series Gallery Drop 080 has purchased a PSA MINT 9-graded 1972 Topps Julius Erving #195 trading card (the “Series Gallery Drop 080 Asset”).
●    Thesis: Before Michael Jordan or LeBron James, there was Dr J. Described as the dominant player of his era, Julius Erving’s finesse and power pushed boundaries in the leagues. In fact, his style of play was so innovative that he is often credited as being the catalyst for the ABA-NBA merger in 1976. When all was said and done, the now Hall-of-Famer’s performances had earned him three Championship titles and four League MVP awards between the two leagues. Erving’s legendary status in the sport, compounded by macro tailwinds in the card collecting category, makes us excited about the potential trajectory of this card.
●    The Card: Erving’s 1972 Topps card is his only recognized rookie card, making it inherently more collectible. Only 158 cards have received a PSA 9 grade, 39 of which have some overall quality issues.
●    Recent Sales: As of February 2021, the most recent sale of this card in a PSA 9 grade was for $24,000 in late January 2021; the 12-month high was for $27,500 in January 2021, and the 12-month low was for $3,750 in April 2020.
Specifications
Card	Topps Julius Erving #195
Production Year	1972
PSA Grade	MINT 9
Purchased From	Michael Karnjanaprakorn
Purchased For	$15,000
Year Purchased	2021

The Athlete
Julius Erving, also known as “Dr. J,” is one of basketball’s legendary figures, often remembered for his high-flying dunks. Erving was the American Basketball Association (ABA)’s best known player when they merged with the NBA in the mid 1970’s. Erving competed at the highest level, winning three championship titles and four League MVP Awards between the two leagues. Based on Erving’s influence as a player compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential market trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 080 Asset is a MINT 9 Professional Sports Authenticator (PSA) graded trading card. There are 119 MINT 9-graded 1972 Topps Julius Erving #195 cards in circulation. The card is in superb condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History

The Series Gallery Drop 080 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 080 Asset through PWCC for $15,000, the same price paid by Series Gallery Drop 080. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 080 Asset is unknown.
The Series Gallery Drop 081 Asset
On September 30, 2021, Series Gallery Drop 081 resold the underlying asset held by such series to our manager, the seller of such asset, in exchange for cancellation of the promissory note issued to our manager in connection with the purchase of such asset. The note did not bear any interest, and the obligation of Series Gallery Drop 081 to make any payments under the note terminated upon the closings of the sales. Series Gallery Drop 081 is not in default under the note. Subscription funds advanced by prospective investors as part of the subscription process have been returned by our escrow agent, North Capital Private Securities Corporation (the “escrow agent”).
The Series Gallery Drop 082 Asset
On February 29, 2022, Series Gallery Drop 082 sold the Series Gallery Drop 082 Asset, a PSA GEM-MT 10-graded 2003 Finest LeBron James Refractor #133 trading card, for $105,000 versus the Series Gallery Drop 082 offering amount of $84,200. In connection with the sale, our manager assumed all outstanding but unpaid Series Gallery Drop 082 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the operating agreement. This resulted in a net gain to holders of Series Gallery Drop 082 Interests. Our manager, as the manager of Series Gallery Drop 082, was appointed as liquidator and distributed to holders of Series Gallery Drop 082 Interests all of the remaining assets (which consisted only of cash) of Series Gallery Drop 082. After making such distribution, our manager began winding up Series Gallery Drop 082 as the series no longer has any assets or liabilities.
The Series Gallery Drop 083 Asset
Summary Overview
Series Gallery Drop 083 has purchased a PSA GEM-MT 10-graded 1981 Topps Magic Johnson #21 trading card (the “Series Gallery Drop 083 Asset”).
●    Thesis: Magic Johnson was one of the most electrifying players to ever play in the NBA. Fitting to his name, Johnson made “magic” on the court, winning five NBA Championship titles throughout the 1980s. In addition to his legacy as a Laker, he is immortalized as a member of the 1992 Olympic “Dream Team,” a squad often referred to as the best basketball team ever assembled. Johnson was inducted into the Hall-of-Fame two times, once for his personal accomplishments as a player and again for his involvement with the Dream Team. Remembered as a true icon, these sneakers represent the first season Magic won league MVP and his fourth NBA title.
●    The Card: Although not technically his rookie card, the 1981 Topps set was the first time players like Magic Johnson or Larry Bird got their own dedicated cards, making this card an important milestone for Johnson. Only 72 have earned a PSA 10 grade.
●    Recent Sales: As of February 2021, the most recent sale of this card in a PSA 10 was for $50,000 in February 2021; the 12-month high was for $50,000 in January 2021, and the 12-month low was for $3,119 in May 2020.
Specifications
Card	Topps Magic Johnson #21
Production Year	1981
PSA Grade	GEM-MT 10
Purchased From	eBay

Purchased For	$45,000
Year Purchased	2021

The Athlete
Earvin Johnson Jr., better known as Magic Johnson, is widely considered to be the best point guard of all time. After being drafted first overall in 1979, Johnson led the Los Angeles Lakers to an NBA Championship his rookie season, earning his first NBA Finals MVP. Over the remainder of his 13-year career, Johnson won a total of five NBA Championships, three Finals MVP awards and three League MVP awards. Despite ending his career early in 1991, Johnson is remembered as one of the greats, and these sneakers will continue to represent his most iconic season in the NBA.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 083 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 72 GEM-MT 10 PSA-graded 1981 Topps Magic Johnson #21 cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 083 Asset was purchased from eBay. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 083 Asset is unknown.
The Series Gallery Drop 084 Asset
On September 30, 2021, Series Gallery Drop 084 resold the underlying asset held by such series to our manager, the seller of such asset, in exchange for cancellation of the promissory note issued to our manager in connection with the purchase of such asset. The note did not bear any interest, and the obligation of Series Gallery Drop 084 to make any payments under the note terminated upon the closings of the sales. Series Gallery Drop 084 is not in default under the note. Subscription funds advanced by prospective investors as part of the subscription process have been returned by the escrow agent.
The Series Gallery Drop 085 Asset
On September 30, 2021, Series Gallery Drop 085 resold the underlying asset held by such series to our manager, the seller of such asset, in exchange for cancellation of the promissory note issued to our manager in connection with the purchase of such asset. The note did not bear any interest, and the obligation of Series Gallery Drop 085 to make any payments under the note terminated upon the closings of the sales. Series Gallery Drop 085 is not in default under the note. Subscription funds advanced by prospective investors as part of the subscription process have been returned by the escrow agent.
The Series Gallery Drop 086 Asset
Summary Overview

Series Gallery Drop 086 has purchased a BGS 9.5-graded 2017 National Treasures #161 Patrick Mahomes II JSY AU Holo Silver trading card (the “Series Gallery Drop 086 Asset”).
●    Thesis: Despite having only a few seasons under his belt, Patrick Mahomes has already proven that he is one of the best quarterbacks the NFL has seen in years. By age 25, Mahomes has already been named league MVP, Offensive Player of the Year, three-time Pro Bowler and the Passing Touchdown Leader. In the 2019-20 season, he led the Kansas City Chiefs to their first Super Bowl appearance in 50 years and received the Super Bowl MVP award. This season, Mahomes led the Chiefs to yet another Super Bowl, ultimately losing to the Tampa Bay Buccaneers.
●    The Card: Featuring Mahomes’ signature and jersey patch, it is easy to understand why the 2017 National Treasures #161 Patrick Mahomes II JSY AU Holo Silver is ranked as Mahomes’ top rookie card. Panini’s National Treasure cards are considered to be “the high-end” cards to get. This specific iteration was numbered to 25, only six of which achieved a BGS 9.5 grade.
●    Recent Sales: Given the scarcity of this card, there are few direct comparables. As of March 2021, the only sale in the past 12 months was for $289,200 in mid-February 2021, and two other National Treasures parallels recently sold at auction: a BGS 9 numbered to 5 sold for $840,000 and a PSA 10 numbered to 99 sold for $390,000 in late January 2021.
Specifications
Card	National Treasures #161 Patrick Mahomes II JSY AU Holo Silver
Production Year	2017
BGS Grade	9.5
Purchased From	Private Collector
Purchased For	$360,000
Year Purchased	2021

The Athlete
Patrick Mahomes is widely considered to be one of the best quarterbacks in the NFL, a title earned through securing league MVP, a Super Bowl title and Super Bowl MVP in his first few seasons. The sentiment around Mahomes’ potential, compounded by the scarcity and demand for his rarest rookie cards, makes us excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 086 Asset is a Beckett Grading Services (BGS) 9.5-graded trading card. There are six BGS 9.5-graded 2017 National Treasures #161 Patrick Mahomes II JSY AU Holo Silver trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.”
Ownership and Pricing History

The Series Gallery Drop 086 Asset was purchased from a private collector. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 086 Asset is unknown.
The Series Gallery Drop 087 Asset
On September 30, 2021, Series Gallery Drop 087 resold the underlying asset held by such series to our manager, the seller of such asset, in exchange for cancellation of the promissory note issued to our manager in connection with the purchase of such asset. The note did not bear any interest, and the obligation of Series Gallery Drop 087 to make any payments under the note terminated upon the closings of the sales. Series Gallery Drop 087 is not in default under the note. Subscription funds advanced by prospective investors as part of the subscription process have been returned by the escrow agent.
The Series Gallery Drop 088 Asset
On September 30, 2021, Series Gallery Drop 088 resold the underlying asset held by such series to our manager, the seller of such asset, in exchange for cancellation of the promissory note issued to our manager in connection with the purchase of such asset. The note did not bear any interest, and the obligation of Series Gallery Drop 088 to make any payments under the note terminated upon the closings of the sales. Series Gallery Drop 088 is not in default under the note. Subscription funds advanced by prospective investors as part of the subscription process have been returned by the escrow agent.
The Series Gallery Drop 089 Asset
Summary Overview
Series Gallery Drop 089 has purchased a PSA GEM-MT 10-graded 2004 Panini Sports #89 Lionel Messi Mega Cracks Campeon trading card (the “Series Gallery Drop 089 Asset”).
●    Thesis: Lionel Messi is currently considered to be the best soccer player in the world, and among the best players of all time. Beginning his career in 2004, Messi has stayed true to his team, amassing 30 trophies with FC Barcelona. He is the only player in history to receive six Ballon d’OR awards, widely considered to be the most prestigious recognition in all of soccer.
●    The Card: The cards produced in the 2004 Panini Sports Mega Cracks set are often ranked as Messi’s most popular rookie cards. Only 143 of the 2004 Panini Sports #89 Lionel Messi Mega Cracks Campeon cards have achieved a PSA GEM-MT 10 grade.
●    Recent Sales: As of March 2021, the most recent sale of a 2004 Panini Sports #89 Lionel Messi Mega Cracks Campeon card in a PSA GEM-MT 10 was $21,700 in March 2021; the 12-month high was $27,500 in February 2021, and the low was $2,400 in April 2020.
Specifications
Card	Panini Sports #89 Lionel Messi Mega Cracks Campeon
Production Year	2004
PSA Grade	GEM-MT 10
Purchased From	eBay
Purchased For	$23,904
Year Purchased	2021

The Athlete

Certain to go down as one of the greats, Lionel Messi is currently ranked as the #1 soccer player in the world, considered by many to be the greatest of all time. Playing his entire 16-year career with FC Barcelona, Messi is the only player to receive a record six Ballon d’OR awards, a record six European Golden Shoes, 10 La Liga titles, four Champions League titles and six Copas del Rey. Based on Messi’s global popularity stemming from his dominance as a player, compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential market trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 089 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 143 GEM-MT 10 PSA-graded 2004 Panini Sports #89 Lionel Messi Mega Cracks Campeon cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 089 Asset was purchased from eBay. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 089 Asset is unknown.
The Series Gallery Drop 090 Asset
On September 30, 2021, Series Gallery Drop 090 resold the underlying asset held by such series to our manager, the seller of such asset, in exchange for cancellation of the promissory note issued to our manager in connection with the purchase of such asset. The note did not bear any interest, and the obligation of Series Gallery Drop 090 to make any payments under the note terminated upon the closings of the sales. Series Gallery Drop 090 is not in default under the note. Subscription funds advanced by prospective investors as part of the subscription process have been returned by the escrow agent.
The Series Gallery Drop 091 Asset
Summary Overview
Series Gallery Drop 091 has purchased a PSA GEM-MT 10-graded 1987 Fleer #59 Michael Jordan trading card (the “Series Gallery Drop 091 Asset”).
●    Thesis: It’s no secret that Michael Jordan is considered to be the greatest basketball player of all time. For Jordan, the numbers simply don’t lie. After an illustrious career that included two successful three-peats, Jordan had amassed six NBA Championship wins, the Rookie of the Year award, five MVP awards, six Finals MVP awards, three All-Star MVP awards and 10 scoring titles. It is no surprise that he was inducted into the Hall of Fame in 2009. Jordan will always be an iconic sports figure, and as time passes, we believe his memorabilia (in pristine condition) will continue to hold value.
●    The Card: Off the back of the iconic 1986 Fleer set came Jordan’s second-year Fleer card. In the years since its release, the 1987 Fleer #59 Michael Jordan card has become one of the most coveted Jordan cards in the eyes of collectors. Only 200 cards have been graded as a PSA GEM-MT 10, making this card even scarcer than the 1986 Fleer card.

●    Recent Sales: As of March 2021, the last sale of a 1987 Fleer #59 Michael Jordan card in a PSA GEM-MT 10 was $30,000 in March 2021; the 12-month high was $50,200 in late January 2021, and the low was $4,153.79 in March 2020.
Specifications
Card	Fleer #59 Michael Jordan
Production Year	1987
PSA Grade	GEM-MT 10
Purchased From	PWCC
Purchased For	$37,473
Year Purchased	2021

The Athlete
Michael Jordan is widely considered to be the greatest basketball player of all-time, a title earned through 15 illustrious seasons in the NBA. Beyond basketball, he is undoubtedly one of the greatest athletes to ever live. The six-time NBA Champion and five-time NBA MVP has become a symbol of hard work, determination and success. Jordan’s legacy, compounded by the scarcity and demand for his rarest rookie cards, makes us excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 091 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 200 GEM-MT 10 PSA-graded 1987 Fleer #59 Michael Jordan cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 091 Asset was purchased from PWCC. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 091 Asset is unknown.
The Series Gallery Drop 092 Asset
On September 30, 2021, Series Gallery Drop 092 resold the underlying asset held by such series to our manager, the seller of such asset, in exchange for cancellation of the promissory note issued to our manager in connection with the purchase of such asset. The note did not bear any interest, and the obligation of Series Gallery Drop 092 to make any payments under the note terminated upon the closings of the sales. Series Gallery Drop 092 is not in default under the note. Subscription funds advanced by prospective investors as part of the subscription process have been returned by the escrow agent.
The Series Gallery Drop 093 Asset
Summary Overview

Series Gallery Drop 093 has purchased a BGS 9.5-graded 2009 Bowman Chrome Draft Prospects Refractors #BDPP89 Mike Trout Signed Rookie trading card (the “Series Gallery Drop 093 Asset”).
●    Thesis: If you’re a fan of baseball, you’re no stranger to the name, Mike Trout, the Los Angeles Angels center-fielder ranked as of March 2021 as the #1 player in the MLB. For many, he is considered to be the best modern player in all of baseball. Despite not having won a World Series as of March 2021, Trout has accumulated top accolades including Rookie of the Year, three-time American League MVP, eight-time All-Star and eight-time Silver-Slugger Award recipient. In 2019, Trout signed a 12-year contract with the Angels worth $426M, the second-highest contract ever signed in North American sports, a testament to his exceptional athleticism and skill.
●    The Card: The 2009 Bowman Chrome Draft Prospects set produced some of Mike Trout’s most well-known cards. The #BDPP89 refractor parallel was an insert, numbered to just 500 produced and includes his rookie autograph. Only 206 of the 500 cards have received a BGS 9.5 grade.
●    Recent Sales: As of March 2021, the last sale of a 2009 Bowman Chrome Draft Prospects Refractors #BDPP89 Mike Trout Signed Rookie card was a BGS 9.5-graded card for $22,800 in late October 2020; the 12-month high was $29,188 in mid-October 2020, and the 12-month low was $18,955.55 in May 2020. The one-of-a-kind “Super Refractor” parallel of this card sold for $4,000,000 in August 2020.
Specifications
Card	Bowman Chrome Draft Prospects Refractors #BDPP89 Mike Trout Signed Rookie
Production Year	2009
BGS Grade	9.5
Purchased From	Goldin Auctions
Purchased For	$43,471
Year Purchased	2021

The Athlete
Mike Trout is widely considered to be the best baseball player in recent history. Nicknamed the “Millville Meteor,” Trout has dominated since entering the MLB, taking home the Rookie of the Year award in 2012 and winning four of the past seven American League MVP awards. Trout’s legacy in-the-making, compounded by the scarcity and demand for his rarest rookie cards, makes us excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 093 Asset is a Beckett Grading Services (BGS) 9.5-graded trading card. There are 206 BGS 9.5-graded 2009 Bowman Chrome Draft Prospects Refractors #BDPP89 Mike Trout Signed Rookie trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9 for “Corners,” 10 for “Edges” and 9.5 for “Surface.”
Ownership and Pricing History

The Series Gallery Drop 093 Asset was purchased from Goldin Auctions. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 093 Asset is unknown.
The Series Gallery Drop 094 Asset
Summary Overview
Series Gallery Drop 094 has purchased a 2017 Kevin Durant Western Conference Semifinals game-worn jersey (the “Series Gallery Drop 094 Asset”).
●    Thesis: Kevin Durant has been a dominant force in the NBA since he was drafted second overall in 2007 by the Seattle Sonics. That same year, Durant was awarded Rookie of the Year. In the years since, Durant has become a top-three player in the NBA, leading the Golden State Warriors to back-to-back titles in 2017 and 2018. After suffering an injury in late 2019, the two-time NBA Champion averaged 29.9 points per game, 7.8 rebounds and 5.8 assists midway through the 2021 season. The Series Gallery Drop 094 Asset jersey represents the first season Durant won an NBA title with the Golden State Warriors.
●    The Jersey: The Series Gallery Drop 094 Asset game-worn jersey represents Durant’s first successful championship campaign. The jersey was worn (photo-matched) during Game 2 of the 2017 Western Conference Semifinals against the Utah Jazz. In this game, Durant put up 25 points, 11 rebounds and 7 assists to help lead the Warriors to a 115-104 victory over the Jazz.
●    Recent Sales: As of March 2021, the last public sale for a Durant playoff-worn, championship season jersey was in May 2019 for $53,100.
Specifications
Title	Kevin Durant Western Conference Semifinals game-worn jersey
Condition	Game-worn by Kevin Durant during Game 2 of the 2017 Western Conference Semifinals
Authenticity	Authenticated by MeiGray Group and Heritage Auctions
Purchased From	Heritage Auctions
Purchased For	$21,631
Year Purchased	2021

The Athlete
Kevin Durant is widely considered to be one of the NBA’s best players (ranked #2 when not injured). His ranking is justified by his accolades: two-time NBA Champion, two-time NBA Finals MVP, NBA MVP, Rookie of the Year (2007), 10-time NBA All-Star and two-time Olympic Gold Medalist. Coming into the 2021 season, Durant was one of the players people were most excited about and has continued to deliver. Based on Durant’s impact as a player, compounded by the scarcity and demand for his memorabilia, we are excited about the potential trajectory of this jersey.
Market Assessment
Market demand for game-worn sneakers and sports memorabilia has substantially grown in recent years. Sports memorabilia is now estimated to be a $5.4 billion market. Growth in this sector will continue to rise as sneaker fans move into cards and memorabilia. Lastly, the wave of foreign players who have entered the NBA over the past 20 years, such as Yao Ming of China and Luka Doncic of Slovenia, has drawn non-Americans to NBA memorabilia, increasing demand and, therefore, value.
Condition Report

The Series Gallery Drop 094 Asset jersey was worn by Kevin Durant during Game 2 of the 2017 Western Conference Semifinals. The jersey was authenticated by MeiGray Group and Heritage Auctions.
Ownership and Pricing History
The Series Gallery Drop 094 Asset was purchased from Heritage Auctions. The prior specific ownership and pricing history of the jersey constituting the Series Gallery Drop 095 Asset is unknown.
The Series Gallery Drop 095 Asset
Summary Overview
Series Gallery Drop 095 has purchased a 2017 Kevin Durant Nets-debut game-worn jersey (the “Series Gallery Drop 095 Asset”).
●    Thesis: Kevin Durant has been a dominant force in the NBA since he was drafted second overall in 2007 by the Seattle Sonics. That same year, Durant was awarded Rookie of the Year. In the years since, Durant has become a top-three player in the NBA, leading the Golden State Warriors to back-to-back titles in 2017 and 2018. After suffering an injury in late 2019, the two-time NBA Champion averaged 29.9 points per game, 7.8 rebounds and 5.8 assists midway through the 2021 season. The Series Gallery Drop 095 Asset jersey represents the first time Durant stepped on the court as a Brooklyn Net.
●    The Jersey: The Series Gallery Drop 095 Asset game-worn jersey represents Durant’s first-ever game as a Brooklyn Net. The jersey was worn during the 2020-2021 NBA season tip-off between the Brooklyn Nets and Golden State Warriors. In 24 minutes of play in this game, Durant put up 22 points, three assists, five rebounds and three steals to help lead the Nets to a 125-99 victory over the Warriors.
●    Recent Sales: Given the time-specific nature of the Series Gallery Drop 095 Asset jersey, there are no direct comparables. However, there have been several “team debut” game-worn jerseys sold prior to March 2021: Anthony Davis’ Lakers-debut game-worn jersey sold for $45,790 in December 2019, and Kyrie Irving’s Nets-debut game-worn jersey sold for $18,120 in November 2019.
Specifications
Title	Kevin Durant Nets-debut game-worn jersey
Condition	Game-worn by Kevin Durant during his debut game with the Brooklyn Nets in 2020
Authenticity	Authenticated by MeiGray Group
Purchased From	NBA Auctions
Purchased For	$45,200
Year Purchased	2021

The Athlete
Kevin Durant is widely considered to be one of the NBA’s best players (ranked #2 when not injured). His ranking is justified by his accolades: two-time NBA Champion, two-time NBA Finals MVP, NBA MVP, Rookie of the Year (2007), 10-time NBA All-Star and two-time Olympic Gold Medalist. Coming into the 2021 season, Durant was one of the players people were most excited about and has continued to deliver. Based on Durant’s impact as a player, compounded by the scarcity and demand for his memorabilia, we are excited about the potential trajectory of this jersey.
Market Assessment

Market demand for game-worn sneakers and sports memorabilia has substantially grown in recent years. Sports memorabilia is now estimated to be a $5.4 billion market. Growth in this sector will continue to rise as sneaker fans move into cards and memorabilia. Lastly, the wave of foreign players who have entered the NBA over the past 20 years, such as Yao Ming of China and Luka Doncic of Slovenia, has drawn non-Americans to NBA memorabilia, increasing demand and, therefore, value.
Condition Report
The Series Gallery Drop 095 Asset jersey was worn by Kevin Durant during his debut game with the Brooklyn Nets in 2020. The jersey was authenticated by MeiGray Group.
Ownership and Pricing History
The Series Gallery Drop 095 Asset was purchased from NBA Auctions. The prior specific ownership and pricing history of the jersey constituting the Series Gallery Drop 095 Asset is unknown.
The Series Gallery Drop 096 Asset
Summary Overview
Series Gallery Drop 096 has purchased a PSA GEM-MT 10-graded 2019 Panini Prizm Blue Ice #248 Zion Williamson Rookie trading card (the “Series Gallery Drop 096 Asset”).
●    Thesis: Zion Williamson became a household name long before he entered the NBA in 2019. His high-flying dunks and blocks have proven a spectacle throughout high school, college and now in the NBA. Any doubts about his game have been silenced after he became the first teenager to score more than 20 points in 10 consecutive games (during his rookie year even). As he continues to develop his game, we believe he will only continue to see more success in the NBA, and that his rookie memorabilia, in pristine condition, will continue to hold value.
●    The Card: The coming of players like Luka Doncic, Ja Morant and Zion Williamson popularized the production of parallels in the Panini Prizm line. 2019 Panini Prizm Blue Ice #248 Zion Williamson Rookie parallel was numbered to just 99 cards produced, only seven of which have received a PSA GEM-MT 10 grade.
●    Recent Sales: As of March 2021, due to its scarcity, a PSA GEM-MT 10 version of the 2019 Panini Prizm Blue Ice #248 Zion Williamson Rookie card has only sold one time on a public platform, for $6,999 in January 2020. As a more-recent comparable, a “Silver Prizm” PSA GEM-MT 10 card sold for $5,300 in March 2021, and we have typically seen the “Blue Ice” parallel sell at a 7-8x multiplier of the “Silver Prizm.”
Specifications
Card	Panini Prizm Blue Ice #248 Zion Williamson Rookie
Production Year	2019
PSA Grade	GEM-MT 10
Purchased From	Goldin Auctions
Purchased For	$28,981
Year Purchased	2021

The Athlete

Zion Williamson has been a fan favorite since his high school mixtapes went viral on YouTube, even catching the attention of NBA veterans. After watching his pre-NBA highlights, Kevin Durant called Williamson a “once-in-a-generation type athlete.” True to his hype, Zion was selected #1 overall in the 2019 NBA Draft by the New Orleans Pelicans. That same year, he was named to the All-Rookie first team in 2020 and, most recently, was invited to the 2021 NBA All-Star game. Few players have brought as much excitement as Williamson has brought to the NBA, and we are excited to see how his potential plays out.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 096 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are seven GEM-MT 10 PSA-graded 2019 Panini Prizm Blue Ice #248 Zion Williamson Rookie cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 096 Asset was purchased from Goldin Auctions. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 096 Asset is unknown.
The Series Gallery Drop 097 Asset
On September 10, 2021, Series Gallery Drop 097 sold the Series Gallery Drop 097 Asset, a 9.8 A+ Wata-graded Halo: Combat Evolved game, for $301,000 versus the Series Gallery Drop 097 offering amount of $31,600. In connection with the sale, our manager assumed all outstanding but unpaid Series Gallery Drop 097 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the operating agreement. This resulted in a net gain to holders of Series Gallery Drop 097 Interests. Our manager, as the manager of Series Gallery Drop 097, was appointed as liquidator and distributed to holders of Series Gallery Drop 097 Interests all of the remaining assets (which consisted only of cash) of Series Gallery Drop 097. After making such distribution, our manager wound up Series Gallery Drop 097 as the series no longer has any assets or liabilities.
The Series Gallery Drop 098 Asset
Summary Overview
Series Gallery Drop 098 has purchased a 9.4 A+ Wata-graded Super Mario Land game (the “Series Gallery Drop 098 Asset”).
●    Thesis: Mario is one of the most well-known video game characters of all time. Super Mario was created over 30 years ago, and continues to sell in the latest video game formats, such as the Nintendo Switch. The culture significance of the characters and the strong momentum and macro tailwinds for the video game collecting category make us excited about the potential of this game.
●    The Game: The Series Gallery Drop 098 Asset game is a high-grade copy at a Wata 9.4 with an A+ seal. This copy is the “yellow screenshots” variation, indicating a later production run than the first, which was identified by green screenshots.
●    Recent Sales: As of March 2021, there have been no public sales of a 9.4 A+ Wata-graded Super Mario Land, other than our acquisition; a 9.8 A++ Wata-graded copy sold for $43,000 in November 2020, and an 8.5 A+ Wata-graded “green screenshots” (first production) copy sold for $26,400 in January 2021.

Specifications
Title	Super Mario Land
Game Type	Nintendo Gameboy
Release Year	1989
Wata Grade	9.4
Seal Grade	A+
Purchased From	Private Collector
Purchased For	$30,000
Year Purchased	2021

The Game
Super Mario Land is a side-scrolling video game developed by Nintendo in 1989. It was originally released in tandem with the inaugural launch of the Gameboy, Nintendo’s first handheld gaming system. Super Mario Land is remembered as the first Mario game ever released for a handheld console, cementing its place in video game history and helping further establish the brand’s recognition and popularity as a cornerstone within popular culture.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Report
The Series Gallery Drop 098 Asset is a 9.4 Wata-graded game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 098 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 098 Asset is unknown.
The Series Gallery Drop 099 Asset
Summary Overview
Series Gallery Drop 099 has purchased a 9.4 A+ Wata-graded Mike Tyson’s Punch-Out!! game (the “Series Gallery Drop 099 Asset”).
●    Thesis: At the time of its release, Mike Tyson’s Punch-Out!! was a media sensation. Punch-Out!! was available for three years, from 1987-1990, and sold approximately two million copies, making it the 11th-most popular NES game in the console’s U.S. history. The culture significance of Mike Tyson and the strong momentum and macro tailwinds for the video game collecting category make us excited about the potential of this game.
●    The Game: The Series Gallery Drop 099 Asset game is a high-grade copy at a Wata 9.4 with an A+ seal. This copy is the “non-rev, round SOQ” variation, meaning it is one of the earliest productions of the game, adding to overall collectability.

●    Recent Sales: As of March 2021, there have been no public sales of a 9.4 A+ Wata-graded Mike Tyson’s Punch-Out!!, other than our acquisition; a 9.2 B Wata-graded “rev-A, round SOQ” (mid-production) copy sold for $50,000 in July 2020, and a 9.2 A Wata-graded “rev-A, round SOQ” (mid-production) copy sold for $33,000 in May 2020. We typically see a greater than 1.4x multiplier between 9.2 and 9.4 games.
Specifications
Title	Mike Tyson’s Punch-Out!!
Game Type	Nintendo NES
Release Year	1987
Wata Grade	9.4
Seal Grade	A+
Purchased From	Private Collector
Purchased For	$130,000
Year Purchased	2021

The Game
Mike Tyson’s Punch-Out!! is a boxing video game developed by Nintendo in 1987. Adapted from its arcade game predecessors, Punch-Out!! quickly achieved a cult following in the gaming community. It marks the first celebrity-endorsed video game by Nintendo, making it a key moment in video game history. IGN and PC Mag both rank it as one of the top-10 NES games ever released.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Report
The Series Gallery Drop 099 Asset is a 9.4 Wata-graded game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 099 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 099 Asset is unknown.
The Series Gallery Drop 100 Asset
Summary Overview
Series Gallery Drop 100 has purchased a collection of 9.6 A+ Wata-graded Street Fighter II, 9.4 A++ Wata-graded Super Street Fighter II and 9.2 A+ Wata-graded Street Fighter Alpha II games (the “Series Gallery Drop 100 Asset”).
●    Thesis: Street Fighter is the highest-grossing fighting game franchise of all time. Beyond its own franchise, Street Fighter’s framework influenced a whole category of major fighting games like Tekken, Soulcalibur and Mortal Kombat. Street Fighter’s iconic place in video game history and the recent momentum in the collectible video game market bolster the potential value of this drop.

●    The Games: The Series Gallery Drop 100 asset includes three games from the Street Fighter franchise: Street Fighter II (9.6 A+ Wata-graded, “Made in Japan”), Super Street Fighter II (9.4 A++ Wata-graded, “Made in Japan”), and Street Fighter Alpha II (9.2 A+ Wata-graded, “Made in Japan”). The games were released in 1992, 1994 and 1996, respectively, so finding them in a high-grade condition is rare.
●    Recent Sales: As of March 2021, there have been no public sales of a 9.4 A++ Wata-graded Super Street Fighter II or 9.2 A+ Wata-graded Street Fighter Alpha II, other than our acquisitions, but a 9.6 A+ Wata-graded copy of Street Fighter II sold for $9,000 in November 2020.
Specifications
Title	Street Fighter II	Super Street Fighter II	Street Fighter Alpha II
Game Type	Nintendo SNES
Release Year	1992	1994	1996
Wata Grade	9.6	9.4	9.2
Seal Grade	A+	A++	A+
Purchased From	Private Collector	Private Collector	Heritage Auctions
Purchased For	$8,000	$5,000	$5,520
Year Purchased	2021

The Games
Street Fighter is a Japanese fighting game franchise, originally produced by Capcom in 1987. It is perhaps most well-known for paving the way and establishing the schema for one-versus-one fighting games. Today, Street Fighter is one of the highest-grossing video game franchises of all time, with 46 million copies sold, and as of March 2021, is the highest-grossing fighting game at $12.2 billion.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Report
The Series Gallery Drop 100 Asset includes 9.6 Wata-graded with Grade A+ seal, 9.4 Wata-graded with Grade A++ seal and 9.2 Wata-graded with Grade A+ seal games. The games are in excellent condition and preserved in Wata plastic holders.
Ownership and Pricing History
We purchased the Series Gallery Drop 100 Asset from private collectors and Heritage Auctions. Prior ownership and pricing history of the Series Gallery Drop 100 Asset is unknown.
The Series Gallery Drop 101 Asset
Summary Overview
Series Gallery Drop 101 has purchased an 8.5 Wata-graded Nintendo World Championship game (the “Series Gallery Drop 101 Asset”).

●    Thesis: Nintendo World Championship is universally understood as one of the rarest and most sought-after Nintendo NES collectibles given its history and scarcity. The cultural significance of the World Championship Games and the recognizability of the three games on the cartridge: Tetris, Super Mario Bros and Rad Racer, compounded by strong macro tailwinds in the video game collecting category, make us excited about the potential of this game.
●    The Game: The Series Gallery Drop 101 Asset game is one of the highest-graded copies. As of March 2021, there are only two known 9.0 Wata-graded copies, and the Series Gallery Drop 101 Asset copy is the third-highest-grade copy known. The Series Gallery Drop 101 Asset copy is all the rarer given that the game was released 30 years ago without a box and traveled around the world.
●    Recent Sales: As of March 2021, there have been no public sales of an 8.5 Wata-graded Nintendo World Championship, and given the scarcity, there are no direct comparables; a scarcer “gold” copy of Nintendo World Championship sold in 2014 on eBay for $100,088, but the market has also grown substantially since 2014.
Specifications
Title	Nintendo World Championship
Game Type	Nintendo NES
Release Year	1990
Wata Grade	8.5
Seal Grade	N/A (cartridge)
Purchased From	Michael Karnjanaprakorn
Purchased For	$200,750
Year Purchased	2021

The Game
Coinciding with Nintendo’s 100th anniversary in 1990, the company started its first-annual nationwide video game competition series: the Nintendo World Championships. Throughout the games, contestants played a special Nintendo World Championship cartridge for NES which contained three minigames: Tetris, Super Mario Bros and Rad Racer.
Twenty-six gold game cartridges were distributed to Nintendo sweepstakes winners. At the time, parents of contestants became irate that their children did not get copies. Officials then decided to give the 90 finalists grey cartridges, but some cartridges were also given to Nintendo employees. Collectors speculate that there were between 350 and 400 copies produced, but there are fewer that remain in existence and in good condition. Therefore, the Nintendo World Championship cartridge is considered to be the most valuable NES cartridge ever released.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Reports
The Series Gallery Drop 101 Asset is an 8.5 Wata-graded game. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History

The Series Gallery Drop 101 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 101 Asset from a private collector for $200,750 (including a commission of $19,250 on the acquisition price), the same price paid by Series Gallery Drop 101. Prior ownership and pricing history of the Series Gallery Drop 101 Asset is unknown.
The Series Gallery Drop 102 Asset
Summary Overview
Series Gallery Drop 102 has purchased a PSA GEM-MT 10-graded 2003 NetPro Glossy International Preview #P2 Serena Williams trading card (which we refer to as the Series Gallery Drop 102 Asset).
●    Thesis: To call Serena Williams the best tennis player of all time does not do her legacy justice. Williams is one of the greatest athletes to ever live, across sports. With 23 Grand Slam singles titles, 14 Grand Slam doubles titles, two Grand Slam mixed titles and four Olympic Gold Medals, there are few athletes more decorated in the history of sports. As we look at the legacy Williams has left, we believe her memorabilia has been historically undervalued, and we are excited about the potential trajectory of this card.
●    The Card: The 2003 NetPro card sets consistently rank as the top rookie cards for Serena Williams. The Glossy International Preview set was limited to 500 cards produced, only 19 of which have earned a PSA 10 grade.
●    Recent Sales: As of March 2021, the most recent sale of a PSA GEM-MT 10 version of the 2003 NetPro Glossy International Preview #P2 Serena Williams card was $13,799 in March 2021; the 12-month high was our acquisition at $14,060 (Otis purchased this card) in March 2021, and the 12-month low was $7,999.99 in February 2021.
Specifications
Card	NetPro Glossy International Preview #P2 Serena Williams
Production Year	2003
PSA Grade	GEM-MT 10
Purchased From	eBay
Purchased For	$14,060
Year Purchased	2021

The Athlete
Serena Williams is widely regarded to be the best tennis player of all time, known for her strength and agility on the court. She currently holds 23 Grand Slam singles titles, 14 Grand Slam doubles titles, two Grand Slam mixed titles and four Olympic Gold Medals. Based on Williams’ impact as a player, compounded by the scarcity and demand for her rarest rookie cards, we are excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report

The Series Gallery Drop 102 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 19 GEM-MT 10 PSA-graded 2003 NetPro Glossy International Preview #P2 Serena Williams cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 102 Asset was purchased from eBay. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 102 Asset is unknown.
The Series Gallery Drop 103 Asset
On February 7, 2022, Series Gallery Drop 103 sold the Series Gallery Drop 103 Asset, a BGS 9.5-graded 2003 Netpro Glossy #G2 Serena Williams Rookie trading card, for $35,000 versus the Series Gallery Drop 103 offering amount of $18,400. In connection with the sale, our manager assumed all outstanding but unpaid Series Gallery Drop 103 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the operating agreement. This resulted in a net gain to holders of Series Gallery Drop 103 Interests. Our manager, as the manager of Series Gallery Drop 103, was appointed as liquidator and distributed to holders of Series Gallery Drop 103 Interests all of the remaining assets (which consisted only of cash) of Series Gallery Drop 103. After making such distribution, our manager began winding up Series Gallery Drop 103 as the series no longer has any assets or liabilities.
The Series Gallery Drop 104 Asset
Summary Overview
Series Gallery Drop 104 has purchased a first-generation, sealed Apple iPhone 2G A1203 (which we refer to as the Series Gallery Drop 104 Asset).
●    Thesis: Few innovations have created more seismic shifts in culture than the Apple iPhone. From photography to music to software development, the iPhone changed everything from the way we receive information to the way we interact with one another. Rarely can so many technological innovations be traced to a single piece of hardware, making us excited about the relevance and trajectory of this phone.
●    The Phone: The Series Gallery Drop 104 Asset iPhone is from the earliest production runs in 2007, predating the iMessage and iTunes icons on the front of the box. The Series Gallery Drop 104 Asset iPhone is brand new and factory-sealed in its original box. Only six million first-generation iPhones were made, the vast majority of them being used.
●    Recent Sales: As of March 2021, there have been no public sales of a first-generation, sealed Apple iPhone 2G A1203 with the earliest 12-icon box variation; the last sale of a first-generation, sealed Apple iPhone 2G A1203 with the later 13-icon box was $11,000 in February 2021.
Specifications
Brand	Apple
Model	iPhone 2G A1203
Production Year	2017
Condition	New and factory sealed
Purchased From	Private Collector
Purchased For	$12,489
Year Purchased	2021

The Phone
In June 2007, Apple released its most innovative product to date, the iPhone. The revolutionary device combined the iPod’s compact music technology with cellular capability. In short, the iPhone put the internet in everyone’s pocket. In the years since, it has become one of the most salient cultural artifacts of the modern era, paving the way for social media and constant connectivity as we know it. Today, Apple has sold billions of iPhones, making it the most popular phone in America.
Market Assessment
The market for collectibles reached more than $370 billion in 2020. Within the broader collectibles market, the market for collectible hardware and technology products is still nascent, with no major grading authority. Developments of these sorts may help the subcategory establish a stronger foothold.
Condition Report
The Series Gallery Drop 104 Asset is brand new and factory-sealed in its original box.
Ownership and Pricing History
The Series Gallery Drop 104 Asset was purchased from a private collector. The prior specific ownership and pricing history of the Series Gallery Drop 104 Asset is unknown.
The Series Gallery Drop 105 Asset
Summary Overview
Series Gallery Drop 105 has purchased a PSA GEM-MT 10-graded 2014 Panini Prizm World Cup Green Crystal Prizm #12 Lionel Messi trading card (which we refer to as the Series Gallery Drop 105 Asset).
●    Thesis: Lionel Messi is currently considered to be the best soccer player in the world, and among the best players of all time. Beginning his career in 2004, Messi has stayed true to his team, amassing 30 trophies with FC Barcelona. He is the only player in history to receive six Ballon d’OR awards, widely considered to be the most prestigious recognition in all of soccer.
●    The Card: The 2014 Panini Prizm World Cup set was the first set of soccer cards ever produced by the Prizm line. It is often credited with bringing soccer cards to the mainstream hobby. The Green Crystal Prizm #12 Lionel Messi parallel is numbered to 25, only two of which have received a PSA GEM-MT 10 grade.
●    Recent Sales: As of March 2021, there have been no public sales of a 2014 Panini Prizm World Cup Green Crystal Prizm #12 Lionel Messi card; a less-scarce 2014 Panini Prizm World Cup Silver Prizm #12 Lionel Messi card sold for $17,220 in March 2021. There is typically a 6x multiplier between Silver Prizm and Green Crystal Prizm parallels.
Specifications
Card	Panini Prizm World Cup Green Crystal Prizm #12 Lionel Messi
Production Year	2014
PSA Grade	GEM-MT 10
Purchased From	Goldin Auctions
Purchased For	$61,780
Year Purchased	2021

The Athlete
Certain to go down as one of the greats, Lionel Messi is currently ranked as the #1 soccer player in the world, considered by many to be the greatest of all time. Playing his entire 16-year career with FC Barcelona, Messi is the only player to receive a record six Ballon d’OR awards, a record six European Golden Shoes, 10 La Liga titles, four Champions League titles and six Copas del Rey. Based on Messi’s global popularity stemming from his dominance as a player, compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential market trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 105 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are two GEM-MT 10 PSA-graded 2014 Panini Prizm World Cup Green Crystal Prizm #12 Lionel Messi cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 105 Asset was purchased from Goldin Auctions. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 105 Asset is unknown.
The Series Gallery Drop 106 Asset
On September 30, 2021, Series Gallery Drop 106 resold the underlying asset held by such series to our manager, the seller of such asset, in exchange for cancellation of the promissory note issued to our manager in connection with the purchase of such asset. The note did not bear any interest, and the obligation of Series Gallery Drop 106 to make any payments under the note terminated upon the closings of the sales. Series Gallery Drop 106 is not in default under the note. Subscription funds advanced by prospective investors as part of the subscription process have been returned by the escrow agent.
The Series Gallery Drop 107 Asset
Summary Overview
Series Gallery Drop 107 has purchased a BGS 9.5-graded 1994 Miami Bumble Bee #8 Dwayne Johnson Rookie trading card (which we refer to as the Series Gallery Drop 107 Asset).
●    Thesis: Few names are more salient in modern pop culture than Dwayne “The Rock” Johnson. His resume includes a hall-of-fame-worthy career in the World Wrestling Federation, a run as Hollywood’s highest-grossing actor (more than $3.5B across his movies) and a college football career that landed him a National Championship title in 1991 with the Miami Hurricanes, among other accolades. Today, Johnson’s notoriety and fame span the globe, a legacy immortalized in his football rookie card.
●    The Card: The 1994 Miami Bumble Bee card is singularly known as Dwayne Johnson’s “grail” card. Only six cards have earned a BGS 9.5 grade.
●    Recent Sales: There were no public sales of a BGS 9.5-graded 1994 Miami Bumble Bee #8 Dwayne Johnson Rookie card in the 12 months prior to April 2021; a PSA GEM-MT 10-graded card sold for $90,000 in February 2021.

Specifications
Card	Miami Bumble Bee #8 Dwayne Johnson Rookie
Production Year	1994
BGS Grade	9.5
Purchased From	PWCC
Purchased For	$22,606
Year Purchased	2021

The Athlete
Before Dwayne Johnson became “The Rock,” his sights were set on a career in football. Johnson was recruited by University of Miami, where he would play defensive tackle for four years and win the National Championship in 1991. In the years since, Dwayne became a multi-hyphenate pop culture sensation, building careers in professional wrestling, acting, and producing. Based on Johnson’s impact as a pop culture icon, compounded by the scarcity and demand for his rookie card, we are excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 107 Asset is a Beckett Grading Services (BGS) 9.5-graded trading card. There are six BGS 9.5-graded 1994 Miami Bumble Bee #8 Dwayne Johnson Rookie trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.”
Ownership and Pricing History
The Series Gallery Drop 107 Asset was purchased from PWCC. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 107 Asset is unknown.
The Series Gallery Drop 108 Asset
Summary Overview
Series Gallery Drop 108 has purchased a PSA/DNA VG 3-graded Kobe Bryant Last Game signed ticket (which we refer to as the Series Gallery Drop 108 Asset).
●    Thesis: Kobe Bryant will go down in history as one of the most elite athletes of all time. After being drafted 13th overall by the Los Angeles Lakers, Kobe Bryant would achieve greatness in the form of five NBA Championships, two NBA Finals MVPs, one NBA MVP award and 18 All-Star appearances. His passing was a shock to the basketball world, and the response validated his global impact. Bryant is slated to be inducted into the Hall of Fame in Spring of 2021, a potential catalyst for his legacy.
●    The Ticket: The Series Gallery Drop 108 ticket represents the last game Bryant ever played, the end of an era and a key point cemented in basketball history. Finding graded game tickets is a difficult feat, especially those from such notable games with a signature from the athlete. Only two Bryant Last Game tickets have received a PSA/DNA VG-3 grade (including a signature), and only four have been graded higher.

●    Recent Sales: As of April 2021, the last sale for a PSA/DNA graded Kobe Bryant Last Game signed ticket was for $40,590 in March 2021.
Specifications
Title	Kobe Bryant Last Game signed ticket
Ticket Date	April 13, 2016
PSA/DNA Grade	VG 3
Purchased From	eBay
Purchased For	$30,118
Year Purchased	2021

The Athlete
On April 13, 2016, Kobe Bryant played his final game in the NBA, a farewell to a 20-year career with the Los Angeles Lakers. In true Bryant fashion, the “Mamba” dominated the game, scoring 60 points by the final buzzer. Over the course of his career, Bryant’s loyalty brought five NBA championship titles to the city of Los Angeles, while earning him one league and two NBA Finals MVP awards in the process. His hard work and unrelenting passion for the game left a lasting legacy on fans around the world, forever immortalized through the “Mamba Mentality.”
Market Assessment
Market demand for sports memorabilia has substantially grown in recent years. Sports memorabilia is now estimated to be a $5.4 billion market. Growth in this sector will continue to rise as sneaker fans move into cards and memorabilia. Lastly, the wave of foreign players who have entered the NBA over the past 20 years, such as Yao Ming of China and Luka Doncic of Slovenia, has drawn non-Americans to NBA memorabilia, increasing demand and, therefore, value.
Condition Report
The Series Gallery Drop 108 Asset is a VG 3 PSA/DNA graded trading card. There are two VG 3 PSA/DNA-graded Kobe Bryant Last Game signed tickets in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 108 Asset was purchased from eBay. The prior specific ownership and pricing history of the Series Gallery Drop 108 Asset is unknown.
The Series Gallery Drop 109 Asset
Summary Overview
Series Gallery Drop 109 has purchased a BGS 9.5-graded 2001 SP Authentic Stars #45 Tiger Woods Rookie trading card (which we refer to as the Series Gallery Drop 109 Asset).
●    The Card: The SP Authentic Stars #45 card is considered Tiger Woods’ premier trading card. The card was numbered to 900 produced, each including Woods’ signature. Only 248 (of the 900 cards produced) have earned a BGS 9.5 grade.
●    Recent Sales: As of May 2021, a BGS 9.5-graded 2001 SP Authentic Stars #45 Tiger Woods Rookie card sold most recently for $45,000 (April 2021), $40,500 (April 2021) and $36,000 (March 2021).

●    Cultural Significance: Tiger Woods is widely regarded as the greatest golfer to ever live, and is one of the most well-known athletes in the world. Since 1996, Woods has smashed records, including 82 PGA Tour wins, 11 PGA Player of the Year awards and 18 additional World Golf Championship wins. He is the youngest player to ever achieve a career Grand Slam, a title reserved for the select few who win all major golf championships in the same calendar year. Woods is set to be inducted into the Hall of Fame in 2021.
Specifications
Card	SP Authentic Stars #45 Tiger Woods Rookie
Production Year	2001
BGS Grade	9.5
Purchased From	Michael Karnjanaprakorn
Purchased For	$30,746
Year Purchased	2021

The Athlete
Tiger Woods is not just the greatest golfer to ever live, but also one of the greatest athletes to play any professional sport. Based on his career, we believe his trading cards are undervalued when compared to other top-tier athletes.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 109 Asset is a Beckett Grading Services (BGS) 9.5-graded trading card. There are 248 BGS 9.5-graded 2001 SP Authentic Stars #45 Tiger Woods Rookie trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.” The autograph grade is noted as a BGS 10.
Ownership and Pricing History
The Series Gallery Drop 109 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 109 Asset from eBay for $30,746, the same price paid by Series Gallery Drop 109. The prior specific ownership and pricing history of the Series Gallery Drop 109 Asset is unknown.
The Series Gallery Drop 110 Asset
On April 1, 2022, Series Gallery Drop 110 sold the Series Gallery Drop 110 Asset, an AFA 85-graded 1984 Transformers G1 Optimus Prime “Pepsi Edition” toy, for $16,234.30 versus the Series Gallery Drop 110 offering amount of $10,600. In connection with the sale, our manager assumed all outstanding but unpaid Series Gallery Drop 110 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the operating agreement. This resulted in a net gain to holders of Series Gallery Drop 110 Interests. Our manager, as the manager of Series Gallery Drop 110, was appointed as liquidator and distributed to holders of Series Gallery Drop 110 Interests all of the remaining assets (which consisted only of cash) of Series Gallery Drop 110. After making such distribution, our manager began winding up Series Gallery Drop 110 as the series no longer has any assets or liabilities.

The Series Gallery Drop 111 Asset
Summary Overview
Series Gallery Drop 111 has purchased a BGS 9.5-graded 2002 Yu-Gi-Oh Blue-Eyes White Dragon LOB-001 First Edition trading card (which we refer to as the Series Gallery Drop 111 Asset).
●      Asset: The Blue-Eyes White Dragon LOB-001 trading card is the flagship card from the first set released under the Yu-Gi-Oh trading card game — a first edition grail. Unlike the SDK Blue-Eyes White Dragon, these cards were randomly inserted into individual packs, making them particularly hard to find.
●      Scarcity: Only 43 Blue-Eyes White Dragon LOB-001 First Edition trading cards have been graded as a BGS 9.5.
●      Cultural Significance: The Yu-Gi-Oh trading card game is one of the most popular of all time, akin to the Pokémon franchise. The game was initially released for Japanese markets in 1999 by Konami and eventually made its way to the North American market by 2002. As of January 2021, the Yu-Gi-Oh game has sold more than 35 billion cards, grossing nearly $10 billion in card sales alone.
●      Recent Comparable Sales: Due to the scarcity of these cards, direct comparable sales are scarce. As of June 2021, the most recent sale for a BGS 9.5-graded  2002 Yu-Gi-Oh Blue-Eyes White Dragon LOB-001 First Edition trading card was $20,000 in March 2021; a PSA 9-graded card sold for $17,100 in February 2021, and a PSA 10-graded card sold for $85,100 in October 2020 at auction.
Specifications
Card	Yu-Gi-Oh Blue-Eyes White Dragon LOB-001 First Edition
Production Year	2002
BGS Grade	9.5
Purchased From	eBay
Purchased For	$18,000
Year Purchased	2021

The Card
Blue-Eyes White Dragon is to Yu-Gi-Oh what Charizard is to Pokemon. This is the flagship card from the inaugural set released under the Yu-Gi-Oh trading card game.
Market Assessment
With the advent of nostalgia collecting, trading cards hold a special place in the position of many people’s hearts. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Yu-Gi-Oh franchise has had a global appeal for over 20 years, which creates a large and global market for buying and selling the cards.
Condition Report
The Series Gallery Drop 111 Asset is a Beckett Grading Services (BGS) 9.5-graded trading card. There are 43 BGS 9.5-graded 2002 Yu-Gi-Oh Blue-Eyes White Dragon LOB-001 First Edition trading cards in circulation.
Ownership and Pricing History
The Series Gallery Drop 111 Asset was purchased from eBay. Prior ownership and pricing history of the Series Gallery Drop 111 Asset is unknown.

The Series Gallery Drop 112 Asset
Summary Overview
Series Gallery Drop 112 has purchased a 9.6 A++ Wata-graded Pokémon Red game (which we refer to as the Series Gallery Drop 112 Asset).
●    Asset: The Series Gallery Drop 112 Asset is the “Rattata screenshot” variant of Pokémon Red, with a pixelated ESRB, meaning it is a very early production of Pokémon Red. It is encased in a standard production box by Nintendo, with a high quality production y-fold style box making it all the more coveted by collectors.
●    Cultural Significance: Pokémon defined the childhood of the Millennial Generation. It is the highest-grossing media franchise of all time with a total of $100 billion in revenue. The original video game series is the second best-selling video game franchise (behind Mario) with more than 368 million copies sold and over one billion mobile downloads. With new-age iterations of the game, Pokémon continues to attract new fans thereby cementing its iconic status in culture.
●    Recent Comparable Sales: As of June 2021, the most recent comparable sales of the “Rattata screenshot” variant Pokémon Red game are a 9.8 A++ Wata-graded copy sold for $85,000 and a 9.4 A+ Wata-graded copy sold for $40,000, both at an auction in November 2020; and a “Sandshrew” variant 9.4 A++ Wata-graded copy sold for $72,000 in April 2021.
Specifications
Title	Pokémon Red
Game Type	Gameboy
Release Year	1996
Wata Grade	9.6
Seal Grade	A++
Purchased From	Private Collector
Purchased For	$72,000
Year Purchased	2021

The Game
Pokémon Red is the most iconic and sought-after of all Pokémon video games as the crown jewel of the first-generation Red, Blue and Yellow trifecta. Beloved by the millennial generation and desired by collectors, this game launched the multi-billion dollar Pokémon franchise.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Report
The Series Gallery Drop 112 Asset is a 9.6 Wata-graded game with a Grade A++ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History

We purchased the Series Gallery Drop 112 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 112 Asset is unknown.
The Series Gallery Drop 113 Asset
Summary Overview
Series Gallery Drop 113 has purchased a 9.2 A++ Wata-graded Mario Kart 64 game (which we refer to as the Series Gallery Drop 113 Asset).
●    Asset: Mario Kart 64 was released in 1996 for the Nintendo 64 console and is the second iteration of Mario Kart after Super Mario Kart (1992). This game was the first of the franchise to have 3D graphics, four-way player racing and a number of other new elements, including the first appearance of the infamous blue shell. The Series Gallery Drop 113 Asset is one of the highest graded known copies.
●    Cultural Significance: It could be said that Mario Kart is the game of a generation as few games have been as defining and wide reaching in their popularity. This multiplayer game’s extreme playability meant it was the entry point to gaming for a large audience. Mario Kart 64 was also the second most popular game ever released for N64, which itself sold approximately 33 million units.
●    Recent Comparable Sales: While there have been few comparable sales due to the game’s rarity, as of July 2021, the most recent comparable sale is an 8.5 A+ Wata-graded copy sold for $35,000 in April 2021, and there have been no recent public sales of a 9.0 or higher Wata-graded copies of the rarer non-“Player’s Choice” variants.
Specifications
Title	Mario Kart 64
Game Type	Nintendo 64
Release Year	1996
Wata Grade	9.2
Seal Grade	A++
Purchased From	Private Collector
Purchased For	$55,000
Year Purchased	2021

The Game
Mario Kart is one of the most popular racing games of all time with more than 150 million total games sold. It’s difficult to find sealed versions of the game in high grades due to its massive appeal and playability, resulting in its status as one of the most sought-after by collectors due to its scarcity.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Report
The Series Gallery Drop 113 Asset is a 9.2 Wata-graded game with a Grade A++ seal. The game is in excellent condition and preserved in a Wata plastic holder.

Ownership and Pricing History
We purchased the Series Gallery Drop 113 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 113 Asset is unknown.
The Series Gallery Drop 114 Asset
Summary Overview
Series Gallery Drop 114 has purchased a collection of Nike Air Yeezy 1 sneakers (which we refer to as the Series Gallery Drop 114 Asset).
●    The Sneakers: The Series Gallery Drop 114 Asset collection features the three original Nike Air Yeezy 1 sneakers released in 2009. The shoes were brought to life by Kanye West and legendary Nike designer, Mark Smith. The colorways in the collection include “Zen Grey,” “Blink” and “Net Tan”. Each pair is in brand new, deadstock condition, complete with the original box and accessories.
●    Scarcity: While exact production numbers are unknown, each Nike Air Yeezy 1 was a limited-edition release. In the years since 2009, many pairs have been worn or stored improperly, increasing the scarcity of brand new, deadstock pairs.
●    Cultural Significance: The Nike Air Yeezy 1 marked the first time a non-athlete was given a signature sneaker with Nike, a seismic shift in the sneaker landscape. It was a full-circle moment for West, who had been sketching sneakers on a notepad since the fourth grade. Just like his beats, Kanye remixed elements from the past to create something uniquely new and exciting.
●    Recent Comparable Sales: According to StockX data as of July 2021, the most recent sales of each sneaker in this collection total approximately $11,200; and typically, the complete collection is offered for more than $20,000 on online marketplaces such as GOAT and Grailed.
Specifications
Brand	Nike
Asset	Air Yeezy 1
Colorway	“Zen Grey”	“Blink”	“Net Tan”
Size	9.5	12	12
Condition	Deadstock
Release Date	2009
Designers	Kanye West & Mark Smith
Purchased From	StockX	StockX	Private Collector
Purchased For	$4,233	$4,524	$4,050
Year Purchased	2021

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.

Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Sneakers
In 2009, Kanye West shocked the world when he debuted his Nike Air Yeezy 1, the first shoe released under his contract with Nike. It was through his work with Nike that West quickly became one of the most well-known names in sneakers alongside greats like Michael Jordan. Each pair of the Series Gallery Drop 114 sneakers is in brand new, deadstock condition, and comes with the original box and accessories. Finding a completed collection of all three shoes adds to the collection’s scarcity.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. As limited edition releases, none of the shoes comprising the Series Gallery Drop 114 Asset have seen retro iterations since their initial releases.
Supply for all sneakers constituting the Series Gallery Drop 114 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased the Series Gallery Drop 114 Asset sneakers from StockX and directly from a private collector. Prior ownership and pricing history of the sneakers constituting the Series Gallery Drop 114 asset is unknown.
The Series Gallery Drop 115 Asset
Summary Overview
Series Gallery Drop 115 has purchased a 9.8 CGC-graded Special Marvel Edition #15 comic (which we refer to as the Series Gallery Drop 115 Asset).
●    The Comic: Comics that include key first appearances are usually the most sought-after and most valuable. Special Marvel Edition #15 includes the key first appearance of Shang-Chi, Master of Kung-Fu.
●    Scarcity: The Series Gallery Drop 115 Asset copy of Special Marvel Edition #15 has been given a 9.8 CGC grade of Mint/Near Mint condition, one of only 99 copies in the world with this status, and is one of the 10 most actively-traded Bronze Age comics.
●    Cultural Significance: Special Marvel Edition #15 was originally published in 1973 by Marvel. The comic represents Marvel’s response to the boom in Kung-Fu movies throughout the 1970s. The comic’s protagonist, Shang-Chi, is set to enter the Marvel Comic Universe in the 2021 release of Shang-Chi and the Legend of the Ten Rings, a promising catalyst for the book. It is the first time the Marvel Comic Universe will feature a protagonist of Asian descent.

●    Recent Comparable Sales: As of July 2021, the most recent comparable sales of a 9.8 CGC-graded Special Marvel Edition #15 comic are for $15,700 in June 2021 (the Series Gallery Drop 115 Asset), $13,600 in June 2021 and $16,900 in May 2021.
Specifications
Title	Special Marvel Edition #15
Publisher	Marvel
Creation Date	1973
Age	Bronze
CGC Grade	9.8
Page Color	White
Purchased From	eBay
Purchased For	$15,700
Year Purchased	2021

The Comic
Special Marvel Edition #15 features the key first appearance of Shang-Chi, Master of Kung Fu. Shang-Chi is set to be introduced into the Marvel Comic Universe in the 2021 feature film, Shang-Chi and the Legend of the Ten Rings, a promising catalyst for the book.
Market Assessment
We expect the market for vintage collectible comic books to grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that the Series Gallery Drop 115 Asset is positioned to benefit from this trend. As the collectibles comic book market grows, we believe that the potential for the Series Gallery Drop 115 Asset’s value to grow as well.
Condition Report
The Series Gallery Drop 115 Asset is a 9.8 Certified Guaranty Company (CGC) graded comic book, in Mint/Near Mint condition. There are 99 9.8 CGC-graded Special Marvel Edition #15 comics in circulation. The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.
Ownership and Pricing History
We purchased the Series Gallery Drop 115 Asset from eBay. Prior ownership and pricing history of the Series Gallery Drop 115 Asset is unknown.
The Series Gallery Drop 116 Asset
Summary Overview
Series Gallery Drop 116 has purchased a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Charizard trading card (which we refer to as the Series Gallery Drop 116 Asset).
●    The Card: The Series Gallery Drop 116 Asset trading card comes from the first print run (first edition) of English cards produced for the 1999 Pokémon trading card game. In 2020, interest in vintage Pokémon cards surged, and the 1999 1st Edition Shadowless Holo Charizard trading card is the one that led the charge. It features a holographic film that, an added rarity of the card.

●    Scarcity: Only 122 1999 1st Edition Shadowless Holo Charizard trading cards have been graded as a PSA GEM-MT 10, the highest available grade in the PSA grading system.
●    Cultural Significance: Today, Pokémon is the highest grossing media franchise in history, having grossed in excess of $92B, ahead of such cultural giants as Marvel, Harry Potter and Star Wars. The original video game series is the second best-selling video game franchise (behind Mario) with more than 368M copies sold and 1B mobile downloads. With new-age iterations of the game, Pokémon continues to attract new fans thereby cementing its iconic status in culture.
●    Recent Comparable Sales: As of September 2021, the most recent comparable sales of a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Charizard trading card are for $264,000 in July 2021, $240,000 in May 2021 and $350,000 in April 2021.
Specifications
Card	Pokémon 1st Edition Shadowless Holo Charizard
Production Year	1999
PSA Grade	GEM-MT 10
Purchased From	Private Collector
Purchased For	$225,000
Year Purchased	2021

The Card
When the surge in interest for vintage Pokémon cards began, the 1999 1st Edition Shadowless Holo Charizard trading card led the charge. Charizard is the final evolution of Charmander, one of the three original starter Pokémon, and the iconic face of the world’s most valuable media franchise.
Market Assessment
With the advent of nostalgia collecting, trading cards hold a special place in the position of many people’s hearts. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Pokémon franchise has had a global appeal over the last 25+ years, which creates a large and global market for buying and selling Pokémon cards. The category gained momentum in 2020, with the 1999 1st Edition Shadowless Holo Charizard trading card breaking record prices multiple times and catching the attention of mainstream media and collectors.
Condition Report
The Series Gallery Drop 116 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 122 GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Charizard cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 116 Asset was purchased from a private collector. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 116 Asset is unknown.
The Series Gallery Drop 117 Asset
Summary Overview

Series Gallery Drop 117 has purchased an NFT by XCOPY titled BOTTOM FEEDER #35 (which we refer to as the Series Gallery Drop 117 Asset).
●    Asset: The Series Gallery Drop 117 Asset, BOTTOM FEEDER #35, comes from XCOPY’s third launch on the Nifty Gateway platform. The dystopian work features his signature motifs, including contrasting colors and flash elements, creating a bold animated image.
●    Scarcity: Despite being an “open edition,” the BOTTOM FEEDER series was limited to just 38 editions minted in total.
●    Recent Comparable Sales: As of October 2021, the most recent sales of editions of XCOPY’s BOTTOM FEEDER are for $89,000 in October 2021 (this sale was the Series Gallery Drop 117 Asset), $92,600 in September 2021 and $123,700 in August 2021.
●    Category ATH: In September 2021, a unique XCOPY work titled, “Some Asshole,” sold for $5.5M (1,300 ETH), establishing a record-high sale for the XCOPY market.
●    Smart Contract Terms: No license is included with the purchase of the NFT, which we do not believe either positively or negatively impacts the value or use of the NFT, and the NFT is freely transferable.
Specifications
Artist	XCOPY
Collection	DISRUPTOR Open Edition
Edition	BOTTOM FEEDER #35/38
Release Year	2021
Purchased From	Private Collector
Purchased For	$89,000
Year Purchased	2021

The NFT
XCOPY’s NFT art has roots dating back to the origins of themovement. As one of the “blue chip” talents in the space, XCOPY’s unique and limited edition works have become highly sought after. The BOTTOM FEEDER series from the DISRUPTOR Open Edition was limited to just 38 editions minted.
Market Assessment
The NFT market is still in its very early stages but grew significantly in the first three quarters of 2021 with billions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.
Ownership and Pricing History
The Series Gallery Drop 117 Asset was purchased from a private collector. Prior ownership history of the NFT constituting the Series Gallery Drop 117 Asset is visible on the blockchain, and prior pricing history of the Series Gallery Drop 117 Asset is unknown.
The Series Gallery Drop 118 Asset

On February 9, 2022, our manager, as manager of Series Gallery Drop 118, determined it was in the best interests of our company to withdraw the offering for Series Gallery Drop 118. In conjunction with the withdrawal, Series Gallery Drop 118 resold the underlying asset held by such series to our manager, in exchange for cancellation of the promissory note issued to our manager in connection with the purchase of such asset. The note did not bear interest, and the obligation of Series Gallery Drop 118 to make any payments under the note terminated upon the closing of the sales. Series Gallery Drop 118 is not in default under the note. Any subscription funds received from prospective investors as part of the subscription process have been returned by the escrow agent.
The Series Gallery Drop 119 Asset
Summary Overview
Series Gallery Drop 119 has purchased a 9.8 A Wata-graded Halo: Combat Evolved game (which we refer to as the Series Gallery Drop 119 Asset).
●    Cultural Significance: First released with the original Xbox, Halo quickly became a pop-culture phenomenon and received multiple Game of the Year awards. In 2017 the game was inducted into the Video Game Hall of Fame. Originally envisioned as a trilogy, the Halo franchise has gone on to release numerous games (selling over 70 million copies), several tie-in novels, and even has a live-action series in the works.
●    Scarcity: The Series Gallery Drop 119 Asset copy, an “NFR” (“Not For Resale”) version, was for Microsoft employees only and never available to the public, adding to its scarcity. This copy of the game is graded a Wata 9.8 with an A seal, and is the second highest graded (known) copy in existence.
●    Recent Sales: As of November 2021, there have been no public sales of a 9.8 A Wata-graded Halo: Combat Evolved; a 9.9 A+ Wata-graded copy sold via buyout on the Otis Platform for $301,000 in September 2021.
Specifications
Title	Halo: Combat Evolved
Game Type	Microsoft Xbox
Release Year	2001
Wata Grade	9.8
Seal Grade	A
Purchased From	Heritage Auctions
Purchased For	$84,000
Year Purchased	2021

The Game
Widely considered one of the greatest video games of alltime, Halo: Combat Evolved was the launch game for the Xbox console in 2001 and brought first-player shooters into the modern age. This “NFR” (“Not for Resale”) copy of Halo: Combat Evolved is among the two highest known graded copies in existence. The other, a slightly higher graded Wata 9.8 A+ copy, was sold via buyout on the Otis Platform for $301,000 in September 2021.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.

Condition Report
The Series Gallery Drop 119 Asset is a 9.8 Wata-graded game with a Grade A seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 119 Asset through Heritage Auctions. Prior ownership and pricing history of the Series Gallery Drop 119 Asset is unknown.
The Series Gallery Drop 120 Asset
On February 9, 2022, our manager, as manager of Series Gallery Drop 120, determined it was in the best interests of our company to withdraw the offering for Series Gallery Drop 120. In conjunction with the withdrawal, Series Gallery Drop 120 resold the underlying asset held by such series to our manager, in exchange for cancellation of the promissory note issued to our manager in connection with the purchase of such asset. The note did not bear interest, and the obligation of Series Gallery Drop 120 to make any payments under the note terminated upon the closing of the sales. Series Gallery Drop 120 is not in default under the note. Any subscription funds received from prospective investors as part of the subscription process have been returned by the escrow agent.
The Series Gallery Drop 121 Asset
Summary Overview
Series Gallery Drop 121 has purchased a 9.8 A++ Wata-graded NBA Jam game (which we refer to as the Series Gallery Drop 121 Asset).
●    Cultural Significance: The cultural impact of NBA Jam is wide-reaching. Among its many contributions were making phrases like, “Boomshakalaka!” and “He's on Fire!,” now part of the cultural lexicon.
●    Scarcity: NBA Jam is difficult to find in sealed, high-graded condition, particularly non “Tournament Edition” copies like the Series Gallery Drop 121 Asset, which is the highest grade possible, Wata 9.8 A++.
●    Recent Sales: As of November 2021, there have been no public sales of a 9.8 A++ Wata-graded NBA Jam, and no comparable sales.
Specifications
Title	NBA Jam
Game Type	Sega Genesis
Release Year	1994
Wata Grade	9.8
Seal Grade	A++
Purchased From	Heritage Auctions
Purchased For	$31,200
Year Purchased	2021

The Game
Originally released in 1993 as an arcade game, NBA Jam hasascended into the pantheon of sports video games. It was one of the first sports games to feature NBA-licensed teams and players and their real, digitized likenesses, laying the groundwork for future sport games like NFL Blitz and Madden.

Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Report
The Series Gallery Drop 121 Asset is a 9.8 Wata-graded game with a Grade A++ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 121 Asset through Heritage Auctions. Prior ownership and pricing history of the Series Gallery Drop 121 Asset is unknown.
The Series Gallery Drop 122 Asset
Summary Overview
Series Gallery Drop 122 has purchased a first edition, first printing Harry Potter and the Philosopher’s Stone book (which we refer to as the Series Gallery Drop 122 Asset).
●      The Book: The first edition, first printing Harry Potter and the Philosopher’s Stone book had 500 total copies published: 200 went to bookstores and 300 went to libraries and schools. The Series Gallery Drop 122 Asset copy is one of those 200 originally at Blackwell’s Bookstore and has never been read. All 500 are extremely hard to find in good and/or unrestored condition.
●      Scarcity: The 500 first printing books have a number of unique characteristics, including a missing “o” in “Philosopher’s” on the back cover.  Due to their incredibly limited original print run, finding these books in excellent condition is increasingly difficult as the years go by.
●      Recent Sales: As of November 2021, a book in poorer condition from the group of 300 library copies sold at auction for £80,000 (approximately $110,000 as of November 2021), excluding buyer’s premium, in July 2021.
Specifications
Title	Harry Potter and the Philosopher’s Stone
Author	J.K. Rowling
Release Year	1997
Condition	Good, never read
Edition	First edition, first printing
Purchased From	Private Collector
Purchased For	$110,000
Year Purchased	2021

The Book
Harry Potter is a more than $25 billion global franchisethat has touched the hearts and minds of millions of readers and moviegoers – and it all started with the first edition, first printing of Harry Potter and the Philosopher’s Stone.

Market Assessment
The rare book market is a well-established and relatively stable collectible category. In 2021, the auctioning of a $12.4M book collection further demonstrated the ongoing market interest in the category on the back of a boom. As such, we believe the rare book market will continue its steady growth, building upon its very well-established base.
Condition Report
The Series Gallery Drop 122 Asset book is in good condition, and has never been read.
Ownership and Pricing History
We purchased the Series Gallery Drop 122 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 122 Asset is unknown.
The Series Gallery Drop 123 Asset
Summary Overview
Series Gallery Drop 123 has purchased an NFT by FEWOCiOUS titled i miss your voice call back soon okay #3 (which we refer to as the Series Gallery Drop 123 Asset).
●    The Artist: FEWOCiOUS is an 18-year-old digital artist, based in Seattle, who has quickly become one of the stars of the “crypto art” movement. His art often reflects his childhood struggles at home and school, as well as his gender transition.
●    Scarcity: The Series Gallery Drop 123 Asset NFT is one of only 16 in this edition, making it one of the artist’s rarer series.
●    Recent Comparable Sales: As of November 2021, the current floor price for i miss your voice call back soon okay is $55,000, with recent sales being $79,000 in October 2021 and $44,444 (the Series Gallery Drop 123 Asset) in November 2021.
●    Category ATH: In October 2021, a FEWOCiOUS NFT sold for $2.8M at Sotheby’s, the all-time high as of November 2021.
●    Smart Contract Terms: No license is included with the purchase of the NFT, which we do not believe either positively or negatively impacts the value or use of the NFT, and the NFTs may be transferred off of Nifty Gateway.
Specifications
Artist	FEWOCiOUS
Edition	i miss your voice call back soon okay #3
Release Year	2021
Purchased From	Private Collector
Purchased For	$44,444
Year Purchased	2021

The NFT
FEWOCiOUS is one of the earliest and most successful NFTartists, and was the youngest artist ever featured at Christie’s. A unique FEWOCiOUS NFT sold for $2.8M at Sotheby’s in October 2021.

Market Assessment
The NFT market is still in its very early stages but grew significantly in the first three quarters of 2021 with billions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.
Ownership and Pricing History
The Series Gallery Drop 123 Asset was purchased from a private collector. Prior ownership history of the NFT constituting the Series Gallery Drop 123 Asset is visible on the blockchain, and prior pricing history of the Series Gallery Drop 123 Asset is unknown.
Insurance
We are working with insurance broker, DeWitt Stern, and our carrier is Aspen American Insurance Company. We insure all assets both during transport and during storage.
There is currently no insurance available for digital assets, but we are working with our broker to eventually secure a standalone digital asset policy. Presently, our manager self-insures underlying digital assets on behalf of our company, as set forth in the asset management agreement between our manager and each series holding a digital asset. Our manager agrees to fully insure underlying digital assets against any and all losses due to fraudulent or accidental transactions (including due to theft) or our manager’s negligence (e.g., inability to access or recover the wallet due to loss of the 12-word MetaMask seed phrase or a segment thereof).
Storage
Our manager currently leases space in purpose-built, secure, temperature-controlled storage facilities in New York and Oregon for the purposes of storing the underlying assets in a highly controlled environment, other than when it is being utilized for marketing or similar purposes.
Underlying digital assets are stored by our manager using commercially reasonable measures in a MetaMask wallet. The 12-word MetaMask seed phrase which secures the wallet was split into two six-word segments and saved as handwritten copies only (no digital copy, and not digitally created), with one segment held by the CEO of our manager in a vault in North Carolina and the other held by the General Counsel of our manager in a vault in New York. Presently, only the CEO of our manager has access to the wallet on a device under his control, and the wallet is accessible via “memorable password” saved as a handwritten copy only. Should this password be lost, the wallet can be recovered using the full 12-word seed phrase.
Depreciation
We treat art, collectible assets and digital assets as collectibles, and therefore, we will not depreciate or amortize the underlying assets going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the underlying assets.
Market Opportunity
We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.
Art

According to The Art Market Report 2019 by Art Basel and UBS, the size of the global art market in 2019 was roughly $64.1 billion, down 5% year-on-year. Additionally, the 2020 Knight Frank Wealth Report noted that art as a category appreciated 59% in the last 12 months, and 141% in the last 10 years. Despite its size, the art market is complex and often misunderstood due to its opaque nature. Unlike traditional asset classes such as equities or fixed income, there is a lack of transparency due to limited publicly available data. The market is made and largely executed through private transactions, making it difficult for outsiders to gain insight. We believe there is an opportunity to use our platform to make the market more liquid and transparent for investors of all means and backgrounds. We expect the art market to grow and present unique opportunities moving forward as a result of demand stemming from investors looking for an uncorrelated alternative asset class, an increase in global wealth and the shifting tastes of millennial art collectors.
Additionally, we believe that there is an opportunity to capture the shifting tastes of millennial art collectors. The 2018 U.S. Trust Insights on Wealth and Worth survey on wealthy households found that millennials are the fastest growing segment of art collectors, up 8% year-over-year and comprising 36% of total respondents. What makes this generation of collectors different is that they are driven by the role art collecting plays in leveraging future wealth (33% versus 16% of all collectors) and as an asset that can be sold for a quick profit (35% versus 13%). The study also showed the biggest uptick in online art buying among millennials, up 9% to 78%. This is compared to men (42%) and women (36%) who purchased art online in 2018. We believe we are well positioned to benefit from these shifts in millennial collecting.
According to The Contemporary Art Market Report 2019 by Artprice, global auction turnover reached $1.89 billion (doubling in the last 10 years), the volume of transactions grew by 6.8% with 71,400 lots sold, the global unsold rate remained stable at 39% and the price index of contemporary art increased by 22%.
Sneakers
According to a recent research report by Cowen Equity Research, the U.S. sneaker market is currently valued at $21.2 billion, and the overall global sneaker market is nearing $100 billion. Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.
A few causes can be attributed to the global popularization of the sneaker resale market. Most notably, brands generate artificial scarcity by keeping supply far below demand through limited edition drops. This hype has been boosted by celebrity-driven endorsement culture and more collaborations with celebrities, artists, high fashion designers and tastemakers to produce limited edition sneakers to the public. A select few examples of collaborations between shoe companies and tastemakers include Jordan 4 Retro KAWS Black, “The Ten” by Virgil Abloh’s Off-White, Travis Scott x Air Jordan 4 Cactus Jack, adidas x Pharrell Williams blue Human Body NMD and countless others. While some of these shoes may retail in the $100-$200 range, they just as easily appear on the secondary market at a 100x multiple. As an example, the Nike Dunk SB Low Staple “NYC Pigeon” originally retailed in Nike stores for $200 and was last sold on StockX for $13,500 on July 9, 2019. This growth in the sneaker market may also be attributed to the rise of streetwear as well as the rise of the “Hypebeast” community in mainstream culture. Strengthened by increased artistic collaborations as well as promotions by influencers and celebrities, the rise of streetwear is further propelled by social media and pop culture. This greater exposure to streetwear and the Hypebeast community through these digital channels has led to increased adoption into the mainstream, especially by an increasingly digitally native consumer. With the rise of streetwear and Hypebeast culture, the “sneakerhead” community has grown immensely, growing the #sneakerhead hashtag to over 17 million posts on Instagram.
Streetwear and Supreme

Streetwear is a growing market. In a 2018 report, Bain & Company again highlighted streetwear as a growth driver for the luxury sector. And, according to the inaugural Streetwear Impact Report - 001 published by Hypebeast and PwC, over 78% of 3,200 respondents voted for Supreme as the brand that represents streetwear the most. Supreme was followed by Nike, Off-White, Adidas, BAPE and Stussy. According to the 2019 True Luxury Global Consumer Insights report published by BCG and Altagamma, the top two key trends in the luxury global consumer market were collaborations and buying second-hand. The value of collaborations reached 90% awareness amongst buyers, driven by Millennials and Gen Z-ers, and the top purchased collaboration overall was Supreme x Louis Vuitton.
The Supreme brand caters to youth “Hypebeast” culture, specifically the skate, hip hop and rock cultures. Since its inception, Supreme has morphed from a brick-and-mortar hangout for downtown skate kids to a cult global brand whose eclectic output rivals that of some of the world's most elite fashion brands. The company functions by making limited amounts of product and “drops” them at designated times of the year, generating buzz, hype and exclusivity around the brand. They are perhaps best known for their wide reaching and prolific original collaborations with iconic fashion brands such as Nike SB, Vans, Air Jordan and others. Beyond their retail collaborations, the brand collaborates with a diverse and expansive range of edgy musicians and artists.
Comics
The comic book industry flourished within the pop culture arena of the 1930s due to the popularity of superhero characters such as Superman, Batman and Captain Marvel. Since the 1960s, two publishers have primarily dominated the American comic book industry: Marvel Comics, the publisher of comics featuring Spider-Man, X-Men and Fantastic Four; and DC Comics, which publishes comics featuring Superman, Batman and Wonder Woman. According to a joint report by Comichron and ICv2, the comic book market reached a height of $1.1 billion in 2018, up $80 million from the previous year. Comics are a unique collectibles category because of the large amounts of data available on pricing, quantity and condition of certain vintage comic books. The industry is heavily tracked by databases, including Comics Price Guide, GoCollect and GPAnalysis, all of which provide information on fair market value, scarcity and quality. The increased popularity of online auctioning services like eBay and Heritage Auctions for buying and selling comic books has similarly greatly increased the visibility of actual comic book sale prices, leading to improved price guide accuracy, particularly for online price guides.
As such, we believe the collectible vintage comic book market will grow from its accessibility and transparency. Comic book collectors collect for several possible reasons, including appreciation, nostalgia, financial profit and completion of the collection. Macro trends exist today that may fuel the popularity of comic books. One trend is the steady remakes of Marvel comics, including Black Panther, The Avengers, Captain Marvel and others, into blockbuster movies. Further, The Walt Disney Company’s acquisition of Twenty First Century Fox brings in unique opportunities for Fox characters like X-Men, Deadpool and Fantastic Four to now be absorbed into the Marvel universe, which would further fuel the popularization of traditional comic book characters.
We believe that the opportunity for vintage comic books remains strong and the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.
NFTs
The NFT market is still in its very early stages but grew significantly in 2021 with billions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M. The sale being facilitated by a major auction house represents a level of acceptance that had not previously been seen.

Established names are also entering the space. The NBA partnered with Dapper Labs, Inc. to release “moments,” NFTs representing individual, licensed clips of NBA game footage. Artists Takashi Murakami and Shepard Fairey released NFT-based artworks in March 2021, and established gallery Almine Rech launched a first-time collaboration with Nifty Gateway and artist César Piette.
As such, we believe the market for NFTs, and digital assets generally, will grow from household names entering the space and its accessibility and transparency through the blockchain. Additionally, the overall macroeconomic environment is favorable for high performing digital asset classes, from cryptocurrencies like Bitcoin to NFTs.
Video Games
The factory-sealed video game collecting category has gained significant interest in the past year. The market size has not been quantified, but prices are rising – a 9.8 A++ Wata-graded Super Mario 64 game sold in July 2021 for $1.56M.
We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Rare Books
The rare book market is a well-established and relatively stable collectible category. In 2021, the auctioning of a $12.4M book collection further demonstrated the ongoing market interest in the category on the back of a boom. As such, we believe the rare book market will continue its steady growth, building upon its very well-established base.
Our Business
An investment in a series represents an investment in that particular series and thus indirectly in the underlying asset related to such series, and does not represent an investment in our company or our manager generally. We do not anticipate that any series will own any assets other than the assets related to that series described under “—The Underlying Assets” above. However, we expect that the operations of our company, including the creation of additional series and their acquisition of additional assets, will benefit investors by enabling each series to benefit from economies of scale.
We anticipate that our core competency will be the identification, acquisition, marketing and management of investment-grade art and other collectibles for the benefit of the investors. The Otis Platform aims to provide:
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investors with access to alternative assets for investment, portfolio diversification and secondary market liquidity for their interests (although a secondary market does not currently exist and there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained);
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asset sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity interests in offerings conducted through the Otis Platform; and
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all Otis Platform users with a premium, highly curated and engaging experience.
All Otis Platform users and others are provided with opportunities to engage with the art and collectibles in our collection through a diverse set of tangible interactions with assets on the platform and unique collective ownership experiences.
Our objectives are to become the leading marketplace for investing in art, collectibles and other alternative assets; through the Otis Platform, to provide investors with financial returns commensurate with returns in the art, collectibles and other alternative assets industries; to provide experiential and social benefits comparable to those of a world-class collector; and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.

Our Manager
The operating agreement designates our manager as the managing member of our company. Our manager will generally not be entitled to vote on matters submitted to the holders of our interests. Our manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as manager.
The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.
In the event our manager resigns as managing member of our company, the holders of a majority of all interests of our company may elect a successor managing member. Holders of interests in each series have the right to remove our manager as manager of our company, by a vote of two-thirds of the holders of all interests in each series (excluding our manager), in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company. If so convicted, our manager shall call a meeting of all of the holders of interests in every series within 30 calendar days of such non-appealable judgment at which the holders may vote to remove our manager as manager of our company and each series. If our manager fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, our manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve our company (and therefore each series), the liquidation provisions of the operating agreement shall apply. In the event our manager is removed as manager of our company, it shall also immediately cease to be manager of each series.
See “Item 3. Directors, Executive Officers and Significant Employees” for additional information regarding our manager.
Affiliated Issuers
As previously noted, the Otis Platform may involve one or more affiliated issuers. We acknowledge that the $75 million annual limit for offerings under Rule 251(a)(2) (Tier 2) of Regulation A will be aggregated between any affiliated issuers with substantially similar business plans and have not adopted this structure to avoid such limit. We and our manager do not believe there to be a difference in the assets we are acquiring and holding versus those being acquired and held by an affiliated issuer, Otis Collection LLC (“our affiliate”), for which our manager is also the manager. The assets being acquired and held by both are as previously described, and, as previously noted, an investment in a series of our company or in a series of our affiliate represents an investment in that particular series and thus indirectly in the underlying asset related to such series and does not represent an investment in our company, our affiliate or our manager generally. Therefore, we believe there to be no risks or benefits of investing in the different offerings related solely to the existence of affiliated issuers and no material differences between the affiliated issuers.
Advisory Board
Our manager may assemble an expert network of advisors with experience in relevant industries to serve on the Advisory Board to assist our manager in identifying and acquiring the art, collectibles and other alternative assets, to assist our asset manager in managing the underlying assets and to advise our manager and certain other matters associated with our business and the various series.
The members of the Advisory Board will not be managers or officers of our company or any series and will not have any fiduciary or other duties to the interest holders of any series.
Operating Expenses

Each series will be responsible for the following costs and expenses attributable to the activities of our company related to such series (“Operating Expenses”):
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any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should our manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;
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any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission;
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any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of our manager or asset manager, in connection with the underlying assets;
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any withholding or transfer taxes imposed on our company or a series or any interest holders as a result of its or their earnings, investments or withdrawals;
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any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;
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any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or our asset manager in connection with the affairs of our company or a series;
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the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;
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all custodial fees, costs and expenses in connection with the holding of an underlying asset;
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any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member in connection with a series;
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the cost of the audit of the annual financial statements of our company or a series and the preparation of tax returns and circulation of reports to interest holders;
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any indemnification payments;
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the fees and expenses of counsel to our company or a series in connection with advice directly relating to its legal affairs;
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the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of our company or a series; and
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any similar expenses that may be determined to be Operating Expenses, as determined by our managing member in its reasonable discretion.
Our manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the initial closing of each offering. Our manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).

If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such underlying asset (the “Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.
Indemnification of our Manager
The operating agreement provides that neither our manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager, nor members of the Advisory Board, nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.
Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.
Description of the Asset Management Agreement
Each series will appoint our manager to serve as asset manager to manage the underlying assets related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by our manager or the Advisory Board, our asset manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our asset manager will be authorized on behalf of each series to, among other things:
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create the asset maintenance policies for each underlying asset in consultation with the Advisory Board and oversee compliance with such maintenance policies;
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purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;
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engage third-party independent contractors for the care, custody, maintenance and management of each underlying asset;
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develop standards for the care of each underlying asset while in storage;
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develop standards for the transportation and care of each underlying asset when outside of storage;
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reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the asset manager;
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deliver invoices to our manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and
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generally perform any other act necessary to carry out its obligations under the asset management agreement.

Our asset manager will be paid a sourcing fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.
The asset management agreement will terminate on the earlier of: (i) one year after the date on which the relevant underlying assets have been liquidated and the obligations connected to the underlying assets (including contingent obligations) have been terminated, (ii) the removal of our manager as managing member of the series related to such assets, (iii) upon notice by one party to the other party of a party’s material breach of the asset management agreement or (iv) such other date as agreed between the parties to the asset management agreement.
Each series will indemnify our asset manager and its affiliates, and any of their respective directors, members, stockholders, partners, officers, employees or controlling persons, against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which such person may become subject in connection with any matter arising out of or in connection with the asset management agreement, except to the extent that any such losses result solely from the acts or omissions of such person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such person’s fraud, willful misconduct or gross negligence.
Asset Selection
We will target a broad spectrum of assets to cater to a wide variety of demand. It is our objective to acquire a diverse collection of top tier contemporary art and collectibles sourced directly from living, mid-career artists as well as art collectors. We will pursue investments opportunistically whenever we can leverage our industry-specific knowledge, unique sourcing angle or our relationships to bring compelling investment opportunities to investors. We aim to acquire only the highest of caliber assets and to appropriately maintain, monitor and manage the collection for continued value appreciation and to enable respectful enjoyment and utilization by the investors and potential lessees.
Sourcing. Through our network of artists, galleries, collectors, and our Advisory Board, we will build a pipeline of compelling opportunities in the contemporary art and collectibles market, with the intent of driving returns for investors who own the applicable asset. Our sourcing angle combined with our data-driven approach to the investment process will provide us with opportunities that will help us capture demand in the market for particular assets. Our data-driven approach will help us study and identify the latest trends in the market to find artists and pieces which we believe will resonate with millennial values. We will consider factors such as rarity, significance, historical prices, originality, value, condition, and social trends when deciding whether or not to acquire an asset. We look forward to maintaining an ongoing list of investment opportunities and a database of interesting market trends across the various assets categories that we track.
Due Diligence. We will consider the growth potential, historical significance, ownership history, past valuation of the asset and comparable assets. Our diligence process will include a review of public auction data, opinions from art advisors in our network, precedent and comparable transactions, among other metrics. The diligence process will be a part of a memo that will be put together for investment review.
Investment Review. We will establish an investment committee (panel of experts, advisors, and independent members) to review the memo and vote to either approve or reject the assets. Regardless of the decision, the committee will draft a summary of their findings for internal record.
Asset Management. Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location. During our hold period, we will monitor increases in market value and keep investors apprised any portfolio updates. We expect to loan the asset to museums or other interested parties (e.g., corporate offices/buildings) for fees that will then be distributed to investors.

Our asset selection criteria were established by our manager and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of our manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. Our manager, along with our Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, pre-purchase inspections, and other related records. Our manager, along with our Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, and the historical valuation of the specific asset or comparable assets. Our manager, together with the Advisory Board, will review asset selection criteria at least annually. Our manager will seek approval from the Advisory Board for any major deviations from these criteria.
Through our network and Advisory Board, we believe that we will be able to identify and acquire art and other collectibles of the highest quality with the intent of driving returns for investors in the series of interests that owns the applicable asset. Concurrently, through the Otis Platform, we aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.
Asset Acquisition
From time to time, we or our affiliates may elect to acquire a work of art or collectible opportunistically prior to the offering process. In such cases, the proceeds from the associated offering, net of any brokerage fee, offering expenses or other acquisition expenses, will be used to reimburse us for the acquisition of the artwork or collectible or repay any loans made to our company, plus applicable interest, to acquire such artwork or collectible.
In the future, rather than pre-purchasing assets before the closing of an offering, we may negotiate with asset sellers for the exclusive right to market, for a period of time, a piece of art or collectible on the Otis Platform to investors. We plan to achieve this by pre-negotiating a purchase price (and/or desired amount of liquidity) and entering into an asset purchase agreement with an asset seller which would close simultaneously upon the closing of the offering of interests in the series associated with that piece of art or collectible. Then, upon closing a successful offering, the asset seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the piece of art or collectible being sold (as negotiated in the asset purchase agreement for such asset) and title to the asset would be held by, or for the benefit of, the applicable series.
Asset Liquidity
We intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years. Liquidity for investors would be obtained by transferring their interests in a series (although a secondary market does not currently exist and there can be no guarantee that a secondary market for any series of interests will develop or that appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate an entire asset materialize and be in the best interest of the investors, as determined by our asset manager, our asset manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g., lack investor demand for its interests) or suffer from a catastrophic event, our asset manager may choose to sell the asset. As a result of a sale under any circumstances, our asset manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable series (after payment of any accrued liabilities or debt, including, but not limited to, balances outstanding under any Operating Expenses Reimbursement Obligation, on the asset or of the series at that time).
Liquidity Platform
Overview

Our manager launched an interface on the Otis Platform that provides investors an efficient means to buy and sell their holdings via the Public Private Execution Network Alternative Trading System, or PPEX ATS, a registered electronic alternative trading system operated by North Capital Private Securities Corporation for execution through the Dalmore Group, LLC, or the Broker (we refer to such platform as the Liquidity Platform). Our company engaged North Capital Private Securities to receive orders to execute trades of our interests through PPEX ATS. These orders to buy and sell may be communicated to the PPEX ATS through the Liquidity Platform and the Broker. Orders are then matched by the PPEX ATS. Any trades are subject to restrictions under state and federal securities laws, as well as the transfer restrictions included in our operating agreement. State securities laws in particular may result in the inability to execute a trade based on, for instance, the location of the buyer or seller, or the number of sales that a seller has undertaken in the prior 12 months.
The availability of the Liquidity Platform does not foreclose investors from either seeking liquidity of their interests outside of the Liquidity Platform through direct negotiation with prospective secondary purchasers, or placing an order directly with the PPEX ATS after creating an account with PPEX ATS.
Liquidity Platform Process
The Liquidity Platform serves as the user interface through which interest holders and prospective secondary purchasers submit orders to buy or sell interests in a series of our company. As such, the Liquidity Platform functions to deliver information to investors, the Broker and the PPEX ATS. All activity related to orders, and the execution of purchases or sales of interests on the Liquidity Platform, is originated by the interest holders and prospective secondary purchasers. Neither our company, our manager, the asset manager, nor any affiliated issuer make any recommendations regarding the purchase or sale of interests, have custody of any interests or consideration or receive any compensation from the operations of the Liquidity Platform. Orders are matched by the PPEX ATS and executed on the PPEX ATS by the Broker in accordance with the rules set forth by the PPEX ATS, and once executed, the appropriate information is submitted back to the Liquidity Platform and reflected for each interest holder. The transfer of funds and interests will be accomplished as set forth below. All rules for the Liquidity Platform are set in conjunction with the Broker and North Capital Private Securities within the parameters of the applicable regulatory requirements and the PPEX ATS.
For executed trades, trading participants instruct the transfer agent to transfer shares and the third-party holder of investor funds to transfer funds. The Broker does not itself settle trades.

Role of the Otis Platform
The Otis Platform merely acts as a user interface to facilitate the functionality of the PPEX ATS. All transfers of cash and securities are performed by appropriately licensed third parties, at the direction of investors, upon execution of a trade.
Neither our company, our manager nor the asset manager will receive any compensation for their respective roles in the trading procedures unless and until our manager or one of its affiliates registers as a broker-dealer and/or an ATS.
Secondary Trading by our Manager
Our manager may act as a buyer and seller of interests in any given series through the PPEX ATS. Prior to our manager participating in any secondary purchases or sales through the Liquidity Platform, our manager intends to put in place internal procedures that (1) limit the participation of the manger to the period within 30 days after the filing of any annual report or semiannual report required under Regulation A covering the respective series, and (2) prevent our manager from making any secondary purchases or sales when in possession of material, non-public information.
Employees

Our company does not have any employees. Our manager is a wholly owned subsidiary of Public Holdings, Inc., a Delaware corporation (which we refer to as Public.com). All of our day-to-day operations are administered by Public.com employees on behalf of our manager.
Government Regulation
Regulation of the art and collectible industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.
Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us or each series of interests to significant damages or other penalties.
Legal Proceedings
None of our company, any series, our manager, our asset manager or any director or executive officer of our manager is presently subject to any material legal proceedings.
Allocations of Expenses
To the extent relevant, offering expenses, acquisition expenses, Operating Expenses, revenue generated from underlying assets and any indemnification payments made by our company will be allocated amongst the various interests in accordance with our manager’s allocation policy, a copy of which is available to investors upon written request to our manager. The allocation policy requires our manager to allocate items that are allocable to a specific series to be borne by, or distributed to, as applicable, the applicable series. If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of underlying assets or the number of interests, as reasonably determined by our manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:
Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Revenue from events and leasing opportunities for the asset	Allocable pro rata to the value of each underlying asset
	Asset sponsorship models	Allocable pro rata to the value of each underlying asset

Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of underlying assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of underlying assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of underlying assets
	Compliance work, including diligence related to the preparation of a series	Allocable pro rata to the number of underlying assets

Acquisition Expense	Transportation of underlying asset as at time of acquisition	Allocable pro rata to the number of underlying assets

Insurance of underlying asset as at time of acquisition	Allocable pro rata to the value of each underlying asset
Preparation of marketing materials	Allocable pro rata to the number of underlying assets
Pre-purchase inspection	Allocable pro rata to the number of underlying assets
Interest expense in the case an underlying asset was pre-purchased us prior to the closing of an offering through a loan	Allocable directly to the applicable underlying asset
Storage	Allocable pro rata to the number of underlying assets
Security (e.g., surveillance and patrols)	Allocable pro rata to the number of underlying assets
Custodial fees	Allocable pro rata to the number of underlying assets

Operating	Appraisal and valuation fees	Allocable pro rata to the number of underlying assets
Expense	Marketing expenses in connection with any revenue-generating event	Allocable pro rata to the value of each underlying asset
	Insurance	Allocable pro rata to the value of each underlying asset
	Maintenance	Allocable directly to the applicable underlying asset
	Transportation to any revenue-generating event	Allocable pro rata to the number of underlying assets
	Ongoing reporting requirements (e.g., Reg A+ or Exchange Act reporting)	Allocable pro rata to the number of underlying assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of underlying assets
	Other revenue-generating event related expenses (e.g., location, catering, facility management, film and photography crew)	Allocable pro rata to the value of each underlying asset

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each underlying asset

Notwithstanding the foregoing, our manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.
Description of Property
Our manager currently leases space in purpose-built, secure, temperature-controlled storage facilities in New York and Oregon for the purpose of storing the underlying assets in a highly controlled environment, other than when they are being utilized for marketing or similar purposes.
Our manager and asset manager is located at 6 Harrison Street, 5th Floor, New York, NY 10013.
We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operation should be read in conjunction with our financial statements and the related notes included in this report. As noted in the independent auditor’s report, the audit of our financial statements was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The series-level consolidating supplemental information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual series. The following discussion contains series-level detail that has not been audited. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.
Overview
Since its formation in December 2018, our company has been engaged primarily in acquiring underlying assets from our manager financed through promissory notes issued to our manager and developing the financial, offering and other materials to begin offering interests in various series through the Otis Platform.
We are considered to be a development-stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced. As such, the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on our manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward, including our manager’s ability to:
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continue to source high quality underlying assets at reasonable prices to securitize on the Otis Platform;
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market the Otis Platform and the offerings in individual series and attract investors to the Otis Platform;
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continue to develop the Otis Platform and provide the information and technology infrastructure to support the issuance of interests; and
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find operating partners to manage the collection of underlying assets at a decreasing marginal cost per asset.
No revenue models have been developed at the company or series level, and we do not expect our company or any series to generate revenue under current operating plans. Gains from sales of underlying assets will be presented as other income in the statements of operations as they do not qualify as operating revenues.
Recent Developments
Acquisitions & Dispositions
On February 7, 2022, Series Gallery Drop 103 sold the Series Gallery Drop 103 Asset, a BGS 9.5-graded 2003 Netpro Glossy #G2 Serena Williams Rookie trading card, for $35,000 versus the Series Gallery Drop 103 offering amount of $18,400. In connection with the sale, our manager assumed all outstanding but unpaid Series Gallery Drop 103 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the operating agreement. This resulted in a net gain to holders of Series Gallery Drop 103 Interests. Our manager, as the manager of Series Gallery Drop 103, was appointed as liquidator and distributed to holders of Series Gallery Drop 103 Interests all of the remaining assets (which consisted only of cash) of Series Gallery Drop 103. After making such distribution, our manager began winding up Series Gallery Drop 103 as the series no longer has any assets or liabilities.

On February 9, 2022, Series Gallery Drop 118 and Series Gallery Drop 120 each resold the underlying asset held by such series to our manager, in exchange for cancellation of the promissory notes issued to our manager in connection with the purchase of such assets. The notes did not bear interest, and the obligation of such series to make any payments under the notes terminated upon the closings of the sales. The series are not in default under the notes.
On February 29, 2022, Series Gallery Drop 082 sold the Series Gallery Drop 082 Asset, a PSA GEM-MT 10-graded 2003 Finest LeBron James Refractor #133 trading card, for $105,000 versus the Series Gallery Drop 082 offering amount of $84,200. In connection with the sale, our manager assumed all outstanding but unpaid Series Gallery Drop 082 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the operating agreement. This resulted in a net gain to holders of Series Gallery Drop 082 Interests. Our manager, as the manager of Series Gallery Drop 082, was appointed as liquidator and distributed to holders of Series Gallery Drop 082 Interests all of the remaining assets (which consisted only of cash) of Series Gallery Drop 082. After making such distribution, our manager began winding up Series Gallery Drop 082 as the series no longer has any assets or liabilities.
On April 1, 2022, Series Gallery Drop 110 sold the Series Gallery Drop 110 Asset, an AFA 85-graded 1984 Transformers G1 Optimus Prime “Pepsi Edition” toy, for $16,234.30 versus the Series Gallery Drop 110 offering amount of $10,600. In connection with the sale, our manager assumed all outstanding but unpaid Series Gallery Drop 110 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the operating agreement. This resulted in a net gain to holders of Series Gallery Drop 110 Interests. Our manager, as the manager of Series Gallery Drop 110, was appointed as liquidator and distributed to holders of Series Gallery Drop 110 Interests all of the remaining assets (which consisted only of cash) of Series Gallery Drop 110. After making such distribution, our manager began winding up Series Gallery Drop 110 as the series no longer has any assets or liabilities.
Impact of Coronavirus Pandemic
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. The continuing impact and effects of the COVID-19 pandemic on the operation and financial performance of our company are unknown. However, our company currently does not expect the COVID-19 pandemic to have a material adverse effect on the business or financial results at this time.
Results of Operations
Revenues
As of December 31, 2021 and 2020, neither our company nor any series had recognized any revenue. No revenue models have been developed at the company or series level, and we do not expect our company or any series to generate revenue under current operating plans. Gains from sales of underlying assets will be presented as other income in the statements of operations as they do not qualify as operating revenues.
Operating Expenses
The Operating Expenses incurred prior to the closing of an offering related to any of the underlying assets are being paid by our manager and recognized by our company as capital contributions and will not be reimbursed by the series. Each series will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the closing date of the offering for such series’ interests. Sourcing fees, which are treated as Operating Expenses, are paid to our manager as compensation for sourcing each underlying asset from the gross proceeds of the offering of each series’ interests.
For the year ended December 31, 2021, we incurred $326,426 in operating expenses, as compared to $107,296 for the year ended December 31, 2020. The following table summarizes the operating expenses by category:
Operating Expense	Year Ended December 31, 2021	Year Ended December 31, 2020

Organizational Costs	$132,945	$40,661
Sourcing Fees	$132,519	$34,597
Transportation, Storage and Insurance	$60,962	$32,038
TOTALS	$326,426	$101,296

At the close of the respective offerings for the series, each individual series became responsible for Operating Expenses. Pre-closing Operating Expenses are incurred on the books of our company, and post-closing Operating Expenses incurred by each series with a closed offering are incurred and recorded on the books of the series. Our manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the closing of each offering. The following table summarizes the Operating Expenses by our company and series for which the respective offerings had closed:
Series	Year Ended December 31, 2021	Year Ended December 31, 2020
Series #KW	$4,101	$1,677
Series Drop 002	$1,943	$2,509
Series Drop 003	$1,984	$1,203
Series Drop 004	$2,052	$2,095
Series Drop 005	$2,567	$4,326
Series Drop 008	$1,996	$4,547
Series Drop 009	$4,855	$10,749
Series Drop 010	$1,880	$1,351
Series Gallery Drop 011	$1,870	$1,978
Series Gallery Drop 012	$3,087	$5,103
Series Gallery Drop 013	$5,181	$-
Series Gallery Drop 014	$1,943	$2,568
Series Gallery Drop 015	$1,849	$2,123
Series Gallery Drop 016	$1,759	$1,369
Series Gallery Drop 017	$2,070	$3,391
Series Gallery Drop 018	$1,751	$825
Series Gallery Drop 019	$1,827	$3,637
Series Gallery Drop 020	$1,761	$1,285
Series Gallery Drop 021	$1,908	$1,098
Series Gallery Drop 022	$1,943	$936
Series Gallery Drop 023	$1,788	$4,046
Series Gallery Drop 024	$1,870	$802
Series Gallery Drop 025(1)	$-	$4,279
Series Gallery Drop 026	$2,620	$3,911
Series Gallery Drop 027	$1,663	$1,054
Series Gallery Drop 028	$1,823	$1,456
Series Gallery Drop 029	$2,185	$1,375
Series Gallery Drop 030	$1,880	$3,728
Series Gallery Drop 031	$4,607	$-
Series Gallery Drop 032	$1,671	$701
Series Gallery Drop 033	$3,549	$-
Series Gallery Drop 034	$5,844	$3,476
Series Gallery Drop 035	$2,387	$1,665
Series Gallery Drop 036	$2,100	$1,740
Series Gallery Drop 037	$1,814	$1,497
Series Gallery Drop 038	$2,309	$931
Series Gallery Drop 039	$2,206	$4,844

Series Gallery Drop 040	$3,664	$-
Series Gallery Drop 041	$1,607	$1,033
Series Gallery Drop 042	$1,764	$1,325
Series Gallery Drop 043	$5,247	$-
Series Gallery Drop 044	$19,595	$-
Series Gallery Drop 045	$13,767	$-
Series Gallery Drop 046	$2,885	$-
Series Gallery Drop 047	$1,614	$-
Series Gallery Drop 048	$1,784	$-
Series Gallery Drop 049	$10,220	$-
Series Gallery Drop 050	$2,756	$-
Series Gallery Drop 051	$2,718	$-
Series Gallery Drop 052	$2,464	$-
Series Gallery Drop 053	$2,006	$-
Series Gallery Drop 054	$1,815	$-
Series Gallery Drop 055	$3,082	$-
Series Gallery Drop 056	$1,926	$-
Series Gallery Drop 057	$1,742	$-
Series Gallery Drop 058	$1,909	$-
Series Gallery Drop 059	$4,242	$-
Series Gallery Drop 060	$3,262	$-
Series Gallery Drop 061	$1,925	$-
Series Gallery Drop 062	$1,653	$-
Series Gallery Drop 063	$1,926	$-
Series Gallery Drop 064	$2,458	$-
Series Gallery Drop 065	$1,847	$-
Series Gallery Drop 066	$5,125	$-
Series Gallery Drop 067	$3,795	$-
Series Gallery Drop 068	$2,103	$-
Series Gallery Drop 069	$2,610	$-
Series Gallery Drop 070	$2,322	$-
Series Gallery Drop 071	$4,371	$-
Series Gallery Drop 072	$16,756	$-
Series Gallery Drop 073	$2,966	$-
Series Gallery Drop 074	$1,870	$-
Series Gallery Drop 075	$2,742	$-
Series Gallery Drop 076	$3,534	$-
Series Gallery Drop 077	$2,590	$-
Series Gallery Drop 078	$1,870	$-
Series Gallery Drop 079	$1,888	$-
Series Gallery Drop 080	$1,616	$-
Series Gallery Drop 082	$4,641	$-
Series Gallery Drop 083	$3,043	$-
Series Gallery Drop 086	$5,045	$-
Series Gallery Drop 089	$2,020	$-
Series Gallery Drop 091	$1,821	$-
Series Gallery Drop 093	$2,941	$-
Series Gallery Drop 094	$1,394	$-

Series Gallery Drop 095	$3,002	$-
Series Gallery Drop 096	$2,214	$-
Series Gallery Drop 097	$1,750	$-
Series Gallery Drop 098	$1,480	$-
Series Gallery Drop 099	$6,064	$-
Series Gallery Drop 100	$1,733	$-
Series Gallery Drop 101	$9,324	$-
Series Gallery Drop 102	$1,007	$-
Series Gallery Drop 103	$1,108	$-
Series Gallery Drop 104	$1,361	$-
Series Gallery Drop 105	$3,134	$-
Series Gallery Drop 107	$1,886	$-
Series Gallery Drop 108	$1,758	$-
Series Gallery Drop 109	$1,813	$-
Series Gallery Drop 110	$776	$-
Series Gallery Drop 111	$1,074	$-
Series Gallery Drop 112	$3,130	$-
Series Gallery Drop 113	$2,882	$-
Series Gallery Drop 114	$895	$-
Series Gallery Drop 115	$986	$-
Unallocated(2)	$13,465	$16,663
TOTALS	$326,426	$107,296

(1)
In connection with the sale of the Series Gallery Drop 025 Asset, our manager assumed all Series Gallery Drop 025 acquisition expenses and offering expenses and waived any and all rights to receive any sourcing fee, accrued but unpaid interest on the promissory note issued in connection with the acquisition of the Series Gallery Drop 025 Asset and the 10% distribution pursuant to Section 7.02 of the operating agreement.
(2)
Unallocated refers to Operating Expenses of our company not allocated to a particular series.
Other Income/(Expenses)
For the year ended December 31, 2021, we earned other income of $501,947 in the form of gain on the sale of underlying assets of $949,947 and loss on impairment of $448,000, as compared to other expenses in the form of interest expenses of $11,781 for the year ended December 31, 2020. The following table summarizes the interest expenses by series:
Series	Year Ended December 31, 2021	Year Ended December 31, 2020
Series Gallery Drop 011	$-	$(270)
Series Gallery Drop 012	$-	$(2,100)
Series Gallery Drop 013	$-	$(1,262)
Series Gallery Drop 014	$-	$(474)
Series Gallery Drop 015	$-	$(371)
Series Gallery Drop 016	$-	$(366)
Series Gallery Drop 017	$-	$(928)
Series Gallery Drop 019	$-	$(343)
Series Gallery Drop 020	$91,000	$-
Series Gallery Drop 022	$-	$(543)
Series Gallery Drop 023	$-	$(272)

Series Gallery Drop 024	$-	$(417)
Series Gallery Drop 025(1)	$-	$(1,160)
Series Gallery Drop 027	$119,000	$-
Series Gallery Drop 028	$-	$(335)
Series Gallery Drop 030	$-	$(435)
Series Gallery Drop 031	$-	$(793)
Series Gallery Drop 033	$-	$(389)
Series Gallery Drop 035	$(30,300)	$-
Series Gallery Drop 036	$-	$(874)
Series Gallery Drop 037	$-	$(449)
Series Gallery Drop 043	$(22,800)	$-
Series Gallery Drop 045	$469,000	$-
Series Gallery Drop 053	$(36,000)	$-
Series Gallery Drop 057	$(8,400)	$-
Series Gallery Drop 058	$(4,500)	$-
Series Gallery Drop 066	$(30,000)	$-
Series Gallery Drop 069	$(3,600)	$-
Series Gallery Drop 070	$(2,400)	$-
Series Gallery Drop 072	$(75,200)	$-
Series Gallery Drop 073	$(16,300)	$-
Series Gallery Drop 074	$(5,800)	$-
Series Gallery Drop 076	$(46,000)	$-
Series Gallery Drop 077	$(17,700)	$-
Series Gallery Drop 083	$(21,300)	$-
Series Gallery Drop 086	$(17,700)	$-
Series Gallery Drop 091	$(19,500)	$-
Series Gallery Drop 095	$(10,500)	$-
Series Gallery Drop 096	$(8,000)	$-
Series Gallery Drop 097	$270,947	$-
Series Gallery Drop 100	$(1,000)	$-
Series Gallery Drop 101	$(21,100)	$-
Series Gallery Drop 102	$(5,100)	$-
Series Gallery Drop 105	$(18,900)	$-
Series Gallery Drop 117	$(16,500)	$-
Series Gallery Drop 118	$(9,400)	$-
TOTALS	$501,947	$(11,781)

(1)
In connection with the sale of the Series Gallery Drop 025 Asset, our manager assumed all Series Gallery Drop 025 acquisition expenses and offering expenses and waived any and all rights to receive any sourcing fee, accrued but unpaid interest on the promissory note issued in connection with the acquisition of the Series Gallery Drop 025 Asset and the 10% distribution pursuant to Section 7.02 of the operating agreement.
Income Taxes
For the year ended December 31, 2021, Series Gallery Drop 025 recorded a $140 provision for income taxes.
Net Income/(Loss)

As a result of the cumulative effect of the foregoing factors, we generated net income of $175,381 for the year ended December 31, 2021 and a net loss of $113,077 for the year ended December 31, 2020. The following table summarizes net income/(loss) by our company and series (any series not listed had no net income or loss for the years ended December 31, 2021 and 2020):
Series	Year Ended December 31, 2021	Year Ended December 31, 2020
Series #KW	$(4,101)	$(1,677)
Series Drop 002	$(1,943)	$(2,509)
Series Drop 003	$(1,984)	$(1,203)
Series Drop 004	$(2,052)	$(2,095)
Series Drop 005	$(2,567)	$(4,326)
Series Drop 008	$(1,996)	$(4,547)
Series Drop 009	$(4,855)	$(10,749)
Series Drop 010	$(1,880)	$(1,351)
Series Gallery Drop 011	$(1,870)	$(2,248)
Series Gallery Drop 012	$(3,087)	$(7,203)
Series Gallery Drop 013	$(5,181)	$(1,262)
Series Gallery Drop 014	$(1,943)	$(3,042)
Series Gallery Drop 015	$(1,849)	$(2,494)
Series Gallery Drop 016	$(1,759)	$(1,735)
Series Gallery Drop 017	$(2,070)	$(4,319)
Series Gallery Drop 018	$(1,751)	$(825)
Series Gallery Drop 019	$(1,827)	$(3,980)
Series Gallery Drop 020	$89,239	$(1,285)
Series Gallery Drop 021	$(1,908)	$(1,098)
Series Gallery Drop 022	$(1,943)	$(1,479)
Series Gallery Drop 023	$(1,788)	$(4,318)
Series Gallery Drop 024	$(1,870)	$(1,219)
Series Gallery Drop 025	$-	$561
Series Gallery Drop 026	$(2,620)	$(3,911)
Series Gallery Drop 027	$117,337	$(1,054)
Series Gallery Drop 028	$(1,823)	$(1,791)
Series Gallery Drop 029	$(2,185)	$(1,375)
Series Gallery Drop 030	$(1,880)	$(4,163)
Series Gallery Drop 031	$(4,607)	$(793)
Series Gallery Drop 032	$(1,671)	$(701)
Series Gallery Drop 033	$(3,549)	$(389)
Series Gallery Drop 034	$(5,844)	$(3,476)
Series Gallery Drop 035	$(32,687)	$(1,665)
Series Gallery Drop 036	$(2,100)	$(2,614)
Series Gallery Drop 037	$(1,814)	$(1,946)
Series Gallery Drop 038	$(2,309)	$(931)
Series Gallery Drop 039	$(2,206)	$(4,844)
Series Gallery Drop 040	$(3,664)	$-
Series Gallery Drop 041	$(1,607)	$(1,033)
Series Gallery Drop 042	$(1,764)	$(1,325)
Series Gallery Drop 043	$(28,047)	$-
Series Gallery Drop 044	$(19,595)	$-
Series Gallery Drop 045	$455,233	$-
Series Gallery Drop 046	$(2,885)	$-
Series Gallery Drop 047	$(1,614)	$-

Series Gallery Drop 048	$(1,784)	$-
Series Gallery Drop 049	$(10,220)	$-
Series Gallery Drop 050	$(2,756)	$-
Series Gallery Drop 051	$(2,718)	$-
Series Gallery Drop 052	$(2,464)	$-
Series Gallery Drop 053	$(38,006)	$-
Series Gallery Drop 054	$(1,815)	$-
Series Gallery Drop 055	$(3,082)	$-
Series Gallery Drop 056	$(1,926)	$-
Series Gallery Drop 057	$(10,142)	$-
Series Gallery Drop 058	$(6,409)	$-
Series Gallery Drop 059	$(4,242)	$-
Series Gallery Drop 060	$(3,262)	$-
Series Gallery Drop 061	$(1,925)	$-
Series Gallery Drop 062	$(1,653)	$-
Series Gallery Drop 063	$(1,926)	$-
Series Gallery Drop 064	$(2,458)	$-
Series Gallery Drop 065	$(1,847)	$-
Series Gallery Drop 066	$(35,125)	$-
Series Gallery Drop 067	$(3,795)	$-
Series Gallery Drop 068	$(2,103)	$-
Series Gallery Drop 069	$(6,210)	$-
Series Gallery Drop 070	$(4,722)	$-
Series Gallery Drop 071	$(4,371)	$-
Series Gallery Drop 072	$(91,956)	$-
Series Gallery Drop 073	$(19,266)	$-
Series Gallery Drop 074	$(7,670)	$-
Series Gallery Drop 075	$(2,742)	$-
Series Gallery Drop 076	$(49,534)	$-
Series Gallery Drop 077	$(20,290)	$-
Series Gallery Drop 078	$(1,870)	$-
Series Gallery Drop 079	$(1,888)	$-
Series Gallery Drop 080	$(1,616)	$-
Series Gallery Drop 082	$(4,641)	$-
Series Gallery Drop 083	$(24,343)	$-
Series Gallery Drop 086	$(22,745)	$-
Series Gallery Drop 089	$(2,020)	$-
Series Gallery Drop 091	$(21,321)	$-
Series Gallery Drop 093	$(2,941)	$-
Series Gallery Drop 094	$(1,394)	$-
Series Gallery Drop 095	$(13,502)	$-
Series Gallery Drop 096	$(10,214)	$-
Series Gallery Drop 097	$269,197	$-
Series Gallery Drop 098	$(1,480)	$-
Series Gallery Drop 099	$(6,064)	$-
Series Gallery Drop 100	$(2,733)	$-
Series Gallery Drop 101	$(30,424)	$-
Series Gallery Drop 102	$(6,107)	$-

Series Gallery Drop 103	$(1,108)	$-
Series Gallery Drop 104	$(1,361)	$-
Series Gallery Drop 105	$(22,034)	$-
Series Gallery Drop 107	$(1,886)	$-
Series Gallery Drop 108	$(1,758)	$-
Series Gallery Drop 109	$(1,813)	$-
Series Gallery Drop 110	$(776)	$-
Series Gallery Drop 111	$(1,074)	$-
Series Gallery Drop 112	$(3,130)	$-
Series Gallery Drop 113	$(2,882)	$-
Series Gallery Drop 114	$(895)	$-
Series Gallery Drop 115	$(986)	$-
Series Gallery Drop 117	$(16,500)	$-
Series Gallery Drop 118	$(9,400)	$-
Unallocated(1)	$13,465	$16,663
TOTALS	$175,381	$(113,077)

(1)
Unallocated refers to net income not allocated to a particular series.
Liquidity and Capital Resources
From inception, our company and each series have financed their business activities through capital contributions to our company and individual series from our manager. Our company and each series expect to continue to have access to capital financing from our manager going forward. However, there is no obligation or assurance that our manager will provide such required capital. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through additional capital contributions or the issuance of additional interests in any individual series. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual series at the sole discretion of our manager. There can be no assurance that our manager will continue to fund such expenses. These factors raise substantial doubt about our company’s ability to continue as a going concern for the twelve months following the date of this report.
Cash and Cash Equivalent Balances
As of December 31, 2021 and 2020, our company itself had no cash or cash equivalents on hand. Cash is held at the series level. On a total consolidated basis as of December 31, 2021 and 2020, series had $704,758 and $98,333 on hand, respectively. The following table summarizes the cash and cash equivalents by series:
Series	Year Ended December 31, 2021	Year Ended December 31, 2020
Series #KW	$125	$1,787
Series Drop 002	$774	$774
Series Drop 003	$61	$61
Series Drop 004	$710	$710
Series Drop 005	$445	$445
Series Drop 008	$818	$818
Series Drop 009	$2,587	$2,587
Series Drop 010	$11	$11
Series Gallery Drop 011	$97	$97
Series Gallery Drop 012	$2,494	$2,494
Series Gallery Drop 013	$388	$-
Series Gallery Drop 014	$154	$154

Series Gallery Drop 015	$5	$5
Series Gallery Drop 016	$127	$134
Series Gallery Drop 017	$259	$259
Series Gallery Drop 018	$65	$65
Series Gallery Drop 019	$7	$7
Series Gallery Drop 020	$6	$485
Series Gallery Drop 021	$180	$180
Series Gallery Drop 022	$866	$866
Series Gallery Drop 023	$103	$103
Series Gallery Drop 024	$153	$153
Series Gallery Drop 025	$140	$75,289
Series Gallery Drop 026	$715	$715
Series Gallery Drop 027	$-	$440
Series Gallery Drop 028	$119	$119
Series Gallery Drop 029	$383	$383
Series Gallery Drop 030	$169	$169
Series Gallery Drop 031	$294	$-
Series Gallery Drop 032	$12	$4,927
Series Gallery Drop 033	$120	$-
Series Gallery Drop 034	$2,940	$2,940
Series Gallery Drop 035	$506	$506
Series Gallery Drop 036	$322	$290
Series Gallery Drop 037	$143	$143
Series Gallery Drop 038	$35	$35
Series Gallery Drop 039	$62	$62
Series Gallery Drop 040	$43	$-
Series Gallery Drop 041	$49	$49
Series Gallery Drop 042	$71	$71
Series Gallery Drop 043	$50	$-
Series Gallery Drop 044	$50	$-
Series Gallery Drop 045	$685,050	$-
Series Gallery Drop 046	$50	$-
Series Gallery Drop 047	$50	$-
Series Gallery Drop 048	$50	$-
Series Gallery Drop 049	$50	$-
Series Gallery Drop 050	$50	$-
Series Gallery Drop 051	$50	$-
Series Gallery Drop 052	$50	$-
Series Gallery Drop 053	$50	$-
Series Gallery Drop 054	$50	$-
Series Gallery Drop 055	$50	$-
Series Gallery Drop 056	$50	$-
Series Gallery Drop 057	$50	$-
Series Gallery Drop 058	$50	$-
Series Gallery Drop 059	$50	$-
Series Gallery Drop 060	$50	$-
Series Gallery Drop 061	$50	$-
Series Gallery Drop 062	$50	$-
Series Gallery Drop 063	$50	$-
Series Gallery Drop 064	$50	$-
Series Gallery Drop 065	$50	$-

Series Gallery Drop 066	$50	$-
Series Gallery Drop 067	$50	$-
Series Gallery Drop 068	$50	$-
Series Gallery Drop 069	$50	$-
Series Gallery Drop 070	$50	$-
Series Gallery Drop 071	$50	$-
Series Gallery Drop 072	$50	$-
Series Gallery Drop 073	$50	$-
Series Gallery Drop 074	$50	$-
Series Gallery Drop 075	$50	$-
Series Gallery Drop 076	$50	$-
Series Gallery Drop 077	$50	$-
Series Gallery Drop 078	$50	$-
Series Gallery Drop 079	$50	$-
Series Gallery Drop 080	$50	$-
Series Gallery Drop 082	$50	$-
Series Gallery Drop 083	$50	$-
Series Gallery Drop 086	$50	$-
Series Gallery Drop 089	$50	$-
Series Gallery Drop 091	$50	$-
Series Gallery Drop 093	$50	$-
Series Gallery Drop 094	$50	$-
Series Gallery Drop 095	$50	$-
Series Gallery Drop 096	$50	$-
Series Gallery Drop 098	$50	$-
Series Gallery Drop 099	$50	$-
Series Gallery Drop 100	$50	$-
Series Gallery Drop 101	$50	$-
Series Gallery Drop 102	$50	$-
Series Gallery Drop 103	$50	$-
Series Gallery Drop 104	$50	$-
Series Gallery Drop 105	$50	$-
Series Gallery Drop 107	$50	$-
Series Gallery Drop 108	$50	$-
Series Gallery Drop 109	$50	$-
Series Gallery Drop 110	$50	$-
Series Gallery Drop 111	$50	$-
Series Gallery Drop 112	$50	$-
Series Gallery Drop 113	$50	$-
Series Gallery Drop 114	$50	$-
Series Gallery Drop 115	$50	$-
TOTALS	$98,333	$98,333

Series Subscriptions

Our company records membership contributions at the effective date. If the subscription is not funded upon issuance, we record a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date, the subscription receivable is reclassified as a contra account to members’ equity on the balance sheet. Each series has a minimum offering size that once met will result in the eventual successful subscription to and closing of the series offering. Subscriptions receivable consists of membership subscriptions received as of December 31, 2021 and 2020, as applicable, for which the minimum subscription requirement was met. As of December 31, 2021 and 2020, there were subscriptions receivable of $115,800 and $504,030, respectively. The following table summarizes the subscription receivable by series as of December 31, 2021 and 2020:
Series	Interests Subscribed for as of December 31, 2021	Subscription Amount as of December 31, 2021	Interests Subscribed for as of December 31, 2020	Subscription Amount as of December 31, 2020
Series Gallery Drop 013	-	$-	1,500	$90,000
Series Gallery Drop 031	-	$-	2,000	$48,000
Series Gallery Drop 033	-	$-	2,379	$23,790
Series Gallery Drop 040	-	$-	3,549	$35,490
Series Gallery Drop 043	-	$-	6,696	$66,960
Series Gallery Drop 045	-	$-	22,979	$229,790
Series Gallery Drop 052	-	$-	1,000	$10,000
Series Gallery Drop 122	115,800	$115,800
TOTALS		$115,800		$216,719

Promissory Notes
In connection with the acquisition of the underlying assets from our manager, we have issued promissory notes to our manager which are due within 14 business days of the final closing of the related offering (i.e., when the offering is fully funded), provided that we may prepay the notes at any time. The following table summarizes these notes outstanding by series as of December 31, 2021 and 2020:
Series	Date Issued	Principal Amount	Interest Rate(1)	Balance December 31, 2021	Balance December 31, 2020
Series Gallery Drop 013	12/13/2019	$84,150	7.5%	$-	$85,728
Series Gallery Drop 031	07/31/2020	$43,750	7.25%	$-	$44,543
Series Gallery Drop 032	08/03/2020	$4,844	0%	$-	$4,844
Series Gallery Drop 033	07/31/2020	$21,475	7.25%	$-	$21,864
Series Gallery Drop 040	09/10/2020	$33,211	0%	$-	$33,211
Series Gallery Drop 043	10/06/2020	$63,000	0%	$-	$63,000
Series Gallery Drop 044	10/06/2020	$416,700	0%	$-	$416,700
Series Gallery Drop 045	10/06/2020	$216,000	0%	$-	$216,700
Series Gallery Drop 046	11/11/2020	$50,400	0%	$-	$50,400
Series Gallery Drop 047	11/11/2020	$28,800	0%	$-	$28,800
Series Gallery Drop 048	11/11/2020	$56,250	0%	$-	$56,250
Series Gallery Drop 049	11/23/2020	$214,500	0%	$-	$214,500
Series Gallery Drop 050	11/23/2020	$25,000	0%	$-	$25,000
Series Gallery Drop 051	11/23/2020	$28,999	0%	$-	$28,999
Series Gallery Drop 052	11/23/2020	$9,000	0%	$-	$9,000
Series Gallery Drop 053	11/23/2020	$78,000	0%	$-	$78,000
Series Gallery Drop 054	11/23/2020	$18,000	0%	$-	$18,000
Series Gallery Drop 055	12/18/2020	$45,100	0%	$-	$45,100
Series Gallery Drop 056	12/18/2020	$20,100	0%	$-	$20,100

Series Gallery Drop 057	12/18/2020	$17,100	0%	$-	$17,100
Series Gallery Drop 058	12/18/2020	$21,260	0%	$-	$21,260
Series Gallery Drop 059	12/18/2020	$73,700	0%	$-	$73,700
Series Gallery Drop 060	12/18/2020	$48,500	0%	$-	$48,500
Series Gallery Drop 061	12/18/2020	$21,989	0%	$-	$21,989
Series Gallery Drop 062	12/18/2020	$15,400	0%	$-	$15,400
Series Gallery Drop 063	12/18/2020	$20,000	0%	$-	$20,000
Series Gallery Drop 064	12/18/2020	$32,000	0%	$-	$32,000
Series Gallery Drop 116	09/15/2021	$225,000	0%	$225,000	$-
Series Gallery Drop 117	10/25/2021	$89,000	0%	$89,000	$-
Series Gallery Drop 118	10/25/2021	$28,545	0%	$28,545	$-
Series Gallery Drop 119	11/30/2021	$84,000	0%	$84,000	$-
Series Gallery Drop 120	11/30/2021	$26,400	0%	$26,400	$-
Series Gallery Drop 121	11/30/2021	$31,200	0%	$31,200	$-
Series Gallery Drop 122	11/30/2021	$110,000	0%	$110,000	$-
Series Gallery Drop 123	11/30/2021	$44,444	0%	$32,000	$32,000
TOTALS		$648,589		$1,709,990	$1,709,990

(1)
Notes with a 0% interest rate are non-interest-bearing. The remaining notes bear interest at an annualized rate as stated over a three-month period.
Due to Manager
To fund organizational and startup activities, as well as ongoing operating expenses for each series, such as legal, accounting, audit, storage and insurance expenses, not covered by proceeds from the offering for each such series’ interests, our manager has covered the expenses and costs of our company and each series thus far on a non-interest-bearing extension of revolving credit. Our company will evaluate when is best to repay our manager depending on operations and fundraising ability. In general, each series will repay our manager for funds extended for such expenses from the sale of each underlying asset in the associated series, or from revenue-generating events, if applicable. As of December 31, 2021, our company had $179,931 due to our manager for legal, accounting, storage and insurance fees associated with and incurred on behalf of the series as detailed in the table below:
Series	Legal	Accounting	Storage	Insurance	Total Due to Manager
Series #KW	$159	$1,761	$240	$568	$2,728
Series Drop 002	$159	$1,761	$213	$99	$2,232
Series Drop 003	$159	$1,760	$241	$112	$2,272
Series Drop 004	$159	$1,721	$315	$146	$2,341
Series Drop 005	$159	$1,760	$639	$297	$2,855
Series Drop 008	$159	$1,761	$249	$116	$2,285
Series Drop 009	$159	$1,761	$2,201	$1,023	$5,144
Series Drop 010	$159	$1,760	$170	$79	$2,168
Series Gallery Drop 011	$159	$1,760	$163	$76	$2,158
Series Gallery Drop 012	$159	$1,760	$994	$462	$3,375
Series Gallery Drop 013	$159	$1,393	$420	$128	$2,100
Series Gallery Drop 014	$159	$1,760	$213	$99	$2,231
Series Gallery Drop 015	$159	$1,720	$176	$82	$2,137
Series Gallery Drop 016	$158	$1,685	$133	$71	$2,047
Series Gallery Drop 017	$159	$1,685	$351	$163	$2,358
Series Gallery Drop 018	$159	$1,760	$82	$38	$2,039

Series Gallery Drop 019	$158	$1,760	$134	$62	$2,114
Series Gallery Drop 021	$159	$1,759	$189	$88	$2,195
Series Gallery Drop 022	$159	$1,760	$213	$99	$2,231
Series Gallery Drop 023	$159	$1,760	$107	$50	$2,076
Series Gallery Drop 024	$159	$1,760	$163	$76	$2,158
Series Gallery Drop 025	$-	$140	$-	$-	$140
Series Gallery Drop 026	$159	$1,760	$675	$314	$2,908
Series Gallery Drop 028	$159	$1,760	$131	$61	$2,111
Series Gallery Drop 029	$159	$1,760	$378	$176	$2,473
Series Gallery Drop 030	$159	$1,760	$170	$79	$2,168
Series Gallery Drop 031	$159	$1,393	$219	$64	$1,835
Series Gallery Drop 032	$159	$1,760	$24	$16	$1,959
Series Gallery Drop 033	$158	$1,393	$107	$31	$1,689
Series Gallery Drop 034	$159	$1,760	$2,876	$1,337	$6,132
Series Gallery Drop 035	$159	$1,760	$516	$240	$2,675
Series Gallery Drop 036	$159	$1,760	$342	$159	$2,420
Series Gallery Drop 037	$159	$1,686	$176	$82	$2,103
Series Gallery Drop 038	$159	$1,685	$514	$239	$2,597
Series Gallery Drop 039	$159	$1,685	$444	$206	$2,494
Series Gallery Drop 040	$159	$1,318	$166	$51	$1,694
Series Gallery Drop 041	$159	$1,685	$35	$16	$1,895
Series Gallery Drop 042	$159	$1,685	$142	$66	$2,052
Series Gallery Drop 043	$159	$1,318	$315	$96	$1,888
Series Gallery Drop 046	$159	$753	$252	$77	$1,241
Series Gallery Drop 047	$159	$753	$144	$45	$1,101
Series Gallery Drop 048	$159	$753	$281	$89	$1,282
Series Gallery Drop 049	$159	$753	$1,073	$332	$2,317
Series Gallery Drop 050	$159	$753	$125	$34	$1,071
Series Gallery Drop 051	$159	$753	$144	$44	$1,100
Series Gallery Drop 052	$159	$1,318	$45	$13	$1,535
Series Gallery Drop 053	$159	$753	$390	$124	$1,426
Series Gallery Drop 054	$159	$753	$90	$27	$1,029
Series Gallery Drop 055	$159	$753	$225	$70	$1,207
Series Gallery Drop 056	$159	$753	$101	$31	$1,044
Series Gallery Drop 057	$159	$753	$85	$26	$1,023
Series Gallery Drop 058	$159	$753	$106	$33	$1,051
Series Gallery Drop 059	$159	$713	$368	$113	$1,353
Series Gallery Drop 060	$159	$753	$242	$75	$1,229
Series Gallery Drop 061	$159	$753	$109	$34	$1,055
Series Gallery Drop 062	$159	$753	$77	$24	$1,013
Series Gallery Drop 063	$159	$753	$100	$31	$1,043
Series Gallery Drop 064	$159	$753	$160	$50	$1,122
Series Gallery Drop 065	$159	$753	$101	$31	$1,044
Series Gallery Drop 066	$159	$753	$450	$139	$1,501
Series Gallery Drop 067	$159	$753	$300	$92	$1,304
Series Gallery Drop 068	$159	$753	$120	$37	$1,069
Series Gallery Drop 069	$159	$753	$175	$54	$1,141
Series Gallery Drop 070	$159	$713	$156	$48	$1,076

Series Gallery Drop 071	$159	$713	$375	$116	$1,363
Series Gallery Drop 072	$159	$713	$1,400	$427	$2,699
Series Gallery Drop 073	$159	$713	$221	$68	$1,161
Series Gallery Drop 074	$159	$713	$104	$32	$1,008
Series Gallery Drop 075	$159	$-	$277	$86	$522
Series Gallery Drop 076	$159	$713	$277	$86	$1,235
Series Gallery Drop 077	$159	$713	$185	$57	$1,114
Series Gallery Drop 078	$159	$713	$104	$32	$1,008
Series Gallery Drop 079	$159	$713	$101	$31	$1,004
Series Gallery Drop 080	$159	$713	$75	$24	$971
Series Gallery Drop 082	$159	$713	$400	$123	$1,395
Series Gallery Drop 083	$159	$713	$225	$70	$1,167
Series Gallery Drop 086	$159	$673	$450	$139	$1,421
Series Gallery Drop 089	$159	$673	$120	$37	$989
Series Gallery Drop 091	$159	$-	$187	$58	$404
Series Gallery Drop 093	$159	$673	$218	$67	$1,117
Series Gallery Drop 094	$159	$240	$109	$33	$541
Series Gallery Drop 095	$159	$673	$226	$70	$1,128
Series Gallery Drop 096	$159	$673	$145	$45	$1,022
Series Gallery Drop 098	$159	$673	$70	$21	$923
Series Gallery Drop 099	$159	$200	$350	$201	$910
Series Gallery Drop 100	$159	$673	$92	$28	$952
Series Gallery Drop 101	$159	$200	$622	$309	$1,290
Series Gallery Drop 102	$159	$240	$70	$21	$490
Series Gallery Drop 103	$159	$200	$87	$27	$473
Series Gallery Drop 104	$159	$633	$63	$19	$874
Series Gallery Drop 105	$159	$160	$309	$95	$723
Series Gallery Drop 107	$159	$633	$114	$35	$941
Series Gallery Drop 108	$159	$240	$151	$46	$596
Series Gallery Drop 109	$159	$228	$153	$47	$587
Series Gallery Drop 110	$159	$200	$54	$17	$430
Series Gallery Drop 111	$159	$160	$96	$30	$445
Series Gallery Drop 112	$159	$160	$413	$148	$880
Series Gallery Drop 113	$159	$160	$295	$94	$708
Series Gallery Drop 114	$159	$160	$69	$22	$410
Series Gallery Drop 115	$159	$160	$84	$26	$429
Unallocated	$-	$21,660	$1,001	$1,086	$23,747
TOTALS	$15,738	$121,933	$29,547	$12,713	$179,931

As of December 31, 2020, our company had $23,575 due to our manager for accounting, storage, transportation and insurance associated with and incurred on behalf of the series as detailed in the table below:
Series	Accounting Fees	Storage	Transportation	Insurance	Total Due to Manager
Otis Gallery LLC	$10,281	$-	$-	$-	$10,281
Series #KW	$368	$-	$-	$-	$368
Series Drop 002	$368	$-	$-	$-	$368
Series Drop 003	$367	$-	$-	$-	$367

Series Drop 004	$368	$-	$-	$-	$368
Series Drop 005	$367	$-	$-	$-	$367
Series Drop 008	$368	$-	$-	$-	$368
Series Drop 009	$368	$-	$-	$-	$368
Series Drop 010	$367	$-	$-	$-	$367
Series Gallery Drop 011	$367	$-	$-	$-	$367
Series Gallery Drop 012	$367	$-	$-	$-	$367
Series Gallery Drop 014	$367	$-	$-	$-	$367
Series Gallery Drop 015	$367	$-	$-	$-	$367
Series Gallery Drop 016	$367	$-	$-	$7	$374
Series Gallery Drop 017	$367	$-	$-	$-	$367
Series Gallery Drop 018	$367	$-	$-	$-	$367
Series Gallery Drop 019	$367	$-	$-	$-	$367
Series Gallery Drop 020	$367	$-	$-	$-	$367
Series Gallery Drop 021	$366	$-	$-	$-	$366
Series Gallery Drop 022	$367	$-	$-	$-	$367
Series Gallery Drop 023	$367	$-	$-	$-	$367
Series Gallery Drop 024	$367	$-	$-	$-	$367
Series Gallery Drop 025	$367	$-	$-	$-	$367
Series Gallery Drop 026	$367	$-	$-	$-	$367
Series Gallery Drop 027	$367	$-	$-	$-	$367
Series Gallery Drop 028	$367	$-	$-	$-	$367
Series Gallery Drop 029	$367	$-	$-	$-	$367
Series Gallery Drop 030	$367	$-	$-	$-	$367
Series Gallery Drop 032	$367	$10	$53	$8	$438
Series Gallery Drop 034	$367	$-	$-	$-	$367
Series Gallery Drop 035	$367	$-	$-	$-	$367
Series Gallery Drop 036	$367	$-	$-	$-	$367
Series Gallery Drop 037	$367	$-	$-	$-	$367
Series Gallery Drop 038	$367	$-	$-	$-	$367
Series Gallery Drop 039	$367	$-	$-	$-	$367
Series Gallery Drop 041	$367	$-	$-	$-	$367
Series Gallery Drop 042	$367	$-	$-	$-	$367
TOTALS	$23,497	$10	$53	$15	$23,575

Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.
Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our manager to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.
Revenue Recognition
Our company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments, effective January 1, 2019.
We determine revenue recognition through the following steps:
  identification of a contract with a customer;
  identification of the performance obligations in the contract;

  determination of the transaction price;

  allocation of the transaction price to the performance obligations in the contract; and

  recognition of revenue when or as the performance obligations are satisfied.
No revenue models have been developed at the company or series level, and we do not expect our company or any series to generate revenue under current operating plans. Gains from sales of underlying assets will be presented as other income in the statements of operations as they do not qualify as operating revenues. As of December 31, 2021 and 2020, neither our company nor any series had recognized any revenue.
Operating Expenses
After the closing of an offering of interests, each series is responsible for its own Operating Expenses, including any and all fees, costs and expenses incurred in connection with the management of the underlying assets. Prior to the closing, Operating Expenses are borne by our manager and not reimbursed by the series. Our manager will bear its own expenses of an ordinary nature. If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such series, our manager may pay such expenses and not seek reimbursement, loan the amount of the Operating Expenses to the applicable series or cause additional interests in such series to be issued.
Sourcing Fee: Our asset manager will be paid a fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.
Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from investors through each offering. We comply with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed.

Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.
See “Item 1. Business—Operating Expenses” for additional information.
Fair Value of Financial Instruments
FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:
Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).
Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.
The carrying amounts reported in the balance sheets approximate their fair value.
Members’ Equity
Members’ equity for our company and any series consists of capital contributions, equity to artists or third parties, membership contributions and accumulated deficit.
Capital contributions are made by our manager to cover operating expenses for which our manager has elected not to be reimbursed.
With respect to equity issued to artists or third parties, in certain instances, interests in a particular series are issued as part of the total purchase consideration for and/or in connection with the acquisition of the underlying asset of such series (for example, interests issued to an asset seller or consignor as partial consideration for an underlying asset), in each case as described in the Offering Statement.
Membership contributions are made to a series from a successful closing of the offering of such series’ interests and are calculated as the value of interests sold in such offering net of brokerage fee (paid from the proceeds of the successfully such offering). Membership contributions may be made by both third parties and our manager.
Earnings (Loss) / Income per Membership Interest
Upon completion of an offering, each series intends to comply with accounting and disclosure requirement of ASC Topic 260, Earnings per Share. For each series, earnings (loss) / income per interest will be computed by dividing net (loss) / income for a particular series by the weighted average number of outstanding interests in that particular series during the year.
Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. Our company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.
We do not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.
Change in Audit Scope
With respect to the year ended December 31, 2020, Artesian CPA, LLC (the “Auditor”), an independent auditor, audited the consolidated financial statements of our company for the purpose of forming an opinion on the consolidated financial statements as a whole, as described in the Independent Auditor’s Report for the year ended December 31, 2020. The consolidating supplemental information as of December 31, 2020 was presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of individual series, and was not a required part of the consolidated financial statements. Such information was the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information was subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with United States generally accepted accounting principles. With respect to the year ended December 31, 2021, the Auditor audited the consolidated financial statements of our company for the purpose of forming an opinion on the consolidated financial statements as a whole and the financial statements of each series individually for the purpose of forming an opinion on the consolidated financial statements and the financial statements of Series, as described in the Independent Auditor’s Report for the year ended December 31, 2021.

ITEM 3. DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
The Manager
Our company operates under the direction of our manager, which, in turn, is managed by its parent, Public.com, and is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. Our manager may establish an Advisory Board that would make decisions with respect to all asset acquisitions, dispositions and maintenance schedules. Our manager is not required to devote all of its time to our business and are only required to devote such time to our affairs as their duties require. Our manager is responsible for determining maintenance required in order to maintain or improve an asset’s quality (if necessary), determining how to monetize the underlying assets at revenue-generating events in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of the underlying asset or other series as the case may be.
We will follow guidelines adopted by our manager and implement policies set forth in the operating agreement unless otherwise modified by our manager. Our manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our manager may change our objectives at any time without approval of our interest holders. Our manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.
Our manager performs its duties and responsibilities pursuant to the operating agreement. Our manager maintains a contractual, as opposed to a fiduciary relationship, with us and our interest holders. Furthermore, we have agreed to limit the liability of our manager and to indemnify our manager against certain liabilities.
The responsibilities of our manager include the following:
Asset Sourcing and Disposition Services
●
together with members of the Advisory Board, define and oversee the overall underlying asset sourcing and disposition strategy;
●
manage our asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;
●
negotiate and structure the terms and conditions of acquisitions of assets with asset sellers;
●
evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;
●
structure and negotiate the terms and conditions of transactions pursuant to which underlying assets may be sold or otherwise disposed;
Services in Connection with an Offering
●
create and manage all series for offerings related to underlying assets on the Otis Platform;
●
develop offering materials, including the determination of its specific terms and structure and description of the underlying assets;
●
create and submit all necessary regulatory filings, including, but not limited to, Commission filings and financial audits and coordinate with the broker of record, lawyers, accountants and escrow agents as necessary in such processes;
●
prepare all marketing materials related to offerings and obtain approval for such materials from the broker of record;

●
together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;
●
create and implement various technology services, transactional services and electronic communications related to any offerings;
●
all other necessary offering related services;
Asset Monetization Services
●
create and manage all revenue-generating events and determine participation in such programs by any underlying assets;
●
evaluate and enter into service provider contracts related to the operation of revenue-generating events;
●
allocate revenues and costs related to revenue-generating events to the appropriate series in accordance with our allocation policy;
●
approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and revenue-generating events;
Interest Holder Relationship Services
●
provide any appropriate updates related to underlying assets or offerings electronically or through the Otis Platform;
●
manage communications with interest holders, including answering e-mails and preparing and sending written and electronic reports and other communications;
●
establish technology infrastructure to assist in providing interest holder support and services;
●
determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;
●
maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a series;
Administrative Services
●
manage and perform the various administrative functions necessary for our day-to-day operations;
●
provide financial and operational planning services and collection management functions, including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to our company or any series by our manager to cover any Operating Expense shortfalls;
●
administer the potential issuance of additional interests to cover any potential Operating Expense shortfalls;
●
maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semiannual financial statements;
●
maintain all appropriate books and records for our company and all the series;
●
obtain and update market research and economic and statistical data in connection with the underlying assets and the general collectible market;

●
oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
●
supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;
●
provide all necessary cash management services;
●
manage and coordinate with the transfer agent, if any, the process of making distributions and payments to interest holders or the transfer or resale of securities as may be permitted by law;
●
evaluate and obtain adequate insurance coverage for the underlying assets based upon risk management determinations;
●
provide timely updates related to the overall regulatory environment affecting our company, as well as managing compliance with regulatory matters;
●
evaluate our corporate governance structure and appropriate policies and procedures related thereto; and
●
oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.
Directors, Executive Officers and Key Employees
Our company does not have any employees. Our manager is a wholly owned subsidiary of Public.com. All of our day-to-day operations are administered by Public.com employees on behalf of our manager.
Jannick Malling: Mr. Malling is an entrepreneur in the financial technology space with deep expertise in design and elegant product experience. As founder and co-CEO of Public.com, he has pioneered fractional trading investing technology and redefined the self-directed investing experience. Prior to Public, Mr. Malling was co-founder & CEO of Tradable; he began his career at Saxo Bank, the original online trading service in Europe.

Leif Abraham: Mr. Abraham is an entrepreneur, founder and investor. He is a co-CEO of investing platform Public.com. Prior to Public, he was co-founder and CEO of AND.CO, which he grew to become one of the largest freelancing software companies in the world. AND.CO was acquired by Fiverr (NYSE: FVRR) in 2018. Mr. Abraham is an investor in companies like Ro Health, Orum and Catch. He was named one of the “Top 10 Minds in Digital” by Adweek, is a double Cannes Lions Grand Prix winner and has won an MTV Music Award.
There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person, and no officer or director is acting on behalf of, nor will any of them act, at the direction of any other person.
There are no family relationships among the foregoing.
To the best of our knowledge, none of the foregoing individuals has, during the past five years:
●
been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or
●
had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of, such person, any partnership in which he was general partner at or within two years before the time of such filing or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.
Advisory Board

Responsibilities of the Advisory Board
The Advisory Board, when and if constituted, will support our company, our asset manager and our manager and consists of advisors to our manager. It is anticipated that the Advisory Board will review our relationship with, and the performance of, our manager, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:
●
approving, permitting deviations from, making changes to and annually reviewing the asset acquisition policy;
●
evaluating all asset acquisitions;
●
evaluating any third-party offers for asset acquisitions and approving asset dispositions that are in the best interest of our company and our interest holders;
●
providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;
●
reviewing material conflicts of interest that arise, or are reasonably likely to arise, with our manager, on the one hand, and our company, a series or the other members, on the other hand, or our company or a series, on the one hand, and another series, on the other hand;
●
approving any material transaction between our company or a series, on the one hand, and our manager or any of its affiliates, another series or an interest holder, on the other hand, other than for the purchase of interests;
●
reviewing the total fees, expenses, assets, revenues and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and
●
approving any service providers appointed by our manager in respect of the underlying assets.
The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board will not be managers or officers of our company or any series and will not have fiduciary or other duties to the interest holders of any series.
Compensation of the Advisory Board
Our manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series.
Members of the Advisory Board
We have already established an informal network of expert advisors who support or company in asset acquisitions, valuations and negotiations, but we have not yet established a formal Advisory Board.
Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company. Employees of Public.com manage our day-to-day affairs on behalf of our manager; oversee the review, selection and recommendation of investment opportunities; service acquired investments; and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our manager, from our manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our manager, we do not intend to pay any compensation directly to these individuals.
Compensation of Manager
Our manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., offering expenses and acquisition expenses) and, in its capacity as our asset manager, a sourcing fee. Neither our manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering.
During the year ended December 31, 2021, cost reimbursements and sourcing fees in the amount of $153,671 were paid to our manager, as compared to $70,332 during the year ended December 31, 2020. The following table summarizes cost reimbursements and sourcing fees paid to our manager by series during the year ended December 31, 2021:
Series	Year Ended December 31, 2021
Series Gallery Drop 013	$2,927
Series Gallery Drop 031	$2,643
Series Gallery Drop 032	$71
Series Gallery Drop 033	$1,731
Series Gallery Drop 040	$1,841
Series Gallery Drop 043	$3,230
Series Gallery Drop 044	$12,733
Series Gallery Drop 045	$11,600
Series Gallery Drop 046	$1,970
Series Gallery Drop 047	$800
Series Gallery Drop 048	$1,070
Series Gallery Drop 049	$8,150
Series Gallery Drop 050	$4,105
Series Gallery Drop 051	$1,591
Series Gallery Drop 052	$800
Series Gallery Drop 053	$605
Series Gallery Drop 054	$710
Series Gallery Drop 055	$1,825
Series Gallery Drop 056	$788
Series Gallery Drop 057	$620
Series Gallery Drop 058	$816
Series Gallery Drop 059	$3,024
Series Gallery Drop 060	$1,989
Series Gallery Drop 061	$780
Series Gallery Drop 062	$538
Series Gallery Drop 063	$789
Series Gallery Drop 064	$1,263
Series Gallery Drop 065	$709
Series Gallery Drop 066	$3,653
Series Gallery Drop 067	$2,468
Series Gallery Drop 068	$947
Series Gallery Drop 069	$1,402

Series Gallery Drop 070	$1,172
Series Gallery Drop 071	$3,011
Series Gallery Drop 072	$14,425
Series Gallery Drop 073	$1,754
Series Gallery Drop 074	$770
Series Gallery Drop 075	$2,267
Series Gallery Drop 076	$2,267
Series Gallery Drop 077	$1,412
Series Gallery Drop 078	$770
Series Gallery Drop 079	$790
Series Gallery Drop 080	$542
Series Gallery Drop 082	$3,258
Series Gallery Drop 083	$1,826
Series Gallery Drop 086	$3,653
Series Gallery Drop 089	$944
Series Gallery Drop 091	$1,433
Series Gallery Drop 093	$1,771
Series Gallery Drop 094	$841
Series Gallery Drop 095	$1,824
Series Gallery Drop 096	$1,114
Series Gallery Drop 097	$1,184
Series Gallery Drop 098	$453
Series Gallery Drop 099	$5,332
Series Gallery Drop 100	$685
Series Gallery Drop 101	$8,337
Series Gallery Drop 102	$492
Series Gallery Drop 103	$616
Series Gallery Drop 104	$380
Series Gallery Drop 105	$2,470
Series Gallery Drop 107	$856
Series Gallery Drop 108	$1,165
Series Gallery Drop 109	$1,230
Series Gallery Drop 110	$314
Series Gallery Drop 111	$611
Series Gallery Drop 112	$2,300
Series Gallery Drop 113	$2,221
Series Gallery Drop 114	$458
Series Gallery Drop 115	$535
TOTALS	$153,671

Our manager will receive cost reimbursements and sourcing fees for each subsequent series offering that closes as detailed in the respective Offering Statement.

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
Our company and each series are managed by our manager. Upon designation of each series, our manager was granted a single interest in each series and became the initial member holding 100% of the then-outstanding interests of each series. At the closing of each offering, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in each offering for the same price as all other investors, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell its interests from time to time after the closing of each offering in its sole discretion. Our manager has no present intention to sell its interests, and any future sales would be based upon our manager’s potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests. The address of our manager is 6 Harrison Street, 5th Floor, New York, NY 10013.
As of the date of this report, our manager owns the following securities:
Title of Class	Number of Interests Owned	Percent of Outstanding Interests Owned
Series #KW Interests	896	8.96%
Series Drop 002 Interests	20	2.00%
Series Drop 003 Interests	19	1.90%
Series Drop 004 Interests	19	1.90%
Series Drop 005 Interests	150	12.00%
Series Drop 008 Interests	195	19.50%
Series Drop 009 Interests	960	29.54%
Series Drop 010 Interests	19	1.90%
Series Gallery Drop 011 Interests	18	1.80%
Series Gallery Drop 012 Interests	1,485	74.25%
Series Gallery Drop 013 Interests	143	9.53%
Series Gallery Drop 014 Interests	18	1.80%
Series Gallery Drop 015 Interests	20	2.00%
Series Gallery Drop 016 Interests	11	1.10%
Series Gallery Drop 017 Interests	19	1.90%
Series Gallery Drop 018 Interests	6	1.25%
Series Gallery Drop 019 Interests	15	2.00%
Series Gallery Drop 020 Interests	1	0.05%
Series Gallery Drop 021 Interests	10	0.91%
Series Gallery Drop 022 Interests	20	2.00%
Series Gallery Drop 023 Interests	18	1.80%
Series Gallery Drop 024 Interests	11	1.10%
Series Gallery Drop 025 Interests	1	0.10%
Series Gallery Drop 026 Interests	51	2.55%
Series Gallery Drop 027 Interests	1	0.02%
Series Gallery Drop 028 Interests	42	2.10%
Series Gallery Drop 029 Interests	14	0.28%
Series Gallery Drop 030 Interests	33	1.65%
Series Gallery Drop 031 Interests	62	3.10%
Series Gallery Drop 032 Interests	138	3%
Series Gallery Drop 033 Interests	27	1.13%
Series Gallery Drop 034 Interests	392	1.84%
Series Gallery Drop 035 Interests	974	25.97%
Series Gallery Drop 036 Interests	112	2.20%
Series Gallery Drop 037 Interests	49	1.85%
Series Gallery Drop 038 Interests	59	0.80%
Series Gallery Drop 039 Interests	14	0.21%
Series Gallery Drop 040 Interests	411	11.58%

Series Gallery Drop 041 Interests	40	0.73%
Series Gallery Drop 042 Interests	9	0.43%
Series Gallery Drop 043 Interests	1,323	20%
Series Gallery Drop 044 Interests	401	0.57%
Series Gallery Drop 045 Interests	1	0.00%
Series Gallery Drop 046 Interests	53	1.00%
Series Gallery Drop 047 Interests	3	0.10%
Series Gallery Drop 048 Interests	110	1.90%
Series Gallery Drop 049 Interests	61	0.27%
Series Gallery Drop 050 Interests	4	0.14%
Series Gallery Drop 051 Interests	18	0.58%
Series Gallery Drop 052 Interests	7	0.70%
Series Gallery Drop 053 Interests	15	0.19%
Series Gallery Drop 054 Interests	1	0.05%
Series Gallery Drop 055 Interests	13	0.27%
Series Gallery Drop 056 Interests	1	0.05%
Series Gallery Drop 057 Interests	1	0.06%
Series Gallery Drop 058 Interests	3	0.13%
Series Gallery Drop 059 Interests	65	0.84%
Series Gallery Drop 060 Interests	2	0.04%
Series Gallery Drop 061 Interests	4	0.17%
Series Gallery Drop 062 Interests	7	0.43%
Series Gallery Drop 063 Interests	1	0.05%
Series Gallery Drop 064 Interests	2	0.06%
Series Gallery Drop 065 Interests	2	0.08%
Series Gallery Drop 066 Interests	84	0.89%
Series Gallery Drop 067 Interests	11	0.17%
Series Gallery Drop 068 Interests	2	0.08%
Series Gallery Drop 069 Interests	1	0.03%
Series Gallery Drop 070 Interests	6	0.18%
Series Gallery Drop 071 Interests	1	0.01%
Series Gallery Drop 072 Interests	25	0.07%
Series Gallery Drop 073 Interests	10	0.21%
Series Gallery Drop 074 Interests	9	0.41%
Series Gallery Drop 075 Interests	165	2.83%
Series Gallery Drop 076 Interests	61	1.05%
Series Gallery Drop 077 Interests	7	0.18%
Series Gallery Drop 078 Interests	4	0.18%
Series Gallery Drop 079 Interests	1	0.05%
Series Gallery Drop 080 Interests	4	0.25%
Series Gallery Drop 082 Interests	1	0.01%
Series Gallery Drop 083 Interests	12	0%
Series Gallery Drop 086 Interests	67	0%
Series Gallery Drop 089 Interests	8	0%
Series Gallery Drop 091 Interests	55	1%
Series Gallery Drop 093 Interests	61	1%
Series Gallery Drop 094 Interests	17	1%
Series Gallery Drop 095 Interests	6	0%
Series Gallery Drop 096 Interests	28	1%
Series Gallery Drop 097 Interests	1	0.03%
Series Gallery Drop 098 Interests	3	0%
Series Gallery Drop 099 Interests	82	1%
Series Gallery Drop 100 Interests	3	0%
Series Gallery Drop 101 Interests	31	0%

Series Gallery Drop 102 Interests	1	0.07%
Series Gallery Drop 103 Interests	1	0.05%
Series Gallery Drop 104 Interests	23	2%
Series Gallery Drop 105 Interests	111	2%
Series Gallery Drop 107 Interests	2	0%
Series Gallery Drop 108 Interests	27	1%
Series Gallery Drop 109 Interests	16	0%
Series Gallery Drop 110 Interests	1	0.09%
Series Gallery Drop 111 Interests	5	0.26%
Series Gallery Drop 112 Interests	58	1%
Series Gallery Drop 113 Interests	10	0%
Series Gallery Drop 114 Interests	52	4%
Series Gallery Drop 115 Interests	9	1%
Series Gallery Drop 116 Interests	23,111	10%
Series Gallery Drop 117 Interests	14,940	16%
Series Gallery Drop 119 Interests	18,921	21%
Series Gallery Drop 121 Interests	201	1%
Series Gallery Drop 122 Interests	2	0%
Series Gallery Drop 123 Interests	111	0%

The following table sets forth any securityholder, including our manager, who beneficially owns more than 10% of any series as of the date of this report:
Title of class (series)	Name and address of beneficial owner(1)	Amount and nature of beneficial ownership(2)	Percent of class (series)
Series Drop 002	John Valentine	292	29%
Series Drop 004	Alistair Economakis	191	19%
Series Drop 004	Christofer Ruder	107	11%
Series Drop 005	Alistair Economakis	207	17%
Series Drop 005	Otis Wealth, Inc.	150	12%
Series Drop 008	Alistair Economakis	111	11%
Series Drop 008	Edward Marks	205	21%
Series Drop 008	Michael Karnjanaprakorn	110	11%
Series Drop 008	Otis Wealth, Inc.	195	20%
Series Drop 009	Otis Wealth, Inc.	960	30%
Series Drop 010	Jeffrey Ng	199	20%
Series Gallery Drop 011	Brent Hackett	153	15%
Series Gallery Drop 011	Sandy Murphy	200	20%
Series Gallery Drop 012	Otis Wealth, Inc.	1,485	74%
Series Gallery Drop 013	Jack Smith	166	11%
Series Gallery Drop 014	Shih-Chun Liu	199	20%
Series Gallery Drop 015	Brent Hackett	269	27%
Series Gallery Drop 015	Joe Lallouz	216	22%
Series Gallery Drop 018	Charles Houck	70	15%
Series Gallery Drop 018	Luis Serrano	78	16%
Series Gallery Drop 022	Jack Smith	180	18%
Series Gallery Drop 023	Jack Smith	248	25%
Series Gallery Drop 024	Jack Smith	144	14%
Series Gallery Drop 026	Jack Smith	716	36%

Series Gallery Drop 028	Jack Smith	226	11%
Series Gallery Drop 029	Dawoon Kang	900	18%
Series Gallery Drop 029	Jack Smith	1,262	25%
Series Gallery Drop 030	Dawoon Kang	393	20%
Series Gallery Drop 030	Jack Smith	497	25%
Series Gallery Drop 031	Jack Smith	422	21%
Series Gallery Drop 034	Jack Smith	3,741	18%
Series Gallery Drop 035	Gabriel Whaley	810	22%
Series Gallery Drop 035	Otis Wealth, Inc.	974	26%
Series Gallery Drop 036	Christopher Gibbs	1,000	20%
Series Gallery Drop 037	Christofer Ruder	500	19%
Series Gallery Drop 037	Jack Smith	423	16%
Series Gallery Drop 038	Jack Smith	1,388	19%
Series Gallery Drop 039	Jack Smith	688	10%
Series Gallery Drop 040	Jack Smith	631	18%
Series Gallery Drop 040	Otis Wealth, Inc.	411	12%
Series Gallery Drop 043	Jack Smith	1,948	29%
Series Gallery Drop 043	Leah Pierce	727	11%
Series Gallery Drop 043	Otis Wealth, Inc.	1,323	20%
Series Gallery Drop 044	Gerard Starkey	23,330	33%
Series Gallery Drop 044	Jack Smith	7,005	10%
Series Gallery Drop 046	Jack Smith	1,140	22%
Series Gallery Drop 047	Richard Bruskoff	454	15%
Series Gallery Drop 047	Timothy Bednar	402	13%
Series Gallery Drop 049	Jack Smith	5,238	23%
Series Gallery Drop 050	Jack Smith	772	26%
Series Gallery Drop 051	Brian Litman	695	22%
Series Gallery Drop 051	Jack Smith	357	12%
Series Gallery Drop 052	Kunal Arora	113	11%
Series Gallery Drop 052	Mirza Nagji	242	24%
Series Gallery Drop 053	Jack Smith	1,735	22%
Series Gallery Drop 054	Austin Moothart	400	21%
Series Gallery Drop 054	Jack Smith	507	27%
Series Gallery Drop 055	Jack Smith	2,213	47%
Series Gallery Drop 056	Jack Smith	347	16%
Series Gallery Drop 057	Jack Smith	249	14%
Series Gallery Drop 057	Mirza Nagji	279	16%
Series Gallery Drop 058	Jack Smith	407	18%
Series Gallery Drop 059	Jack Smith	1,680	22%
Series Gallery Drop 060	Steven Go	565	11%
Series Gallery Drop 061	Jack Smith	413	18%
Series Gallery Drop 062	Austin Moothart	284	18%
Series Gallery Drop 062	Jack Smith	222	14%
Series Gallery Drop 063	Jack Smith	559	26%
Series Gallery Drop 063	Keith Andrade	265	12%
Series Gallery Drop 064	Jack Smith	441	13%
Series Gallery Drop 065	Leah Pierce	779	30%
Series Gallery Drop 065	Michael Karnjanaprakorn	665	25%

Series Gallery Drop 066	Joshua Nazarieh	973	10%
Series Gallery Drop 066	Mirza Nagji	1,042	11%
Series Gallery Drop 067	Jack Smith	2,612	41%
Series Gallery Drop 068	Joe Burt	409	16%
Series Gallery Drop 068	Leah Pierce	275	11%
Series Gallery Drop 069	Philip Myerson	860	23%
Series Gallery Drop 070	Jack Smith	1,234	38%
Series Gallery Drop 071	Jack Smith	1,077	10%
Series Gallery Drop 071	Matthew Turner	2,500	24%
Series Gallery Drop 072	Jack Smith	4,971	14%
Series Gallery Drop 072	Ryan Hank	13,942	40%
Series Gallery Drop 073	Jack Smith	1,589	34%
Series Gallery Drop 074	Jack Smith	314	14%
Series Gallery Drop 074	Richard Tseng	268	12%
Series Gallery Drop 077	Jack Smith	1,731	45%
Series Gallery Drop 078	James Sartain	638	29%
Series Gallery Drop 079	Jack Smith	1,168	55%
Series Gallery Drop 080	Leah Pierce	436	28%
Series Gallery Drop 080	Philip Myerson	209	13%
Series Gallery Drop 083	Jack Smith	678	14%
Series Gallery Drop 086	Jack Smith	5,204	14%
Series Gallery Drop 086	Joshua Hochberg	26,833	74%
Series Gallery Drop 089	Jack Smith	1,111	44%
Series Gallery Drop 091	Jack Smith	825	21%
Series Gallery Drop 093	James Avery	578	13%
Series Gallery Drop 094	Eddie Northington	455	20%
Series Gallery Drop 095	Jack Smith	715	15%
Series Gallery Drop 096	Jack Smith	504	17%
Series Gallery Drop 098	Jack Smith	233	16%
Series Gallery Drop 098	Philip Myerson	256	17%
Series Gallery Drop 099	Danielle Smith	2,509	18%
Series Gallery Drop 099	Jack Smith	4,999	37%
Series Gallery Drop 099	Peter Treglia	3,026	22%
Series Gallery Drop 100	Ilya Kuznetsov	268	14%
Series Gallery Drop 100	Jack Smith	476	24%
Series Gallery Drop 101	Jack Smith	9,159	43%
Series Gallery Drop 101	Tianlin Shi	4,220	20%
Series Gallery Drop 102	Philip Myerson	758	51%
Series Gallery Drop 104	Jack Smith	245	19%
Series Gallery Drop 105	Dawoon Kang	1,299	20%
Series Gallery Drop 105	Jack Smith	1,299	20%
Series Gallery Drop 107	Jack Smith	985	41%
Series Gallery Drop 108	Jack Smith	496	16%
Series Gallery Drop 109	Jack Smith	338	10%
Series Gallery Drop 112	Jack Smith	849	11%
Series Gallery Drop 116	Michael Karnjanaprakorn	25,500	11%
Series Gallery Drop 117	Leah Pierce	10,000	11%
Series Gallery Drop 117	Otis Wealth, Inc.	14,940	16%

Series Gallery Drop 119	Alexis Ohanian	14,890	17%
Series Gallery Drop 119	Otis Wealth, Inc.	18,921	21%
Series Gallery Drop 121	Alexis Ohanian	6,556	20%
Series Gallery Drop 121	Jack Smith	5,096	16%
Series Gallery Drop 122	Yehoshua Lowy	23,148	20%
Series Gallery Drop 123	Brett Jacks	5,000	11%
Series Gallery Drop 123	Leah Pierce	5,000	11%

(1)
All ownership is direct. The address of each securityholder is c/o Otis Wealth, Inc., 6 Harrison Street, 5th Floor, New York, NY 10013.
(2)
The column in Form 1-A titled “Amount and nature of beneficial ownership acquirable(2)” has been omitted as inapplicable with respect to each listed securityholder.

ITEM 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
The following includes a summary of transactions since the beginning of our 2020 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Item 3. Directors and Officers—Compensation Executive Officers” and “—Compensation of Manager”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.
On March 18, 2020, we acquired the Series Gallery Drop 016 Asset from our manager in exchange for a note in the original principal amount of $19,539. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 18, 2020, we acquired the Series Gallery Drop 017 Asset from our manager in exchange for a note in the original principal amount of $49,500. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 28, 2020, we acquired the Series Gallery Drop 019 Asset from our manager in exchange for a note in the original principal amount of $18,900. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 28, 2020, we acquired the Series Gallery Drop 020 Asset from our manager in exchange for a note in the original principal amount of $134,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On May 13, 2020, we acquired the Series Gallery Drop 018 Asset from our manager in exchange for a note in the original principal amount of $11,600. This note bears interest at an annualized rate of 7.5% over a three-month period. Our manager agreed to waive the interest on this note, so the note must be repaid, without interest, within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On May 29, 2020, we acquired the Series Gallery Drop 021 Asset from our manager in exchange for a note in the original principal amount of $26,560. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On June 2, 2020, we acquired the Series Gallery Drop 022 Asset from our manager in exchange for a note in the original principal amount of $29,948. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On June 9, 2020, we acquired the Series Gallery Drop 024 Asset from our manager in exchange for a note in the original principal amount of $23,000. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On June 9, 2020, we acquired the Series Gallery Drop 026 Asset from our manager in exchange for a note in the original principal amount of $95,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On June 10, 2020, we acquired the Series Gallery Drop 023 Asset from our manager in exchange for a note in the original principal amount of $15,000. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 8, 2020, we acquired the Series Gallery Drop 027 Asset from our manager in exchange for a note in the original principal amount of $61,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 8, 2020, we acquired the Series Gallery Drop 028 Asset from our manager in exchange for a note in the original principal amount of $18,500. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 8, 2020, we acquired the Series Gallery Drop 029 Asset from our manager in exchange for a note in the original principal amount of $53,309. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 31, 2020, we acquired the Series Gallery Drop 030 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 31, 2020, we acquired the Series Gallery Drop 031 Asset from our manager in exchange for a note in the original principal amount of $43,750. This note bears interest at an annualized rate of 7.25%% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 31, 2020, we acquired the Series Gallery Drop 033 Asset from our manager in exchange for a note in the original principal amount of $21,475. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 3, 2020, we acquired the Series Gallery Drop 032 Asset from our manager in exchange for a note in the original principal amount of $4,844. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 3, 2020, we acquired the Series Gallery Drop 034 Asset from our manager in exchange for a note in the original principal amount of $405,000 and our agreement to issue 500 Series Gallery Drop 034 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 4, 2020, we acquired the Series Gallery Drop 035 Asset from our manager in exchange for a note in the original principal amount of $72,700. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On August 4, 2020, we acquired the Series Gallery Drop 036 Asset from our manager in exchange for a note in the original principal amount of $48,202. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 4, 2020, we acquired the Series Gallery Drop 037 Asset from our manager in exchange for a note in the original principal amount of $24,758. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 10, 2020, we acquired the Series Gallery Drop 038 Asset from our manager in exchange for a note in the original principal amount of $72,405. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 10, 2020, we acquired the Series Gallery Drop 039 Asset from our manager in exchange for a note in the original principal amount of $62,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 10, 2020, we acquired the Series Gallery Drop 040 Asset from our manager in exchange for a note in the original principal amount of $33,211. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 10, 2020, we acquired the Series Gallery Drop 041 Asset from our manager in exchange for a note in the original principal amount of $4,969. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 11, 2020, we acquired the Series Gallery Drop 042 Asset from our manager in exchange for a note in the original principal amount of $20,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On October 6, 2020, we acquired the Series Gallery Drop 043 Asset from our manager in exchange for a note in the original principal amount of $63,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On October 6, 2020, we acquired the Series Gallery Drop 044 Asset from our manager in exchange for a note in the original principal amount of $416,700 and our agreement to issue 23,330 Series Gallery Drop 044 Interests to an advisor to our manager upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On October 6, 2020, we acquired the Series Gallery Drop 045 Asset from our manager in exchange for a note in the original principal amount of $216,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 11, 2020, we acquired the Series Gallery Drop 046 Asset from our manager in exchange for a note in the original principal amount of $50,400. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On November 11, 2020, we acquired the Series Gallery Drop 047 Asset from our manager in exchange for a note in the original principal amount of $28,800. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 11, 2020, we acquired the Series Gallery Drop 048 Asset from our manager in exchange for a note in the original principal amount of $56,250. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 23, 2020, we acquired the Series Gallery Drop 049 Asset from our manager in exchange for a note in the original principal amount of $214,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 23, 2020, we acquired the Series Gallery Drop 050 Asset from our manager in exchange for a note in the original principal amount of $25,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 23, 2020, we acquired the Series Gallery Drop 051 Asset from our manager in exchange for a note in the original principal amount of $28,999. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 23, 2020, we acquired the Series Gallery Drop 052 Asset from our manager in exchange for a note in the original principal amount of $9,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 23, 2020, we acquired the Series Gallery Drop 053 Asset from our manager in exchange for a note in the original principal amount of $78,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 23, 2020, we acquired the Series Gallery Drop 054 Asset from our manager in exchange for a note in the original principal amount of $18,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 055 Asset from our manager in exchange for a note in the original principal amount of $45,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 056 Asset from our manager in exchange for a note in the original principal amount of $20,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 057 Asset from our manager in exchange for a note in the original principal amount of $17,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On December 18, 2020, we acquired the Series Gallery Drop 058 Asset from our manager in exchange for a note in the original principal amount of $21,260. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 059 Asset from our manager in exchange for a note in the original principal amount of $73,700. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 060 Asset from our manager in exchange for a note in the original principal amount of $48,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 061 Asset from our manager in exchange for a note in the original principal amount of $21,989. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 062 Asset from our manager in exchange for a note in the original principal amount of $15,400. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 063 Asset from our manager in exchange for a note in the original principal amount of $20,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 064 Asset from our manager in exchange for a note in the original principal amount of $32,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On January 11, 2021, we acquired the Series Gallery Drop 065 Asset from our manager in exchange for a note in the original principal amount of $20,080 and our agreement to issue 502 Series Gallery Drop 065 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On January 11, 2021, we acquired the Series Gallery Drop 066 Asset from our manager in exchange for a note in the original principal amount of $90,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On January 11, 2021, we acquired the Series Gallery Drop 067 Asset from our manager in exchange for a note in the original principal amount of $60,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On January 11, 2021, we acquired the Series Gallery Drop 068 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On January 11, 2021, we acquired the Series Gallery Drop 069 Asset from our manager in exchange for a note in the original principal amount of $35,128. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 5, 2021, we acquired the Series Gallery Drop 070 Asset from our manager in exchange for a note in the original principal amount of $31,200. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 5, 2021, we acquired the Series Gallery Drop 071 Asset from our manager in exchange for a note in the original principal amount of $75,000 and our agreement to issue 2,500 Series Gallery Drop 071 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 5, 2021, we acquired the Series Gallery Drop 072 Asset from our manager in exchange for a note in the original principal amount of $280,000 and our agreement to issue 5,250 Series Gallery Drop 072 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 5, 2021, we acquired the Series Gallery Drop 073 Asset from our manager in exchange for a note in the original principal amount of $44,280. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 5, 2021, we acquired the Series Gallery Drop 074 Asset from our manager in exchange for a note in the original principal amount of $20,910. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 5, 2021, we acquired the Series Gallery Drop 075 Asset from our manager in exchange for a note in the original principal amount of $55,350. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 5, 2021, we acquired the Series Gallery Drop 076 Asset from our manager in exchange for a note in the original principal amount of $55,350. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 5, 2021, we acquired the Series Gallery Drop 077 Asset from our manager in exchange for a note in the original principal amount of $36,900. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 5, 2021, we acquired the Series Gallery Drop 078 Asset from our manager in exchange for a note in the original principal amount of $20,910. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On February 5, 2021, we acquired the Series Gallery Drop 079 Asset from our manager in exchange for a note in the original principal amount of $20,098. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 5, 2021, we acquired the Series Gallery Drop 080 Asset from our manager in exchange for a note in the original principal amount of $15,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 9, 2021, we acquired the Series Gallery Drop 081 Asset from our manager in exchange for a note in the original principal amount of $480,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was canceled, as described below.
On February 9, 2021, we acquired the Series Gallery Drop 082 Asset from our manager in exchange for a note in the original principal amount of $80,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 9, 2021, we acquired the Series Gallery Drop 083 Asset from our manager in exchange for a note in the original principal amount of $45,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 9, 2021, we acquired the Series Gallery Drop 084 Asset from our manager in exchange for a note in the original principal amount of $52,000. This note was cancelled, as described below.
On March 9, 2021, we acquired the Series Gallery Drop 085 Asset from our manager in exchange for a note in the original principal amount of $60,000. This note was cancelled, as described below.
On March 9, 2021, we acquired the Series Gallery Drop 086 Asset from our manager in exchange for a note in the original principal amount of $90,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 9, 2021, we acquired the Series Gallery Drop 087 Asset from our manager in exchange for a note in the original principal amount of $231,009. This note was cancelled, as described below.
On March 9, 2021, we acquired the Series Gallery Drop 088 Asset from our manager in exchange for a note in the original principal amount of $55,250. This note was cancelled, as described below.
On March 9, 2021, we acquired the Series Gallery Drop 089 Asset from our manager in exchange for a note in the original principal amount of $23,904. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 9, 2021, we acquired the Series Gallery Drop 090 Asset from our manager in exchange for a note in the original principal amount of $98,850. This note was cancelled, as described below.
On March 9, 2021, we acquired the Series Gallery Drop 091 Asset from our manager in exchange for a note in the original principal amount of $37,473. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On March 9, 2021, we acquired the Series Gallery Drop 092 Asset from our manager in exchange for a note in the original principal amount of $217,356. This note was cancelled, as described below.
On March 9, 2021, we acquired the Series Gallery Drop 093 Asset from our manager in exchange for a note in the original principal amount of $43,471. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 9, 2021, we acquired the Series Gallery Drop 094 Asset from our manager in exchange for a note in the original principal amount of $21,631. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 9, 2021, we acquired the Series Gallery Drop 095 Asset from our manager in exchange for a note in the original principal amount of $45,200. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 9, 2021, we acquired the Series Gallery Drop 096 Asset from our manager in exchange for a note in the original principal amount of $28,981. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 10, 2021, we acquired the Series Gallery Drop 097 Asset from our manager in exchange for a note in the original principal amount of $30,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 10, 2021, we acquired the Series Gallery Drop 098 Asset from our manager in exchange for a note in the original principal amount of $14,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 10, 2021, we acquired the Series Gallery Drop 099 Asset from our manager in exchange for a note in the original principal amount of $130,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 10, 2021, we acquired the Series Gallery Drop 100 Asset from our manager in exchange for a note in the original principal amount of $18,520. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 10, 2021, we acquired the Series Gallery Drop 101 Asset from our manager in exchange for a note in the original principal amount of $200,750. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On April 15, 2021, Series Gallery Drop 044 entered into a Purchase and Sale Agreement Addendum with our manager, in its capacity as seller of the Series Gallery Drop 044 Asset. Our manager originally acquired the Series Gallery Drop 044 Asset from the prior owner of the Asset for a total cost of $650,000, of which $500,000 was paid in cash by our manager and the remainder of which was paid in the form of in-kind consideration consisting of another asset then owned by our manager, which was transferred to the prior Series Gallery Drop 044 Asset owner.  Our manager acquired the in-kind consideration from an advisor to our manager for a total cost of $150,000, all of which was paid on behalf of our manager by Series Gallery Drop 044 in the form of the Series Gallery Drop 044 Interests to the advisor. In addition, the advisor invested $83,300 in cash in Series Gallery Drop 044 in a private placement transaction, with $50,800 paid in cash by the advisor and $32,500 paid by the advisor’s agreement to waive and not be paid the commission fee of the same amount owed to the advisor with respect to the acquisition of the Series Gallery Drop 044 Asset. Thus, the advisor received 23,330 Series Gallery Drop 044 Interests in the aggregate from the private placement transaction and the in-kind consideration. As the result of a mutual mistake, Series Gallery Drop 044 issued to our manager, in its capacity as seller of the Series Gallery Drop 044 Asset, a promissory note in the original principal amount of $416,700 instead of $467,500, being the actual cash amount spent by our manager to acquire the Asset ($500,000) less the $32,500 commission, for which our manager will be reimbursed by Series Gallery Drop 044 from the proceeds of the offering of Series Gallery Drop 044 Interests. Since our manager will receive $50,800 less in cash than was paid to acquire the Series Gallery Drop 044 Asset from the prior Series Gallery Drop 044 Asset owner, Series Gallery Drop 044 agreed to satisfy such shortfall by paying to our manager, in its capacity as seller of the Series Gallery Drop 044 Asset, $50,800 in cash pursuant to the addendum. Series Gallery Drop 044 is utilizing the cash proceeds from the sale of Series Gallery Drop 044 Interests to the advisor referred to above to satisfy such shortfall.
On April 23, 2021, we acquired the Series Gallery Drop 102 Asset from our manager in exchange for a note in the original principal amount of $14,060. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On April 23, 2021, we acquired the Series Gallery Drop 103 Asset from our manager in exchange for a note in the original principal amount of $17,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On April 23, 2021, we acquired the Series Gallery Drop 104 Asset from our manager in exchange for a note in the original principal amount of $12,489. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On April 23, 2021, we acquired the Series Gallery Drop 105 Asset from our manager in exchange for a note in the original principal amount of $61,780. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On April 23, 2021, we acquired the Series Gallery Drop 106 Asset from our manager in exchange for a note in the original principal amount of $26,650. This note was cancelled, as described below.
On April 24, 2021, we acquired the Series Gallery Drop 107 Asset from our manager in exchange for a note in the original principal amount of $22,606. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On April 29, 2021, we acquired the Series Gallery Drop 108 Asset from our manager in exchange for a note in the original principal amount of $30,118. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On May 3, 2021, we acquired the Series Gallery Drop 109 Asset from our manager in exchange for a note in the original principal amount of $30,746. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On June 8, 2021, we acquired the Series Gallery Drop 110 Asset from our manager in exchange for a note in the original principal amount of $10,080. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On June 8, 2021, we acquired the Series Gallery Drop 111 Asset from our manager in exchange for a note in the original principal amount of $18,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On June 8, 2021, we acquired the Series Gallery Drop 112 Asset from our manager in exchange for a note in the original principal amount of $57,000 and our agreement to issue 1,500 Series Gallery Drop 112 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 8, 2021, we acquired the Series Gallery Drop 113 Asset from our manager in exchange for a note in the original principal amount of $55,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 8, 2021, we acquired the Series Gallery Drop 114 Asset from our manager in exchange for a note in the original principal amount of $12,807. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 8, 2021, we acquired the Series Gallery Drop 115 Asset from our manager in exchange for a note in the original principal amount of $15,700. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 15, 2021, we acquired the Series Gallery Drop 116 Asset from our manager in exchange for a note in the original principal amount of $225,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 30, 2021, Series Gallery Drop 081, Series Gallery Drop 084, Series Gallery Drop 085, Series Gallery Drop 087, Series Gallery Drop 088, Series Gallery Drop 090, Series Gallery Drop 092 and Series Gallery Drop 106 each resold the underlying asset or assets held by such series to our manager in exchange for cancellation of the promissory notes issued to our manager in connection with the purchase of such assets. The notes did not bear any interest, and the obligation of such series to make any payments under the notes terminated upon the closings of the sales. The series are not in default under the notes.
On October 25, 2021, we acquired the Series Gallery Drop 117 Asset from our manager in exchange for a note in the original principal amount of $89,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On October 25, 2021, we acquired the Series Gallery Drop 118 Asset from our manager in exchange for a note in the original principal amount of $28,545. This note was cancelled, as described below.

On November 30, 2021, we acquired the Series Gallery Drop 119 Asset from our manager in exchange for a note in the original principal amount of $84,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 30, 2021, we acquired the Series Gallery Drop 120 Asset from our manager in exchange for a note in the original principal amount of $26,400. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 30, 2021, we acquired the Series Gallery Drop 121 Asset from our manager in exchange for a note in the original principal amount of $31,200. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 30, 2021, we acquired the Series Gallery Drop 122 Asset from our manager in exchange for a note in the original principal amount of $110,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 30, 2021, we acquired the Series Gallery Drop 123 Asset from our manager in exchange for a note in the original principal amount of $44,444. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 9, 2022, Series Gallery Drop 118 and Series Gallery Drop 120 each resold the underlying asset held by such series to our manager, in exchange for cancellation of the promissory notes issued to our manager in connection with the purchase of such assets. The notes did not bear interest, and the obligation of such series to make any payments under the notes terminated upon the closings of the sales. The series are not in default under the notes.

ITEM 6.  OTHER INFORMATION
We have no information to disclose that was required to be in a report on Form 1-U during the last six months of the fiscal year ended December 31, 2021, but was not reported.

ITEM 7.  FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS

Page
Consolidated Financial Statements for the Years Ended December 31, 2021 and December 31, 2020
Independent Auditor’s Report	F-1
Consolidated Balance Sheets as of December 31, 2021	F-4
Consolidated Balance Sheets as of December 31, 2020, with Consolidating Supplemental Information	F-33
Consolidated Statements of Operations for the Year Ended December 31, 2021	F-50
Consolidated Statements of Operations for the Year Ended December 31, 2020, with Consolidating Supplemental Information	F-78
Consolidated Statements of Changes in Members’ Equity for the Years Ended December 31, 2021 and 2020, with Consolidating Supplemental Information for 2020	F-89
Consolidated Statements of Cash Flows for the Year Ended December 31, 2021	F-104
Consolidated Statements of Cash Flows for the Year Ended December 31, 2020, with Consolidating Supplemental Information	F-135
Notes to Consolidated Financial Statements	F-152

To the Members of
Otis Gallery LLC
New York, New York
INDEPENDENT AUDITOR’S REPORT
Opinion
We have audited the accompanying consolidated financial statements of Otis Gallery LLC (the “Company”) on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.  We have audited the accompanying financial statements of each listed Series of the Company, which comprise each listed Series’ balance sheet as of December 31, 2021, and the related statements of operations, changes in members’ equity/(deficit), and cash flows for the period ended December 31, 2021 for each listed Series, and the related notes to each listed Series’ financial statements.

In our opinion, the consolidated financial statements and each Series’ financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, the financial position of each listed Series as of December 31, 2021, the results of the Company’s consolidated operations and its cash flows for the years ended December 31, 2021 and 2020, and the results of each listed Series’ operations and cash flows for the period ended December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Substantial Doubt About the Company’s and Each Listed Series’ Ability to Continue as a Going Concern
The accompanying consolidated financial statements and each listed Series’ financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern. As described in Note 2 to the consolidated financial statements, With the exception of Series Gallery Drop 020, Series Gallery Drop 027, Series Gallery Drop 045 and Series Gallery Drop 097, each of which sold the underlying assets of such Series for gains in 2021, neither the Company nor any Series has generated substantial revenues or profits since inception.  With the exception of Series Gallery Drop 020, Series Gallery Drop 027, Series Gallery Drop 045 and Series Gallery Drop 097, each Series incurred net losses for the years ended December 31, 2021 and 2020. On a total consolidated basis, the Company had an accumulated deficit of $728,809 and $125,308 as of December 31, 2021 and 2020, respectively. On a total consolidated basis, the Company’s current assets exceed current liabilities by $27,805 as of December 31, 2021. The Company has limited liquid assets, with cash of $704,758 ($19,708 excluding cash held by Series Gallery Drop 045 from the sale of its Underlying Asset) on a total consolidated basis and under $3,000 for each Series (most Series hold only $50). These factors, among others, raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements and each listed Series’ financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

Other Matters – Consolidating Supplemental Information
Our audit for the year ended December 31, 2020 was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating supplemental information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the listed Series, and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as of December 31, 2020 and for the year then ended as a whole.
Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements and each listed Series’ financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements and each listed Series’ financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements and each listed Series’ financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole as of December 31, 2021 and 2020 and for the years then ended and each listed Series’ financial statements as of December 31, 2021 and for the period then ended are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●
Exercise professional judgment and maintain professional skepticism throughout the audit.
Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

●
Identify and assess the risks of material misstatement of the consolidated financial statements and each listed Series’ financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements and each listed Series’ financial statements.
●
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.
●
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements and each listed Series’ financial statements.
●
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.
/s/ Artesian CPA, LLC
Denver, Colorado
April 29, 2022

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series #KW	Series Drop 002	Series Drop 003	Series Drop 004
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$125	$774	$61	$710
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	125	774	61	710

OTHER ASSETS
Art and Other Collectible Assets	237,500	30,000	34,000	44,341
TOTAL OTHER ASSETS	237,500	30,000	34,000	44,341

TOTAL ASSETS	$237,625	$30,774	$34,061	$45,051

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	2,728	2,232	2,272	2,341
TOTAL CURRENT LIABILITIES	2,728	2,232	2,272	2,341

MEMBERS’ EQUITY
Capital Contributions	418	317	319	318
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	225,000	32,340	34,300	46,060
Membership Contributions, Manager	25,000	660	700	940
Less: Brokerage Fees	-	(323)	(343)	(461)
Total Membership Contributions	250,000	32,677	34,657	46,539
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(15,521)	(4,452)	(3,187)	(4,147)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(15,521)	(4,452)	(3,187)	(4,147)
TOTAL MEMBERS’ EQUITY	234,897	28,542	31,789	42,710

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$237,625	$30,774	$34,061	$45,051

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Drop 005	Series Drop 008	Series Drop 009	Series Drop 010
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$445	$818	$2,587	$11
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	445	818	2,587	11

OTHER ASSETS
Art and Other Collectible Assets	90,000	35,000	310,000	24,000
TOTAL OTHER ASSETS	90,000	35,000	310,000	24,000

TOTAL ASSETS	$90,445	$35,818	$312,587	$24,011

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	2,855	2,285	5,144	2,168
TOTAL CURRENT LIABILITIES	2,855	2,285	5,144	2,168

MEMBERS’ EQUITY
Capital Contributions	319	318	318	319
Equity Interest to Artist / Third party	-	8,000	-	-
Membership Contributions, net
Membership Contributions, Third party	83,600	24,200	227,100	24,500
Membership Contributions, Manager	11,400	7,800	97,900	500
Less: Brokerage Fees	(836)	(242)	(2,271)	(245)
Total Membership Contributions	94,164	31,758	322,729	24,755
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(6,893)	(6,543)	(15,604)	(3,231)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(6,893)	(6,543)	(15,604)	(3,231)
TOTAL MEMBERS’ EQUITY	87,590	33,533	307,443	21,843

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$90,445	$35,818	$312,587	$24,011

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 011	Series Gallery Drop 012	Series Gallery Drop 013	Series Gallery Drop 014
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$97	$2,494	$388	$154
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	97	2,494	388	154

OTHER ASSETS
Art and Other Collectible Assets	23,000	140,000	84,150	30,000
TOTAL OTHER ASSETS	23,000	140,000	84,150	30,000

TOTAL ASSETS	$23,097	$142,494	$84,538	$30,154

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	2,158	3,375	2,100	2,231
TOTAL CURRENT LIABILITIES	2,158	3,375	2,100	2,231

MEMBERS’ EQUITY
Capital Contributions	419	420	179	419
Equity Interest to Artist / Third party	5,000	-	-	-
Membership Contributions, net
Membership Contributions, Third party	19,500	38,625	81,300	32,340
Membership Contributions, Manager	500	111,375	8,700	660
Less: Brokerage Fees	(195)	(386)	(882)	(323)
Total Membership Contributions	19,805	149,614	89,118	32,677
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(4,285)	(10,915)	(6,859)	(5,173)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(4,285)	(10,915)	(6,859)	(5,173)
TOTAL MEMBERS’ EQUITY	20,939	139,119	82,438	27,923

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$23,097	$142,494	$84,538	$30,154

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 015	Series Gallery Drop 016	Series Gallery Drop 017	Series Gallery Drop 018
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$5	$127	$259	$65
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	5	127	259	65

OTHER ASSETS
Art and Other Collectible Assets	24,750	19,539	49,500	11,600
TOTAL OTHER ASSETS	24,750	19,539	49,500	11,600

TOTAL ASSETS	$24,755	$19,666	$49,759	$11,665

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	2,137	2,047	2,358	2,039
TOTAL CURRENT LIABILITIES	2,137	2,047	2,358	2,039

MEMBERS’ EQUITY
Capital Contributions	419	319	319	319
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	26,460	20,580	52,920	11,751
Membership Contributions, Manager	540	420	1,080	250
Less: Brokerage Fees	(265)	(206)	(529)	(118)
Total Membership Contributions	26,735	20,794	53,471	11,883
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(4,536)	(3,494)	(6,389)	(2,576)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(4,536)	(3,494)	(6,389)	(2,576)
TOTAL MEMBERS’ EQUITY	22,618	17,619	47,401	9,626

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$24,755	$19,666	$49,759	$11,665

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 019	Series Gallery Drop 020	Series Gallery Drop 021	Series Gallery Drop 022
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$7	$6	$180	$866
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	7	6	180	866

OTHER ASSETS
Art and Other Collectible Assets	18,900	-	26,560	29,948
TOTAL OTHER ASSETS	18,900	-	26,560	29,948

TOTAL ASSETS	$18,907	$6	$26,740	$30,814

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	2,114	-	2,195	2,231
TOTAL CURRENT LIABILITIES	2,114	-	2,195	2,231

MEMBERS’ EQUITY
Capital Contributions	321	2,369	321	319
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	22,050	133,725	26,950	31,360
Membership Contributions, Manager	450	2,775	550	640
Less: Brokerage Fees	(221)	(1,337)	(270)	(314)
Total Membership Contributions	22,279	135,163	27,230	31,686
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(5,807)	87,954	(3,006)	(3,422)
Distributions	-	(225,480)	-	-
Total Retained Earnings/(Accumulated Deficit)	(5,807)	(137,526)	(3,006)	(3,422)
TOTAL MEMBERS’ EQUITY	16,793	6	24,545	28,583

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$18,907	$6	$26,740	$30,814

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 023	Series Gallery Drop 024	Series Gallery Drop 025	Series Gallery Drop 026
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$103	$153	$140	$715
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	103	153	140	715

OTHER ASSETS
Art and Other Collectible Assets	15,000	23,000	-	95,000
TOTAL OTHER ASSETS	15,000	23,000	-	95,000

TOTAL ASSETS	$15,103	$23,153	$140	$95,715

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	2,076	2,158	140	2,908
TOTAL CURRENT LIABILITIES	2,076	2,158	140	2,908

MEMBERS’ EQUITY
Capital Contributions	319	319	2,175	318
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	18,620	23,520	70,000	98,000
Membership Contributions, Manager	380	480	-	2,000
Less: Brokerage Fees	(186)	(235)	(686)	(980)
Total Membership Contributions	18,814	23,765	69,314	99,020
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(6,106)	(3,089)	421	(6,531)
Distributions	-	-	(71,910)	-
Total Retained Earnings/(Accumulated Deficit)	(6,106)	(3,089)	(71,489)	(6,531)
TOTAL MEMBERS’ EQUITY	13,027	20,995	-	92,807

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$15,103	$23,153	$140	$95,715

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 027	Series Gallery Drop 028	Series Gallery Drop 029	Series Gallery Drop 030
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$119	$383	$169
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	-	119	383	169

OTHER ASSETS
Art and Other Collectible Assets	-	18,500	53,309	24,000
TOTAL OTHER ASSETS	-	18,500	53,309	24,000

TOTAL ASSETS	$-	$18,619	$53,692	$24,169

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	-	2,111	2,473	2,168
TOTAL CURRENT LIABILITIES	-	2,111	2,473	2,168

MEMBERS’ EQUITY
Capital Contributions	2,269	318	318	318
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	61,251	19,600	53,900	27,440
Membership Contributions, Manager	1,250	400	1,100	560
Less: Brokerage Fees	(613)	(196)	(539)	(274)
Total Membership Contributions	61,888	19,804	54,461	27,726
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	116,283	(3,614)	(3,560)	(6,043)
Distributions	(180,440)	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(64,157)	(3,614)	(3,560)	(6,043)
TOTAL MEMBERS’ EQUITY	-	16,508	51,219	22,001

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$-	$18,619	$53,692	$24,169

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 031	Series Gallery Drop 032	Series Gallery Drop 033	Series Gallery Drop 034
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$294	$12	$120	$2,940
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	294	12	120	2,940

OTHER ASSETS
Art and Other Collectible Assets	43,750	4,844	21,475	415,000
TOTAL OTHER ASSETS	43,750	4,844	21,475	415,000

TOTAL ASSETS	$44,044	$4,856	$21,595	$417,940

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	1,835	1,959	1,689	6,132
TOTAL CURRENT LIABILITIES	1,835	1,959	1,689	6,132

MEMBERS’ EQUITY
Capital Contributions	79	318	79	318
Equity Interest to Artist / Third party	-	-	-	10,000
Membership Contributions, net
Membership Contributions, Third party	47,040	4,798	23,520	406,500
Membership Contributions, Manager	960	202	480	8,500
Less: Brokerage Fees	(470)	(49)	(235)	(4,190)
Total Membership Contributions	47,530	4,951	23,765	410,810
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(5,400)	(2,372)	(3,938)	(9,320)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(5,400)	(2,372)	(3,938)	(9,320)
TOTAL MEMBERS’ EQUITY	42,209	2,897	19,906	411,808

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$44,044	$4,856	$21,595	$417,940

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 035	Series Gallery Drop 036	Series Gallery Drop 037	Series Gallery Drop 038
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$506	$322	$143	$35
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	506	322	143	35

OTHER ASSETS
Art and Other Collectible Assets	42,400	48,202	24,758	72,405
TOTAL OTHER ASSETS	42,400	48,202	24,758	72,405

TOTAL ASSETS	$42,906	$48,524	$24,901	$72,440

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	2,675	2,420	2,103	2,597
TOTAL CURRENT LIABILITIES	2,675	2,420	2,103	2,597

MEMBERS’ EQUITY
Capital Contributions	318	318	319	318
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	55,320	49,980	25,970	72,030
Membership Contributions, Manager	19,680	1,020	530	1,470
Less: Brokerage Fees	(735)	(500)	(260)	(735)
Total Membership Contributions	74,265	50,500	26,240	72,765
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(34,352)	(4,714)	(3,761)	(3,240)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(34,352)	(4,714)	(3,761)	(3,240)
TOTAL MEMBERS’ EQUITY	40,231	46,104	22,798	69,843

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$42,906	$48,524	$24,901	$72,440

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 039	Series Gallery Drop 040	Series Gallery Drop 041	Series Gallery Drop 042
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$62	$43	$49	$71
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	62	43	49	71

OTHER ASSETS
Art and Other Collectible Assets	62,500	33,211	4,969	20,000
TOTAL OTHER ASSETS	62,500	33,211	4,969	20,000

TOTAL ASSETS	$62,562	$33,254	$5,018	$20,071

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	2,494	1,694	1,895	2,052
TOTAL CURRENT LIABILITIES	2,494	1,694	1,895	2,052

MEMBERS’ EQUITY
Capital Contributions	318	79	318	318
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	67,490	29,570	5,499	20,990
Membership Contributions, Manager	10	5,930	1	10
Less: Brokerage Fees	(700)	(355)	(55)	(210)
Total Membership Contributions	66,800	35,145	5,445	20,790
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(7,050)	(3,664)	(2,640)	(3,089)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(7,050)	(3,664)	(2,640)	(3,089)
TOTAL MEMBERS’ EQUITY	60,068	31,560	3,123	18,019

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$62,562	$33,254	$5,018	$20,071

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 043	Series Gallery Drop 044	Series Gallery Drop 045	Series Gallery Drop 046
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$685,050	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	25,767	-	-
TOTAL CURRENT ASSETS	50	25,817	685,050	50

OTHER ASSETS
Art and Other Collectible Assets	40,200	650,000	-	50,855
TOTAL OTHER ASSETS	40,200	650,000	-	50,855

TOTAL ASSETS	$40,250	$675,817	$685,050	$50,905

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	1,888	-	-	1,241
TOTAL CURRENT LIABILITIES	1,888	-	-	1,241

MEMBERS’ EQUITY
Capital Contributions	79	79	2,117	79
Equity Interest to Artist / Third party	-	182,500	-	-
Membership Contributions, net
Membership Contributions, Third party	48,420	511,920	224,420	51,930
Membership Contributions, Manager	18,580	5,580	5,580	1,070
Less: Brokerage Fees	(670)	(4,667)	(2,300)	(530)
Total Membership Contributions	66,330	512,833	227,700	52,470
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(28,047)	(19,595)	455,233	(2,885)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(28,047)	(19,595)	455,233	(2,885)
TOTAL MEMBERS’ EQUITY	38,362	675,817	685,050	49,664

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$40,250	$675,817	$685,050	$50,905

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 047	Series Gallery Drop 048	Series Gallery Drop 049	Series Gallery Drop 050
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	29,216	56,947	214,876	27,549
TOTAL OTHER ASSETS	29,216	56,947	214,876	27,549

TOTAL ASSETS	$29,266	$56,997	$214,926	$27,599

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	1,101	1,282	2,317	1,071
TOTAL CURRENT LIABILITIES	1,101	1,282	2,317	1,071

MEMBERS’ EQUITY
Capital Contributions	79	79	79	79
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	29,390	57,140	220,490	28,900
Membership Contributions, Manager	610	860	4,510	600
Less: Brokerage Fees	(300)	(580)	(2,250)	(295)
Total Membership Contributions	29,700	57,420	222,750	29,205
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(1,614)	(1,784)	(10,220)	(2,756)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(1,614)	(1,784)	(10,220)	(2,756)
TOTAL MEMBERS’ EQUITY	28,165	55,715	212,609	26,528

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$29,266	$56,997	$214,926	$27,599

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 051	Series Gallery Drop 052	Series Gallery Drop 053	Series Gallery Drop 054
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	29,101	9,000	42,154	18,053
TOTAL OTHER ASSETS	29,101	9,000	42,154	18,053

TOTAL ASSETS	$29,151	$9,050	$42,204	$18,103

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	1,100	1,535	1,426	1,029
TOTAL CURRENT LIABILITIES	1,100	1,535	1,426	1,029

MEMBERS’ EQUITY
Capital Contributions	79	79	79	79
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	30,370	9,990	77,930	18,630
Membership Contributions, Manager	630	10	1,570	370
Less: Brokerage Fees	(310)	(100)	(795)	(190)
Total Membership Contributions	30,690	9,900	78,705	18,810
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(2,718)	(2,464)	(38,006)	(1,815)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(2,718)	(2,464)	(38,006)	(1,815)
TOTAL MEMBERS’ EQUITY	28,051	7,515	40,778	17,074

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$29,151	$9,050	$42,204	$18,103

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 055	Series Gallery Drop 056	Series Gallery Drop 057	Series Gallery Drop 058
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	45,179	20,135	8,730	16,847
TOTAL OTHER ASSETS	45,179	20,135	8,730	16,847

TOTAL ASSETS	$45,229	$20,185	$8,780	$16,897

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	1,207	1,044	1,023	1,051
TOTAL CURRENT LIABILITIES	1,207	1,044	1,023	1,051

MEMBERS’ EQUITY
Capital Contributions	79	79	79	79
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	47,490	21,190	17,990	22,390
Membership Contributions, Manager	10	10	10	10
Less: Brokerage Fees	(475)	(212)	(180)	(224)
Total Membership Contributions	47,025	20,988	17,820	22,176
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(3,082)	(1,926)	(10,142)	(6,409)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(3,082)	(1,926)	(10,142)	(6,409)
TOTAL MEMBERS’ EQUITY	44,022	19,141	7,757	15,846

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$45,229	$20,185	$8,780	$16,897

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 059	Series Gallery Drop 060	Series Gallery Drop 061	Series Gallery Drop 062
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	73,964	48,585	22,028	15,427
TOTAL OTHER ASSETS	73,964	48,585	22,028	15,427

TOTAL ASSETS	$74,014	$48,635	$22,078	$15,477

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	1,353	1,229	1,055	1,013
TOTAL CURRENT LIABILITIES	1,353	1,229	1,055	1,013

MEMBERS’ EQUITY
Capital Contributions	79	79	79	79
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	76,820	51,090	23,090	16,190
Membership Contributions, Manager	780	10	10	10
Less: Brokerage Fees	(776)	(511)	(231)	(162)
Total Membership Contributions	76,824	50,589	22,869	16,038
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(4,242)	(3,262)	(1,925)	(1,653)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(4,242)	(3,262)	(1,925)	(1,653)
TOTAL MEMBERS’ EQUITY	72,661	47,406	21,023	14,464

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$74,014	$48,635	$22,078	$15,477

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 063	Series Gallery Drop 064	Series Gallery Drop 065	Series Gallery Drop 066
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	20,035	32,056	25,135	60,158
TOTAL OTHER ASSETS	20,035	32,056	25,135	60,158

TOTAL ASSETS	$20,085	$32,106	$25,185	$60,208

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	1,043	1,122	1,044	1,501
TOTAL CURRENT LIABILITIES	1,043	1,122	1,044	1,501

MEMBERS’ EQUITY
Capital Contributions	79	79	79	79
Equity Interest to Artist / Third party	-	-	5,020	-
Membership Contributions, net
Membership Contributions, Third party	21,090	33,690	21,090	94,690
Membership Contributions, Manager	10	10	10	10
Less: Brokerage Fees	(211)	(337)	(211)	(947)
Total Membership Contributions	20,889	33,363	20,889	93,753
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(1,926)	(2,458)	(1,847)	(35,125)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(1,926)	(2,458)	(1,847)	(35,125)
TOTAL MEMBERS’ EQUITY	19,042	30,984	24,141	58,707

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$20,085	$32,106	$25,185	$60,208

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 067	Series Gallery Drop 068	Series Gallery Drop 069	Series Gallery Drop 070
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	60,106	24,042	31,590	28,855
TOTAL OTHER ASSETS	60,106	24,042	31,590	28,855

TOTAL ASSETS	$60,156	$24,092	$31,640	$28,905

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	1,304	1,069	1,141	1,076
TOTAL CURRENT LIABILITIES	1,304	1,069	1,141	1,076

MEMBERS’ EQUITY
Capital Contributions	79	79	79	79
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	63,190	25,290	36,990	32,790
Membership Contributions, Manager	10	10	10	10
Less: Brokerage Fees	(632)	(253)	(370)	(328)
Total Membership Contributions	62,568	25,047	36,630	32,472
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(3,795)	(2,103)	(6,210)	(4,722)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(3,795)	(2,103)	(6,210)	(4,722)
TOTAL MEMBERS’ EQUITY	58,852	23,023	30,499	27,829

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$60,156	$24,092	$31,640	$28,905

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 071	Series Gallery Drop 072	Series Gallery Drop 073	Series Gallery Drop 074
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	100,132	257,797	28,058	15,147
TOTAL OTHER ASSETS	100,132	257,797	28,058	15,147

TOTAL ASSETS	$100,182	$257,847	$28,108	$15,197

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	1,363	2,699	1,161	1,008
TOTAL CURRENT LIABILITIES	1,363	2,699	1,161	1,008

MEMBERS’ EQUITY
Capital Contributions	79	79	79	79
Equity Interest to Artist / Third party	25,000	52,500	-	-
Membership Contributions, net
Membership Contributions, Third party	78,890	297,490	46,590	21,990
Membership Contributions, Manager	10	10	10	10
Less: Brokerage Fees	(789)	(2,975)	(466)	(220)
Total Membership Contributions	78,111	294,525	46,134	21,780
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(4,371)	(91,956)	(19,266)	(7,670)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(4,371)	(91,956)	(19,266)	(7,670)
TOTAL MEMBERS’ EQUITY	98,819	255,148	26,947	14,189

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$100,182	$257,847	$28,108	$15,197

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 075	Series Gallery Drop 076	Series Gallery Drop 077	Series Gallery Drop 078
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	55,447	9,447	19,265	20,947
TOTAL OTHER ASSETS	55,447	9,447	19,265	20,947

TOTAL ASSETS	$55,497	$9,497	$19,315	$20,997

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	522	1,235	1,114	1,008
TOTAL CURRENT LIABILITIES	522	1,235	1,114	1,008

MEMBERS’ EQUITY
Capital Contributions	-	79	79	79
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	54,520	57,684	38,790	21,990
Membership Contributions, Manager	3,780	616	10	10
Less: Brokerage Fees	(583)	(583)	(388)	(220)
Total Membership Contributions	57,717	57,717	38,412	21,780
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(2,742)	(49,534)	(20,290)	(1,870)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(2,742)	(49,534)	(20,290)	(1,870)
TOTAL MEMBERS’ EQUITY	54,975	8,262	18,201	19,989

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$55,497	$9,497	$19,315	$20,997

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 079	Series Gallery Drop 080	Series Gallery Drop 082	Series Gallery Drop 083
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	20,133	15,026	80,141	23,779
TOTAL OTHER ASSETS	20,133	15,026	80,141	23,779

TOTAL ASSETS	$20,183	$15,076	$80,191	$23,829

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	1,004	971	1,395	1,167
TOTAL CURRENT LIABILITIES	1,004	971	1,395	1,167

MEMBERS’ EQUITY
Capital Contributions	79	79	79	79
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	21,190	15,790	84,190	47,390
Membership Contributions, Manager	10	10	10	10
Less: Brokerage Fees	(212)	(158)	(842)	(474)
Total Membership Contributions	20,988	15,642	83,358	46,926
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(1,888)	(1,616)	(4,641)	(24,343)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(1,888)	(1,616)	(4,641)	(24,343)
TOTAL MEMBERS’ EQUITY	19,179	14,105	78,796	22,662

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$20,183	$15,076	$80,191	$23,829

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 086	Series Gallery Drop 089	Series Gallery Drop 091	Series Gallery Drop 093
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	342,458	23,946	18,039	43,547
TOTAL OTHER ASSETS	342,458	23,946	18,039	43,547

TOTAL ASSETS	$342,508	$23,996	$18,089	$43,597

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	1,421	989	404	1,117
TOTAL CURRENT LIABILITIES	1,421	989	404	1,117

MEMBERS’ EQUITY
Capital Contributions	79	79	-	79
Equity Interest to Artist / Third party	270,000	-	-	-
Membership Contributions, net
Membership Contributions, Third party	94,690	25,190	39,390	45,790
Membership Contributions, Manager	10	10	10	10
Less: Brokerage Fees	(947)	(252)	(394)	(458)
Total Membership Contributions	93,753	24,948	39,006	45,342
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(22,745)	(2,020)	(21,321)	(2,941)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(22,745)	(2,020)	(21,321)	(2,941)
TOTAL MEMBERS’ EQUITY	341,087	23,007	17,685	42,480

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$342,508	$23,996	$18,089	$43,597

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 094	Series Gallery Drop 095	Series Gallery Drop 096	Series Gallery Drop 097
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$-
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	-

OTHER ASSETS
Art and Other Collectible Assets	21,669	34,779	21,032	-
TOTAL OTHER ASSETS	21,669	34,779	21,032	-

TOTAL ASSETS	$21,719	$34,829	$21,082	$-

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	541	1,128	1,022	-
TOTAL CURRENT LIABILITIES	541	1,128	1,022	-

MEMBERS’ EQUITY
Capital Contributions	-	79	79	569
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	22,790	47,590	30,490	31,590
Membership Contributions, Manager	10	10	10	10
Less: Brokerage Fees	(228)	(476)	(305)	(316)
Total Membership Contributions	22,572	47,124	30,195	31,284
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(1,394)	(13,502)	(10,214)	269,197
Distributions	-	-	-	(301,050)
Total Retained Earnings/(Accumulated Deficit)	(1,394)	(13,502)	(10,214)	(31,853)
TOTAL MEMBERS’ EQUITY	21,178	33,701	20,060	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$21,719	$34,829	$21,082	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 098	Series Gallery Drop 099	Series Gallery Drop 100	Series Gallery Drop 101
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	14,025	130,228	17,553	180,003
TOTAL OTHER ASSETS	14,025	130,228	17,553	180,003

TOTAL ASSETS	$14,075	$130,278	$17,603	$180,053

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	923	910	952	1,290
TOTAL CURRENT LIABILITIES	923	910	952	1,290

MEMBERS’ EQUITY
Capital Contributions	79	-	79	-
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	14,690	136,790	19,490	211,290
Membership Contributions, Manager	10	10	10	10
Less: Brokerage Fees	(147)	(1,368)	(195)	(2,113)
Total Membership Contributions	14,553	135,432	19,305	209,187
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(1,480)	(6,064)	(2,733)	(30,424)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(1,480)	(6,064)	(2,733)	(30,424)
TOTAL MEMBERS’ EQUITY	13,152	129,368	16,651	178,763

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$14,075	$130,278	$17,603	$180,053

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 102	Series Gallery Drop 103	Series Gallery Drop 104	Series Gallery Drop 105
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	8,985	17,531	12,511	42,989
TOTAL OTHER ASSETS	8,985	17,531	12,511	42,989

TOTAL ASSETS	$9,035	$17,581	$12,561	$43,039

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	490	473	874	723
TOTAL CURRENT LIABILITIES	490	473	874	723

MEMBERS’ EQUITY
Capital Contributions	-	-	79	-
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	14,790	18,390	13,090	64,990
Membership Contributions, Manager	10	10	10	10
Less: Brokerage Fees	(148)	(184)	(131)	(650)
Total Membership Contributions	14,652	18,216	12,969	64,350
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(6,107)	(1,108)	(1,361)	(22,034)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(6,107)	(1,108)	(1,361)	(22,034)
TOTAL MEMBERS’ EQUITY	8,545	17,108	11,687	42,316

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$9,035	$17,581	$12,561	$43,039

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 107	Series Gallery Drop 108	Series Gallery Drop 109	Series Gallery Drop 110
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	22,646	30,171	30,800	10,098
TOTAL OTHER ASSETS	22,646	30,171	30,800	10,098

TOTAL ASSETS	$22,696	$30,221	$30,850	$10,148

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	941	596	587	430
TOTAL CURRENT LIABILITIES	941	596	587	430

MEMBERS’ EQUITY
Capital Contributions	79	-	-	-
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	23,790	31,690	32,390	10,590
Membership Contributions, Manager	10	10	10	10
Less: Brokerage Fees	(238)	(317)	(324)	(106)
Total Membership Contributions	23,562	31,383	32,076	10,494
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(1,886)	(1,758)	(1,813)	(776)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(1,886)	(1,758)	(1,813)	(776)
TOTAL MEMBERS’ EQUITY	21,755	29,625	30,263	9,718

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$22,696	$30,221	$30,850	$10,148

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 111	Series Gallery Drop 112	Series Gallery Drop 113	Series Gallery Drop 114
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	18,032	72,100	55,097	12,830
TOTAL OTHER ASSETS	18,032	72,100	55,097	12,830

TOTAL ASSETS	$18,082	$72,150	$55,147	$12,880

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$-
Due to Manager	445	880	708	410
TOTAL CURRENT LIABILITIES	445	880	708	410

MEMBERS’ EQUITY
Capital Contributions	-	-	-	-
Equity Interest to Artist / Third party	-	15,000	-	-
Membership Contributions, net
Membership Contributions, Third party	18,890	59,990	57,890	12,490
Membership Contributions, Manager	10	10	10	1,010
Less: Brokerage Fees	(189)	(600)	(579)	(135)
Total Membership Contributions	18,711	59,400	57,321	13,365
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(1,074)	(3,130)	(2,882)	(895)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(1,074)	(3,130)	(2,882)	(895)
TOTAL MEMBERS’ EQUITY	17,637	71,270	54,439	12,470

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$18,082	$72,150	$55,147	$12,880

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 115	Series Gallery Drop 116	Series Gallery Drop 117	Series Gallery Drop 118
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$-	$-	$-
Subscription Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	-	-	-

OTHER ASSETS
Art and Other Collectible Assets	15,728	225,395	72,649	19,193
TOTAL OTHER ASSETS	15,728	225,395	72,649	19,193

TOTAL ASSETS	$15,778	$225,395	$72,649	$19,193

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$225,000	$89,000	$28,545
Due to Manager	429	-	-	-
TOTAL CURRENT LIABILITIES	429	225,000	89,000	28,545

MEMBERS’ EQUITY
Capital Contributions	-	395	149	48
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	16,490	-	-	-
Membership Contributions, Manager	10	-	-	-
Less: Brokerage Fees	(165)	-	-	-
Total Membership Contributions	16,335	-	-	-
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	(986)	-	(16,500)	(9,400)
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	(986)	-	(16,500)	(9,400)
TOTAL MEMBERS’ EQUITY	15,349	395	(16,351)	(9,352)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$15,778	$225,395	$72,649	$19,193

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 119	Series Gallery Drop 120	Series Gallery Drop 121	Series Gallery Drop 122
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$-	$-	$-
Subscription Receivable	-	-	-	115,800
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	-	-	-	115,800

OTHER ASSETS
Art and Other Collectible Assets	84,140	26,499	31,252	110,184
TOTAL OTHER ASSETS	84,140	26,499	31,252	110,184

TOTAL ASSETS	$84,140	$26,499	$31,252	$225,984

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$84,000	$26,400	$31,200	$110,000
Due to Manager	-	-	-	-
TOTAL CURRENT LIABILITIES	84,000	26,400	31,200	110,000

MEMBERS’ EQUITY
Capital Contributions	140	99	52	184
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	-	-	-	115,798
Membership Contributions, Manager	-	-	-	2
Less: Brokerage Fees	-	-	-	-
Total Membership Contributions	-	-	-	115,800
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	-	-	-	-
Distributions	-	-	-	-
Total Retained Earnings/(Accumulated Deficit)	-	-	-	-
TOTAL MEMBERS’ EQUITY	140	99	52	115,984

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$84,140	$26,499	$31,252	$225,984

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Gallery Drop 123	Unallocated	Total Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$-	$704,758
Subscription Receivable	-	-	115,800
Prepayments to Manager	-	-	25,767
TOTAL CURRENT ASSETS	-	-	846,325

OTHER ASSETS
Art and Other Collectible Assets	44,518	-	6,441,880
TOTAL OTHER ASSETS	44,518	-	6,441,880

TOTAL ASSETS	$44,518	$-	$7,288,205

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$44,444	$-	$638,589
Due to Manager	-	23,747	179,931
TOTAL CURRENT LIABILITIES	44,444	23,747	818,520

MEMBERS’ EQUITY
Capital Contributions	74	7,281	33,064
Equity Interest to Artist / Third party	-	-	573,020
Membership Contributions, net
Membership Contributions, Third party	-	-	6,287,851
Membership Contributions, Manager	-		364,451
Less: Brokerage Fees	-	-	(59,892)
Total Membership Contributions	-	-	6,592,410
Retained Earnings/(Accumulated Deficit)
Retained Earnings/(Accumulated Deficit)	-	(31,028)	50,071
Distributions	-	-	(778,880)
Total Retained Earnings/(Accumulated Deficit)	-	(31,028)	(728,809)
TOTAL MEMBERS’ EQUITY	74	(23,747)	6,469,685

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$44,518	$-	$7,288,205

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series #KW Consol. Info	Series Drop 002 Consol. Info	Series Drop 003 Consol. Info	Series Drop 004 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$1,787	$774	$61	$710
Subscriptions Receivable	-	-	-	-
TOTAL CURRENT ASSETS	1,787	774	61	710

OTHER ASSETS
Art and Other Collectible Assets	237,500	30,000	34,000	44,341
TOTAL OTHER ASSETS	237,500	30,000	34,000	44,341

TOTAL ASSETS	$239,287	$30,774	$34,061	$45,051

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	-	-	-	-
Due to Manager	368	368	367	368
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	368	368	367	368
TOTAL CURRENT LIABILITIES	368	368	367	368

MEMBERS’ EQUITY
Contributed Capital	339	238	240	239
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	250,000	32,677	34,657	46,539
Accumulated Deficit	(11,420)	(2,509)	(1,203)	(2,095)
TOTAL MEMBERS’ EQUITY	238,919	30,406	33,694	44,683

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$239,287	$30,774	$34,061	$45,051

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Drop 005 Consol. Info	Series Drop 006 Consol. Info	Series Drop 007 Consol. Info	Series Drop 008 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$445	$-	$-	$818
Subscriptions Receivable	-	-	-	-
TOTAL CURRENT ASSETS	445	-	-	818

OTHER ASSETS
Art and Other Collectible Assets	90,000	-	-	35,000
TOTAL OTHER ASSETS	90,000	-	-	35,000

TOTAL ASSETS	$90,445	$-	$-	$35,818

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	-	-	-	-
Due to Manager	367	-	-	368
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	367	-	-	368
TOTAL CURRENT LIABILITIES	367	-	-	368

MEMBERS’ EQUITY
Contributed Capital	240	-	-	239
Equity Interest to Artist / Third party	-	-	-	8,000
Membership Contributions	94,164	-	-	31,758
Accumulated Deficit	(4,326)	-	-	(4,547)
TOTAL MEMBERS’ EQUITY	90,078	-	-	35,450

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$90,445	$-	$-	$35,818

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Drop 009 Consol. Info	Series Drop 010 Consol. Info	Series Gallery Drop 011 Consol. Info	Series Gallery Drop 012 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$2,587	$11	$97	$2,494
Subscriptions Receivable	-	-	-	-
TOTAL CURRENT ASSETS	2,587	11	97	2,494

OTHER ASSETS
Art and Other Collectible Assets	310,000	24,000	23,000	140,000
TOTAL OTHER ASSETS	310,000	24,000	23,000	140,000

TOTAL ASSETS	$312,587	$24,011	$23,097	$142,494

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	-	-	-	-
Due to Manager	368	367	367	367
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	368	367	367	367
TOTAL CURRENT LIABILITIES	368	367	367	367

MEMBERS’ EQUITY
Contributed Capital	239	240	340	340
Equity Interest to Artist / Third party	-	-	5,000	-
Membership Contributions	322,729	24,755	19,805	149,614
Accumulated Deficit	(10,749)	(1,351)	(2,415)	(7,827)
TOTAL MEMBERS’ EQUITY	312,219	23,644	22,730	142,127

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$312,587	$24,011	$23,097	$142,494

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 013 Consol. Info	Series Gallery Drop 014 Consol. Info	Series Gallery Drop 015 Consol. Info	Series Gallery Drop 016 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$154	$5	$134
Subscriptions Receivable	90,000	-	-	-
TOTAL CURRENT ASSETS	90,000	154	5	134

OTHER ASSETS
Art and Other Collectible Assets	84,150	30,000	24,750	19,539
TOTAL OTHER ASSETS	84,150	30,000	24,750	19,539

TOTAL ASSETS	$174,150	$30,154	$24,755	$19,673

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$1,578	$-	$-	$-
Notes Payable – related party	84,150	-	-	-
Due to Manager	-	367	367	374
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	85,728	367	367	374
TOTAL CURRENT LIABILITIES	85,728	367	367	374

MEMBERS’ EQUITY
Contributed Capital	100	340	340	240
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	90,000	32,677	26,735	20,794
Accumulated Deficit	(1,678)	(3,230)	(2,687)	(1,735)
TOTAL MEMBERS’ EQUITY	88,422	29,787	24,388	19,299

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$174,150	$30,154	$24,755	$19,673

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 017 Consol. Info	Series Gallery Drop 018 Consol. Info	Series Gallery Drop 019 Consol. Info	Series Gallery Drop 020 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$259	$65	$7	$485
Subscriptions Receivable	-	-	-	-
TOTAL CURRENT ASSETS	259	65	7	485

OTHER ASSETS
Art and Other Collectible Assets	49,500	11,600	18,900	134,000
TOTAL OTHER ASSETS	49,500	11,600	18,900	134,000

TOTAL ASSETS	$49,759	$11,665	$18,907	$134,485

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	-	-	-	-
Due to Manager	367	367	367	367
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	367	367	367	367
TOTAL CURRENT LIABILITIES	367	367	367	367

MEMBERS’ EQUITY
Contributed Capital	240	240	241	240
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	53,471	11,883	22,279	135,163
Accumulated Deficit	(4,319)	(825)	(3,980)	(1,285)
TOTAL MEMBERS’ EQUITY	49,392	11,298	18,540	134,118

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$49,759	$11,665	$18,907	$134,485

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 021 Consol. Info	Series Gallery Drop 022 Consol. Info	Series Gallery Drop 023 Consol. Info	Series Gallery Drop 024 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$180	$866	$103	$153
Subscriptions Receivable	-	-	-	-
TOTAL CURRENT ASSETS	180	866	103	153

OTHER ASSETS
Art and Other Collectible Assets	26,560	29,948	15,000	23,000
TOTAL OTHER ASSETS	26,560	29,948	15,000	23,000

TOTAL ASSETS	$26,740	$30,814	$15,103	$23,153

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	-	-	-	-
Due to Manager	366	367	367	367
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	-	-	-	-
TOTAL CURRENT LIABILITIES	-	-	-	-

MEMBERS’ EQUITY
Contributed Capital	242	240	240	240
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	27,230	31,686	18,814	23,765
Accumulated Deficit	(1,098)	(1,479)	(4,318)	(1,219)
TOTAL MEMBERS’ EQUITY	26,374	30,447	14,736	22,786

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$26,740	$30,814	$15,103	$23,153

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 025 Consol. Info	Series Gallery Drop 026 Consol. Info	Series Gallery Drop 027 Consol. Info	Series Gallery Drop 028 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$75,289	$715	$440	$119
Subscriptions Receivable	-	-	-	-
TOTAL CURRENT ASSETS	75,289	715	440	119

OTHER ASSETS
Art and Other Collectible Assets	-	95,000	61,000	18,500
TOTAL OTHER ASSETS	-	95,000	61,000	18,500

TOTAL ASSETS	$75,289	$95,715	$61,440	$18,619

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	-	-	-	-
Due to Manager	367	367	367	367
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	367	367	367	367
TOTAL CURRENT LIABILITIES	367	367	367	367

MEMBERS’ EQUITY
Contributed Capital	5,047	239	239	239
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	69,314	99,020	61,888	19,804
Retained Earnings/(Accumulated Deficit)	561	(3,911)	(1,054)	(1,791)
TOTAL MEMBERS’ EQUITY	74,922	95,348	61,073	18,252

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$75,289	$95,715	$61,440	$18,619

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 029 Consol. Info	Series Gallery Drop 030 Consol. Info	Series Gallery Drop 031 Consol. Info	Series Gallery Drop 032 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$383	$169	$-	$4,927
Subscriptions Receivable	-	-	48,000	-
TOTAL CURRENT ASSETS	383	169	48,000	4,927

OTHER ASSETS
Art and Other Collectible Assets	53,309	24,000	43,750	4,844
TOTAL OTHER ASSETS	53,309	24,000	43,750	4,844

TOTAL ASSETS	$53,692	$24,169	$91,750	$9,771

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$793	$-
Notes Payable – related party	-	-	43,750	4,844
Due to Manager	367	367	-	438
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	367	367	44,543	5,282
TOTAL CURRENT LIABILITIES	367	367	44,543	5,282

MEMBERS’ EQUITY
Contributed Capital	239	239	-	239
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	54,461	27,726	48,000	4,951
Accumulated Deficit	(1,375)	(4,163)	(793)	(701)
TOTAL MEMBERS’ EQUITY	53,325	23,802	47,207	4,489

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$53,692	$24,169	$91,750	$9,771

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 033 Consol. Info	Series Gallery Drop 034 Consol. Info	Series Gallery Drop 035 Consol. Info	Series Gallery Drop 036 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$2,940	$506	$290
Subscriptions Receivable	23,790	-	-	-
TOTAL CURRENT ASSETS	23,790	2,940	506	290

OTHER ASSETS
Art and Other Collectible Assets	21,475	405,000	72,700	48,202
TOTAL OTHER ASSETS	21,475	405,000	72,700	48,202

TOTAL ASSETS	$45,265	$407,940	$73,206	$48,492

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$389	$-	$-	$-
Notes Payable – related party	21,475	-	-	-
Due to Manager	-	367	367	367
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	21,864	367	367	367
TOTAL CURRENT LIABILITIES	21,864	367	367	367

MEMBERS’ EQUITY
Contributed Capital	-	239	239	239
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	23,790	410,810	74,265	50,500
Accumulated Deficit	(389)	(3,476)	(1,665)	(2,614)
TOTAL MEMBERS’ EQUITY	23,401	407,573	72,839	48,125

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$45,265	$407,940	$73,206	$48,492

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 037 Consol. Info	Series Gallery Drop 038 Consol. Info	Series Gallery Drop 039 Consol. Info	Series Gallery Drop 040 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$143	$35	$62	$-
Subscriptions Receivable	-	-	-	35,490
TOTAL CURRENT ASSETS	143	35	62	35,490

OTHER ASSETS
Art and Other Collectible Assets	24,758	72,405	62,500	33,211
TOTAL OTHER ASSETS	24,758	72,405	62,500	33,211

TOTAL ASSETS	$24,901	$72,440	$62,562	$68,701

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	-	-	-	33,211
Due to Manager	367	367	367	-
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	367	367	367	33,211
TOTAL CURRENT LIABILITIES	367	367	367	33,211

MEMBERS’ EQUITY
Contributed Capital	240	239	239	-
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	26,240	72,765	66,800	35,490
Accumulated Deficit	(1,946)	(931)	(4,844)	-
TOTAL MEMBERS’ EQUITY	24,534	72,073	62,195	35,490

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$24,901	$72,440	$62,562	$68,701

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 041 Consol. Info	Series Gallery Drop 042 Consol. Info	Series Gallery Drop 043 Consol. Info	Series Gallery Drop 044 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$49	$71	$-	$-
Subscriptions Receivable	-	-	66,960	-
TOTAL CURRENT ASSETS	49	71	66,960	-

OTHER ASSETS
Art and Other Collectible Assets	4,969	20,000	63,000	650,000
TOTAL OTHER ASSETS	4,969	20,000	63,000	650,000

TOTAL ASSETS	$5,018	$20,071	$129,960	$650,000

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	-	-	63,000	416,700
Due to Manager	367	367	-	-
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	367	367	63,000	416,700
TOTAL CURRENT LIABILITIES	367	367	63,000	416,700

MEMBERS’ EQUITY
Contributed Capital	239	239	-	-
Equity Interest to Artist / Third party	-	-	-	233,300
Membership Contributions	5,445	20,790	66,960	-
Accumulated Deficit	(1,033)	(1,325)	-	-
TOTAL MEMBERS’ EQUITY	4,651	19,704	66,960	233,300

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$5,018	$20,071	$129,960	$650,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 045 Consol. Info	Series Gallery Drop 046 Consol. Info	Series Gallery Drop 047 Consol. Info	Series Gallery Drop 048 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$-	$-	$-
Subscriptions Receivable	229,790	-	-	-
TOTAL CURRENT ASSETS	229,790	-	-	-

OTHER ASSETS
Art and Other Collectible Assets	216,000	50,400	28,800	56,250
TOTAL OTHER ASSETS	216,000	50,400	28,800	56,250

TOTAL ASSETS	$445,790	$50,400	$28,800	$56,250

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	216,000	50,400	28,800	56,250
Due to Manager	-	-	-	-
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	216,000	50,400	28,800	56,250
TOTAL CURRENT LIABILITIES	216,000	50,400	28,800	56,250

MEMBERS’ EQUITY
Contributed Capital	-	-	-	-
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	229,790	-	-	-
Accumulated Deficit	-	-	-	-
TOTAL MEMBERS’ EQUITY	229,790	-	-	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$445,790	$50,400	$28,800	$56,250

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 049 Consol. Info	Series Gallery Drop 050 Consol. Info	Series Gallery Drop 051 Consol. Info	Series Gallery Drop 052 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$-	$-	$-
Subscriptions Receivable	-	-	-	10,000
TOTAL CURRENT ASSETS	-	-	-	10,000

OTHER ASSETS
Art and Other Collectible Assets	214,500	25,000	29,000	9,000
TOTAL OTHER ASSETS	214,500	25,000	29,000	9,000

TOTAL ASSETS	$214,500	$25,000	$29,000	$19,000

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	214,500	25,000	29,000	9,000
Due to Manager	-	-	-	-
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	214,500	25,000	29,000	9,000
TOTAL CURRENT LIABILITIES	214,500	25,000	29,000	9,000

MEMBERS’ EQUITY
Contributed Capital	-	-	-	-
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	-	-	-	10,000
Accumulated Deficit	-	-	-	-
TOTAL MEMBERS’ EQUITY	-	-	-	10,000

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$214,500	$25,000	$29,000	$19,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 053 Consol. Info	Series Gallery Drop 054 Consol. Info	Series Gallery Drop 055 Consol. Info	Series Gallery Drop 056 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$-	$-	$-
Subscriptions Receivable	-	-	-	-
TOTAL CURRENT ASSETS	-	-	-	-

OTHER ASSETS
Art and Other Collectible Assets	78,000	18,000	45,100	20,100
TOTAL OTHER ASSETS	78,000	18,000	45,100	20,100

TOTAL ASSETS	$78,000	$18,000	$45,100	$20,100

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	78,000	18,000	45,100	20,100
Due to Manager	-	-	-	-
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	78,000	18,000	45,100	20,100
TOTAL CURRENT LIABILITIES	78,000	18,000	45,100	20,100

MEMBERS’ EQUITY
Contributed Capital	-	-	-	-
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	-	-	-	-
Accumulated Deficit	-	-	-	-
TOTAL MEMBERS’ EQUITY	-	-	-	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$78,000	$18,000	$45,100	$20,100

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 057 Consol. Info	Series Gallery Drop 058 Consol. Info	Series Gallery Drop 059 Consol. Info	Series Gallery Drop 060 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$-	$-	$-
Subscriptions Receivable	-	-	-	-
TOTAL CURRENT ASSETS	-	-	-	-

OTHER ASSETS
Art and Other Collectible Assets	17,100	21,260	73,700	48,500
TOTAL OTHER ASSETS	17,100	21,260	73,700	48,500

TOTAL ASSETS	$17,100	$21,260	$73,700	$48,500

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	17,100	21,260	73,700	48,500
Due to Manager	-	-	-	-
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	17,100	21,260	73,700	48,500
TOTAL CURRENT LIABILITIES	17,100	21,260	73,700	48,500

MEMBERS’ EQUITY
Contributed Capital	-	-	-	-
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	-	-	-	-
Accumulated Deficit	-	-	-	-
TOTAL MEMBERS’ EQUITY	-	-	-	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$17,100	$21,260	$73,700	$48,500

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 061 Consol. Info	Series Gallery Drop 062 Consol. Info	Series Gallery Drop 063 Consol. Info	Series Gallery Drop 064 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$-	$-	$-
Subscriptions Receivable	-	-	-	-
TOTAL CURRENT ASSETS	-	-	-	-

OTHER ASSETS
Art and Other Collectible Assets	21,990	15,400	20,000	32,000
TOTAL OTHER ASSETS	21,990	15,400	20,000	32,000

TOTAL ASSETS	$21,990	$15,400	$20,000	$32,000

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$-	$-	$-
Notes Payable – related party	21,990	15,400	20,000	32,000
Due to Manager	-	-	-	-
Equity Due to Artist	-	-	-	-
TOTAL OTHER CURRENT LIABILITIES	21,990	15,400	20,000	32,000
TOTAL CURRENT LIABILITIES	21,990	15,400	20,000	32,000

MEMBERS’ EQUITY
Contributed Capital	-	-	-	-
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions	-	-	-	-
Accumulated Deficit	-	-	-	-
TOTAL MEMBERS’ EQUITY	-	-	-	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$21,990	$15,400	$20,000	$32,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Unallocated	Total Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$98,333
Subscriptions Receivable	-	504,030
TOTAL CURRENT ASSETS	-	602,363

OTHER ASSETS
Art and Other Collectible Assets	-	4,253,511
TOTAL OTHER ASSETS	-	4,253,511

TOTAL ASSETS	$-	$4,855,874

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$-	$2,760
Notes Payable – related party	-	1,707,230
Due to Manager	10,281	23,575
Equity Due to Artist	-	-
TOTAL OTHER CURRENT LIABILITIES	10,281	1,733,565
TOTAL CURRENT LIABILITIES	10,281	$1,733,565

MEMBERS’ EQUITY
Contributed Capital	7,282	21,313
Equity Interest to Artist / Third party	-	246,300
Membership Contributions	-	2,980,004
Accumulated Deficit	(17,563)	(125,308)
TOTAL MEMBERS’ EQUITY	(10,281)	3,122,309

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$-	$4,855,874

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series #KW	Series Drop 002	Series Drop 003	Series Drop 004
Operating Expense
Organizational Costs	$1,631	$1,631	$1,631	$1,591
Sourcing Fees	-	-	-	-
Transportation, Storage and Insurance	2,470	312	353	461
Total Operating Expenses	4,101	1,943	1,984	2,052
Loss from Operations	(4,101)	(1,943)	(1,984)	(2,052)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	-	-	-	-

Income/(Loss) Before Income Taxes	(4,101)	(1,943)	(1,984)	(2,052)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(4,101)	$(1,943)	$(1,984)	$(2,052)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.41)	$(1.94)	$(1.98)	$(2.05)
Weighted Average Membership Interests	10,000	1,000	1,000	1,000

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Drop 005	Series Drop 008	Series Drop 009	Series Drop 010
Operating Expense
Organizational Costs	$1,631	$1,631	$1,631	$1,631
Sourcing Fees	-	-	-	-
Transportation, Storage and Insurance	936	365	3,224	249
Total Operating Expenses	2,567	1,996	4,855	1,880
Loss from Operations	(2,567)	(1,996)	(4,855)	(1,880)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	-	-	-	-

Income/(Loss) Before Income Taxes	(2,567)	(1,996)	(4,855)	(1,880)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(2,567)	$(1,996)	$(4,855)	$(1,880)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(2.05)	$(2.00)	$(1.49)	$(1.88)
Weighted Average Membership Interests	1,250	1,000	3,250	1,000

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 011	Series Gallery Drop 012	Series Gallery Drop 013	Series Gallery Drop 014
Operating Expense
Organizational Costs	$1,631	$1,631	$1,706	$1,631
Sourcing Fees	-	-	1,800	-
Transportation, Storage and Insurance	239	1,456	1,675	312
Total Operating Expenses	1,870	3,087	5,181	1,943
Loss from Operations	(1,870)	(3,087)	(5,181)	(1,943)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	-	-	-	-

Income/(Loss) Before Income Taxes	(1,870)	(3,087)	(5,181)	(1,943)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(1,870)	$(3,087)	$(5,181)	$(1,943)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(1.87)	$(1.54)	$(3.45)	$(1.94)
Weighted Average Membership Interests	1,000	2,000	1,500	1,000

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 015	Series Gallery Drop 016	Series Gallery Drop 017	Series Gallery Drop 018
Operating Expense
Organizational Costs	$1,591	$1,556	$1,556	$1,631
Sourcing Fees	-	-	-	-
Transportation, Storage and Insurance	258	203	514	120
Total Operating Expenses	1,849	1,759	2,070	1,751
Loss from Operations	(1,849)	(1,759)	(2,070)	(1,751)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	-	-	-	-

Income/(Loss) Before Income Taxes	(1,849)	(1,759)	(2,070)	(1,751)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(1,849)	$(1,759)	$(2,070)	$(1,751)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(1.85)	$(1.76)	$(2.07)	$(3.65)
Weighted Average Membership Interests	1,000	1,000	1,000	480

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 019	Series Gallery Drop 020	Series Gallery Drop 021	Series Gallery Drop 022
Operating Expense
Organizational Costs	$1,631	$992	$1,631	$1,631
Sourcing Fees	-	-	-	-
Transportation, Storage and Insurance	196	769	277	312
Total Operating Expenses	1,827	1,761	1,908	1,943
Loss from Operations	(1,827)	(1,761)	(1,908)	(1,943)

Other Income/(Expenses)
Gain on Sale of Asset	-	91,000	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	-	91,000	-	-

Income/(Loss) Before Income Taxes	(1,827)	89,239	(1,908)	(1,943)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(1,827)	$89,239	$(1,908)	$(1,943)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(2.44)	$49.03	$(1.73)	$(1.94)
Weighted Average Membership Interests	750	1,820	1,100	1,000

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 023	Series Gallery Drop 024	Series Gallery Drop 025	Series Gallery Drop 026
Operating Expense
Organizational Costs	$1,631	$1,631	$-	$1,631
Sourcing Fees	-	-	-	-
Transportation, Storage and Insurance	157	239	-	989
Total Operating Expenses	1,788	1,870	-	2,620
Loss from Operations	(1,788)	(1,870)	-	(2,620)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	-	-	-	-

Income/(Loss) Before Income Taxes	(1,788)	(1,870)	-	(2,620)
Provision for Income Taxes	-	-	140	-
Net Income/(Loss)	$(1,788)	$(1,870)	$(140)	$(2,620)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(1.79)	$(1.87)	$(0.14)	$(1.31)
Weighted Average Membership Interests	1,000	1,000	1,000	2,000

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 027	Series Gallery Drop 028	Series Gallery Drop 029	Series Gallery Drop 030
Operating Expense
Organizational Costs	$1,312	$1,631	$1,631	$1,631
Sourcing Fees	-	-	-	-
Transportation, Storage and Insurance	351	192	554	249
Total Operating Expenses	1,663	1,823	2,185	1,880
Loss from Operations	(1,663)	(1,823)	(2,185)	(1,880)

Other Income/(Expenses)
Gain on Sale of Asset	119,000	-	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	119,000	-	-	-

Income/(Loss) Before Income Taxes	117,337	(1,823)	(2,185)	(1,880)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$117,337	$(1,823)	$(2,185)	$(1,880)

Basic and Diluted Earnings/(Loss) per Membership Interest	$23.47	$(0.91)	$(0.44)	$(0.94)
Weighted Average Membership Interests	5,000	2,000	5,000	2,000

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 031	Series Gallery Drop 032	Series Gallery Drop 033	Series Gallery Drop 034
Operating Expense
Organizational Costs	$1,681	$1,631	$1,680	$1,631
Sourcing Fees	1,987	-	1,584	-
Transportation, Storage and Insurance	939	40	285	4,213
Total Operating Expenses	4,607	1,671	3,549	5,844
Loss from Operations	(4,607)	(1,671)	(3,549)	(5,844)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	-	-	-	-

Income/(Loss) Before Income Taxes	(4,607)	(1,671)	(3,549)	(5,844)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(4,607)	$(1,671)	$(3,549)	$(5,844)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(2.30)	$(0.33)	$(1.48)	$(0.28)
Weighted Average Membership Interests	2,000	5,000	2,400	21,250

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 035	Series Gallery Drop 036	Series Gallery Drop 037	Series Gallery Drop 038
Operating Expense
Organizational Costs	$1,631	$1,599	$1,556	$1,556
Sourcing Fees	-	-	-	-
Transportation, Storage and Insurance	756	501	258	753
Total Operating Expenses	2,387	2,100	1,814	2,309
Loss from Operations	(2,387)	(2,100)	(1,814)	(2,309)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	(30,300)	-	-	-
Total Other Income/(Expenses)	(30,300)	-	-	-

Income/(Loss) Before Income Taxes	(32,687)	(2,100)	(1,814)	(2,309)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(32,687)	$(2,100)	$(1,814)	$(2,309)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(8.72)	$(0.41)	$(0.68)	$(0.31)
Weighted Average Membership Interests	3,750	5,100	2,650	7,350

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 039	Series Gallery Drop 040	Series Gallery Drop 041	Series Gallery Drop 042
Operating Expense
Organizational Costs	$1,556	$1,606	$1,556	$1,556
Sourcing Fees	-	1,594	-	-
Transportation, Storage and Insurance	650	464	51	208
Total Operating Expenses	2,206	3,664	1,607	1,764
Loss from Operations	(2,206)	(3,664)	(1,607)	(1,764)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	-	-	-	-

Income/(Loss) Before Income Taxes	(2,206)	(3,664)	(1,607)	(1,764)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(2,206)	$(3,664)	$(1,607)	$(1,764)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.33)	$(1.03)	$(0.29)	$(0.84)
Weighted Average Membership Interests	6,750	3,550	5,500	2,100

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 043	Series Gallery Drop 044	Series Gallery Drop 045	Series Gallery Drop 046
Operating Expense
Organizational Costs	$1,606	$1,756	$1,606	$1,041
Sourcing Fees	2,687	10,440	10,762	1,409
Transportation, Storage and Insurance	954	7,399	1,399	435
Total Operating Expenses	5,247	19,595	13,767	2,885
Loss from Operations	(5,247)	(19,595)	(13,767)	(2,885)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	469,000	-
(Loss) on Impairment	(22,800)	-	-	-
Total Other Income/(Expenses)	(22,800)	-	469,000	-

Income/(Loss) Before Income Taxes	(28,047)	(19,595)	455,233	(2,885)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(28,047)	$(19,595)	$455,233	$(2,885)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(4.19)	$(0.28)	$19.79	$(0.54)
Weighted Average Membership Interests	6,700	70,000	23,000	5,300

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 047	Series Gallery Drop 048	Series Gallery Drop 049	Series Gallery Drop 050
Operating Expense
Organizational Costs	$1,041	$1,041	$1,041	$1,041
Sourcing Fees	324	255	7,324	1,503
Transportation, Storage and Insurance	249	488	1,855	212
Total Operating Expenses	1,614	1,784	10,220	2,756
Loss from Operations	(1,614)	(1,784)	(10,220)	(2,756)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	-	-	-	-

Income/(Loss) Before Income Taxes	(1,614)	(1,784)	(10,220)	(2,756)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(1,614)	$(1,784)	$(10,220)	$(2,756)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.54)	$(0.31)	$(0.45)	$(0.93)
Weighted Average Membership Interests	3,000	5,800	22,500	2,950

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 051	Series Gallery Drop 052	Series Gallery Drop 053	Series Gallery Drop 054
Operating Expense
Organizational Costs	$1,040	$1,606	$1,041	$1,041
Sourcing Fees	1,428	743	287	619
Transportation, Storage and Insurance	250	115	678	155
Total Operating Expenses	2,718	2,464	2,006	1,815
Loss from Operations	(2,718)	(2,464)	(2,006)	(1,815)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	(36,000)	-
Total Other Income/(Expenses)	-	-	(36,000)	-

Income/(Loss) Before Income Taxes	(2,718)	(2,464)	(38,006)	(1,815)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(2,718)	$(2,464)	$(38,006)	$(1,815)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.88)	$(2.46)	$(4.78)	$(0.96)
Weighted Average Membership Interests	3,100	1,000	7,950	1,900

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 055	Series Gallery Drop 056	Series Gallery Drop 057	Series Gallery Drop 058
Operating Expense
Organizational Costs	$1,041	$1,041	$1,041	$1,041
Sourcing Fees	1,651	711	554	684
Transportation, Storage and Insurance	390	174	147	184
Total Operating Expenses	3,082	1,926	1,742	1,909
Loss from Operations	(3,082)	(1,926)	(1,742)	(1,909)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	(8,400)	(4,500)
Total Other Income/(Expenses)	-	-	(8,400)	(4,500)

Income/(Loss) Before Income Taxes	(3,082)	(1,926)	(10,142)	(6,409)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(3,082)	$(1,926)	$(10,142)	$(6,409)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.65)	$(0.91)	$(5.63)	$(2.86)
Weighted Average Membership Interests	4,750	2,120	1,800	2,240

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 059	Series Gallery Drop 060	Series Gallery Drop 061	Series Gallery Drop 062
Operating Expense
Organizational Costs	$1,001	$1,041	$1,040	$1,041
Sourcing Fees	2,605	1,802	695	479
Transportation, Storage and Insurance	636	419	190	133
Total Operating Expenses	4,242	3,262	1,925	1,653
Loss from Operations	(4,242)	(3,262)	(1,925)	(1,653)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	-	-	-	-

Income/(Loss) Before Income Taxes	(4,242)	(3,262)	(1,925)	(1,653)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(4,242)	$(3,262)	$(1,925)	$(1,653)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.55)	$(0.64)	$(0.83)	$(1.02)
Weighted Average Membership Interests	7,760	5,110	2,310	1,620

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 063	Series Gallery Drop 064	Series Gallery Drop 065	Series Gallery Drop 066
Operating Expense
Organizational Costs	$1,041	$1,041	$1,041	$1,041
Sourcing Fees	712	1,140	632	3,306
Transportation, Storage and Insurance	173	277	174	778
Total Operating Expenses	1,926	2,458	1,847	5,125
Loss from Operations	(1,926)	(2,458)	(1,847)	(5,125)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	(30,000)
Total Other Income/(Expenses)	-	-	-	(30,000)

Income/(Loss) Before Income Taxes	(1,926)	(2,458)	(1,847)	(35,125)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(1,926)	$(2,458)	$(1,847)	$(35,125)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.91)	$(0.73)	$(0.71)	$(3.71)
Weighted Average Membership Interests	2,110	3,370	2,612	9,470

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 067	Series Gallery Drop 068	Series Gallery Drop 069	Series Gallery Drop 070
Operating Expense
Organizational Costs	$1,041	$1,041	$1,041	$1,001
Sourcing Fees	2,236	855	1,266	1,051
Transportation, Storage and Insurance	518	207	303	270
Total Operating Expenses	3,795	2,103	2,610	2,322
Loss from Operations	(3,795)	(2,103)	(2,610)	(2,322)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	(3,600)	(2,400)
Total Other Income/(Expenses)	-	-	(3,600)	(2,400)

Income/(Loss) Before Income Taxes	(3,795)	(2,103)	(6,210)	(4,722)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(3,795)	$(2,103)	$(6,210)	$(4,722)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.60)	$(0.83)	$(1.68)	$(1.44)
Weighted Average Membership Interests	6,320	2,530	3,700	3,280

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 071	Series Gallery Drop 072	Series Gallery Drop 073	Series Gallery Drop 074
Operating Expense
Organizational Costs	$1,001	$1,001	$1,001	$1,001
Sourcing Fees	2,721	13,340	1,583	689
Transportation, Storage and Insurance	649	2,415	382	180
Total Operating Expenses	4,371	16,756	2,966	1,870
Loss from Operations	(4,371)	(16,756)	(2,966)	(1,870)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	(75,200)	(16,300)	(5,800)
Total Other Income/(Expenses)	-	(75,200)	(16,300)	(5,800)

Income/(Loss) Before Income Taxes	(4,371)	(91,956)	(19,266)	(7,670)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(4,371)	$(91,956)	$(19,266)	$(7,670)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.42)	$(2.63)	$(4.13)	$(3.49)
Weighted Average Membership Interests	10,390	35,000	4,660	2,200

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 075	Series Gallery Drop 076	Series Gallery Drop 077	Series Gallery Drop 078
Operating Expense
Organizational Costs	$209	$1,001	$1,001	$1,001
Sourcing Fees	2,054	2,054	1,270	689
Transportation, Storage and Insurance	479	479	319	180
Total Operating Expenses	2,742	3,534	2,590	1,870
Loss from Operations	(2,742)	(3,534)	(2,590)	(1,870)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	(46,000)	(17,700)	-
Total Other Income/(Expenses)	-	(46,000)	(17,700)	-

Income/(Loss) Before Income Taxes	(2,742)	(49,534)	(20,290)	(1,870)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(2,742)	$(49,534)	$(20,290)	$(1,870)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.47)	$(8.50)	$(5.23)	$(0.85)
Weighted Average Membership Interests	5,830	5,830	3,880	2,200

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 079	Series Gallery Drop 080	Series Gallery Drop 082	Series Gallery Drop 083
Operating Expense
Organizational Costs	$1,001	$1,001	$1,001	$1,001
Sourcing Fees	713	484	2,949	1,652
Transportation, Storage and Insurance	174	131	691	390
Total Operating Expenses	1,888	1,616	4,641	3,043
Loss from Operations	(1,888)	(1,616)	(4,641)	(3,043)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	(21,300)
Total Other Income/(Expenses)	-	-	-	(21,300)

Income/(Loss) Before Income Taxes	(1,888)	(1,616)	(4,641)	(24,343)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(1,888)	$(1,616)	$(4,641)	$(24,343)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.89)	$(1.02)	$(0.55)	$(5.14)
Weighted Average Membership Interests	2,120	1,580	8,420	4,740

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 086	Series Gallery Drop 089	Series Gallery Drop 091	Series Gallery Drop 093
Operating Expense
Organizational Costs	$961	$961	$209	$961
Sourcing Fees	3,306	852	1,288	1,604
Transportation, Storage and Insurance	778	207	324	376
Total Operating Expenses	5,045	2,020	1,821	2,941
Loss from Operations	(5,045)	(2,020)	(1,821)	(2,941)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	(17,700)	-	(19,500)	-
Total Other Income/(Expenses)	(17,700)	-	(19,500)	-

Income/(Loss) Before Income Taxes	(22,745)	(2,020)	(21,321)	(2,941)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(22,745)	$(2,020)	$(21,321)	$(2,941)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.62)	$(0.80)	$(5.41)	$(0.64)
Weighted Average Membership Interests	36,470	2,520	3,940	4,580

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 094	Series Gallery Drop 095	Series Gallery Drop 096	Series Gallery Drop 097
Operating Expense
Organizational Costs	$449	$961	$961	$682
Sourcing Fees	758	1,650	1,002	1,068
Transportation, Storage and Insurance	187	391	251	-
Total Operating Expenses	1,394	3,002	2,214	1,750
Loss from Operations	(1,394)	(3,002)	(2,214)	(1,750)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	270,947
(Loss) on Impairment	-	(10,500)	(8,000)	-
Total Other Income/(Expenses)	-	(10,500)	(8,000)	270,947

Income/(Loss) Before Income Taxes	(1,394)	(13,502)	(10,214)	269,197
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(1,394)	$(13,502)	$(10,214)	$269,197

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.61)	$(2.84)	$(3.35)	$85.19
Weighted Average Membership Interests	2,280	4,760	3,050	3,160

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 098	Series Gallery Drop 099	Series Gallery Drop 100	Series Gallery Drop 101
Operating Expense
Organizational Costs	$961	$409	$961	$409
Sourcing Fees	399	4,831	613	7,562
Transportation, Storage and Insurance	120	824	159	1,353
Total Operating Expenses	1,480	6,064	1,733	9,324
Loss from Operations	(1,480)	(6,064)	(1,733)	(9,324)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	(1,000)	(21,100)
Total Other Income/(Expenses)	-	-	(1,000)	(21,100)

Income/(Loss) Before Income Taxes	(1,480)	(6,064)	(2,733)	(30,424)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(1,480)	$(6,064)	$(2,733)	$(30,424)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(1.01)	$(0.44)	$(1.40)	$(1.44)
Weighted Average Membership Interests	1,470	13,680	1,950	21,130

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 101	Series Gallery Drop 102	Series Gallery Drop 103	Series Gallery Drop 104
Operating Expense
Organizational Costs	$409	$449	$409	$921
Sourcing Fees	7,562	437	548	332
Transportation, Storage and Insurance	1,353	121	151	108
Total Operating Expenses	9,324	1,007	1,108	1,361
Loss from Operations	(9,324)	(1,007)	(1,108)	(1,361)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	(21,100)	(5,100)	-	-
Total Other Income/(Expenses)	(21,100)	(5,100)	-	-

Income/(Loss) Before Income Taxes	(30,424)	(6,107)	(1,108)	(1,361)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(30,424)	$(6,107)	$(1,108)	$(1,361)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(1.44)	$(4.13)	$(0.60)	$(1.04)
Weighted Average Membership Interests	21,130	1,480	1,840	1,310

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 105	Series Gallery Drop 107	Series Gallery Drop 108	Series Gallery Drop 109
Operating Expense
Organizational Costs	$369	$921	$449	$437
Sourcing Fees	2,231	769	1,049	1,111
Transportation, Storage and Insurance	534	196	260	265
Total Operating Expenses	3,134	1,886	1,758	1,813
Loss from Operations	(3,134)	(1,886)	(1,758)	(1,813)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	(18,900)	-	-	-
Total Other Income/(Expenses)	(18,900)	-	-	-

Income/(Loss) Before Income Taxes	(22,034)	(1,886)	(1,758)	(1,813)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(22,034)	$(1,886)	$(1,758)	$(1,813)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(3.39)	$(0.79)	$(0.55)	$(0.56)
Weighted Average Membership Interests	6,500	2,380	3,170	3,240

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 110	Series Gallery Drop 111	Series Gallery Drop 112	Series Gallery Drop 113
Operating Expense
Organizational Costs	$409	$369	$369	$369
Sourcing Fees	275	541	2,080	2,008
Transportation, Storage and Insurance	92	164	681	505
Total Operating Expenses	776	1,074	3,130	2,882
Loss from Operations	(776)	(1,074)	(3,130)	(2,882)

Other Income/(Expenses)
Gain on Sale of Asset	-	-	-	-
(Loss) on Impairment	-	-	-	-
Total Other Income/(Expenses)	-	-	-	-

Income/(Loss) Before Income Taxes	(776)	(1,074)	(3,130)	(2,882)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$(776)	$(1,074)	$(3,130)	$(2,882)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.73)	$(0.57)	$(0.42)	$(0.50)
Weighted Average Membership Interests	1,060	1,890	7,500	5,790

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 114	Series Gallery Drop 115		Series Gallery Drop 117		Series Gallery Drop 118
Operating Expense
Organizational Costs	$369	$369		$-		$-
Sourcing Fees	408	474		-		-
Transportation, Storage and Insurance	118	143		-		-
Total Operating Expenses	895	986		-		-
Loss from Operations	(895)	(986)		-		-

Other Income/(Expenses)
Gain on Sale of Asset	-	-		-		-
(Loss) on Impairment	-	-		(16,500)		(9,400)
Total Other Income/(Expenses)	-	-		(16,500)		(9,400)

Income/(Loss) Before Income Taxes	(895)	(986)		(16,500)		(9,400)
Provision for Income Taxes	-	-		-		-
Net Income/(Loss)	$(895)	$(986)		$(16,500)		$(9,400)

Basic and Diluted Earnings/(Loss) per Membership Interest	$(0.66)	$(0.60)	$	N/A	$	N/A
Weighted Average Membership Interests	1,350	1,650		1		1

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

		Unallocated	Total Consolidated
Operating Expense
Organizational Costs		$12,992	$132,945
Sourcing Fees			132,519
Transportation, Storage and Insurance		473	60,962
Total Operating Expenses		13,465	326,426
Loss from Operations		(13,465)	(326,426)

Other Income/(Expenses)
Gain on Sale of Asset		-	949,947
(Loss) on Impairment		-	(448,000)
Total Other Income/(Expenses)		-	501,947

Income/(Loss) Before Income Taxes		(13,465)	175,521
Provision for Income Taxes		-	140
Net Income/(Loss)		$(13,465)	$175,381

Basic and Diluted Earnings/(Loss) per Membership Interest	$	N/A
Weighted Average Membership Interests		N/A

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series #KW Consol. Info	Series Drop 002 Consol. Info	Series Drop 003 Consol. Info	Series Drop 004 Consol. Info
Operating Income
Gain on Sale of Asset	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	607	721	732	729
Sourcing	-	1,234	284	-
Transportation, Storage and Insurance	1,070	554	187	1,366
Total Operating Expenses	1,677	2,509	1,203	2,095
Loss from Operations	(1,677)	(2,509)	(1,203)	(2,095)

Other Expenses
Interest Expense – related party	-	-	-	-
Total Other Expenses	-	-	-	-

Net Loss	$(1,677)	$(2,509)	$(1,203)	$(2,095)

Basic and Diluted Income/(Loss) per Membership Interest	$(0.17)	$(2.51)	$(1.20)	$(2.10)
Weighted Average Membership Interests	10,000	1,000	1,000	1,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Drop 005 Consol. Info	Series Drop 008 Consol. Info	Series Drop 009 Consol. Info	Series Drop 010 Consol. Info
Operating Income
Gain on Sale of Asset	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	755	732	657	831
Sourcing	2,018	1,120	5,293	385
Transportation, Storage and Insurance	1,553	2,695	4,799	135
Total Operating Expenses	4,326	4,547	10,749	1,351
Net Loss from Operations	(4,326)	(4,547)	(10,749)	(1,351)

Other Expenses
Interest Expense – related party	-	-	-	-
Total Other Expenses	-	-	-	-

Net Loss	$(4,326)	$(4,547)	$(10,749)	$(1,351)

Basic and Diluted Income/(Loss) per Membership Interest	$(3.46)	$(4.55)	$(3.31)	$(1.35)
Weighted Average Membership Interests	1,250	1,000	3,250	1,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 011 Consol. Info	Series Gallery Drop 012 Consol. Info	Series Gallery Drop 013 Consol. Info	Series Gallery Drop 014 Consol. Info
Operating Income
Gain on Sale of Asset	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	657	758	-	689
Sourcing	400	3,000	-	1,521
Transportation, Storage and Insurance	921	1,345	-	358
Total Operating Expenses	1,978	5,103	-	2,568
Net Loss from Operations	(1,978)	(5,103)	-	(2,568)

Other Expenses
Interest Expense – related party	270	2,100	1,262	474
Total Other Expenses	270	2,100	1,262	474

Net Loss	$(2,248)	$(7,203)	$(1,262)	$(3,042)

Basic and Diluted Income/(Loss) per Membership Interest	$(2.25)	$(3.60)	$(1,262)	$(3.04)
Weighted Average Membership Interests	1,000	2,000	1	1,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 015 Consol. Info	Series Gallery Drop 016 Consol. Info	Series Gallery Drop 017 Consol. Info	Series Gallery Drop 018 Consol. Info
Operating Income
Gain on Sale of Asset	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	721	632	632	632
Sourcing	945	641	2,565	139
Transportation, Storage and Insurance	457	96	194	54
Total Operating Expenses	2,123	1,369	3,391	825
Net Loss from Operations	(2,123)	(1,369)	(3,391)	(825)

Other Expenses
Interest Expense – related party	371	366	928	-
Total Other Expenses	371	366	928	-

Net Loss	$(2,494)	$(1,735)	$(4,319)	$(825)

Basic and Diluted Income/(Loss) per Membership Interest	$(2.49)	$(1.74)	$(4.32)	$(1.72)
Weighted Average Membership Interests	1,000	1,000	1,000	480

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 019 Consol. Info	Series Gallery Drop 020 Consol. Info	Series Gallery Drop 021 Consol. Info	Series Gallery Drop 022 Consol. Info
Operating Income
Gain on Sale of Asset	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	757	632	632	632
Sourcing	802	144	314	-
Transportation, Storage and Insurance	2,078	509	152	304
Total Operating Expenses	3,637	1,285	1,098	936
Net Loss from Operations	(3,637)	(1,285)	(1,098)	(936)

Other Expenses
Interest Expense – related party	343	-	-	543
Total Other Expenses	343	-	-	543

Net Loss	$(3,980)	$(1,285)	$(1,098)	$(1,479)

Basic and Diluted Income/(Loss) per Membership Interest	$(5.31)	$(0.71)	$(1.00)	$(1.48)
Weighted Average Membership Interests	750	1,820	1,100	1,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 023 Consol. Info	Series Gallery Drop 024 Consol. Info	Series Gallery Drop 025 Consol. Info	Series Gallery Drop 026 Consol. Info
Operating Income
Gain on Sale of Asset	$-	$-	$6,000	$-
Gross Profit	-	-	6,000	-

Operating Expense
Organizational Costs	632	632	631	631
Sourcing	350	81	1,006	2,910
Transportation, Storage and Insurance	3,064	89	2,642	370
Total Operating Expenses	4,046	802	4,279	3,911
Net Income/(Loss) from Operations	(4,046)	(802)	1,721	(3,911)

Other Expenses
Interest Expense – related party	272	417	1,160	-
Total Other Expenses	272	417	1,160	-

Net Income/(Loss)	$(4,318)	$(1,219)	$561	$(3,911)

Basic and Diluted Income/(Loss) per Membership Interest	$(4.32)	$(1.22)	$0.56	$(1.96)
Weighted Average Membership Interests	1,000	1,000	1,000	2,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 027 Consol. Info	Series Gallery Drop 028 Consol. Info	Series Gallery Drop 029 Consol. Info	Series Gallery Drop 030 Consol. Info
Operating Income
Gain on Sale of Asset	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	631	631	631	631
Sourcing	191	701	470	1,000
Transportation, Storage and Insurance	232	124	274	2,097
Total Operating Expenses	1,054	1,456	1,375	3,728
Net Loss from Operations	(1,054)	(1,456)	(1,375)	(3,728)

Other Expenses
Interest Expense – related party	-	335	-	435
Total Other Expenses	-	335	-	435

Net Loss	$(1,054)	$(1,791)	$(1,375)	$(4,163)

Basic and Diluted Income/(Loss) per Membership Interest	$(0.21)	$(0.90)	$(0.28)	$(2.08)
Weighted Average Membership Interests	5,000	2,000	5,000	2,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 031 Consol. Info	Series Gallery Drop 032 Consol. Info	Series Gallery Drop 033 Consol. Info	Series Gallery Drop 034 Consol. Info
Operating Income
Gain on Sale of Asset	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	-	630	-	631
Sourcing	-	-	-	1,301
Transportation, Storage and Insurance	-	71	-	1,544
Total Operating Expenses	-	701	-	3,476
Net Loss from Operations	-	(701)	-	(3,476)

Other Expenses
Interest Expense – related party	793	-	389	-
Total Other Expenses	793	-	389	-

Net Loss	$(793)	$(701)	$(389)	$(3,476)

Basic and Diluted Income/(Loss) per Membership Interest	$(793)	$(0.14)	$(389)	$(0.16)
Weighted Average Membership Interests	1	5,000	1	21,250

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 035 Consol. Info	Series Gallery Drop 036 Consol. Info	Series Gallery Drop 037 Consol. Info	Series Gallery Drop 038 Consol. Info
Operating Income
Gain on Sale of Asset	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	656	688	656	656
Sourcing	-	811	745	-
Transportation, Storage and Insurance	1,009	241	96	275
Total Operating Expenses	1,665	1,740	1,497	931
Net Loss from Operations	(1,665)	(1,740)	(1,497)	(931)

Other Expenses
Interest Expense – related party	-	874	449	-
Total Other Expenses	-	874	449	-

Net Loss	$(1,665)	$(2,614)	$(1,946)	$(931)

Basic and Diluted Income/(Loss) per Membership Interest	$(0.44)	$(0.51)	$(0.73)	$(0.13)
Weighted Average Membership Interests	3,750	5,100	2,650	7,350

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 039 Consol. Info	Series Gallery Drop 041 Consol. Info	Series Gallery Drop 042 Consol. Info	Unallocated
Operating Income
Gain on Sale of Asset	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	606	656	631	16,663
Sourcing	3,364	245	617	-
Transportation, Storage and Insurance	874	132	77	-
Total Operating Expenses	4,844	1,033	1,325	16,663
Net Loss from Operations	(4,844)	(1,033)	(1,325)	(16,663)

Other Expenses
Interest Expense – related party	-	-	-	-
Total Other Expenses	-	-	-	-

Net Loss	$(4,844)	$(1,033)	$(1,325)	$(16,663)

Basic and Diluted Income/(Loss) per Membership Interest	$(0.72)	$(0.19)	$(0.63)	N/A
Weighted Average Membership Interests	6,750	5,500	2,100	N/A

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

Total Consolidated
Operating Income
Gain on Sale of Asset	$6,000
Gross Profit	6,000

Operating Expense
Organizational Costs	40,661
Sourcing	34,597
Transportation, Storage and Insurance	32,038
Total Operating Expenses	107,296
Net Loss from Operations	(101,296)

Other Expenses
Interest Expense – related party	11,781
Total Other Expenses	11,781

Net Loss	$(113,077)

Basic and Diluted Income/(Loss) per Membership Interest	N/A
Weighted Average Membership Interests	N/A

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series #KW	Series Drop 002	Series Drop 003	Series Drop 004
Balance, December 31, 2019	$240,357	$31,680	$34,860	$-
Membership Contributions	-	1,320	140	47,000
Less: Brokerage Fees	-	(323)	(343)	(461)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	239	238	240	239
Net Loss	(1,677)	(2,509)	(1,203)	(2,095)
Balance, December 31, 2020	$238,919	$30,406	$33,694	$44,683
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(4,101)	(1,943)	(1,984)	(2,052)
Balance, December 31, 2021	$234,897	$28,542	$31,789	$42,710

	Series Drop 005	Series Drop 008	Series Drop 009	Series Drop 010
Balance, December 31, 2019	$93,404	$31,800	$-	$24,975
Membership Contributions	1,596	200	325,000	25
Less: Brokerage Fees	(836)	(242)	(2,271)	(245)
Equity to Artist / Third Party	-	8,000	-	-
Capital Contributions	240	239	239	240
Net Loss	(4,326)	(4,547)	(10,749)	(1,351)
Balance, December 31, 2020	$90,078	$35,450	$312,219	$23,644
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(2,567)	(1,996)	(4,855)	(1,880)
Balance, December 31, 2021	$87,590	$33,533	$307,443	$21,843

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 011	Series Gallery Drop 012	Series Gallery Drop 013	Series Gallery Drop 014
Balance, December 31, 2019	$(67)	$(524)	$(316)	$(88)
Membership Contributions	20,000	150,000	90,000	33,000
Less: Brokerage Fees	(195)	(386)	-	(323)
Equity to Artist / Third Party	5,000	-	-	-
Capital Contributions	240	240	-	240
Net Loss	(2,248)	(7,203)	(1,262)	(3,042)
Balance, December 31, 2020	$22,730	$142,127	$88,422	$29,787
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	(882)	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(1,870)	(3,087)	(5,181)	(1,943)
Balance, December 31, 2021	$20,939	$139,119	$82,438	$27,923

	Series Gallery Drop 015	Series Gallery Drop 016	Series Gallery Drop 017	Series Gallery Drop 018
Balance, December 31, 2019	$(93)	$-	$-	$-
Membership Contributions	27,000	21,000	54,000	12,000
Less: Brokerage Fees	(265)	(206)	(529)	(117)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	240	240	240	240
Net Loss	(2,494)	(1,735)	(4,319)	(825)
Balance, December 31, 2020	$24,388	$19,299	$49,392	$11,298
Membership Contributions	-	-	-	1
Less: Brokerage Fees	-	-	-	(1)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(1,849)	(1,759)	(2,070)	(1,751)
Balance, December 31, 2021	$22,618	$17,619	$47,401	$9,626

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 019	Series Gallery Drop 020	Series Gallery Drop 021	Series Gallery Drop 022
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	22,500	136,500	27,500	32,000
Less: Brokerage Fees	(221)	(1,337)	(270)	(314)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	241	240	242	240
Net Loss	(3,980)	(1,285)	(1,098)	(1,479)
Balance, December 31, 2020	$18,540	$134,118	$26,374	$30,447
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	80	2,129	79	79
Distributions	-	$(225,480)	$-	$-
Net Income/(Loss)	(1,827)	89,239	(1,908)	(1,943)
Balance, December 31, 2021	$16,793	$6	$24,545	$28,583

	Series Gallery Drop 023	Series Gallery Drop 024	Series Gallery Drop 025	Series Gallery Drop 026
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	19,000	24,000	70,000	100,000
Less: Brokerage Fees	(186)	(235)	(686)	(980)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	240	240	5,047	239
Net Loss	(4,318)	(1,219)	561	(3,911)
Balance, December 31, 2020	$14,736	$22,786	$74,922	$95,348
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	(2,872)	79
Distributions	-	$-	$(71,910)	$-
Net Income/(Loss)	(1,788)	(1,870)	(140)	(2,620)
Balance, December 31, 2021	$13,027	$20,995	$-	$92,807

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 027	Series Gallery Drop 028	Series Gallery Drop 029	Series Gallery Drop 030
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	62,500	20,000	55,000	28,000
Less: Brokerage Fees	(612)	(196)	(539)	(274)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	239	239	239	239
Net Loss	(1,054)	(1,791)	(1,375)	(4,163)
Balance, December 31, 2020	$61,073	$18,252	$53,325	$23,802
Membership Contributions	1	-	-	-
Less: Brokerage Fees	(1)	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	2,030	79	79	79
Distributions	(180,440)	$-	$-	$-
Net Income/(Loss)	117,337	(1,823)	(2,185)	(1,880)
Balance, December 31, 2021	$-	$16,508	$51,219	$22,001

	Series Gallery Drop 031	Series Gallery Drop 032	Series Gallery Drop 033	Series Gallery Drop 034
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	48,000	5,000	23,790	415,000
Less: Brokerage Fees	-	(49)	-	(4,190)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	239	-	239
Net Loss	(793)	(701)	(389)	(3,476)
Balance, December 31, 2020	$47,207	$4,489	$23,401	$407,573
Membership Contributions	-	-	210	-
Less: Brokerage Fees	(470)	-	(235)	-
Equity to Artist / Third Party	-	-	-	10,000
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(4,607)	(1,671)	(3,549)	(5,844)
Balance, December 31, 2021	$42,209	$2,897	$19,906	$411,808

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 035	Series Gallery Drop 036	Series Gallery Drop 037	Series Gallery Drop 038
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	75,000	51,000	26,500	73,500
Less: Brokerage Fees	(735)	(500)	(260)	(735)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	239	239	240	239
Net Loss	(1,665)	(2,614)	(1,946)	(931)
Balance, December 31, 2020	$72,839	$48,125	$24,534	$72,073
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	78	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(32,687)	(2,100)	(1,814)	(2,309)
Balance, December 31, 2021	$40,231	$46,104	$22,798	$69,843

	Series Gallery Drop 039	Series Gallery Drop 040	Series Gallery Drop 041	Series Gallery Drop 042
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	67,500	35,490	5,500	21,000
Less: Brokerage Fees	(700)	-	(55)	(210)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	239	-	239	239
Net Loss	(4,844)	-	(1,033)	(1,325)
Balance, December 31, 2020	$62,195	$35,490	$4,651	$19,704
Membership Contributions	-	10	-	-
Less: Brokerage Fees	-	(355)	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(2,206)	(3,664)	(1,607)	(1,764)
Balance, December 31, 2021	$60,068	$31,560	$3,123	$18,019

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 043	Series Gallery Drop 044	Series Gallery Drop 045	Series Gallery Drop 046
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	66,960	-	229,790	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	233,300	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$66,960	$233,300	$229,790	$-
Membership Contributions	40	517,500	210	53,000
Less: Brokerage Fees	(670)	(4,667)	(2,300)	(530)
Equity to Artist / Third Party	-	(50,800)	-	-
Capital Contributions	79	79	2,117	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(28,047)	(19,595)	455,233	(2,885)
Balance, December 31, 2021	$38,362	$675,817	$685,050	$49,664

	Series Gallery Drop 047	Series Gallery Drop 048	Series Gallery Drop 049	Series Gallery Drop 050
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	30,000	58,000	225,000	29,500
Less: Brokerage Fees	(300)	(580)	(2,250)	(295)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(1,614)	(1,784)	(10,220)	(2,756)
Balance, December 31, 2021	$28,165	$55,715	$212,609	$26,528

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 051	Series Gallery Drop 052	Series Gallery Drop 053	Series Gallery Drop 054
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	10,000	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$10,000	$-	$-
Membership Contributions	31,000	-	79,500	19,000
Less: Brokerage Fees	(310)	(100)	(795)	(190)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(2,718)	(2,464)	(38,006)	(1,815)
Balance, December 31, 2021	$28,051	$7,515	$40,778	$17,074

	Series Gallery Drop 055	Series Gallery Drop 056	Series Gallery Drop 057	Series Gallery Drop 058
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	47,500	21,200	18,000	22,400
Less: Brokerage Fees	(475)	(212)	(180)	(224)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(3,082)	(1,926)	(10,142)	(6,409)
Balance, December 31, 2021	$44,022	$19,141	$7,757	$15,846

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 059	Series Gallery Drop 060	Series Gallery Drop 061	Series Gallery Drop 062
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	77,600	51,100	23,100	16,200
Less: Brokerage Fees	(776)	(511)	(231)	(162)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(4,242)	(3,262)	(1,925)	(1,653)
Balance, December 31, 2021	$72,661	$47,406	$21,023	$14,464

	Series Gallery Drop 063	Series Gallery Drop 064	Series Gallery Drop 065	Series Gallery Drop 066
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	21,100	33,700	21,100	94,700
Less: Brokerage Fees	(211)	(337)	(211)	(947)
Equity to Artist / Third Party	-	-	5,020	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(1,926)	(2,458)	(1,847)	(35,125)
Balance, December 31, 2021	$19,042	$30,984	$24,141	$58,707

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 067	Series Gallery Drop 068	Series Gallery Drop 069	Series Gallery Drop 070
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	63,200	25,300	37,000	32,800
Less: Brokerage Fees	(632)	(253)	(370)	(328)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(3,795)	(2,103)	(6,210)	(4,722)
Balance, December 31, 2021	$58,852	$23,023	$30,499	$27,829

	Series Gallery Drop 071	Series Gallery Drop 072	Series Gallery Drop 073	Series Gallery Drop 074
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	78,900	297,500	46,600	22,000
Less: Brokerage Fees	(789)	(2,975)	(466)	(220)
Equity to Artist / Third Party	25,000	52,500	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(4,371)	(91,956)	(19,266)	(7,670)
Balance, December 31, 2021	$98,819	$255,148	$26,947	$14,189

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 075	Series Gallery Drop 076	Series Gallery Drop 077	Series Gallery Drop 078
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	58,300	58,300	38,800	22,000
Less: Brokerage Fees	(583)	(583)	(388)	(220)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(2,742)	(49,534)	(20,290)	(1,870)
Balance, December 31, 2021	$54,975	$8,262	$18,201	$19,989

	Series Gallery Drop 079	Series Gallery Drop 080	Series Gallery Drop 082	Series Gallery Drop 083
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	21,200	15,800	84,200	47,400
Less: Brokerage Fees	(212)	(158)	(842)	(474)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	79	79	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(1,888)	(1,616)	(4,641)	(24,343)
Balance, December 31, 2021	$19,179	$14,105	$78,796	$22,662

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 086	Series Gallery Drop 089	Series Gallery Drop 091	Series Gallery Drop 093
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	94,700	25,200	39,400	45,800
Less: Brokerage Fees	(947)	(252)	(394)	(458)
Equity to Artist / Third Party	270,000	-	-	-
Capital Contributions	79	79	-	79
Distributions	-	$-	$-	$-
Net Income/(Loss)	(22,745)	(2,020)	(21,321)	(2,941)
Balance, December 31, 2021	$341,087	$23,007	$17,685	$42,480

	Series Gallery Drop 094	Series Gallery Drop 095	Series Gallery Drop 096	Series Gallery Drop 097
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	22,800	47,600	30,500	31,600
Less: Brokerage Fees	(228)	(476)	(305)	(316)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	79	79	569
Distributions	-	$-	$-	$(301,050)
Net Income/(Loss)	(1,394)	(13,502)	(10,214)	269,197
Balance, December 31, 2021	$21,178	$33,701	$20,060	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 098	Series Gallery Drop 099	Series Gallery Drop 100	Series Gallery Drop 101
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	14,700	136,800	19,500	211,300
Less: Brokerage Fees	(147)	(1,368)	(195)	(2,113)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	-	79	-
Distributions	-	$-	$-	$-
Net Income/(Loss)	(1,480)	(6,064)	(2,733)	(30,424)
Balance, December 31, 2021	$13,152	$129,368	$16,651	$178,763

	Series Gallery Drop 102	Series Gallery Drop 103	Series Gallery Drop 104	Series Gallery Drop 105
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	14,800	18,400	13,100	65,000
Less: Brokerage Fees	(148)	(184)	(131)	(650)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	79	-
Distributions	-	$-	$-	$-
Net Income/(Loss)	(6,107)	(1,108)	(1,361)	(22,034)
Balance, December 31, 2021	$8,545	$17,108	$11,687	$42,316

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 107	Series Gallery Drop 108	Series Gallery Drop 109	Series Gallery Drop 110
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	23,800	31,700	32,400	10,600
Less: Brokerage Fees	(238)	(317)	(324)	(106)
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	79	-	-	-
Distributions	-	$-	$-	$-
Net Income/(Loss)	(1,886)	(1,758)	(1,813)	(776)
Balance, December 31, 2021	$21,755	$29,625	$30,263	$9,718

	Series Gallery Drop 111	Series Gallery Drop 112	Series Gallery Drop 113	Series Gallery Drop 114
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	18,900	60,000	57,900	13,500
Less: Brokerage Fees	(189)	(600)	(579)	(135)
Equity to Artist / Third Party	-	15,000	-	-
Capital Contributions	-	-	-	-
Distributions	-	$-	$-	$-
Net Income/(Loss)	(1,074)	(3,130)	(2,882)	(895)
Balance, December 31, 2021	$17,637	$71,270	$54,439	$12,470

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 115	Series Gallery Drop 116	Series Gallery Drop 117	Series Gallery Drop 118
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	16,500	-	-	-
Less: Brokerage Fees	(165)	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	395	149	48
Distributions	-	$-	$-	$-
Net Income/(Loss)	(986)	-	(16,500)	(9,400)
Balance, December 31, 2021	$15,349	$395	$(16,351)	$(9,352)

	Series Gallery Drop 119	Series Gallery Drop 120	Series Gallery Drop 121	Series Gallery Drop 122
Balance, December 31, 2019	$-	$-	$-	$-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	-	-	-	-
Net Loss	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Membership Contributions	-	-	-	115,800
Less: Brokerage Fees	-	-	-	-
Equity to Artist / Third Party	-	-	-	-
Capital Contributions	140	99	52	184
Distributions	-	$-	$-	$-
Net Income/(Loss)	-	-	-	-
Balance, December 31, 2021	$140	$99	$52	$115,984

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Gallery Drop 123	Unallocated	Total Consolidated
Balance, December 31, 2019	$-	$-	$455,988
Membership Contributions	-	-	2,533,311
Less: Brokerage Fees	-	-	(20,026)
Equity to Artist / Third Party	-	-	246,300
Capital Contributions	-	6,382	19,813
Net Loss	-	(16,663)	(113,077)
Balance, December 31, 2020	$-	$(10,281)	$3,122,309
Membership Contributions	-	-	3,652,272
Less: Brokerage Fees	-	-	(39,866)
Equity to Artist / Third Party	-	-	326,720
Capital Contributions	74	(1)	11,749
Distributions	-	$-	$(778,880)
Net Income/(Loss)	-	(13,465)	175,381
Balance, December 31, 2021	$74	$(23,747)	$6,469,685

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series #KW	Series Drop 002	Series Drop 003	Series Drop 004
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(4,101)	$(1,943)	$(1,984)	$(2,052)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	(4,101)	(1,943)	(1,984)	(2,052)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of loans – related party	-	-	-	-
Net Proceeds From/(Repayments to) Manager	2,360	1,864	1,905	1,973
Capital Contributions	79	79	79	79
Membership Contributions	-	-	-	-
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	2,439	1,943	1,984	2,052

Cash at Beginning of Period	1,787	774	61	710
Net Increase (Decrease) In Cash	(1,662)	-	-	-
Cash at End of Period	$125	$774	$61	$710

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Drop 005	Series Drop 008	Series Drop 009	Series Drop 010
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(2,567)	$(1,996)	$(4,855)	$(1,880)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	(2,567)	(1,996)	(4,855)	(1,880)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of loans – related party	-	-	-	-
Net Proceeds From/(Repayments to) Manager	2,488	1,917	4,776	1,801
Capital Contributions	79	79	79	79
Membership Contributions	-	-	-	-
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	2,567	1,996	4,855	1,880

Cash at Beginning of Period	445	818	2,587	11
Net Increase (Decrease) In Cash	-	-	-	-
Cash at End of Period	$445	$818	$2,587	$11

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 011	Series Gallery Drop 012	Series Gallery Drop 013	Series Gallery Drop 014
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,870)	$(3,087)	$(5,181)	$(1,943)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	(1,578)	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	(1,578)	-
Net Cash Flows From Operating Activities:	(1,870)	(3,087)	(6,759)	(1,943)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of loans – related party	-	-	(84,150)	-
Net Proceeds From/(Repayments to) Manager	1,791	3,008	2,100	1,864
Capital Contributions	79	79	79	79
Membership Contributions	-	-	89,118	-
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	1,870	3,087	7,147	1,943

Cash at Beginning of Period	97	2,494	-	154
Net Increase (Decrease) In Cash	-	-	388	-
Cash at End of Period	$97	$2,494	$388	$154

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 015	Series Gallery Drop 016	Series Gallery Drop 017	Series Gallery Drop 018
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,849)	$(1,759)	$(2,070)	$(1,751)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	(1,849)	(1,759)	(2,070)	(1,751)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of loans – related party	-	-	-	-
Net Proceeds From/(Repayments to) Manager	1,770	1,673	1,991	1,672
Capital Contributions	79	79	79	79
Membership Contributions	-	-	-	-
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	1,849	1,752	2,070	1,751

Cash at Beginning of Period	5	134	259	65
Net Increase (Decrease) In Cash	-	(7)	-	-
Cash at End of Period	$5	$127	$259	$65

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 019	Series Gallery Drop 020	Series Gallery Drop 021	Series Gallery Drop 022
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,827)	$89,239	$(1,908)	$(1,943)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	(91,000)	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	(91,000)	-	-
Net Cash Flows From Operating Activities:	(1,827)	(1,761)	(1,908)	(1,943)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	225,000	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	-	225,000	-	-

Cash Flows From Financing Activities:
Repayment of loans – related party	-	-	-	-
Net Proceeds From/(Repayments to) Manager	1,747	(367)	1,829	1,864
Capital Contributions	80	2,129	79	79
Membership Contributions	-	-	-	-
Distributions	-	(225,480)	-	-
Net Cash Flows From Financing Activities	1,827	(223,718)	1,908	1,943

Cash at Beginning of Period	7	485	180	866
Net Increase (Decrease) In Cash	-	(479)	-	-
Cash at End of Period	$7	$6	$180	$866

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 023	Series Gallery Drop 024	Series Gallery Drop 025	Series Gallery Drop 026
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,788)	$(1,870)	$(140)	$(2,620)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	(1,788)	(1,870)	(140)	(2,620)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of loans – related party	-	-	-	-
Net Proceeds From/(Repayments to) Manager	1,709	1,791	(227)	2,541
Capital Contributions	79	79	(2,872)	79
Membership Contributions	-	-	-	-
Distributions	-	-	(71,910)	-
Net Cash Flows From Financing Activities	1,788	1,870	(75,009)	2,620

Cash at Beginning of Period	103	153	75,289	715
Net Increase (Decrease) In Cash	-	-	(75,149)	-
Cash at End of Period	$103	$153	$140	$715

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 027	Series Gallery Drop 028	Series Gallery Drop 029	Series Gallery Drop 030
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$117,337	$(1,823)	$(2,185)	$(1,880)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	(119,000)	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	(119,000)	-	-	-
Net Cash Flows From Operating Activities:	(1,663)	(1,823)	(2,185)	(1,880)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	180,000	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	180,000	-	-	-

Cash Flows From Financing Activities:
Repayment of loans – related party	-	-	-	-
Net Proceeds From/(Repayments to) Manager	(367)	1,744	2,106	1,801
Capital Contributions	2,030	79	79	79
Membership Contributions	-	-	-	-
Distributions	(180,440)	-	-	-
Net Cash Flows From Financing Activities	(178,777)	1,823	2,185	1,880

Cash at Beginning of Period	440	119	383	169
Net Increase (Decrease) In Cash	(440)	-	-	-
Cash at End of Period	$-	$119	$383	$169

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 031	Series Gallery Drop 032	Series Gallery Drop 033	Series Gallery Drop 034
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(4,607)	$(1,671)	$(3,549)	$(5,844)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	(793)	-	(389)	-
Loss on Impairment	-	-	-	-
Total Adjustments	(793)	-	(389)	-
Net Cash Flows From Operating Activities:	(5,400)	(1,671)	(3,938)	(5,844)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of loans – related party	(43,750)	(4,844)	(21,475)	-
Net Proceeds From/(Repayments to) Manager	1,835	1,521	1,689	5,765
Capital Contributions	79	79	79	79
Membership Contributions	47,530	-	23,765	-
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	5,694	(3,244)	4,058	5,844

Cash at Beginning of Period	-	4,927	-	2,940
Net Increase (Decrease) In Cash	294	(4,915)	120	-
Cash at End of Period	$294	$12	$120	$2,940

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	10,000
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 035	Series Gallery Drop 036	Series Gallery Drop 037	Series Gallery Drop 038
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(32,687)	$(2,100)	$(1,814)	$(2,309)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	30,300	-	-	-
Total Adjustments	30,300	-	-	-
Net Cash Flows From Operating Activities:	(2,387)	(2,100)	(1,814)	(2,309)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of loans – related party	-	-	-	-
Net Proceeds From/(Repayments to) Manager	2,308	2,053	1,736	2,230
Capital Contributions	79	79	78	79
Membership Contributions	-	-	-	-
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	2,387	2,132	1,814	2,309

Cash at Beginning of Period	506	290	143	35
Net Increase (Decrease) In Cash	-	32	-	-
Cash at End of Period	$506	$322	$143	$35

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 039	Series Gallery Drop 040	Series Gallery Drop 041	Series Gallery Drop 042
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(2,206)	$(3,664)	$(1,607)	$(1,764)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	(2,206)	(3,664)	(1,607)	(1,764)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of loans – related party	-	(33,211)	-	-
Net Proceeds From/(Repayments to) Manager	2,127	1,694	1,528	1,685
Capital Contributions	79	79	79	79
Membership Contributions	-	35,145	-	-
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	2,206	3,707	1,607	1,764

Cash at Beginning of Period	62	-	49	71
Net Increase (Decrease) In Cash	-	43	-	-
Cash at End of Period	$62	$43	$49	$71

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 043	Series Gallery Drop 044	Series Gallery Drop 045	Series Gallery Drop 046
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(28,047)	$(19,595)	$455,233	$(2,885)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	(469,000)	-
Prepayments to Manager	-	(32,500)	-	-
Interest Payable	-	-	-	-
Loss on Impairment	22,800	-	-	-
Total Adjustments	22,800	(32,500)	(469,000)	-
Net Cash Flows From Operating Activities:	(5,247)	(52,095)	(13,767)	(2,885)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	685,000	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	(455)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	(50,800)	-	-
Net Cash Flows From Investing Activities	-	(50,800)	685,000	(455)

Cash Flows From Financing Activities:
Repayment of loans – related party	(63,000)	(416,700)	(216,000)	(50,400)
Net Proceeds From/(Repayments to) Manager	1,888	6,733	-	1,241
Capital Contributions	79	79	2,117	79
Membership Contributions	66,330	512,833	227,700	52,470
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	5,297	102,945	13,817	3,390

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	685,050	50
Cash at End of Period	$50	$50	$685,050	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$(50,800)	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 047	Series Gallery Drop 048	Series Gallery Drop 049	Series Gallery Drop 050
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,614)	$(1,784)	$(10,220)	$(2,756)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	(1,614)	(1,784)	(10,220)	(2,756)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(416)	(697)	(376)	(2,549)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(416)	(697)	(376)	(2,549)

Cash Flows From Financing Activities:
Repayment of loans – related party	(28,800)	(56,250)	(214,500)	(25,000)
Net Proceeds From/(Repayments to) Manager	1,101	1,282	2,317	1,071
Capital Contributions	79	79	79	79
Membership Contributions	29,700	57,420	222,750	29,205
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	2,080	2,531	10,646	5,355

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 051	Series Gallery Drop 052	Series Gallery Drop 053	Series Gallery Drop 054
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(2,718)	$(2,464)	$(38,006)	$(1,815)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	36,000	-
Total Adjustments	-	-	36,000	-
Net Cash Flows From Operating Activities:	(2,718)	(2,464)	(2,006)	(1,815)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(102)	-	(154)	(53)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(102)	-	(154)	(53)

Cash Flows From Financing Activities:
Repayment of loans – related party	(28,999)	(9,000)	(78,000)	(18,000)
Net Proceeds From/(Repayments to) Manager	1,100	1,535	1,426	1,029
Capital Contributions	79	79	79	79
Membership Contributions	30,690	9,900	78,705	18,810
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	2,870	2,514	2,210	1,918

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 055	Series Gallery Drop 056	Series Gallery Drop 057	Series Gallery Drop 058
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(3,082)	$(1,926)	$(10,142)	$(6,409)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	8,400	4,500
Total Adjustments	-	-	8,400	4,500
Net Cash Flows From Operating Activities:	(3,082)	(1,926)	(1,742)	(1,909)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(79)	(35)	(30)	(87)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(79)	(35)	(30)	(87)

Cash Flows From Financing Activities:
Repayment of loans – related party	(45,100)	(20,100)	(17,100)	(21,260)
Net Proceeds From/(Repayments to) Manager	1,207	1,044	1,023	1,051
Capital Contributions	79	79	79	79
Membership Contributions	47,025	20,988	17,820	22,176
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	3,211	2,011	1,822	2,046

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 059	Series Gallery Drop 060	Series Gallery Drop 061	Series Gallery Drop 062
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(4,242)	$(3,262)	$(1,925)	$(1,653)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	(4,242)	(3,262)	(1,925)	(1,653)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(264)	(85)	(39)	(27)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(264)	(85)	(39)	(27)

Cash Flows From Financing Activities:
Repayment of loans – related party	(73,700)	(48,500)	(21,989)	(15,400)
Net Proceeds From/(Repayments to) Manager	1,353	1,229	1,055	1,013
Capital Contributions	79	79	79	79
Membership Contributions	76,824	50,589	22,869	16,038
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	4,556	3,397	2,014	1,730

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 063	Series Gallery Drop 064	Series Gallery Drop 065	Series Gallery Drop 066
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,926)	$(2,458)	$(1,847)	$(35,125)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	30,000
Total Adjustments	-	-	-	30,000
Net Cash Flows From Operating Activities:	(1,926)	(2,458)	(1,847)	(5,125)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(35)	(56)	(35)	(158)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(35)	(56)	(35)	(158)

Cash Flows From Financing Activities:
Repayment of loans – related party	(20,000)	(32,000)	(20,080)	(90,000)
Net Proceeds From/(Repayments to) Manager	1,043	1,122	1,044	1,501
Capital Contributions	79	79	79	79
Membership Contributions	20,889	33,363	20,889	93,753
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	2,011	2,564	1,932	5,333

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party			20,080	90,000
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	5,020	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 067	Series Gallery Drop 068	Series Gallery Drop 069	Series Gallery Drop 070
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(3,795)	$(2,103)	$(6,210)	$(4,722)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	3,600	2,400
Total Adjustments	-	-	3,600	2,400
Net Cash Flows From Operating Activities:	(3,795)	(2,103)	(2,610)	(2,322)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(106)	(42)	(62)	(55)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(106)	(42)	(62)	(55)

Cash Flows From Financing Activities:
Repayment of loans – related party	(60,000)	(24,000)	(35,128)	(31,200)
Net Proceeds From/(Repayments to) Manager	1,304	1,069	1,141	1,076
Capital Contributions	79	79	79	79
Membership Contributions	62,568	25,047	36,630	32,472
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	3,951	2,195	2,722	2,427

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	60,000	24,000	35,128	31,200
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 071	Series Gallery Drop 072	Series Gallery Drop 073	Series Gallery Drop 074
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(4,371)	$(91,956)	$(19,266)	$(7,670)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	75,200	16,300	5,800
Total Adjustments	-	75,200	16,300	5,800
Net Cash Flows From Operating Activities:	(4,371)	(16,756)	(2,966)	(1,870)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(132)	(497)	(78)	(37)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(132)	(497)	(78)	(37)

Cash Flows From Financing Activities:
Repayment of loans – related party	(75,000)	(280,000)	(44,280)	(20,910)
Net Proceeds From/(Repayments to) Manager	1,363	2,699	1,161	1,008
Capital Contributions	79	79	79	79
Membership Contributions	78,111	294,525	46,134	21,780
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	4,553	17,303	3,094	1,957

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	75,000	280,000	44,280	20,910
Purchase of Art and Other Collectibles by equity issued to artist / third party	25,000	52,500	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 075	Series Gallery Drop 076	Series Gallery Drop 077	Series Gallery Drop 078
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(2,742)	$(49,534)	$(20,290)	$(1,870)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	46,000	17,700	-
Total Adjustments	-	46,000	17,700	-
Net Cash Flows From Operating Activities:	(2,742)	(3,534)	(2,590)	(1,870)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(97)	(97)	(65)	(37)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(97)	(97)	(65)	(37)

Cash Flows From Financing Activities:
Repayment of loans – related party	(55,350)	(55,350)	(36,900)	(20,910)
Net Proceeds From/(Repayments to) Manager	522	1,235	1,114	1,008
Capital Contributions	-	79	79	79
Membership Contributions	57,717	57,717	38,412	21,780
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	2,889	3,681	2,705	1,957

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	55,350	55,350	36,900	20,910
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 079	Series Gallery Drop 080	Series Gallery Drop 081	Series Gallery Drop 082
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,888)	$(1,616)	$-	$(4,641)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	(1,888)	(1,616)	-	(4,641)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(35)	(26)	-	(141)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(35)	(26)	-	(141)

Cash Flows From Financing Activities:
Repayment of loans – related party	(20,098)	(15,000)	-	(80,000)
Net Proceeds From/(Repayments to) Manager	1,004	971	-	1,395
Capital Contributions	79	79	-	79
Membership Contributions	20,988	15,642	-	83,358
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	1,973	1,692	-	4,832

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	-	50
Cash at End of Period	$50	$50	$-	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$(480,000)	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	20,098	15,000	-	80,000
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 083	Series Gallery Drop 084	Series Gallery Drop 085	Series Gallery Drop 086
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(24,343)	$-	$-	$(22,745)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	21,300	-	-	17,700
Total Adjustments	21,300	-	-	17,700
Net Cash Flows From Operating Activities:	(3,043)	-	-	(5,045)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(79)	-	-	(158)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(79)	-	-	(158)

Cash Flows From Financing Activities:
Repayment of loans – related party	(45,000)	-	-	(90,000)
Net Proceeds From/(Repayments to) Manager	1,167	-	-	1,421
Capital Contributions	79	-	-	79
Membership Contributions	46,926	-	-	93,753
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	3,172	-	-	5,253

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	-	-	50
Cash at End of Period	$50	$-	$-	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$(52,000)	$(60,000)	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	45,000	-	-	90,000
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	270,000
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 087	Series Gallery Drop 088	Series Gallery Drop 089	Series Gallery Drop 090
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$(2,020)	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	-	-	(2,020)	-

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	(42)	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	-	-	(42)	-

Cash Flows From Financing Activities:
Repayment of loans – related party	-	-	(23,904)	-
Net Proceeds From/(Repayments to) Manager	-	-	989	-
Capital Contributions	-	-	79	-
Membership Contributions	-	-	24,948	-
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	-	-	2,112	-

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	-	-	50	-
Cash at End of Period	$-	$-	$50	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$(231,009)	$(55,250)	$-	$(98,850)
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	23,904	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 091	Series Gallery Drop 092	Series Gallery Drop 093	Series Gallery Drop 094
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(21,321)	$-	$(2,941)	$(1,394)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	19,500	-	-	-
Total Adjustments	19,500	-	-	-
Net Cash Flows From Operating Activities:	(1,821)	-	(2,941)	(1,394)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(66)	-	(76)	(38)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(66)	-	(76)	(38)

Cash Flows From Financing Activities:
Repayment of loans – related party	(37,473)	-	(43,471)	(21,631)
Net Proceeds From/(Repayments to) Manager	404	-	1,117	541
Capital Contributions	-	-	79	-
Membership Contributions	39,006	-	45,342	22,572
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	1,937	-	3,067	1,482

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	-	50	50
Cash at End of Period	$50	$-	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$(217,356)	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	37,473	-	43,471	21,631
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 095	Series Gallery Drop 096	Series Gallery Drop 097	Series Gallery Drop 098
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(13,502)	$(10,214)	$269,197	$(1,480)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	(270,947)	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	10,500	8,000	-	-
Total Adjustments	10,500	8,000	(270,947)	-
Net Cash Flows From Operating Activities:	(3,002)	(2,214)	(1,750)	(1,480)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	301,000	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(79)	(51)	(53)	(25)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(79)	(51)	300,947	(25)

Cash Flows From Financing Activities:
Repayment of loans – related party	(45,200)	(28,981)	(30,000)	(14,000)
Net Proceeds From/(Repayments to) Manager	1,128	1,022	-	923
Capital Contributions	79	79	569	79
Membership Contributions	47,124	30,195	31,284	14,553
Distributions	-	-	(301,050)	-
Net Cash Flows From Financing Activities	3,131	2,315	(299,197)	1,555

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	-	50
Cash at End of Period	$50	$50	$-	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	45,200	28,981	30,000	14,000
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 099	Series Gallery Drop 100	Series Gallery Drop 101	Series Gallery Drop 102
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(6,064)	$(2,733)	$(30,424)	$(6,107)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	1,000	21,100	5,100
Total Adjustments	-	1,000	21,100	5,100
Net Cash Flows From Operating Activities:	(6,064)	(1,733)	(9,324)	(1,007)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(228)	(33)	(353)	(25)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(228)	(33)	(353)	(25)

Cash Flows From Financing Activities:
Repayment of loans – related party	(130,000)	(18,520)	(200,750)	(14,060)
Net Proceeds From/(Repayments to) Manager	910	952	1,290	490
Capital Contributions	-	79	-	-
Membership Contributions	135,432	19,305	209,187	14,652
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	6,342	1,816	9,727	1,082

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	130,000	18,520	200,750	14,060
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 103	Series Gallery Drop 104	Series Gallery Drop 105	Series Gallery Drop 106
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,108)	$(1,361)	$(22,034)	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	18,900	-
Total Adjustments	-	-	18,900	-
Net Cash Flows From Operating Activities:	(1,108)	(1,361)	(3,134)	-

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(31)	(22)	(109)	-
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(31)	(22)	(109)	-

Cash Flows From Financing Activities:
Repayment of loans – related party	(17,500)	(12,489)	(61,780)	-
Net Proceeds From/(Repayments to) Manager	473	874	723	-
Capital Contributions	-	79	-	-
Membership Contributions	18,216	12,969	64,350	-
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	1,189	1,433	3,293	-

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	-
Cash at End of Period	$50	$50	$50	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$(26,650)
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	17,500	12,489	61,780	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 107	Series Gallery Drop 108	Series Gallery Drop 109	Series Gallery Drop 110
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,886)	$(1,758)	$(1,813)	$(776)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	(1,886)	(1,758)	(1,813)	(776)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(40)	(53)	(54)	(18)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(40)	(53)	(54)	(18)

Cash Flows From Financing Activities:
Repayment of loans – related party	(22,606)	(30,118)	(30,746)	(10,080)
Net Proceeds From/(Repayments to) Manager	941	596	587	430
Capital Contributions	79	-	-	-
Membership Contributions	23,562	31,383	32,076	10,494
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	1,976	1,861	1,917	844

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	22,606	30,118	30,746	10,080
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 111	Series Gallery Drop 112	Series Gallery Drop 113	Series Gallery Drop 114
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,074)	$(3,130)	$(2,882)	$(895)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	(1,074)	(3,130)	(2,882)	(895)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(32)	(100)	(97)	(23)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(32)	(100)	(97)	(23)

Cash Flows From Financing Activities:
Repayment of loans – related party	(18,000)	(57,000)	(55,000)	(12,807)
Net Proceeds From/(Repayments to) Manager	445	880	708	410
Capital Contributions	-	-	-	-
Membership Contributions	18,711	59,400	57,321	13,365
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	1,156	3,280	3,029	968

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	18,000	57,000	55,000	12,807
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	15,000	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 115	Series Gallery Drop 116	Series Gallery Drop 117	Series Gallery Drop 118
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(986)	$-	$(16,500)	$(9,400)
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	16,500	9,400
Total Adjustments	-	-	16,500	9,400
Net Cash Flows From Operating Activities:	(986)	-	-	-

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(28)	(395)	(149)	(48)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(28)	(395)	(149)	(48)

Cash Flows From Financing Activities:
Repayment of loans – related party	(15,700)	-	-	-
Net Proceeds From/(Repayments to) Manager	429	-	-	-
Capital Contributions	-	395	149	48
Membership Contributions	16,335	-	-	-
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	1,064	395	149	48

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	50	-	-	-
Cash at End of Period	$50	$-	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	15,700	225,000	89,000	28,545
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 119	Series Gallery Drop 120	Series Gallery Drop 121	Series Gallery Drop 122
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	-	-
Prepayments to Manager	-	-	-	-
Interest Payable	-	-	-	-
Loss on Impairment	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities:	-	-	-	-

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(140)	(99)	(52)	(184)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	(140)	(99)	(52)	(184)

Cash Flows From Financing Activities:
Repayment of loans – related party	-	-	-	-
Net Proceeds From/(Repayments to) Manager	-	-	-	-
Capital Contributions	140	99	52	184
Membership Contributions	-	-	-	-
Distributions	-	-	-	-
Net Cash Flows From Financing Activities	140	99	52	184

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-
Cash at End of Period	$-	$-	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	84,000	26,400	31,200	110,000
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	-	-
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Gallery Drop 123	Unallocated	Total Consolidated
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$(13,465)	$175,381
Adjustment to reconcile Net Income/(Loss) to Net Cash Flows from Operating Activities:
Gain on Sale of Asset	-	-	(949,947)
Prepayments to Manager	-	-	(32,500)
Interest Payable	-	-	(2,760)
Loss on Impairment	-	-	448,000
Total Adjustments	-	-	(537,207)
Net Cash Flows From Operating Activities:	-	(13,465)	(361,826)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	1,391,000
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(74)	-	(10,293)
Purchase of Art and Other Collectibles – Addended Acq. Cost (related party)	-	-	(50,800)
Net Cash Flows From Investing Activities	(74)	-	1,329,907

Cash Flows From Financing Activities:
Repayment of loans – related party	-	-	(3,758,250)
Net Proceeds From/(Repayments to) Manager	-	13,466	163,089
Capital Contributions	74	(1)	11,749
Membership Contributions	-	-	4,000,636
Distributions	-	-	(778,880)
Net Cash Flows From Financing Activities	74	13,465	(361,656)

Cash at Beginning of Period	-	-	98,333
Net Increase (Decrease) In Cash	-	-	606,425
Cash at End of Period	$-	$-	$704,758

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$(1,221,115)
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	44,444	-	2,689,611
Purchase of Art and Other Collectibles by equity issued to artist / third party	-	-	377,520
Reduction of equity issued to artist / third party per acquisition agreement cost addendum	$-	$-	$(50,800)

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series #KW Consol. Info	Series Drop 002 Consol. Info	Series Drop 003 Consol. Info	Series Drop 004 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,677)	$(2,509)	$(1,203)	$(2,095)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows Used In Operating Activities	(1,677)	(2,509)	(1,203)	(2,095)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of Loans – related party	-	(30,000)	(34,000)	(44,341)
Net Proceeds from/(Repayments to) Manager	(6,950)	368	367	368
Capital Contribution	239	238	240	239
Membership Contribution	-	32,677	34,657	46,539
Net Cash Flows Provided By/(Used In) Financing Activities	(6,711)	3,283	1,264	2,805

Cash at Beginning of Period	10,175	-	-	-
Net Increase (Decrease) In Cash	(8,388)	774	61	710
Cash at End of Period	$1,787	$774	$61	$710

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	-
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Drop 005 Consol. Info	Series Drop 006 Consol. Info	Series Drop 007 Consol. Info	Series Drop 008 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(4,326)	$-	$-	$(4,547)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows Used In Operating Activities	(4,326)	-	-	(4,547)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of Loans – related party	(90,000)	-	-	(27,000)
Net Proceeds from/(Repayments to) Manager	367	-	-	368
Capital Contribution	240	-	-	239
Membership Contribution	94,164	-	-	31,758
Net Cash Flows Provided By/(Used In) Financing Activities	4,771	-	-	5,365

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	445	-	-	818
Cash at End of Period	$445	$-	$-	$818

Supplemental Disclosure of Non-Cash Financing Activities:				-
Cancellation of Note Payable in exchange for return of Assets	$-	$(78,000)	$(56,250)	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	-
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$8,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Drop 009 Consol. Info	Series Drop 010 Consol. Info	Series Gallery Drop 011 Consol. Info	Series Gallery Drop 012 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(10,749)	$(1,351)	$(2,248)	$(7,203)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	(67)	(524)
Total Adjustments	-	-	(67)	(524)
Net Cash Flows Used In Operating Activities	(10,749)	(1,351)	(2,315)	(7,727)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of Loans – related party	(310,000)	(24,000)	(18,000)	(140,000)
Net Proceeds from/(Repayments to) Manager	368	367	366	367
Capital Contribution	239	240	241	240
Membership Contribution	322,729	24,755	19,805	149,614
Net Cash Flows Provided By/(Used In) Financing Activities	13,336	1,362	2,412	10,221

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	2,587	11	97	2,494
Cash at End of Period	$2,587	$11	$97	$2,494

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	-
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$5,000	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 013 Consol. Info	Series Gallery Drop 014 Consol. Info	Series Gallery Drop 015 Consol. Info	Series Gallery Drop 016 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,262)	$(3,042)	$(2,494)	$(1,735)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	1,262	(88)	(93)	-
Total Adjustments	1,262	(88)	(93)	-
Net Cash Flows Used In Operating Activities	-	(3,130)	(2,587)	(1,735)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of Loans – related party	-	(30,000)	(24,750)	(19,539)
Net Proceeds from/(Repayments to) Manager	-	367	367	374
Capital Contribution	-	240	240	240
Membership Contribution	-	32,677	26,735	20,794
Net Cash Flows Provided By/(Used In) Financing Activities	-	3,283	2,592	1,869

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	-	154	5	134
Cash at End of Period	$-	$154	$5	$134

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	-	-	19,539
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 017 Consol. Info	Series Gallery Drop 018 Consol. Info	Series Gallery Drop 019 Consol. Info	Series Gallery Drop 020 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(4,319)	$(825)	$(3,980)	$(1,285)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows Used In Operating Activities	(4,319)	(825)	(3,980)	(1,285)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of Loans – related party	(49,500)	(11,600)	(18,900)	(134,000)
Net Proceeds from/(Repayments to) Manager	367	367	367	367
Capital Contribution	240	240	241	240
Membership Contribution	53,471	11,883	22,279	135,163
Net Cash Flows Provided By/(Used In) Financing Activities	4,578	890	3,987	1,770

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	259	65	7	485
Cash at End of Period	$259	$65	$7	$485

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	49,500	11,600	18,900	134,000
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 021 Consol. Info	Series Gallery Drop 022 Consol. Info	Series Gallery Drop 023 Consol. Info	Series Gallery Drop 024 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,098)	$(1,479)	$(4,318)	$(1,219)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows Used In Operating Activities	(1,098)	(1,479)	(4,318)	(1,219)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Proceeds from loans – related party	-	-	-	-
Repayment of Loans – related party	(26,560)	(29,948)	(15,000)	(23,000)
Net Proceeds from/(Repayments to) Manager	366	367	367	367
Capital Contribution	242	240	240	240
Membership Contribution	27,230	31,686	18,814	23,765
Net Cash Flows Provided By/(Used In) Financing Activities	1,278	2,345	4,421	1,372

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	180	866	103	153
Cash at End of Period	$180	$866	$103	$153

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	26,560	29,948	15,000	23,000
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 025 Consol. Info	Series Gallery Drop 026 Consol. Info	Series Gallery Drop 027 Consol. Info	Series Gallery Drop 028 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$561	$(3,911)	$(1,054)	$(1,791)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	(6,000)	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	(6000)	-	-	-
Net Cash Flows Used In Operating Activities	(5,439)	(3,911)	(1,054)	(1,791)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	70,000	-	-	-
Net Cash Flows Provided By Investing Activities	70,000	-	-	-

Cash Flows From Financing Activities:
Proceeds from loans – related party	-	-	-	-
Repayment of Loans – related party	(64,000)	(95,000)	(61,000)	(18,500)
Net Proceeds from/(Repayments to) Manager	367	367	367	367
Capital Contribution	5,047	239	239	239
Membership Contribution	69,314	99,020	61,888	19,804
Net Cash Flows Provided By/(Used In) Financing Activities	10,728	4,626	1,494	1,910

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	75,289	715	440	119
Cash at End of Period	$75,289	$715	$440	$119

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	64,000	95,000	61,000	18,500
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 029 Consol. Info	Series Gallery Drop 030 Consol. Info	Series Gallery Drop 031 Consol. Info	Series Gallery Drop 032 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,375)	$(4,163)	$(793)	$(701)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	793	-
Total Adjustments	-	-	793	-
Net Cash Flows Used In Operating Activities	(1,375)	(4,163)	-	(701)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of Loans – related party	(53,309)	(24,000)	-	-
Net Proceeds from/(Repayments to) Manager	367	367	-	438
Capital Contribution	239	239	-	239
Membership Contribution	54,461	27,726	-	4,951
Net Cash Flows Provided By/(Used In) Financing Activities	1,758	4,332	-	5,628

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	383	169	-	4,927
Cash at End of Period	$383	$169	$-	$4,927

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	53,309	24,000	43,750	4,844
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 033 Consol. Info	Series Gallery Drop 034 Consol. Info	Series Gallery Drop 035 Consol. Info	Series Gallery Drop 036 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(389)	$(3,476)	$(1,665)	$(2,614)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	389	-	-	-
Total Adjustments	389	-	-	-
Net Cash Flows Used In Operating Activities	-	(3,476)	(1,665)	(2,614)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of Loans – related party	-	(405,000)	(72,700)	(48,202)
Net Proceeds from/(Repayments to) Manager	-	367	367	367
Capital Contribution	-	239	239	239
Membership Contribution	-	410,810	74,265	50,500
Net Cash Flows Provided By/(Used In) Financing Activities	-	6,416	2,171	2,904

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	-	2,940	506	290
Cash at End of Period	$-	$2,940	$506	$290

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	21,475	405,000	72,700	48,202
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 037 Consol. Info	Series Gallery Drop 038 Consol. Info	Series Gallery Drop 039 Consol. Info	Series Gallery Drop 040 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,946)	$(931)	$(4,844)	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows Used In Operating Activities	(1,946)	(931)	(4,844)	-

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of Loans – related party	(24,758)	(72,405)	(62,500)	-
Net Proceeds from/(Repayments to) Manager	367	367	367	-
Capital Contribution	240	239	239	-
Membership Contribution	26,240	72,765	66,800	-
Net Cash Flows Provided By/(Used In) Financing Activities	2,089	966	4,906	-

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	143	35	62	-
Cash at End of Period	$143	$35	$62	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	24,758	72,405	62,500	33,211
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 041 Consol. Info	Series Gallery Drop 042 Consol. Info	Series Gallery Drop 043 Consol. Info	Series Gallery Drop 044 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(1,033)	$(1,325)	$-	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows Used In Operating Activities	(1,033)	(1,325)	-	-

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Proceeds from loans – related party	-	-	-	-
Repayment of Loans – related party	(4,969)	(20,000)	-	-
Net Proceeds from/(Repayments to) Manager	367	367	-	-
Capital Contribution	239	239	-	-
Membership Contribution	5,445	20,790	-	-
Net Cash Flows Provided By/(Used In) Financing Activities	1,082	1,396	-	-

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	49	71	-	-
Cash at End of Period	$49	$71	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	4,969	20,000	63,000	416,700
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$233,300

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 045 Consol. Info	Series Gallery Drop 046 Consol. Info	Series Gallery Drop 047 Consol. Info	Series Gallery Drop 048 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Proceeds from loans – related party	-	-	-	-
Repayment of Loans – related party	-	-	-	-
Net Proceeds from/(Repayments to) Manager	-	-	-	-
Capital Contribution	-	-	-	-
Membership Contribution	-	-	-	-
Net Cash Flows Provided By/(Used In) Financing Activities	-	-	-	-

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-
Cash at End of Period	$-	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	216,000	50,400	28,800	56,250
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 049 Consol. Info	Series Gallery Drop 050 Consol. Info	Series Gallery Drop 051 Consol. Info	Series Gallery Drop 052 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Proceeds from loans – related party	-	-	-	-
Repayment of Loans – related party	-	-	-	-
Net Proceeds from/(Repayments to) Manager	-	-	-	-
Capital Contribution	-	-	-	-
Membership Contribution	-	-	-	-
Net Cash Flows Provided By/(Used In) Financing Activities	-	-	-	-

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-
Cash at End of Period	$-	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	214,500	25,000	29,000	9,000
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 053 Consol. Info	Series Gallery Drop 054 Consol. Info	Series Gallery Drop 055 Consol. Info	Series Gallery Drop 056 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Proceeds from loans – related party	-	-	-	-
Repayment of Loans – related party	-	-	-	-
Net Proceeds from/(Repayments to) Manager	-	-	-	-
Capital Contribution	-	-	-	-
Membership Contribution	-	-	-	-
Net Cash Flows Provided By/(Used In) Financing Activities	-	-	-	-

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-
Cash at End of Period	$-	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	78,000	18,000	45,100	20,100
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 057 Consol. Info	Series Gallery Drop 058 Consol. Info	Series Gallery Drop 059 Consol. Info	Series Gallery Drop 060 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Proceeds from loans – related party	-	-	-	-
Repayment of Loans – related party	-	-	-	-
Net Proceeds from/(Repayments to) Manager	-	-	-	-
Capital Contribution	-	-	-	-
Membership Contribution	-	-	-	-
Net Cash Flows Provided By/(Used In) Financing Activities	-	-	-	-

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-
Cash at End of Period	$-	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	17,100	21,260	73,700	48,500
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Gallery Drop 061 Consol. Info	Series Gallery Drop 062 Consol. Info	Series Gallery Drop 063 Consol. Info	Series Gallery Drop 064 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$-	$-	$-	$-
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	-	-	-
Interest Payable	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows Used In Operating Activities	-	-	-	-

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	-	-	-
Net Cash Flows Provided By Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Proceeds from loans – related party	-	-	-	-
Repayment of Loans – related party	-	-	-	-
Net Proceeds from/(Repayments to) Manager	-	-	-	-
Capital Contribution	-	-	-	-
Membership Contribution	-	-	-	-
Net Cash Flows Provided By/(Used In) Financing Activities	-	-	-	-

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	-	-	-	-
Cash at End of Period	$-	$-	$-	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$-	$-	$-
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	21,990	15,400	20,000	32,000
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Unallocated	Total Consolidated
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$(16,663)	$(113,077)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Sale of Asset	-	(6,000)
Interest Payable	-	1,672
Total Adjustments	-	(4,328)
Net Cash Flows Used In Operating Activities	(16,663)	(117,405)

Cash Flows From Investing Activities:
Proceeds from Sale of Art and Other Collectibles	-	70,000
Net Cash Flows Provided By Investing Activities	-	70,000

Cash Flows From Financing Activities:
Repayment of Loans – related party	-	(2,126,481)
Net Proceeds from/(Repayments to) Manager	10,281	16,256
Capital Contribution	6,382	19,814
Membership Contribution	-	2,225,974
Net Cash Flows Provided By/(Used In) Financing Activities	14,844	135,563

Cash at Beginning of Period	-	10,175
Net Increase (Decrease) In Cash	-	88,158
Cash at End of Period	$-	$98,333

Supplemental Disclosure of Non-Cash Financing Activities:
Cancellation of Note Payable in exchange for return of Assets	$-	$(134,250)
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	-	2,977,470
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	(13,000)
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$246,300

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2021 AND 2020
NOTE 1: NATURE OF OPERATIONS
Otis Gallery LLC (the “Company”) is a series limited liability company formed on December 18, 2018 pursuant to Section 18-215 of the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment-grade art, collectibles and non-fungible tokens (“NFTs”; such assets or group of assets, the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.
The Company is dependent upon additional capital resources for its planned principal operations and subject to significant risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.
Otis Wealth, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for each Series (the “Asset Manager”) to manage the Underlying Assets related to each Series. The Series acquire the Underlying Assets from the Manager financed through either non-interest-bearing or interest-bearing promissory notes issued to the Manager, and the Manager develops the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Otis.
The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are an Underlying Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Company’s limited liability company agreement, dated February 1, 2019, as amended and restated from time to time (the “Operating Agreement”), or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Operating Agreement.
Operating Agreement
General
In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.
Voting Rights
The Manager has broad authority to take action with respect to the Company and any Series. Interest holders do not have any voting rights as an Interest holder in the Company or a Series except with respect to:
●
the removal of the Manager;
●
the dissolution of the Company upon the for-cause removal of the Managing Member; and
●
an amendment to the Operating Agreement that would:
o
adversely affect the rights of an Interest holder in any material respect;

o
reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;
o
change the situations in which the Company and any Series can be dissolved or terminated;
o
change the term of the Company (other than the circumstances provided in the Operating Agreement); or
o
give any person the right to dissolve the Company.
When entitled to vote on a matter, each Interest holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest holders of an applicable Series or of the Interest holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series must be approved by two thirds of the votes that may be cast by all Interest holders in any Series. All other matters to be voted on by the Interest holders must be approved by a majority of the votes cast by all Interest holders in any Series present in person or represented by proxy.
Distributions Upon Liquidation
Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation (as hereinafter defined)); and thereafter, (iii) first, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution and second, (A) 10% to the Manager and (B) 90% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series).
Free Cash Flow Distributions
The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“GAAP”)) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Underlying Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.
Any free cash flow generated by a Series from the utilization of the Underlying Asset related to such Series shall be applied within the Series in the following order of priority:
●
repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;
●
thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and
●
thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Underlying Asset related to such Series or the Manager or any of its affiliates.

Manager’s Interest
At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager shall acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors, although such minimum and maximum thresholds may be waived or modified by the Manager in its sole discretion.
NOTE 2: GOING CONCERN
The accompanying consolidated financial statements and Series financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. With the exception of Series Gallery Drop 020, Series Gallery Drop 027, Series Gallery Drop 045 and Series Gallery Drop 097, each of which sold the underlying assets of such Series for gains in 2021, neither the Company nor any Series has generated substantial revenues or profits since inception.
With the exception of Series Gallery Drop 020, Series Gallery Drop 027, Series Gallery Drop 045 and Series Gallery Drop 097, each Series incurred net losses for the years ended December 31, 2021 and 2020. On a total consolidated basis, the Company had an accumulated deficit of $728,809 and $125,308 as of December 31, 2021 and 2020, respectively. On a total consolidated basis, the Company’s current assets exceed current liabilities by $27,805 as of December 31, 2021. The Company has limited liquid assets, with cash of $704,758 ($19,708 excluding cash held by Series Gallery Drop 045 from the sale of its Underlying Asset) on a total consolidated basis and under $3,000 for each Series (most Series hold only $50).
The Company’s and each Series’ ability to continue as a going concern for the next twelve months following the date the consolidated financial statements and Series financial statements were available to be issued is dependent upon the ability to obtain additional capital financing from the Manager to cover the Company’s and each Series’ costs and obligations through disposition of the Underlying Asset of such Series and the costs of administering the Company and each Series. No assurance can be given that the Company and each Series will be successful in these efforts.
These factors, among others, raise substantial doubt about the ability of the Company and each Series to continue as a going concern for a reasonable period of time. The consolidated financial statements and Series financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accounting and reporting policies of the Company conform to GAAP. The Company adopted the calendar year as its basis of reporting.
The accompanying consolidated financial statements include the accounts of Otis Gallery LLC as well as its Series required to be consolidated under GAAP. Separate financial statements are presented for each Series. Significant intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of consolidated financial statements and the Series financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the Series financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company and each Series consider short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2021 and 2020, the Company had no cash on hand, respectively. However, Series’ checking accounts hold funds, as presented in the consolidated financials.
Subscriptions Receivable
The Company and each Series record membership contributions at the effective date. If subscriptions are not funded upon issuance, the Company and each Series record a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under the Financial Accounting Standards Board (“FASB”) ASC 505-10-45-2, the subscription receivables are reclassified as a contra account to members’ equity/(deficit) on the balance sheet. Each Series has a minimum offering size that, once met, will result in the eventual successful subscription to and closing of the Series. Subscriptions Receivable consists of membership subscriptions sold prior to year ended date for which the minimum subscription requirement was met. As of December 31, 2021 and 2020, the Company had $115,800 and $504,030 in Subscriptions Receivable, respectively.
Art and Other Collectible Assets
The Underlying Assets, including art and other collectible assets (including NFTs), are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to each Series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the brokerage fee referred to below), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.
The Company treats the Underlying Assets as long-lived assets, and the Underlying Assets will be subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.
The Underlying Assets are purchased by the Series from the Manager in exchange for either a non-interest-bearing or an interest-bearing promissory note. The Series use the proceeds of the offering to pay off the notes. Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.
Acquisition expenses related to a particular Series that are incurred prior to the closing of an offering are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document.
To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Underlying Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

As of December 31, 2021 and 2020, the Company’s total investment in the Underlying Assets across all Series was $6,441,880 and $4,253,511, respectively, as detailed in the table below (presented below net of impairments of $448,000 as of December 31, 2021 and no impairments as of December 31, 2020).

Series	Series Description	As of December 31, 2021	As of December 31, 2020
Series #KW	2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley	$237,500	$237,500
Series Drop 002	Nike MAG Back to the Future (2016) Sneakers	30,000	30,000
Series Drop 003	The Incredible Hulk 181 Comic	34,000	34,000
Series Drop 004	Collection of Supreme Skate Decks (Select Limited Edition Artist Collaborations)	44,341	44,341
Series Drop 005	2018 DOB and Arrows: Patchworks Skulls painting by Takashi Murakami and Virgil Abloh	90,000	90,000
Series Drop 008	2019 Series of Commissioned Paintings by fnnch	35,000	35,000
Series Drop 009	2012 Gone and Beyond painting by Kaws	310,000	310,000
Series Drop 010	Collection of Nike SB Dunks sneakers	24,000	24,000
Series Gallery Drop 011	2019 commissioned painting by Shelby and Sandy “Basketball”	23,000	23,000
Series Gallery Drop 012	2011 Love Is What You Want neon sculpture by Tracey Emin	140,000	140,000
Series Gallery Drop 013	2019 Grey Selenite Newspaper Machine sculpture by Daniel Arsham	84,150	84,150
Series Gallery Drop 014	Collection of 1985 Jordan 1 OG Sneakers	30,000	30,000
Series Gallery Drop 015	Collection of Supreme Skate Decks – Bundle II	24,750	24,750
Series Gallery Drop 016	Collection of Nike and Adidas Yeezy sneakers	19,539	19,539
Series Gallery Drop 017	2017 Colorbar Constellation 6 Painting by Derrick Adams	49,500	49,500
Series Gallery Drop 018	Tomb of Dracula 10 comic	11,600	11,600
Series Gallery Drop 019	2020 CHROMADYNAMICA MSS painting by Felipe Pantone	18,900	18,900
Series Gallery Drop 020	X-Men 1 comic(1)	-	134,000
Series Gallery Drop 021	Collection of artist collaboration Nike sneakers	26,560	26,560
Series Gallery Drop 022	Collection of Nike Air Jordan 1 sneakers	29,948	29,948
Series Gallery Drop 023	2019 Cape Woman painting by Katherine Bradford	15,000	15,000
Series Gallery Drop 024	Fantastic Four 52 comic	23,000	23,000
Series Gallery Drop 026	Avengers 1 comic	95,000	95,000
Series Gallery Drop 027	Teenage Mutant Ninja Turtles 1 comic(1)	-	61,000

Series Gallery Drop 028	Nike SB Dunk Low “Freddy Krueger” sneakers	18,500	18,500
Series Gallery Drop 029	Collection of Travis Scott collaboration Nike sneakers	53,309	53,309
Series Gallery Drop 030	2020 A Perfect Trade painting by Cleon Peterson	24,000	24,000
Series Gallery Drop 031	2020 Sneakers, Computers, Capri Sun painting by Katherine Bernhardt	43,750	43,750
Series Gallery Drop 032	Super Mario Bros. 3 “Right” NES game	4,844	4,844
Series Gallery Drop 033	Collection of 1985 Nike Air Jordan I sneakers	21,475	21,475
Series Gallery Drop 034	2003 Police Car painting by Banksy	415,000	405,000
Series Gallery Drop 035	2020 Triptych: Medical Bill paintings by MSCHF	42,400	72,700
Series Gallery Drop 036	Collection of streetwear collaboration Nike sneakers	48,202	48,202
Series Gallery Drop 037	Collection of sample and player-exclusive Nike Air Jordan sneakers	24,758	24,758
Series Gallery Drop 038	2003 LeBron James Topps Chrome 111 Refractor trading card	72,405	72,405
Series Gallery Drop 039	1985 Nike Air Jordan 1 TYPS PE sneakers	62,500	62,500
Series Gallery Drop 040	Collection of Nike Air Max sneakers	33,211	33,211
Series Gallery Drop 041	Dior collaboration Nike Air Jordan 1 Low sneakers	4,969	4,969
Series Gallery Drop 042	Collection of Nike Air Jordan sneakers known as “Kobe 3/ 8 PE Pack”	20,000	20,000
Series Gallery Drop 043	Futura collaboration Nike SB Dunk High “FLOM” sneakers	40,200	63,000
Series Gallery Drop 044	Nike Air Jordan 1 High “‘Shattered Backboard’ Origin Story” sneakers	650,000	650,000
Series Gallery Drop 045	Complete set of 1986 Fleer basketball trading cards(1)	-	216,000
Series Gallery Drop 046	2000 SP Authentic 118 Tom Brady rookie trading card	50,855	50,400
Series Gallery Drop 047	1981 Topps 216 Joe Montana rookie trading card	29,216	28,800
Series Gallery Drop 048	2011 Hermès 35cm So Black Birkin handbag	56,947	56,250
Series Gallery Drop 049	2003 SP Authentic Limited LeBron James 148 trading card	214,876	214,500
Series Gallery Drop 050	Zelda II: The Adventure of Link NES game	27,549	25,000
Series Gallery Drop 051	2009 Topps Chrome Stephen Curry 101 trading card	29,101	29,000
Series Gallery Drop 052	Pokémon Blue Game Boy game	9,000	9,000

Series Gallery Drop 053	Pokémon Yellow Game Boy game	42,154	78,000
Series Gallery Drop 054	Golf NES game	18,053	18,000
Series Gallery Drop 055	1999 Pokémon 1st Edition Shadowless Holo Blastoise 2 trading card	45,179	45,100
Series Gallery Drop 056	1999 Pokémon 1st Edition Shadowless Holo Mewtwo 10 trading card	20,135	20,100
Series Gallery Drop 057	1999 Pokémon 1st Edition Shadowless Holo Raichu 14 trading card	8,730	17,100
Series Gallery Drop 058	2012-13 National Treasures Anthony Davis RPA trading card	16,847	21,260
Series Gallery Drop 059	Super Mario Bros. NES game	73,964	73,700
Series Gallery Drop 060	Daredevil 1 comic	48,585	48,500
Series Gallery Drop 061	1999 Pokémon 1st Edition Shadowless Holo Venusaur 15 trading card	22,028	21,990
Series Gallery Drop 062	Tetris and Tetris II NES games	15,427	15,400
Series Gallery Drop 063	2002-03 Panini Futebol Portugal Cristiano Ronaldo 137 trading card	20,035	20,000
Series Gallery Drop 064	2004-05 Panini Megacracks La Liga Lionel Messi 71 trading card	32,056	32,000
Series Gallery Drop 065	1996 Topps Chrome Allen Iverson #171 Refractor trading card	25,135	-
Series Gallery Drop 066	2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading card	60,158	-
Series Gallery Drop 067	2003-04 SP Authentic Signatures #LJA LeBron James trading card	60,106	-
Series Gallery Drop 068	2007 Topps Chrome Kevin Durant #131 Refractor trading card	24,042	-
Series Gallery Drop 069	Emerging 15 Index: collection of 15 NBA Panini Prizm Silver trading cards	31,590	-
Series Gallery Drop 070	Contra NES game	28,855	-
Series Gallery Drop 071	2018 Panini Prizm Luka Doncic Prizm Mojo #280 trading card	100,132	-
Series Gallery Drop 072	2003 Exquisite Collection Noble Nameplates #LB LeBron James trading card	257,797	-
Series Gallery Drop 073	2003 SP Authentic Signatures #MJ Michael Jordan trading card	28,058	-
Series Gallery Drop 074	2018 Panini Prizm World Cup Kylian Mbappe Orange Prizm #80 trading card	15,147	-
Series Gallery Drop 075	2012 National Treasures Russell Wilson Rookie Signature Material Black #325 trading card	55,447	-
Series Gallery Drop 076	1996 Bowman’s Best Atomic Refractors Kobe Bryant #R23 trading card	9,447	-

Series Gallery Drop 077	1997 Brown’s Boxing Floyd Mayweather Jr. #51 trading card	19,265	-
Series Gallery Drop 078	1987 Converse Magic Johnson game-worn, signed sneakers	20,947	-
Series Gallery Drop 079	2012 National Treasures Kawhi Leonard #114 trading card	20,133	-
Series Gallery Drop 080	1972 Topps Julius Erving #195 trading card	15,026	-
Series Gallery Drop 081	1997 Metal Universe Precious Metal Gems Michael Jordan #23 trading card(2)	-	-
Series Gallery Drop 082	2003 Finest LeBron James Refractor #133 trading card	80,141	-
Series Gallery Drop 083	1981 Topps Magic Johnson #21 trading card	23,779	-
Series Gallery Drop 084	2003-04 Topps Chrome Hobby Box sealed box of trading cards(2)	-	-
Series Gallery Drop 085	1996-97 Topps Chrome Basketball Hobby Box sealed box of trading cards(2)	-	-
Series Gallery Drop 086	2017 National Treasures #161 Patrick Mahomes II JSY AU Holo Silver trading card	342,458	-
Series Gallery Drop 087	1996 Flair Showcase Legacy Collection Row 0 #31 Kobe Bryant Rookie trading card(2)	-	-
Series Gallery Drop 088	1980-81 Topps Basketball Wax Box sealed box of trading cards(2)	-	-
Series Gallery Drop 089	2004 Panini Sports #89 Lionel Messi Mega Cracks Campeon trading card	23,946	-
Series Gallery Drop 090	1995 Pokémon Japanese Topsun Blue Back No Number Charizard trading card(2)	-	-
Series Gallery Drop 091	1987 Fleer #59 Michael Jordan trading card	18,039	-
Series Gallery Drop 092	1986 Fleer Stickers #8 Michael Jordan Rookie trading card(2)	-	-
Series Gallery Drop 093	2009 Bowman Chrome Draft Prospects Refractors #BDPP89 Mike Trout Signed Rookie trading card	43,547	-
Series Gallery Drop 094	2017 Kevin Durant Western Conference Semi-Finals game-worn jersey	21,669	-
Series Gallery Drop 095	2020 Kevin Durant Nets-debut game-worn jersey	34,779	-
Series Gallery Drop 096	2019 Panini Prizm Blue Ice #248 Zion Williamson Rookie trading card	21,032	-
Series Gallery Drop 097	Halo: Combat Evolved game(1)	-	-
Series Gallery Drop 098	Super Mario Land game	14,025	-
Series Gallery Drop 099	Mike Tyson’s Punch-Out!! game	130,228	-
Series Gallery Drop 100	Collection of Street Fighter games	17,553	-

Series Gallery Drop 101	Nintendo World Championship game	180,003	-
Series Gallery Drop 102	2003 NetPro Glossy International Preview #P2 Serena Williams trading card	8,985	-
Series Gallery Drop 103	2003 NetPro Glossy #G2 Serena Williams Rookie trading card	17,531	-
Series Gallery Drop 104	Sealed Apple iPhone 2G A1203	12,511	-
Series Gallery Drop 105	2014 Panini Prizm World Cup #12 Lionel Messi Green Crystal Prizm trading card	42,989	-
Series Gallery Drop 106	1993 SP Foil #279 Derek Jeter Rookie trading card(2)	-	-
Series Gallery Drop 107	1994 Miami Bumble Bee #8 Dwayne Johnson Rookie trading card	22,646	-
Series Gallery Drop 108	Kobe Bryant Last Game signed ticket	30,171	-
Series Gallery Drop 109	2001 SP Authentic Stars #45 Tiger Woods Rookie trading card	30,800	-
Series Gallery Drop 110	1984 Transformers G1 Optimus Prime “Pepsi Edition” toy	10,098	-
Series Gallery Drop 111	2002 Yu-Gi-Oh Blue-Eyes White Dragon LOB-001 First Edition trading card	18,032	-
Series Gallery Drop 112	Pokémon Red game	72,100	-
Series Gallery Drop 113	Mario Kart 64 game	55,097
Series Gallery Drop 114	Collection of all three original Nike Air Yeezy 1’s	12,830
Series Gallery Drop 115	Special Marvel Edition #15 comic	15,728
Series Gallery Drop 116	1999 Pokémon 1st Edition Shadowless Holo Charizard trading card	225,395
Series Gallery Drop 117	NFT by XCOPY titled BOTTOM FEEDER #35	72,649
Series Gallery Drop 118	NFT by Damien Hirst titled Be too young	19,193
Series Gallery Drop 119	Halo: Combat Evolved game	84,140
Series Gallery Drop 120	Minecraft Xbox 360 game	26,499
Series Gallery Drop 121	NBA Jam game	31,252
Series Gallery Drop 122	Harry Potter and the Philosopher's Stone book	110,184
Series Gallery Drop 123	NFT by FEWOCiOUS titled i miss your voice call back soon okay #3	44,518
Totals		$6,441,880	$4,253,511

(1)
The Underlying Asset of such Series was sold in 2021.
(2)
The Company withdrew the offerings for the Interests of such Series in 2021.

As of December 31, 2021, the Company recorded $448,000 in impairment loss charges for its Underlying Assets, as detailed in the table below:

Series	(Loss) on Impairment
Series Gallery Drop 035	$(30,300)
Series Gallery Drop 043	(22,800)
Series Gallery Drop 053	(36,000)
Series Gallery Drop 057	(8,400)
Series Gallery Drop 058	(4,500)
Series Gallery Drop 066	(30,000)
Series Gallery Drop 069	(3,600)
Series Gallery Drop 070	(2,400)
Series Gallery Drop 072	(75,200)
Series Gallery Drop 073	(16,300)
Series Gallery Drop 074	(5,800)
Series Gallery Drop 076	(46,000)
Series Gallery Drop 077	(17,700)
Series Gallery Drop 083	(21,300)
Series Gallery Drop 086	(17,700)
Series Gallery Drop 091	(19,500)
Series Gallery Drop 095	(10,500)
Series Gallery Drop 096	(8,000)
Series Gallery Drop 100	(1,000)
Series Gallery Drop 101	(21,100)
Series Gallery Drop 102	(5,100)
Series Gallery Drop 105	(18,900)
Series Gallery Drop 117	(16,500)
Series Gallery Drop 118	(9,400)
Total	$448,000

The Company does not believe any of its Underlying Assets were impaired as of December 31, 2020.
Fair Value of Financial Instruments
FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:
Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.
Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).
Level 3 – Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.
Revenue Recognition
The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019.
The Company determines revenue recognition through the following steps:
●
identification of a contract with a customer;
●
identification of the performance obligations in the contract;
●
determination of the transaction price;
●
allocation of the transaction price to the performance obligations in the contract; and
●
recognition of revenue when or as the performance obligations are satisfied.
No revenue models have been developed at the Company or Series level, and we do not expect the Company or any Series to generate revenue under current operating plans. Gains from sales of Underlying Assets will be presented as other income in the statements of operations as they do not qualify as operating revenues. As of December 31, 2021 and 2020, neither the Company nor any Series had recognized any revenue.
Operating Expenses
After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including any and all fees, costs and expenses incurred in connection with the management of the Underlying Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodial, marketing and utilization of the Underlying Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission (the “Commission”); any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Underlying Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Underlying Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal affairs; the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.
Prior to the closing, operating expenses are borne by the Manager and not reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the operating expenses exceed the amount of net sales proceeds generated from an Underlying Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future gains generated by the sale of such Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”); and/or (c) cause additional Interests to be issued in the such Series in order to cover such additional amounts.
Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Underlying Asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by the Asset Manager.
Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from investors through each offering. The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed.
Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.
Income Taxes
The Company is a series limited liability company. Accordingly, under the Internal Revenue Code (the “IRC”), all Company taxable income or loss flows through to its sole member, the Manager. Therefore, no provision for income tax has been recorded in the financial statements. Income from the Company is reported and taxed to the members on its individual tax return. However, the Company has elected, in accordance with the IRC, to treat each individual Series as separate subchapter C corporation for tax purposes. No tax provision has been recorded for any Series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated.
Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets, primarily resulting from net operating loss carryforwards (“NOLs”), will not be realized. On a total consolidated basis, the Company’s NOLs as of December 31, 2021 were approximately $399,487, which produced net deferred tax assets of $104,264, using the Company’s estimated future effective tax rate of 26.1%, as detailed in the table below.

Series	NOL Balance as of December 31, 2021	Deferred Tax Assets from NOLs as of December 31, 2021	Valuation Allowance	Net Deferred Tax Assets as of December 31, 2021
Series #KW	$15,521	$4,051	$(4,051)	$-
Series Drop 002	4,452	1,162	(1,162)	-
Series Drop 003	3,187	832	(832)	-
Series Drop 004	4,147	1,082	(1,082)	-
Series Drop 005	6,893	1,799	(1,799)	-
Series Drop 008	6,543	1,708	(1,708)	-
Series Drop 009	15,604	4,073	(4,073)	-
Series Drop 010	3,231	843	(843)	-
Series Gallery Drop 011	4,185	1,092	(1,092)	-
Series Gallery Drop 012	10,814	2,822	(2,822)	-
Series Gallery Drop 013	6,759	1,764	(1,764)	-
Series Gallery Drop 014	5,073	1,324	(1,324)	-

Series Gallery Drop 015	4,436	1,158	(1,158)	-
Series Gallery Drop 016	3,494	912	(912)	-
Series Gallery Drop 017	6,389	1,668	(1,668)	-
Series Gallery Drop 018	2,576	672	(672)	-
Series Gallery Drop 019	5,807	1,516	(1,516)	-
Series Gallery Drop 021	3,006	785	(785)	-
Series Gallery Drop 022	3,422	893	(893)	-
Series Gallery Drop 023	6,106	1,594	(1,594)	-
Series Gallery Drop 024	3,089	806	(806)	-
Series Gallery Drop 026	6,531	1,705	(1,705)	-
Series Gallery Drop 028	3,614	943	(943)	-
Series Gallery Drop 029	3,560	929	(929)	-
Series Gallery Drop 030	6,043	1,577	(1,577)	-
Series Gallery Drop 031	5,400	1,409	(1,409)	-
Series Gallery Drop 032	2,372	619	(619)	-
Series Gallery Drop 033	3,938	1,028	(1,028)	-
Series Gallery Drop 034	9,320	2,433	(2,433)	-
Series Gallery Drop 035	4,052	1,058	(1,058)	-
Series Gallery Drop 036	4,714	1,230	(1,230)	-
Series Gallery Drop 037	3,760	981	(981)	-
Series Gallery Drop 038	3,240	846	(846)	-
Series Gallery Drop 039	7,050	1,840	(1,840)	-
Series Gallery Drop 040	3,664	956	(956)	-
Series Gallery Drop 041	2,640	689	(689)	-
Series Gallery Drop 042	3,089	806	(806)	-
Series Gallery Drop 043	5,247	1,369	(1,369)	-
Series Gallery Drop 044	19,595	5,114	(5,114)	-
Series Gallery Drop 046	2,885	753	(753)	-
Series Gallery Drop 047	1,614	421	(421)	-
Series Gallery Drop 048	1,784	466	(466)	-
Series Gallery Drop 049	10,220	2,667	(2,667)	-
Series Gallery Drop 050	2,756	719	(719)	-
Series Gallery Drop 051	2,718	709	(709)	-
Series Gallery Drop 052	2,464	643	(643)	-
Series Gallery Drop 053	2,006	524	(524)	-
Series Gallery Drop 054	1,815	474	(474)	-
Series Gallery Drop 055	3,082	804	(804)	-
Series Gallery Drop 056	1,926	503	(503)	-
Series Gallery Drop 057	1,742	455	(455)	-
Series Gallery Drop 058	1,909	498	(498)	-
Series Gallery Drop 059	4,242	1,107	(1,107)	-
Series Gallery Drop 060	3,262	851	(851)	-
Series Gallery Drop 061	1,925	502	(502)	-
Series Gallery Drop 062	1,653	431	(431)	-
Series Gallery Drop 063	1,926	503	(503)	-
Series Gallery Drop 064	2,458	642	(642)	-
Series Gallery Drop 065	1,847	482	(482)	-
Series Gallery Drop 066	5,125	1,338	(1,338)	-
Series Gallery Drop 067	3,795	990	(990)	-
Series Gallery Drop 068	2,103	549	(549)	-

Series Gallery Drop 069	2,610	681	(681)	-
Series Gallery Drop 070	2,322	606	(606)	-
Series Gallery Drop 071	4,371	1,141	(1,141)	-
Series Gallery Drop 072	16,756	4,373	(4,373)	-
Series Gallery Drop 073	2,966	774	(774)	-
Series Gallery Drop 074	1,870	488	(488)	-
Series Gallery Drop 075	2,742	716	(716)	-
Series Gallery Drop 076	3,534	922	(922)	-
Series Gallery Drop 077	2,590	676	(676)	-
Series Gallery Drop 078	1,870	488	(488)	-
Series Gallery Drop 079	1,888	493	(493)	-
Series Gallery Drop 080	1,616	422	(422)	-
Series Gallery Drop 082	4,641	1,211	(1,211)	-
Series Gallery Drop 083	3,043	794	(794)	-
Series Gallery Drop 086	5,045	1,317	(1,317)	-
Series Gallery Drop 089	2,020	527	(527)	-
Series Gallery Drop 091	1,821	475	(475)	-
Series Gallery Drop 093	2,941	768	(768)	-
Series Gallery Drop 094	1,394	364	(364)	-
Series Gallery Drop 095	3,002	784	(784)	-
Series Gallery Drop 096	2,214	578	(578)	-
Series Gallery Drop 098	1,480	386	(386)	-
Series Gallery Drop 099	6,064	1,583	(1,583)	-
Series Gallery Drop 100	1,733	452	(452)	-
Series Gallery Drop 101	9,324	2,434	(2,434)	-
Series Gallery Drop 102	1,007	263	(263)	-
Series Gallery Drop 103	1,108	289	(289)	-
Series Gallery Drop 104	1,361	355	(355)	-
Series Gallery Drop 105	3,134	818	(818)	-
Series Gallery Drop 107	1,886	492	(492)	-
Series Gallery Drop 108	1,758	459	(459)	-
Series Gallery Drop 109	1,813	473	(473)	-
Series Gallery Drop 110	776	203	(203)	-
Series Gallery Drop 111	1,074	280	(280)	-
Series Gallery Drop 112	3,130	817	(817)	-
Series Gallery Drop 113	2,882	752	(752)	-
Series Gallery Drop 114	895	234	(234)	-
Series Gallery Drop 115	986	257	(257)	-
Total	$399,487	$104,264	$(104,264)	$-

On a total consolidated basis, the Company’s NOLs as of December 31, 2020 were approximately $107,806, which produced net deferred tax assets of $28,139, using the Company’s estimated future effective tax rate of 26.1%, as detailed in the table below.

Series	NOL Balance as of December 31, 2020	Deferred Tax Assets from NOLs as of December 31, 2020	Valuation Allowance	Net Deferred Tax Assets as of December 31, 2020
Series #KW	$11,420	$2,981	$(2,981)	$-

Series Drop 002	2,509	655	(655)	-
Series Drop 003	1,203	314	(314)	-
Series Drop 004	2,095	547	(547)	-
Series Drop 005	4,326	1,129	(1,129)	-
Series Drop 008	4,547	1,187	(1,187)	-
Series Drop 009	10,749	2,805	(2,805)	-
Series Drop 010	1,351	353	(353)	-
Series Gallery Drop 011	2,315	604	(604)	-
Series Gallery Drop 012	7,727	2,017	(2,017)	-
Series Gallery Drop 013	1,578	412	(412)	-
Series Gallery Drop 014	3,130	817	(817)	-
Series Gallery Drop 015	2,587	675	(675)	-
Series Gallery Drop 016	1,735	453	(453)	-
Series Gallery Drop 017	4,319	1,127	(1,127)	-
Series Gallery Drop 018	825	215	(215)	-
Series Gallery Drop 019	3,980	1,039	(1,039)	-
Series Gallery Drop 020	1,285	335	(335)	-
Series Gallery Drop 021	1,098	287	(287)	-
Series Gallery Drop 022	1,479	386	(386)	-
Series Gallery Drop 023	4,318	1,127	(1,127)	-
Series Gallery Drop 024	1,219	318	(318)	-
Series Gallery Drop 026	3,911	1,021	(1,021)	-
Series Gallery Drop 027	1,054	275	(275)	-
Series Gallery Drop 028	1,791	467	(467)	-
Series Gallery Drop 029	1,375	359	(359)	-
Series Gallery Drop 030	4,163	1,087	(1,087)	-
Series Gallery Drop 031	793	207	(207)	-
Series Gallery Drop 032	701	183	(183)	-
Series Gallery Drop 033	389	102	(102)	-
Series Gallery Drop 034	3,476	907	(907)	-
Series Gallery Drop 035	1,665	435	(435)	-
Series Gallery Drop 036	2,614	682	(682)	-
Series Gallery Drop 037	1,946	508	(508)	-
Series Gallery Drop 038	931	243	(243)	-
Series Gallery Drop 039	4,844	1,264	(1,264)	-
Series Gallery Drop 041	1,033	270	(270)	-
Series Gallery Drop 042	1,325	346	(346)	-
Total	$107,806	$28,139	$(28,139)	$-

Based on consideration of the available evidence, including historical losses, the Company’s net deferred tax assets from its NOLs as of December 31, 2021 and 2020 are fully offset by a valuation allowance, and therefore, no tax benefit applicable to the loss for each individual Series in a loss position for the years ended December 31, 2021 and 2020 has been recognized. The net losses do not expire for federal income tax purposes.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements or any Series financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.
Prior to the sale of the Underlying Assets of Series Gallery Drop 020, Series Gallery Drop 027, Series Gallery Drop 045 and Series Gallery Drop 097, the Manager elected for each such Series to be treated as a partnership for tax purposes, instead of as a subchapter C corporation as previously elected. Accordingly, under the IRC, all such Series’ taxable income or loss flows through to the members of such Series. Therefore, no provision for income tax has been recorded in the Series financial statements for such Series.
The Company and each Series may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.
Members’ Equity
Members’ equity for the Company and any Series consists of capital contributions, equity to artists or third parties, membership contributions and retained earnings / (accumulated deficit).
Capital contributions are made by the Manager to cover operating expenses for which the Manager has elected not to be reimbursed.
With respect to equity issued to artists or third parties, in certain instances, Interests in a particular Series are issued as part of the total purchase consideration for and/or in connection with the acquisition of the Underlying Asset of such Series (for example, Interests issued to an asset seller or consignor as partial consideration for an Underlying Asset), in each case as described in the respective offering statement filed with the Commission on Form 1-A, as amended and supplemented from time to time.
Membership contributions are made to a Series from a successful closing of the offering of such Series’ Interests and are calculated as the value of Interests sold in such offering net of brokerage fee (paid from the proceeds of the successfully such offering). Membership contributions may be made by both third parties and the Manager.
Earnings / (Loss) per Interest
Upon completion of an offering, each Series complies with accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings / (loss) per Interest (“EPI”) is computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding Interests in that particular Series during the year.
As of December 31, 2021 and 2020, the following Series had closed offerings, and the EPI for each Series was as follows (the following table excludes each Series that had only one Interest outstanding, held by the Manager, as of December 31, 2021 and 2020):

		December 31, 2021		December 31, 2020
Series	Interests	Net (Loss) / Income	EPI	Net (Loss) / Income	EPI
Series #KW	10,000	$(4,101)	$(0.41)	$(1,677)	$(0.17)
Series Drop 002	1,000	(1,943)	(1.94)	(2,509)	(2.51)

Series Drop 003	1,000	(1,984)	(1.98)	(1,203)	(1.20)
Series Drop 004	1,000	(2,052)	(2.05)	(2,095)	(2.10)
Series Drop 005	1,250	(2,567)	(2.05)	(4,326)	(3.46)
Series Drop 008	1,000	(1,996)	(2.00)	(4,547)	(4.55)
Series Drop 009	3,250	(4,855)	(1.49)	(10,749)	(3.31)
Series Drop 010	1,000	(1,880)	(1.88)	(1,351)	(1.35)
Series Gallery Drop 011	1,000	(1,870)	(1.87)	(2,248)	(2.25)
Series Gallery Drop 012	2,000	(3,087)	(1.54)	(7,203)	(3.60)
Series Gallery Drop 013	1,500	(5,181)	(3.45)	N/A	N/A
Series Gallery Drop 014	1,000	(1,943)	(1.94)	(3,042)	(3.04)
Series Gallery Drop 015	1,000	(1,849)	(1.85)	(2,494)	(2.49)
Series Gallery Drop 016	1,000	(1,759)	(1.76)	(1,735)	(1.74)
Series Gallery Drop 017	1,000	(2,070)	(2.07)	(4,319)	(4.32)
Series Gallery Drop 018	480	(1,751)	(3.65)	(825)	(1.72)
Series Gallery Drop 019	750	(1,827)	(2.44)	(3,980)	(5.31)
Series Gallery Drop 020	1,820	89,239	49.03	(1,285)	(0.71)
Series Gallery Drop 021	1,100	(1,908)	(1.73)	(1,098)	(1.00)
Series Gallery Drop 022	1,000	(1,943)	(1.94)	(1,479)	(1.48)
Series Gallery Drop 023	1,000	(1,788)	(1.79)	(4,318)	(4.32)
Series Gallery Drop 024	1,000	(1,870)	(1.87)	(1,219)	(1.22)
Series Gallery Drop 025	1,000	(140)	(0.14)	561	0.56
Series Gallery Drop 026	2,000	(2,620)	(1.31)	(3,911)	(1.96)
Series Gallery Drop 027	5,000	117,337	23.47	(1,054)	(0.21)
Series Gallery Drop 028	2,000	(1,823)	(0.91)	(1,791)	(0.90)
Series Gallery Drop 029	5,000	(2,185)	(0.44)	(1,375)	(0.28)
Series Gallery Drop 030	2,000	(1,880)	(0.94)	(4,163)	(2.08)
Series Gallery Drop 031	2,000	(4,607)	(2.30)	N/A	N/A
Series Gallery Drop 032	5,000	(1,671)	(0.33)	(701)	(0.14)
Series Gallery Drop 033	2,400	(3,549)	(1.48)	N/A	N/A
Series Gallery Drop 034	21,250	(5,844)	(0.28)	(3,476)	(0.16)
Series Gallery Drop 035	3,750	(32,687)	(8.72)	(1,665)	(0.44)
Series Gallery Drop 036	5,100	(2,100)	(0.41)	(2,614)	(0.51)
Series Gallery Drop 037	2,650	(1,814)	(0.68)	(1,946)	(0.73)
Series Gallery Drop 038	7,350	(2,309)	(0.31)	(931)	(0.13)
Series Gallery Drop 039	6,750	(2,206)	(0.33)	(4,844)	(0.72)
Series Gallery Drop 040	3,550	(3,664)	(1.03)	N/A	N/A
Series Gallery Drop 041	5,500	(1,607)	(0.29)	(1,033)	(0.19)
Series Gallery Drop 042	2,100	(1,764)	(0.84)	(1,325)	(0.63)
Series Gallery Drop 043	6,700	(28,047)	(4.19)	N/A	N/A
Series Gallery Drop 044	70,000	(19,595)	(0.28)	N/A	N/A
Series Gallery Drop 045	23,000	455,233	19.79	N/A	N/A
Series Gallery Drop 046	5,300	(2,885)	(0.54)	N/A	N/A
Series Gallery Drop 047	3,000	(1,614)	(0.54)	N/A	N/A
Series Gallery Drop 048	5,800	(1,784)	(0.31)	N/A	N/A
Series Gallery Drop 049	22,500	(10,220)	(0.45)	N/A	N/A
Series Gallery Drop 050	2,950	(2,756)	(0.93)	N/A	N/A
Series Gallery Drop 051	3,100	(2,718)	(0.88)	N/A	N/A
Series Gallery Drop 052	1,000	(2,464)	(2.46)	N/A	N/A
Series Gallery Drop 053	7,950	(38,006)	(4.78)	N/A	N/A
Series Gallery Drop 054	1,900	(1,815)	(0.96)	N/A	N/A

Series Gallery Drop 055	4,750	(3,082)	(0.65)	N/A	N/A
Series Gallery Drop 056	2,120	(1,926)	(0.91)	N/A	N/A
Series Gallery Drop 057	1,800	(10,142)	(5.63)	N/A	N/A
Series Gallery Drop 058	2,240	(6,409)	(2.86)	N/A	N/A
Series Gallery Drop 059	7,760	(4,242)	(0.55)	N/A	N/A
Series Gallery Drop 060	5,110	(3,262)	(0.64)	N/A	N/A
Series Gallery Drop 061	2,310	(1,925)	(0.83)	N/A	N/A
Series Gallery Drop 062	1,620	(1,653)	(1.02)	N/A	N/A
Series Gallery Drop 063	2,110	(1,926)	(0.91)	N/A	N/A
Series Gallery Drop 064	3,370	(2,458)	(0.73)	N/A	N/A
Series Gallery Drop 065	2,612	(1,847)	(0.71)	N/A	N/A
Series Gallery Drop 066	9,470	(35,125)	(3.71)	N/A	N/A
Series Gallery Drop 067	6,320	(3,795)	(0.60)	N/A	N/A
Series Gallery Drop 068	2,530	(2,103)	(0.83)	N/A	N/A
Series Gallery Drop 069	3,700	(6,210)	(1.68)	N/A	N/A
Series Gallery Drop 070	3,280	(4,722)	(1.44)	N/A	N/A
Series Gallery Drop 071	10,390	(4,371)	(0.42)	N/A	N/A
Series Gallery Drop 072	35,000	(91,956)	(2.63)	N/A	N/A
Series Gallery Drop 073	4,660	(19,266)	(4.13)	N/A	N/A
Series Gallery Drop 074	2,200	(7,670)	(3.49)	N/A	N/A
Series Gallery Drop 075	5,830	(2,742)	(0.47)	N/A	N/A
Series Gallery Drop 076	5,830	(49,534)	(8.50)	N/A	N/A
Series Gallery Drop 077	3,880	(20,290)	(5.23)	N/A	N/A
Series Gallery Drop 078	2,200	(1,870)	(0.85)	N/A	N/A
Series Gallery Drop 079	2,120	(1,888)	(0.89)	N/A	N/A
Series Gallery Drop 080	1,580	(1,616)	(1.02)	N/A	N/A
Series Gallery Drop 082	8,420	(4,641)	(0.55)	N/A	N/A
Series Gallery Drop 083	4,740	(24,343)	(5.14)	N/A	N/A
Series Gallery Drop 086	36,470	(22,745)	(0.62)	N/A	N/A
Series Gallery Drop 089	2,520	(2,020)	(0.80)	N/A	N/A
Series Gallery Drop 091	3,940	(21,321)	(5.41)	N/A	N/A
Series Gallery Drop 093	4,580	(2,941)	(0.64)	N/A	N/A
Series Gallery Drop 094	2,280	(1,394)	(0.61)	N/A	N/A
Series Gallery Drop 095	4,760	(13,502)	(2.84)	N/A	N/A
Series Gallery Drop 096	3,050	(10,214)	(3.35)	N/A	N/A
Series Gallery Drop 097	3,160	269,197	85.19	N/A	N/A
Series Gallery Drop 098	1,470	(1,480)	(1.01)	N/A	N/A
Series Gallery Drop 099	13,680	(6,064)	(0.44)	N/A	N/A
Series Gallery Drop 100	1,950	(2,733)	(1.40)	N/A	N/A
Series Gallery Drop 101	21,130	(30,424)	(1.44)	N/A	N/A
Series Gallery Drop 102	1,480	(6,107)	(4.13)	N/A	N/A
Series Gallery Drop 103	1,840	(1,108)	(0.60)	N/A	N/A
Series Gallery Drop 104	1,310	(1,361)	(1.04)	N/A	N/A
Series Gallery Drop 105	6,500	(22,034)	(3.39)	N/A	N/A
Series Gallery Drop 107	2,380	(1,886)	(0.79)	N/A	N/A
Series Gallery Drop 108	3,170	(1,758)	(0.55)	N/A	N/A
Series Gallery Drop 109	3,240	(1,813)	(0.56)	N/A	N/A
Series Gallery Drop 110	1,060	(776)	(0.73)	N/A	N/A
Series Gallery Drop 111	1,890	(1,074)	(0.57)	N/A	N/A
Series Gallery Drop 112	7,500	(3,130)	(0.42)	N/A	N/A

Series Gallery Drop 113	5,790	(2,882)	(0.50)		N/A	N/A
Series Gallery Drop 114	1,350	(895)	(0.66)		N/A	N/A
Series Gallery Drop 115	1,650	$(986)	$(0.60)	$	N/A	N/A

Allocation Methodology
To the extent relevant, offering expenses, acquisition expenses, operating expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Interests in accordance with the Manager’s allocation policy. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to, as applicable, the applicable Series. If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Interests, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, it is anticipated that revenues and expenses will be allocated as follows:
Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Revenue from events and leasing opportunities for the asset	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset

Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of Underlying Assets
	Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of Underlying Assets
	Compliance work, including diligence related to the preparation of a series	Allocable pro rata to the number of Underlying Assets

Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Pre-purchase inspection	Allocable pro rata to the number of Underlying Assets
	Interest expense in the case an Underlying Asset was pre-purchased us prior to the closing of an offering through a loan	Allocable directly to the applicable Underlying Asset
	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets

Operating	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets

Expense	Marketing expenses in connection with any revenue-generating event	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to any revenue-generating event	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g., Reg A+ or Exchange Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of Underlying Assets
	Other revenue-generating event related expenses (e.g., location, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice.
Reclassifications of Prior Year Balances
Certain prior year balances were reclassified to conform to current year presentation.  There was no change in the Company’s net loss or net equity position from these reclassifications.
Change in Audit Scope
With respect to the year ended December 31, 2020, Artesian CPA, LLC (the “Auditor”), an independent auditor, audited the consolidated financial statements of the Company for the purpose of forming an opinion on the consolidated financial statements as a whole, as described in the Independent Auditor’s Report for the year ended December 31, 2020. The consolidating supplemental information as of December 31, 2020 was presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of individual Series, and was not a required part of the consolidated financial statements. Such information was the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information was subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with GAAP. With respect to the year ended December 31, 2021, the Auditor audited the consolidated financial statements of the Company for the purpose of forming an opinion on the consolidated financial statements as a whole and the financial statements of each Series individually for the purpose of forming an opinion on the consolidated financial statements and the financial statements of each Series as described in the Independent Auditor’s Report for the year ended December 31, 2021.
NOTE 4: RELATED PARTY TRANSACTIONS
In the normal course of business, the Series have and will acquire Underlying Assets from the Manager in exchange for promissory notes, which may or may not be interest bearing. Each note matures, and principal and accrued interest for each is due, within fourteen days of the closing of the offering for the associated Series. The principal balance owed to the Manager as of December 31, 2021 was $638,589, with no interest payable to Manager, as detailed in the table below:

Series	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Owed to Manager
Series Gallery Drop 116	0%	$225,000	$-	$225,000
Series Gallery Drop 117	0%	89,000	-	89,000
Series Gallery Drop 118	0%	28,545	-	28,545
Series Gallery Drop 119	0%	84,000	-	84,000
Series Gallery Drop 120	0%	26,400	-	26,400
Series Gallery Drop 121	0%	31,200	-	31,200
Series Gallery Drop 122	0%	110,000	-	110,000
Series Gallery Drop 123	0%	44,444	-	44,444
Total		$638,589	$-	$638,589

During the year ended December 31, 2021, the Manager issued and/or Series repaid the following promissory notes, as detailed in the table below:

Series	Note Issuance Date	Note Principal Amount	Interest Rate(1)	Note Repayment Date
Series Gallery Drop 013	12/13/19	$84,150	7.50%	02/23/21
Series Gallery Drop 031	07/31/20	43,750	7.25%	01/22/21
Series Gallery Drop 032	08/03/20	4,844	0%	01/04/21
Series Gallery Drop 033	07/31/20	21,475	7.25%	02/11/21
Series Gallery Drop 040	09/10/20	33,211	0%	02/17/21
Series Gallery Drop 043	10/06/20	63,000	0%	01/22/21
Series Gallery Drop 044	10/06/20	416,700	0%	03/15/21
Series Gallery Drop 045	10/06/20	216,000	0%	01/19/21
Series Gallery Drop 046	11/11/20	50,400	0%	02/17/21
Series Gallery Drop 047	11/11/20	28,800	0%	02/17/21
Series Gallery Drop 048	11/11/20	56,250	0%	06/01/21
Series Gallery Drop 049	11/23/20	214,500	0%	02/11/21
Series Gallery Drop 050	11/23/20	25,000	0%	03/02/21
Series Gallery Drop 051	11/23/20	28,999	0%	02/11/21
Series Gallery Drop 052	11/23/20	9,000	0%	01/12/21
Series Gallery Drop 053	11/23/20	78,000	0%	04/08/21
Series Gallery Drop 054	11/23/20	18,000	0%	02/11/21
Series Gallery Drop 055	12/18/20	45,100	0%	04/06/21
Series Gallery Drop 056	12/18/20	20,100	0%	02/11/21
Series Gallery Drop 057	12/18/20	17,100	0%	02/11/21
Series Gallery Drop 058	12/18/20	21,260	0%	03/15/21
Series Gallery Drop 059	12/18/20	73,700	0%	03/09/21
Series Gallery Drop 060	12/18/20	48,500	0%	03/08/21
Series Gallery Drop 061	12/18/20	21,989	0%	02/11/21
Series Gallery Drop 062	12/18/20	15,400	0%	02/23/21
Series Gallery Drop 063	12/18/20	20,000	0%	03/02/21
Series Gallery Drop 064	12/18/20	32,000	0%	03/02/21
Series Gallery Drop 065	01/11/21	20,080	0%	03/23/21
Series Gallery Drop 066	01/11/21	90,000	0%	03/08/21
Series Gallery Drop 067	01/11/21	60,000	0%	06/04/21
Series Gallery Drop 068	01/11/21	24,000	0%	03/08/21
Series Gallery Drop 069	01/11/21	35,128	0%	03/08/21
Series Gallery Drop 070	02/05/21	31,200	0%	04/06/21

Series Gallery Drop 071	02/05/21	75,000	0%	04/01/21
Series Gallery Drop 072	02/05/21	280,000	0%	04/16/21
Series Gallery Drop 073	02/05/21	44,280	0%	06/14/21
Series Gallery Drop 074	02/05/21	20,910	0%	04/01/21
Series Gallery Drop 075	02/05/21	55,350	0%	07/09/21
Series Gallery Drop 076	02/05/21	55,350	0%	04/29/21
Series Gallery Drop 077	02/05/21	36,900	0%	04/06/21
Series Gallery Drop 078	02/05/21	20,910	0%	04/16/21
Series Gallery Drop 079	02/05/21	20,098	0%	03/22/21
Series Gallery Drop 080	02/05/21	15,000	0%	03/22/21
Series Gallery Drop 081	02/09/21	480,000	0%	Canceled(2)
Series Gallery Drop 082	02/09/21	80,000	0%	05/03/21
Series Gallery Drop 083	02/09/21	45,000	0%	05/17/21
Series Gallery Drop 084	03/09/21	52,000	0%	Canceled(2)
Series Gallery Drop 085	03/09/21	60,000	0%	Canceled(2)
Series Gallery Drop 086	03/09/21	90,000	0%	06/01/21
Series Gallery Drop 087	03/09/21	231,009	0%	Canceled(2)
Series Gallery Drop 088	03/09/21	55,250	0%	Canceled(2)
Series Gallery Drop 089	03/09/21	23,904	0%	04/21/21
Series Gallery Drop 090	03/09/21	98,850	0%	Canceled(2)
Series Gallery Drop 091	03/09/21	37,473	0%	08/04/21
Series Gallery Drop 092	03/09/21	217,356	0%	Canceled(2)
Series Gallery Drop 093	03/09/21	43,471	0%	05/17/21
Series Gallery Drop 094	03/09/21	21,631	0%	07/09/21
Series Gallery Drop 095	03/09/21	45,200	0%	06/21/21
Series Gallery Drop 096	03/09/21	28,981	0%	04/29/21
Series Gallery Drop 097	03/10/21	30,000	0%	05/05/21
Series Gallery Drop 098	03/10/21	14,000	0%	04/29/21
Series Gallery Drop 099	03/10/21	130,000	0%	08/13/21
Series Gallery Drop 100	03/10/21	18,520	0%	06/23/21
Series Gallery Drop 101	03/10/21	200,750	0%	08/04/21
Series Gallery Drop 102	04/23/21	14,060	0%	07/06/21
Series Gallery Drop 103	04/23/21	17,500	0%	08/19/21
Series Gallery Drop 104	04/23/21	12,489	0%	06/21/21
Series Gallery Drop 105	04/23/21	61,780	0%	09/23/21
Series Gallery Drop 106	04/23/21	26,650	0%	Canceled(2)
Series Gallery Drop 107	04/24/21	22,606	0%	06/25/21
Series Gallery Drop 108	04/29/21	30,118	0%	07/28/21
Series Gallery Drop 109	05/03/21	30,746	0%	10/04/21
Series Gallery Drop 110	06/08/21	10,080	0%	08/11/21
Series Gallery Drop 111	06/08/21	18,000	0%	09/15/21
Series Gallery Drop 112	06/08/21	57,000	0%	09/01/21
Series Gallery Drop 113	07/08/21	55,000	0%	09/01/21
Series Gallery Drop 114	07/08/21	12,807	0%	09/03/21
Series Gallery Drop 115	07/08/21	15,700	0%	08/30/21
Series Gallery Drop 116	09/15/21	225,000	0%	Outstanding(3)
Series Gallery Drop 117	10/25/21	89,000	0%	Outstanding(3)
Series Gallery Drop 118	10/25/21	28,545	0%	Outstanding(3)

Series Gallery Drop 119	11/30/21	84,000	0%	Outstanding(3)
Series Gallery Drop 120	11/30/21	26,400	0%	Outstanding(3)
Series Gallery Drop 121	11/30/21	31,200	0%	Outstanding(3)
Series Gallery Drop 122	11/30/21	110,000	0%	Outstanding(3)
Series Gallery Drop 123	11/30/21	$44,444	0%	Outstanding(3)

(1)
Notes with a 0% interest rate are non-interest bearing. The remaining notes bear interest at an annualized rate as stated over a three-month period.
(2)
On September 30, 2021, Series Gallery Drop 081, Series Gallery Drop 084, Series Gallery Drop 085, Series Gallery Drop 087, Series Gallery Drop 088, Series Gallery Drop 090, Series Gallery Drop 092 and Series Gallery Drop 106 each resold the Underlying Asset held by such Series to the Manager, the seller of such assets, in exchange for cancellation of the promissory notes issued to the Manager in connection with the purchase of such Underlying Assets. The notes did not bear any interest, and the obligation of such Series to make any payments under the notes terminated upon the closings of the sales. The Series were and are not in default under the notes.
(3)
Such note was outstanding as of December 31, 2021.
The principal balance owed to the Manager as of December 31, 2020 was $1,707,230, with interest payable to Manager of $2,760, as detailed in the table below:

Series	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Owed to Manager
Series Gallery Drop 013	7.50%	$84,150	$1,578	$85,728
Series Gallery Drop 031	7.25%	43,750	793	44,543
Series Gallery Drop 032	0%	4,844	-	4,844
Series Gallery Drop 033	7.25%	21,475	389	21,864
Series Gallery Drop 040	0%	33,211	-	33,211
Series Gallery Drop 043	0%	63,000	-	63,000
Series Gallery Drop 044	0%	416,700	-	416,700
Series Gallery Drop 045	0%	216,000	-	216,000
Series Gallery Drop 046	0%	50,400	-	50,400
Series Gallery Drop 047	0%	28,800	-	28,800
Series Gallery Drop 048	0%	56,250	-	56,250
Series Gallery Drop 049	0%	214,500	-	214,500
Series Gallery Drop 050	0%	25,000	-	25,000
Series Gallery Drop 051	0%	29,000	-	29,000
Series Gallery Drop 052	0%	9,000	-	9,000
Series Gallery Drop 053	0%	78,000	-	78,000
Series Gallery Drop 054	0%	18,000	-	18,000
Series Gallery Drop 055	0%	45,100	-	45,100
Series Gallery Drop 056	0%	20,100	-	20,100
Series Gallery Drop 057	0%	17,100	-	17,100
Series Gallery Drop 058	0%	21,260	-	21,260
Series Gallery Drop 059	0%	73,700	-	73,700
Series Gallery Drop 060	0%	48,500	-	48,500
Series Gallery Drop 061	0%	21,990	-	21,990
Series Gallery Drop 062	0%	15,400	-	15,400
Series Gallery Drop 063	0%	20,000	-	20,000

Series Gallery Drop 064	0%	32,000	-	32,000
Total		$1,707,230	$2,760	$1,709,990

(1)
Notes with a 0% interest rate are non-interest bearing. The remaining notes bear interest at an annualized rate as stated over a three-month period.
During the year ended December 31, 2020, the Manager issued, and Series repaid, the following promissory notes, as detailed in the table below:

Series	Note Issuance Date	Note Principal Amount	Interest Rate(1)	Note Repayment Date
Series Drop 002	08/30/19	$30,000	0%	05/27/20
Series Drop 003	08/30/19	34,000	0%	03/20/20
Series Drop 004	08/30/19	44,341	0%	05/27/20
Series Drop 005	08/30/19	90,000	0%	03/11/20
Series Drop 006	08/30/19	78,000	0%	Canceled(2)
Series Drop 007	08/30/19	56,250	0%	Canceled(2)
Series Drop 008	08/30/19	27,000	0%	03/20/20
Series Drop 009	08/30/19	310,000	0%	10/02/20
Series Drop 010	09/16/19	24,000	0%	03/11/20
Series Gallery Drop 011	12/13/19	18,000	7.50%	05/27/20
Series Gallery Drop 012	12/13/19	140,000	7.50%	08/25/20
Series Gallery Drop 013	12/13/19	84,150	7.50%	Outstanding(3)
Series Gallery Drop 014	12/13/19	30,000	7.50%	05/27/20
Series Gallery Drop 015	12/13/19	24,750	7.50%	05/27/20
Series Gallery Drop 016	03/18/20	19,539	7.50%	06/03/20
Series Gallery Drop 017	03/18/20	49,500	7.50%	10/16/20
Series Gallery Drop 018	05/13/20	11,600	7.25%	08/18/20
Series Gallery Drop 019	03/28/20	18,900	7.25%	08/18/20
Series Gallery Drop 020	03/28/20	134,000	0%	10/01/20
Series Gallery Drop 021	03/20/20	26,560	0%	11/04/20
Series Gallery Drop 022	06/02/20	29,948	7.25%	08/18/20
Series Gallery Drop 023	06/10/20	15,000	7.25%	10/23/20
Series Gallery Drop 024	06/09/20	23,000	7.25%	08/18/20
Series Gallery Drop 025	06/10/20	64,000	7.25%	12/15/20
Series Gallery Drop 026	06/09/20	95,000	0%	09/21/20
Series Gallery Drop 027	07/08/20	61,000	0%	09/21/20
Series Gallery Drop 028	07/08/20	18,500	0%	11/20/20
Series Gallery Drop 029	07/08/20	53,309	0%	11/06/20
Series Gallery Drop 030	07/31/20	24,000	7.25%	12/01/20
Series Gallery Drop 031	07/31/20	43,750	7.25%	Outstanding(3)
Series Gallery Drop 032	08/03/20	4,844	0%	Outstanding(3)
Series Gallery Drop 033	07/31/20	21,475	7.25%	Outstanding(3)
Series Gallery Drop 034	08/03/20	405,000	0%	11/02/20
Series Gallery Drop 035	08/04/20	72,700	0%	12/28/20
Series Gallery Drop 036	08/04/20	48,202	7.25%	12/17/20
Series Gallery Drop 037	08/04/20	24,758	7.25%	11/05/20
Series Gallery Drop 038	09/10/20	72,405	0%	11/05/20
Series Gallery Drop 039	09/10/20	62,500	0%	12/15/20

Series Gallery Drop 040	09/10/20	33,211	0%	Outstanding(3)
Series Gallery Drop 041	09/10/20	4,969	0%	12/16/20
Series Gallery Drop 042	09/11/20	20,000	0%	12/01/20
Series Gallery Drop 043	10/06/20	63,000	0%	Outstanding(3)
Series Gallery Drop 044	10/06/20	416,700	0%	Outstanding(3)
Series Gallery Drop 045	10/06/20	216,000	0%	Outstanding(3)
Series Gallery Drop 046	11/11/20	50,400	0%	Outstanding(3)
Series Gallery Drop 047	11/11/20	28,800	0%	Outstanding(3)
Series Gallery Drop 048	11/11/20	56,250	0%	Outstanding(3)
Series Gallery Drop 049	11/23/20	214,500	0%	Outstanding(3)
Series Gallery Drop 050	11/23/20	25,000	0%	Outstanding(3)
Series Gallery Drop 051	11/23/20	28,999	0%	Outstanding(3)
Series Gallery Drop 052	11/23/20	9,000	0%	Outstanding(3)
Series Gallery Drop 053	11/23/20	78,000	0%	Outstanding(3)
Series Gallery Drop 054	11/23/20	18,000	0%	Outstanding(3)
Series Gallery Drop 055	12/18/20	45,100	0%	Outstanding(3)
Series Gallery Drop 056	12/18/20	20,100	0%	Outstanding(3)
Series Gallery Drop 057	12/18/20	17,100	0%	Outstanding(3)
Series Gallery Drop 058	12/18/20	21,260	0%	Outstanding(3)
Series Gallery Drop 059	12/18/20	73,700	0%	Outstanding(3)
Series Gallery Drop 060	12/18/20	48,500	0%	Outstanding(3)
Series Gallery Drop 061	12/18/20	21,989	0%	Outstanding(3)
Series Gallery Drop 062	12/18/20	15,400	0%	Outstanding(3)
Series Gallery Drop 063	12/18/20	20,000	0%	Outstanding(3)
Series Gallery Drop 064	12/18/20	32,000	0%	Outstanding(3)

(1)
Notes with a 0% interest rate are non-interest bearing. The remaining notes bear interest at an annualized rate as stated over a three-month period.
(2)
On March 4, 2020, Series Gallery Drop 006 and Series Gallery Drop 007 each resold the Underlying Asset held by such Series to the Manager, the seller of such assets, in exchange for cancellation of the promissory notes issued to the Manager in connection with the purchase of such Underlying Assets. The notes did not bear any interest, and the obligation of such Series to make any payments under the notes terminated upon the closings of the sales. The Series were and are not in default under the notes.
(3)
Such note was outstanding as of December 31, 2020.
Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

On April 15, 2021, Series Gallery Drop 044 entered into a Purchase and Sale Agreement Addendum with the Manager, in its capacity as seller of the Series Gallery Drop 044 Underlying Asset. The Manager originally acquired the Series Gallery Drop 044 Underlying Asset from the prior owner of the Asset for a total cost of $650,000, of which $500,000 was paid in cash by the Manager and the remainder of which was paid in the form of in-kind consideration consisting of another asset then owned by the Manager, which was transferred to the prior Series Gallery Drop 044 Underlying Asset owner. The Manager acquired the in-kind consideration from an advisor to the Manager for a total cost of $150,000, all of which was paid on behalf of the Manager by Series Gallery Drop 044 in the form of the Series Gallery Drop 044 Interests to the advisor. In addition, the advisor invested $83,300 in cash in Series Gallery Drop 044 in a private placement transaction, with $50,800 paid in cash by the advisor and $32,500 paid by the advisor’s agreement to waive and not be paid the commission fee of the same amount owed to the advisor with respect to the acquisition of the Series Gallery Drop 044 Underlying Asset. Thus, the advisor received 23,330 Series Gallery Drop 044 Interests in the aggregate from the private placement transaction and the in-kind consideration. As the result of a mutual mistake, Series Gallery Drop 044 issued to the Manager, in its capacity as seller of the Series Gallery Drop 044 Underlying Asset, a promissory note in the original principal amount of $416,700 instead of $467,500, being the actual cash amount spent by the Manager to acquire the Asset ($500,000) less the $32,500 commission. Series Gallery Drop 044 incorrectly paid this commission to the Manager on April 22, 2021 from the proceeds of the offering of Series Gallery Drop 044 Interests. This amount is being treated as a prepayment of operating expenses by Series Gallery Drop 044, and a liability of the Manager. Since the Manager received $50,800 less in cash than was paid to acquire the Series Gallery Drop 044 Underlying Asset from the prior Series Gallery Drop 044 Underlying Asset owner, Series Gallery Drop 044 agreed to satisfy such shortfall by paying to the Manager, in its capacity as seller of the Series Gallery Drop 044 Underlying Asset, $50,800 in cash pursuant to the addendum. Series Gallery Drop 044 utilized the cash proceeds from the sale of Series Gallery Drop 044 Interests to the advisor referred to above to satisfy such shortfall.
To fund its organizational costs and start-up activities as well as to advance funds on behalf of a Series to purchase assets, the Manager has covered the expenses and costs of the Company and its Series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire assets from the Series subscription proceeds (less the applicable management fees), as they are received. As of December 31, 2021, the Company had $179,931 due to the Manager for legal, accounting, storage and insurance fees and expenses associated with and incurred on behalf of the Series, as detailed in the table below:

Series	Legal	Accounting	Storage	Insurance	Total
Series #KW	$159	$1,761	$240	$568	$2,728
Series Drop 002	159	1,761	213	99	2,232
Series Drop 003	159	1,760	241	112	2,272
Series Drop 004	159	1,721	315	146	2,341
Series Drop 005	159	1,760	639	297	2,855
Series Drop 008	159	1,761	249	116	2,285
Series Drop 009	159	1,761	2,201	1,023	5,144
Series Drop 010	159	1,760	170	79	2,168
Series Gallery Drop 011	159	1,760	163	76	2,158
Series Gallery Drop 012	159	1,760	994	462	3,375
Series Gallery Drop 013	159	1,393	420	128	2,100
Series Gallery Drop 014	159	1,760	213	99	2,231
Series Gallery Drop 015	159	1,720	176	82	2,137
Series Gallery Drop 016	158	1,685	133	71	2,047

Series Gallery Drop 017	159	1,685	351	163	2,358
Series Gallery Drop 018	159	1,760	82	38	2,039
Series Gallery Drop 019	158	1,760	134	62	2,114
Series Gallery Drop 021	159	1,759	189	88	2,195
Series Gallery Drop 022	159	1,760	213	99	2,231
Series Gallery Drop 023	159	1,760	107	50	2,076
Series Gallery Drop 024	159	1,760	163	76	2,158
Series Gallery Drop 025	-	140	-	-	140
Series Gallery Drop 026	159	1,760	675	314	2,908
Series Gallery Drop 028	159	1,760	131	61	2,111
Series Gallery Drop 029	159	1,760	378	176	2,473
Series Gallery Drop 030	159	1,760	170	79	2,168
Series Gallery Drop 031	159	1,393	219	64	1,835
Series Gallery Drop 032	159	1,760	24	16	1,959
Series Gallery Drop 033	158	1,393	107	31	1,689
Series Gallery Drop 034	159	1,760	2,876	1,337	6,132
Series Gallery Drop 035	159	1,760	516	240	2,675
Series Gallery Drop 036	159	1,760	342	159	2,420
Series Gallery Drop 037	159	1,686	176	82	2,103
Series Gallery Drop 038	159	1,685	514	239	2,597
Series Gallery Drop 039	159	1,685	444	206	2,494
Series Gallery Drop 040	159	1,318	166	51	1,694
Series Gallery Drop 041	159	1,685	35	16	1,895
Series Gallery Drop 042	159	1,685	142	66	2,052
Series Gallery Drop 043	159	1,318	315	96	1,888
Series Gallery Drop 046	159	753	252	77	1,241

Series Gallery Drop 047	159	753	144	45	1,101
Series Gallery Drop 048	159	753	281	89	1,282
Series Gallery Drop 049	159	753	1,073	332	2,317
Series Gallery Drop 050	159	753	125	34	1,071
Series Gallery Drop 051	159	753	144	44	1,100
Series Gallery Drop 052	159	1,318	45	13	1,535
Series Gallery Drop 053	159	753	390	124	1,426
Series Gallery Drop 054	159	753	90	27	1,029
Series Gallery Drop 055	159	753	225	70	1,207
Series Gallery Drop 056	159	753	101	31	1,044
Series Gallery Drop 057	159	753	85	26	1,023
Series Gallery Drop 058	159	753	106	33	1,051
Series Gallery Drop 059	159	713	368	113	1,353
Series Gallery Drop 060	159	753	242	75	1,229
Series Gallery Drop 061	159	753	109	34	1,055
Series Gallery Drop 062	159	753	77	24	1,013
Series Gallery Drop 063	159	753	100	31	1,043
Series Gallery Drop 064	159	753	160	50	1,122
Series Gallery Drop 065	159	753	101	31	1,044
Series Gallery Drop 066	159	753	450	139	1,501
Series Gallery Drop 067	159	753	300	92	1,304
Series Gallery Drop 068	159	753	120	37	1,069
Series Gallery Drop 069	159	753	175	54	1,141
Series Gallery Drop 070	159	713	156	48	1,076
Series Gallery Drop 071	159	713	375	116	1,363
Series Gallery Drop 072	159	713	1,400	427	2,699

Series Gallery Drop 073	159	713	221	68	1,161
Series Gallery Drop 074	159	713	104	32	1,008
Series Gallery Drop 075	159	-	277	86	522
Series Gallery Drop 076	159	713	277	86	1,235
Series Gallery Drop 077	159	713	185	57	1,114
Series Gallery Drop 078	159	713	104	32	1,008
Series Gallery Drop 079	159	713	101	31	1,004
Series Gallery Drop 080	159	713	75	24	971
Series Gallery Drop 082	159	713	400	123	1,395
Series Gallery Drop 083	159	713	225	70	1,167
Series Gallery Drop 086	159	673	450	139	1,421
Series Gallery Drop 089	159	673	120	37	989
Series Gallery Drop 091	159	-	187	58	404
Series Gallery Drop 093	159	673	218	67	1,117
Series Gallery Drop 094	159	240	109	33	541
Series Gallery Drop 095	159	673	226	70	1,128
Series Gallery Drop 096	159	673	145	45	1,022
Series Gallery Drop 098	159	673	70	21	923
Series Gallery Drop 099	159	200	350	201	910
Series Gallery Drop 100	159	673	92	28	952
Series Gallery Drop 101	159	200	622	309	1,290
Series Gallery Drop 102	159	240	70	21	490
Series Gallery Drop 103	159	200	87	27	473
Series Gallery Drop 104	159	633	63	19	874
Series Gallery Drop 105	159	160	309	95	723
Series Gallery Drop 107	159	633	114	35	941

Series Gallery Drop 108	159	240	151	46	596
Series Gallery Drop 109	159	228	153	47	587
Series Gallery Drop 110	159	200	54	17	430
Series Gallery Drop 111	159	160	96	30	445
Series Gallery Drop 112	159	160	413	148	880
Series Gallery Drop 113	159	160	295	94	708
Series Gallery Drop 114	159	160	69	22	410
Series Gallery Drop 115	159	160	84	26	429
Unallocated	-	21,660	1,001	1,086	23,747
Total	$15,738	$121,933	$29,547	$12,713	$179,931

As of December 31, 2020, the Company had $23,575 due to the Manager for accounting, storage, transportation, insurance and sourcing fees associated with and incurred on behalf of the Series, as detailed in the table below:

Series	Accounting Fees	Storage	Transportation	Insurance	Total
Series #KW	$368	$-	$-	$-	$368
Series Drop 002	368	-	-	-	368
Series Drop 003	367	-	-	-	367
Series Drop 004	368	-	-	-	368
Series Drop 005	367	-	-	-	367
Series Drop 008	368	-	-	-	368
Series Drop 009	368	-	-	-	368
Series Drop 010	367	-	-	-	367
Series Gallery Drop 011	367	-	-	-	367
Series Gallery Drop 012	367	-	-	-	367
Series Gallery Drop 014	367	-	-	-	367
Series Gallery Drop 015	367	-	-	-	367
Series Gallery Drop 016	367	-	-	7	374
Series Gallery Drop 017	367	-	-	-	367
Series Gallery Drop 018	367	-	-	-	367
Series Gallery Drop 019	367	-	-	-	367
Series Gallery Drop 020	367	-	-	-	367
Series Gallery Drop 021	366	-	-	-	366
Series Gallery Drop 022	367	-	-	-	367
Series Gallery Drop 023	367	-	-	-	367
Series Gallery Drop 024	367	-	-	-	367
Series Gallery Drop 025	367	-	-	-	367
Series Gallery Drop 026	367	-	-	-	367
Series Gallery Drop 027	367	-	-	-	367
Series Gallery Drop 028	367	-	-	-	367
Series Gallery Drop 029	367	-	-	-	367

Series Gallery Drop 030	367	-	-	-	367
Series Gallery Drop 032	367	10	53	8	438
Series Gallery Drop 034	367	-	-	-	367
Series Gallery Drop 035	367	-	-	-	367
Series Gallery Drop 036	367	-	-	-	367
Series Gallery Drop 037	367	-	-	-	367
Series Gallery Drop 038	367	-	-	-	367
Series Gallery Drop 039	367	-	-	-	367
Series Gallery Drop 041	367	-	-	-	367
Series Gallery Drop 042	367	-	-	-	367
Unallocated	10,281	-	-	-	10,281
Total	$23,497	$10	$53	$15	$23,575

NOTE 5: MEMBERS’ LIABILITY
The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.
NOTE 6: MEMBERS’ EQUITY
The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Underlying Asset held in that series after deduction of expense allocations and direct expenses attributable to the Underlying Asset, based on their percentage of the total outstanding Interests in that Series.
The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.
Interests Outstanding, Series Subscriptions & Subscriptions Receivable
The table below details Interests outstanding as of December 31, 2021. During the year ended December 31, 2021, the Company received 2021 subscriptions of $3,652,270 (which amount (a) excludes $504,030 in cash subscriptions previously recorded as subscriptions receivable as of December 31, 2020 and (b) includes $115,800 in subscriptions recorded as subscriptions receivable as of December 31, 2021), as detailed in the table below:

Series Name	Interests Sold During Year Ended December 31, 2021	Interests Outstanding as of December 31, 2021	Subscription Amount	Closed Date
Series #KW	-	10,000	$-	11/27/19
Series Drop 002	-	1,000	-	04/13/20
Series Drop 003	-	1,000	-	03/18/20
Series Drop 004	-	1,000	-	03/11/20
Series Drop 005	-	1,250	-	03/06/20
Series Drop 008	-	1,000	-	03/17/20
Series Drop 009	-	3,250	-	10/02/20
Series Drop 010	-	1,000	-	03/06/20
Series Gallery Drop 011	-	1,000	-	05/21/20
Series Gallery Drop 012	-	2,000	-	08/24/20
Series Gallery Drop 013	-	1,500	-	02/22/21

Series Gallery Drop 014	-	1,000	-	04/21/20
Series Gallery Drop 015	-	1,000	-	04/03/20
Series Gallery Drop 016	-	1,000	-	06/01/20
Series Gallery Drop 017	-	1,000	-	10/16/20
Series Gallery Drop 018	-	480	-	08/14/20
Series Gallery Drop 019	-	750	-	08/18/20
Series Gallery Drop 020	-	1,820	-	09/30/20
Series Gallery Drop 021	-	1,100	-	11/04/20
Series Gallery Drop 022	-	1,000	-	08/14/20
Series Gallery Drop 023	-	1,000	-	10/23/20
Series Gallery Drop 024	-	1,000	-	08/17/20
Series Gallery Drop 025	-	1,000	-	12/15/20
Series Gallery Drop 026	-	2,000	-	09/14/20
Series Gallery Drop 027	-	5,000	-	09/15/20
Series Gallery Drop 028	-	2,000	-	11/20/20
Series Gallery Drop 029	-	5,000	-	11/06/20
Series Gallery Drop 030	-	2,000	-	12/01/20
Series Gallery Drop 031	-	2,000	-	01/21/21
Series Gallery Drop 032	-	5,000	-	12/31/20
Series Gallery Drop 033	21	2,400	210	01/28/21
Series Gallery Drop 034(1)	500	21,250	-	11/02/20
Series Gallery Drop 035	-	3,750	-	12/22/20
Series Gallery Drop 036	-	5,100	-	12/16/20
Series Gallery Drop 037	-	2,650	-	11/05/20
Series Gallery Drop 038	-	7,350	-	11/05/20
Series Gallery Drop 039	-	6,750	-	12/14/20
Series Gallery Drop 040	1	3,550	10	01/29/21
Series Gallery Drop 041	-	5,500	-	12/16/20
Series Gallery Drop 042	-	2,100	-	12/01/20
Series Gallery Drop 043	4	6,700	40	01/22/21
Series Gallery Drop 044(2)	51,750	70,000	517,500	04/22/21
Series Gallery Drop 045	21	23,000	210	01/19/21
Series Gallery Drop 046	5,300	5,300	53,000	02/12/21
Series Gallery Drop 047	3,000	3,000	30,000	02/12/21
Series Gallery Drop 048	5,800	5,800	58,000	05/25/21
Series Gallery Drop 049	22,500	22,500	225,000	02/01/21
Series Gallery Drop 050	2,950	2,950	29,500	03/01/21
Series Gallery Drop 051	3,100	3,100	31,000	01/26/21
Series Gallery Drop 052	-	1,000	-	01/12/21
Series Gallery Drop 053	7,950	7,950	79,500	04/08/21
Series Gallery Drop 054	1,900	1,900	19,000	02/02/21
Series Gallery Drop 055	4,750	4,750	47,500	04/05/21
Series Gallery Drop 056	2,120	2,120	21,200	02/09/21
Series Gallery Drop 057	1,800	1,800	18,000	02/09/21
Series Gallery Drop 058	2,240	2,240	22,400	03/12/21
Series Gallery Drop 059	7,760	7,760	77,600	03/09/21
Series Gallery Drop 060	5,110	5,110	51,100	03/05/21
Series Gallery Drop 061	2,310	2,310	23,100	02/09/21
Series Gallery Drop 062	1,620	1,620	16,200	02/19/21

Series Gallery Drop 063	2,110	2,110	21,100	03/02/21
Series Gallery Drop 064	3,370	3,370	33,700	03/01/21
Series Gallery Drop 065(3)	2,110	2,612	21,100	03/23/21
Series Gallery Drop 066	9,470	9,470	94,700	03/05/21
Series Gallery Drop 067	6,320	6,320	63,200	06/03/21
Series Gallery Drop 068	2,530	2,530	25,300	03/05/21
Series Gallery Drop 069	3,700	3,700	37,000	03/05/21
Series Gallery Drop 070	3,280	3,280	32,800	04/05/21
Series Gallery Drop 071(4)	7,890	10,390	78,900	03/25/21
Series Gallery Drop 072(5)	29,750	35,000	297,500	04/15/21
Series Gallery Drop 073	4,660	4,660	46,600	06/11/21
Series Gallery Drop 074	2,200	2,200	22,000	03/25/21
Series Gallery Drop 075	5,830	5,830	58,300	07/08/21
Series Gallery Drop 076	5,830	5,830	58,300	04/27/21
Series Gallery Drop 077	3,880	3,880	38,800	04/05/21
Series Gallery Drop 078	2,200	2,200	22,000	04/15/21
Series Gallery Drop 079	2,120	2,120	21,200	03/19/21
Series Gallery Drop 080	1,580	1,580	15,800	03/19/21
Series Gallery Drop 082	8,420	8,420	84,200	04/30/21
Series Gallery Drop 083	4,740	4,740	47,400	05/14/21
Series Gallery Drop 086(6)	9,470	36,470	94,700	05/26/21
Series Gallery Drop 089	2,520	2,520	25,200	04/19/21
Series Gallery Drop 091	3,940	3,940	39,400	08/04/21
Series Gallery Drop 093	4,580	4,580	45,800	04/27/21
Series Gallery Drop 094	2,280	2,280	22,800	07/08/21
Series Gallery Drop 095	4,760	4,760	47,600	06/18/21
Series Gallery Drop 096	3,050	3,050	30,500	04/27/21
Series Gallery Drop 097	3,160	3,160	31,600	05/05/21
Series Gallery Drop 098	1,470	1,470	14,700	04/27/21
Series Gallery Drop 099	13,680	13,680	136,800	08/12/21
Series Gallery Drop 100	1,950	1,950	19,500	06/22/21
Series Gallery Drop 101	21,130	21,130	211,300	08/04/21
Series Gallery Drop 102	1,480	1,480	14,800	07/01/21
Series Gallery Drop 103	1,840	1,840	18,400	08/19/21
Series Gallery Drop 104	1,310	1,310	13,100	06/17/21
Series Gallery Drop 105	6,500	6,500	65,000	09/23/21
Series Gallery Drop 107	2,380	2,380	23,800	06/24/21
Series Gallery Drop 108	3,170	3,170	31,700	07/13/21
Series Gallery Drop 109	3,240	3,240	32,400	09/30/21
Series Gallery Drop 110	1,060	1,060	10,600	08/10/21
Series Gallery Drop 111	1,890	1,890	18,900	09/14/21
Series Gallery Drop 112(7)	6,000	7,500	60,000	08/31/21
Series Gallery Drop 113	5,790	5,790	57,900	08/31/21
Series Gallery Drop 114	1,350	1,350	13,500	09/03/21
Series Gallery Drop 115	1,650	1,650	16,500	08/27/21
Series Gallery Drop 122(8)	115,800	1	115,800	Open
Total(9)			$3,652,270

(1)
On August 3, 2020, Series Gallery Drop 034 acquired its Underlying Asset from the Manager in exchange for a note in the original principal amount of $405,000 and its agreement to issue 500 Series Gallery Drop 034 Interests to the asset seller upon completion of the offering. The 500 Series Gallery Drop 034 Interests were issued to the asset seller but not recorded as of December 31, 2020. Accordingly, the issuance was included in changes to members’ equity for the year ended December 31, 2021.
(2)
In addition to the 46,670 Series Gallery Drop 044 Interests sold pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (“Regulation A”), 5,080 Series Gallery Drop 044 Interests were sold to an advisor to the Manager in a private placement transaction. Additionally, there were two non-cash transactions: (i) 15,000 Series Gallery Drop 044 Interests were issued to such advisor in connection with the acquisition by the Manager from the advisor of in-kind consideration utilized to acquire the Series Gallery Drop 044 Underlying Asset; and (ii) 3,250 Series Gallery Drop 044 Interests were issued to such advisor in connection with the advisor’s agreement to waive $32,500 in commission otherwise owed.
(3)
In addition to the 2,110 Series Gallery Drop 065 Interests sold pursuant to Regulation A, 502 Series Gallery Drop 065 Interests were sold to the consignor in a private placement transaction.
(4)
In addition to the 7,890 Series Gallery Drop 071 Interests sold pursuant to Regulation A, 2,500 Series Gallery Drop 071 Interests were sold to the consignor in a private placement transaction.
(5)
In addition to the 29,750 Series Gallery Drop 072 Interests sold pursuant to Regulation A, 5,250 Series Gallery Drop 072 Interests were sold to the consignor in a private placement transaction.
(6)
In addition to the 9,470 Series Gallery Drop 086 Interests sold pursuant to Regulation A, 27,000 Series Gallery Drop 086 Interests were sold to the consignor in a private placement transaction.
(7)
In addition to the 6,000 Series Gallery Drop 112 Interests sold pursuant to Regulation A, 1,500 Series Gallery Drop 112 Interests were sold to the consignor in a private placement transaction.
(8)
The offering of Series Gallery Drop 122 Interests had not closed as of December 31, 2021, but the Company recorded a subscription receivable of $115,800, corresponding to subscriptions for 115,800 Series Gallery Drop 122 Interests. As of December 31, 2021, only one Series Gallery Drop 122 Interest, the Interest issued to the Manager on formation of Series Gallery Drop 122, was outstanding.
(9)
Membership contributions totaled $3,652,272 for the year ended December 31, 2021. The discrepancy versus the total presented in the table above is due to $1 non-cash adjustments to each of Series Gallery Drop 018 and Series Gallery Drop 027 for the year ended December 31, 2021.
During the year ended December 31, 2020, the Company received and closed cash subscriptions of $2,531,991 (which amount (a) excludes $216,719 in cash subscriptions previously recorded as subscriptions receivable as of December 31, 2019 and (b) includes $504,030 in cash subscriptions recorded as subscriptions receivable as of December 31, 2020) for the following Series:

Series Name	Interests Sold During Year Ended December 31, 2020	Interests Outstanding as of December 31, 2020	Subscription Amount(1)	Closed Date
Series Drop 002	40	1,000	$1,320	04/13/2020
Series Drop 003	4	1,000	140	03/18/2020
Series Drop 004	1,000	1,000	47,000	03/11/2020
Series Drop 005	21	1,250	1,596	03/06/2020
Series Drop 008(2)	5	1,000	200	03/17/2020
Series Drop 009	3,250	3,250	325,000	10/02/2020
Series Drop 010	1	1,000	25	03/06/2020
Series Gallery Drop 011(3)	800	1,000	20,000	05/21/2020

Series Gallery Drop 012	2,000	2,000	150,000	08/24/2020
Series Gallery Drop 013(4)	1,500	1	90,000	Open
Series Gallery Drop 014	1,000	1,000	33,000	04/21/2020
Series Gallery Drop 015	1,000	1,000	27,000	04/03/2020
Series Gallery Drop 016	1,000	1,000	21,000	05/29/2020
Series Gallery Drop 017	1,000	1,000	54,000	10/16/2020
Series Gallery Drop 018	480	480	12,000	08/14/2020
Series Gallery Drop 019	750	750	22,500	08/18/2020
Series Gallery Drop 020	1,820	1,820	136,500	09/30/2020
Series Gallery Drop 021	1,100	1,100	27,500	11/04/2020
Series Gallery Drop 022	1,000	1,000	32,000	08/14/2020
Series Gallery Drop 023	1,000	1,000	19,000	10/23/2020
Series Gallery Drop 024	1,000	1,000	24,000	08/17/2020
Series Gallery Drop 025	1,000	1,000	70,000	12/04/2020
Series Gallery Drop 026	2,000	2,000	100,000	09/11/2020
Series Gallery Drop 027	5,000	5,000	62,500	09/11/2020
Series Gallery Drop 028	2,000	2,000	20,000	11/20/2020
Series Gallery Drop 029	5,000	5,000	55,000	11/06/2020
Series Gallery Drop 030	2,000	2,000	28,000	12/01/2020
Series Gallery Drop 031(5)	2,000	1	48,000	Open
Series Gallery Drop 032	5,000	5,000	5,000	12/31/2020
Series Gallery Drop 033(6)	2,379	1	23,790	Open
Series Gallery Drop 034(7)	20,750	21,250	415,000	11/02/2020
Series Gallery Drop 035	3,750	3,750	75,000	12/22/2020
Series Gallery Drop 036	5,100	5,100	51,000	12/16/2020
Series Gallery Drop 037	2,650	2,650	26,500	11/05/2020
Series Gallery Drop 038	7,350	7,350	73,500	11/05/2020
Series Gallery Drop 039	6,750	6,750	67,500	12/14/2020
Series Gallery Drop 040(8)	3,549	1	35,490	Open
Series Gallery Drop 041	5,500	5,500	5,500	12/16/2020
Series Gallery Drop 042	2,100	2,100	21,000	12/01/2020
Series Gallery Drop 043(9)	6,696	1	66,960	Open
Series Gallery Drop 045(10)	22,979	1	229,790	Open
Series Gallery Drop 052(11)	1,000	1	10,000	Open
Total			$2,531,991

(1)
As of December 31, 2020, the Company had $504,030 in Subscriptions Receivable with respect to Series Gallery Drop 013, Series Gallery Drop 031, Series Gallery Drop 033, Series Gallery Drop 040, Series Gallery Drop 043, Series Gallery Drop 045 and Series Gallery Drop 052, as further described below.
(2)
In addition to the 800 Series Gallery Drop 008 Interests sold pursuant to Regulation A, 200 Series Gallery Drop 008 Interests were sold to the consignor in a private placement transaction.
(3)
In addition to the 800 Series Gallery Drop 011 Interests sold pursuant to Regulation A, 200 Series Gallery Drop 011 Interests were sold to the consignor in a private placement transaction.

(4)
The offering of Series Gallery Drop 013 Interests had not closed as of December 31, 2020, but the Company recorded a subscription receivable of $90,000, corresponding to subscriptions for 1,500 Series Gallery Drop 013 Interests. As of December 31, 2020, only one Series Gallery Drop 013 Interest, the Interest issued to the Manager on formation of Series Gallery Drop 013, was outstanding.
(5)
The offering of Series Gallery Drop 031 Interests had not closed as of December 31, 2020, but the Company recorded a subscription receivable of $48,000, corresponding to subscriptions for 2,000 Series Gallery Drop 031 Interests. As of December 31, 2020, only one Series Gallery Drop 031 Interest, the Interest issued to the Manager on formation of Series Gallery Drop 031, was outstanding.
(6)
The offering of Series Gallery Drop 033 Interests had not closed as of December 31, 2020, but the Company recorded a subscription receivable of $23,790, corresponding to subscriptions for 2,379 Series Gallery Drop 033 Interests. As of December 31, 2020, only one Series Gallery Drop 033 Interest, the Interest issued to the Manager on formation of Series Gallery Drop 033, was outstanding.
(7)
In addition to the 20,750 Series Gallery Drop 034 Interests sold pursuant to Regulation A, 500 Series Gallery Drop 034 Interests were sold to the consignor in a private placement transaction.
(8)
The offering of Series Gallery Drop 040 Interests had not closed as of December 31, 2020, but the Company recorded a subscription receivable of $35,490, corresponding to subscriptions for 3,549 Series Gallery Drop 040 Interests. As of December 31, 2020, only one Series Gallery Drop 040 Interest, the Interest issued to the Manager on formation of Series Gallery Drop 040, was outstanding.
(9)
The offering of Series Gallery Drop 043 Interests had not closed as of December 31, 2020, but the Company recorded a subscription receivable of $66,960, corresponding to subscriptions for 6,696 Series Gallery Drop 043 Interests. As of December 31, 2020, only one Series Gallery Drop 043 Interest, the Interest issued to the Manager on formation of Series Gallery Drop 043, was outstanding.
(10)
The offering of Series Gallery Drop 045 Interests had not closed as of December 31, 2020, but the Company recorded a subscription receivable of $229,790, corresponding to subscriptions for 22,979 Series Gallery Drop 045 Interests. As of December 31, 2020, only one Series Gallery Drop 045 Interest, the Interest issued to the Manager on formation of Series Gallery Drop 045, was outstanding.
(11)
The offering of Series Gallery Drop 052 Interests had not closed as of December 31, 2020, but the Company recorded a subscription receivable of $10,000, corresponding to subscriptions for 1,000 Series Gallery Drop 052 Interests. As of December 31, 2020, only one Series Gallery Drop 052 Interest, the Interest issued to the Manager on formation of Series Gallery Drop 052, was outstanding.
As of December 31, 2020, the Company received subscriptions of $504,030 for the following Series, which have been recorded as Subscriptions Receivable pending closings of the Offerings below.

Series	Subscription Amount
Series Gallery Drop 013	$90,000
Series Gallery Drop 031	48,000
Series Gallery Drop 033	23,790
Series Gallery Drop 040	35,490
Series Gallery Drop 043	66,960
Series Gallery Drop 045	229,790
Series Gallery Drop 052	10,000
Total	$504,030

Interest Issuances Related to Underlying Asset Acquisitions

In certain instances, Interests in a particular Series are issued as part of the total purchase consideration for and/or in connection with the acquisition of the Underlying Asset of such Series (for example, Interests issued to an asset seller as partial consideration for an Underlying Asset or to an advisor through which the Company acquired an Underlying Asset), in each case as described in the respective offering statement filed with the Commission on Form 1-A, as amended and supplemented from time to time. During the year ended December 31, 2021, the Company had issued the following such Interests:
Series	Interests Issued During Year Ended December 31, 2021
Series Gallery Drop 034	500
Series Gallery Drop 044(1)	(5,080)
Series Gallery Drop 065	502
Series Gallery Drop 071	2,500
Series Gallery Drop 072	5,250
Series Gallery Drop 086	27,000
Series Gallery Drop 112	1,500

During the year ended December 31, 2020, the Company issued the following such Interests:
Series	Interests Issued During Year Ended December 31, 2020
Series Drop 008	200
Series Gallery Drop 011	200
Series Gallery Drop 044(1)	23,330

(1)
On April 15, 2021, Series Gallery Drop 044 entered into a Purchase and Sale Agreement Addendum with the Manager, in its capacity as seller of the Series Gallery Drop 044 Underlying Asset, pursuant to which Series Gallery Drop 044 agreed to pay the Manager $50,800 in cash from the sale of Series Gallery Drop 044 Interests to the Manager’s advisor. With respect to the year ended December 31, 2020, the Company recorded 23,330 Series Gallery Drop 044 Interests issued, which amount included the 5,080 Series Gallery Drop 044 Interests sold to the advisor. To reflect the payment of $50,800 to the Manager, the interest issuance amount for Series Gallery Drop 044 was reduced by 5,080 for the year ended December 31, 2021.
Distributions
During the year ended December 31, 2021, on a total consolidated basis, the Company received made distributions of $778,880, in connection with the dispositions of the underlying assets of the following Series:

Series	Distributions During Year Ended December 31, 2021
Series Gallery Drop 020	$225,480
Series Gallery Drop 025	71,910
Series Gallery Drop 027	180,440
Series Gallery Drop 097	301,050
Total	$778,880

NOTE 7: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.
The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements and Series financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.
NOTE 8: COMMITMENTS AND CONTINGENCIES
The Company is not currently involved with and does not know of any pending or threatened litigation against the Company or the Manager.
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. The continuing impact and effects of the COVID-19 pandemic on the operation and financial performance of the Company are unknown. However, the Company currently does not expect the COVID-19 pandemic to have a material adverse effect on the business or financial results at this time.
NOTE 9: SUBSEQUENT EVENTS
The Company and each Series has evaluated subsequent events through April 29, 2022, the date the consolidated financial statements and Series financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements and Series financial statements, except as set forth below.
On December 20, 2021, Series Gallery Drop 045 sold the Underlying Asset of such series, a PSA GEM-MT 10-graded complete set (132) of 1986 Fleer basketball trading cards (the “Series Gallery Drop 045 Asset”), for $685,000 versus the Series Gallery Drop 045 offering amount of $230,000. In connection with the sale, the Manager assumed all outstanding but unpaid Series Gallery Drop 045 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the Operating Agreement, resulting in a net gain to holders of Series Gallery Drop 045 Interests. The Manager, as the manager of Series Gallery Drop 045, was appointed as liquidator and, in January 2022, distributed to holders of Series Gallery Drop 045 Interests all of the remaining assets (which consist only of cash) of Series Gallery Drop 045. After making such distribution, the Manager began winding up Series Gallery Drop 045 as the series no longer has any assets or liabilities. Prior to the sale of the Series Gallery Drop 045 Asset, the Manager elected for Series Gallery Drop 045 to be treated as a partnership for tax purposes, instead of as a subchapter C corporation as previously elected. Accordingly, under the IRC, all Series Gallery Drop 045 taxable income or loss flows through to the members. Therefore, no provision for income tax has been recorded in the statements. For the avoidance of doubt, the liquidator has not withheld any distribution for taxes related to the gain on the sale for individual holders of Series Gallery Drop 045 Interests.

On February 7, 2022, Series Gallery Drop 103 sold the Underlying Asset of such series, a BGS 9.5-graded 2003 Netpro Glossy #G2 Serena Williams Rookie trading card (the “Series Gallery Drop 103 Asset”), for $35,000 versus the Series Gallery Drop 103 offering amount of $18,400. In connection with the sale, the Manager assumed all outstanding but unpaid Series Gallery Drop 103 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the Operating Agreement, resulting in a net gain to holders of Series Gallery Drop 103 Interests. The Manager, as the manager of Series Gallery Drop 103, was appointed as liquidator and distributed to holders of Series Gallery Drop 103 Interests all of the remaining assets (which consist only of cash) of Series Gallery Drop 103. After making such distribution, the Manager began winding up Series Gallery Drop 103 as the series no longer has any assets or liabilities. Prior to the sale of the Series Gallery Drop 103 Asset, the Manager elected for Series Gallery Drop 103 to be treated as a partnership for tax purposes, instead of as a subchapter C corporation as previously elected. Accordingly, under the IRC, all Series Gallery Drop 103 taxable income or loss flows through to the members. Therefore, no provision for income tax has been recorded in the statements. For the avoidance of doubt, the liquidator has not withheld any distribution for taxes related to the gain on the sale for individual holders of Series Gallery Drop 103 Interests.
On February 9, 2022, the Company withdrew the offerings for Series Gallery Drop 118 Interests and Series Gallery Drop 120 Interests.
Subsequent to December 31, 2021, the following offerings of Interests closed, and such Series raised the following amounts net of brokerage fees and offering expenses:

Date	Series	Amount Raised
02/25/22	Series Gallery Drop 122	$114,592
02/28/22	Series Gallery Drop 116	234,382
02/28/22	Series Gallery Drop 117	92,713
02/28/22	Series Gallery Drop 123	46,282
03/02/22	Series Gallery Drop 121	32,442
03/09/22	Series Gallery Drop 119	$87,466

Subsequent to December 31, 2021, the following Series repaid the promissory notes issued by each such Series to the Manager and outstanding prior to December 31, 2021 as follows:

Repayment Date	Series	Note Issuance Date	Note Principal Amount	Interest Rate(1)
02/28/22	Series Gallery Drop 116	09/15/21	$225,000	0%
02/28/22	Series Gallery Drop 117	10/25/21	89,000	0%
02/28/22	Series Gallery Drop 122	11/30/21	110,000	0%
03/02/22	Series Gallery Drop 121	11/30/21	31,200	0%
03/07/22	Series Gallery Drop 123	11/30/21	44,444	0%
03/09/22	Series Gallery Drop 119	11/30/21	$84,000	0%

(1)
Notes with a 0% interest rate were non-interest bearing.

On February 28, 2022, Series Gallery Drop 082 sold the Underlying Asset of such series, a PSA GEM-MT 10-graded 2003 Finest LeBron James Refractor #133 trading card (the “Series Gallery Drop 082 Asset”), for $105,000 versus the Series Gallery Drop 082 offering amount of $84,200. In connection with the sale, the Manager assumed all outstanding but unpaid Series Gallery Drop 082 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the Operating Agreement, resulting in a net gain to holders of Series Gallery Drop 082 Interests. The Manager, as the manager of Series Gallery Drop 082, was appointed as liquidator and distributed to holders of Series Gallery Drop 082 Interests all of the remaining assets (which consist only of cash) of Series Gallery Drop 082. After making such distribution, the Manager began winding up Series Gallery Drop 082 as the series no longer has any assets or liabilities. Prior to the sale of the Series Gallery Drop 082 Asset, the Manager elected for Series Gallery Drop 103 to be treated as a partnership for tax purposes, instead of as a subchapter C corporation as previously elected. Accordingly, under the IRC, all Series Gallery Drop 082 taxable income or loss flows through to the members. Therefore, no provision for income tax has been recorded in the statements. For the avoidance of doubt, the liquidator has not withheld any distribution for taxes related to the gain on the sale for individual holders of Series Gallery Drop 082 Interests.
On March 26, 2022, the Company and the Manager changed their addresses to 6 Harrison Street, 5th Floor, New York, NY 10013.
On April 1, 2022, Series Gallery Drop 110 sold the Underlying Asset of such series, an AFA 85-graded 1984 Transformers G1 Optimus Prime “Pepsi Edition” toy (the “Series Gallery Drop 082 Asset”), for $16,234.30 versus the Series Gallery Drop 110 offering amount of $10,600. In connection with the sale, the Manager assumed all outstanding but unpaid Series Gallery Drop 110 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the Operating Agreement, resulting in a net gain to holders of Series Gallery Drop 110 Interests. The Manager, as the manager of Series Gallery Drop 110, was appointed as liquidator and distributed to holders of Series Gallery Drop 110 Interests all of the remaining assets (which consist only of cash) of Series Gallery Drop 110. After making such distribution, the Manager began winding up Series Gallery Drop 110 as the series no longer has any assets or liabilities. Prior to the sale of the Series Gallery Drop 110 Asset, the Manager elected for Series Gallery Drop 110 to be treated as a partnership for tax purposes, instead of as a subchapter C corporation as previously elected. Accordingly, under the IRC, all Series Gallery Drop 110 taxable income or loss flows through to the members. Therefore, no provision for income tax has been recorded in the statements. For the avoidance of doubt, the liquidator has not withheld any distribution for taxes related to the gain on the sale for individual holders of Series Gallery Drop 110 Interests.

ITEM 8.  EXHIBITS

Exhibit No.	Description
2.1	Certificate of Formation of Otis Gallery LLC (incorporated by reference to Exhibit 2.1 to the Offering Statement on Form 1-A filed on February 20, 2019)
2.2	Limited Liability Company Agreement of Otis Gallery LLC (incorporated by reference to Exhibit 2.2 to the Offering Statement on Form 1-A filed on February 20, 2019)
2.3
First Amendment to the Limited Liability Company Agreement of Otis Gallery LLC (incorporated by reference to Exhibit 2.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

2.4	Second Amendment to the Limited Liability Company Agreement of Otis Gallery LLC (incorporated by reference to Exhibit 2.4 to the Current Report on Form 1-U filed on October 5, 2020)
3.1	Series Designation for Series #KW Interests (incorporated by reference to Exhibit 3.1 to the Offering Statement on Form 1-A filed on February 20, 2019)
3.2	Series Designation for Series Drop 002 Interests (incorporated by reference to Exhibit 3.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.3	Series Designation for Series Drop 003 Interests (incorporated by reference to Exhibit 3.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.4	Series Designation for Series Drop 004 Interests (incorporated by reference to Exhibit 3.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.5	Series Designation for Series Drop 005 Interests (incorporated by reference to Exhibit 3.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.6	Series Designation for Series Drop 008 Interests (incorporated by reference to Exhibit 3.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.7	Series Designation for Series Drop 009 Interests (incorporated by reference to Exhibit 3.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.8	Series Designation for Series Drop 010 Interests (incorporated by reference to Exhibit 3.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
3.9	Series Designation for Series Gallery Drop 011 Interests (incorporated by reference to Exhibit 3.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
3.10	Series Designation for Series Gallery Drop 012 Interests (incorporated by reference to Exhibit 3.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
3.11	Series Designation for Series Gallery Drop 013 Interests (incorporated by reference to Exhibit 3.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
3.12	Series Designation for Series Gallery Drop 014 Interests (incorporated by reference to Exhibit 3.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
3.13	Series Designation for Series Gallery Drop 015 Interests (incorporated by reference to Exhibit 3.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
3.14	Series Designation for Series Gallery Drop 016 Interests (incorporated by reference to Exhibit 3.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)
3.15	Series Designation for Series Gallery Drop 017 Interests (incorporated by reference to Exhibit 3.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)
3.16	Series Designation for Series Gallery Drop 018 Interests (incorporated by reference to Exhibit 3.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)
3.17	Series Designation for Series Gallery Drop 019 Interests (incorporated by reference to Exhibit 3.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

3.18	Series Designation for Series Gallery Drop 020 Interests (incorporated by reference to Exhibit 3.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)
3.19	Series Designation for Series Gallery Drop 021 Interests (incorporated by reference to Exhibit 3.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)
3.20	Series Designation for Series Gallery Drop 022 Interests (incorporated by reference to Exhibit 3.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)
3.21	Series Designation for Series Gallery Drop 023 Interests (incorporated by reference to Exhibit 3.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)
3.22	Series Designation for Series Gallery Drop 024 Interests (incorporated by reference to Exhibit 3.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)
3.23	Series Designation for Series Gallery Drop 025 Interests (incorporated by reference to Exhibit 3.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)
3.24	Series Designation for Series Gallery Drop 026 Interests (incorporated by reference to Exhibit 3.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)
3.25	Series Designation for Series Gallery Drop 027 Interests (incorporated by reference to Exhibit 3.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)
3.26	Series Designation for Series Gallery Drop 028 Interests (incorporated by reference to Exhibit 3.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)
3.27	Series Designation for Series Gallery Drop 029 Interests (incorporated by reference to Exhibit 3.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)
3.28	Series Designation for Series Gallery Drop 030 Interests (incorporated by reference to Exhibit 3.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)
3.29	Series Designation for Series Gallery Drop 031 Interests (incorporated by reference to Exhibit 3.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)
3.30	Series Designation for Series Gallery Drop 032 Interests (incorporated by reference to Exhibit 3.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)
3.31	Series Designation for Series Gallery Drop 033 Interests (incorporated by reference to Exhibit 3.31 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)
3.32	Series Designation for Series Gallery Drop 034 Interests (incorporated by reference to Exhibit 3.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)
3.33	Series Designation for Series Gallery Drop 035 Interests (incorporated by reference to Exhibit 3.33 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)
3.34	Series Designation for Series Gallery Drop 036 Interests (incorporated by reference to Exhibit 3.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)
3.35	Series Designation for Series Gallery Drop 037 Interests (incorporated by reference to Exhibit 3.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)
3.36	Series Designation for Series Gallery Drop 038 Interests (incorporated by reference to Exhibit 3.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)
3.37	Series Designation for Series Gallery Drop 039 Interests (incorporated by reference to Exhibit 3.37 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)
3.38	Series Designation for Series Gallery Drop 040 Interests (incorporated by reference to Exhibit 3.38 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)
3.39	Series Designation for Series Gallery Drop 041 Interests (incorporated by reference to Exhibit 3.39 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)
3.40	Series Designation for Series Gallery Drop 042 Interests (incorporated by reference to Exhibit 3.40 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

3.41	Series Designation for Series Gallery Drop 043 Interests (incorporated by reference to Exhibit 3.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)
3.42	Amended and Restated Series Designation for Series Gallery Drop 044 Interests (incorporated by reference to Exhibit 3.42 to the Current Report on Form 1-U filed on November 10, 2020)
3.43	Series Designation for Series Gallery Drop 045 Interests (incorporated by reference to Exhibit 3.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)
3.44	Series Designation for Series Gallery Drop 046 Interests (incorporated by reference to Exhibit 3.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
3.45	Series Designation for Series Gallery Drop 047 Interests (incorporated by reference to Exhibit 3.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
3.46	Series Designation for Series Gallery Drop 048 Interests (incorporated by reference to Exhibit 3.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
3.47	Series Designation for Series Gallery Drop 049 Interests (incorporated by reference to Exhibit 3.47 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
3.48	Series Designation for Series Gallery Drop 050 Interests (incorporated by reference to Exhibit 3.48 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
3.49	Series Designation for Series Gallery Drop 051 Interests (incorporated by reference to Exhibit 3.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
3.50	Series Designation for Series Gallery Drop 052 Interests (incorporated by reference to Exhibit 3.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
3.51	Series Designation for Series Gallery Drop 053 Interests (incorporated by reference to Exhibit 3.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
3.52	Series Designation for Series Gallery Drop 054 Interests (incorporated by reference to Exhibit 3.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
3.53	Series Designation for Series Gallery Drop 055 Interests (incorporated by reference to Exhibit 3.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
3.54	Series Designation for Series Gallery Drop 056 Interests (incorporated by reference to Exhibit 3.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
3.55	Series Designation for Series Gallery Drop 057 Interests (incorporated by reference to Exhibit 3.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
3.56	Series Designation for Series Gallery Drop 058 Interests (incorporated by reference to Exhibit 3.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
3.57	Series Designation for Series Gallery Drop 059 Interests (incorporated by reference to Exhibit 3.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
3.58	Series Designation for Series Gallery Drop 060 Interests (incorporated by reference to Exhibit 3.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
3.59	Series Designation for Series Gallery Drop 061 Interests (incorporated by reference to Exhibit 3.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
3.60	Series Designation for Series Gallery Drop 062 Interests (incorporated by reference to Exhibit 3.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
3.61	Series Designation for Series Gallery Drop 063 Interests (incorporated by reference to Exhibit 3.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
3.62	Series Designation for Series Gallery Drop 064 Interests (incorporated by reference to Exhibit 3.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
3.63	Series Designation for Series Gallery Drop 065 Interests (incorporated by reference to Exhibit 3.63 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

3.64	Series Designation for Series Gallery Drop 066 Interests (incorporated by reference to Exhibit 3.64 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)
3.65	Series Designation for Series Gallery Drop 067 Interests (incorporated by reference to Exhibit 3.65 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)
3.66	Series Designation for Series Gallery Drop 068 Interests (incorporated by reference to Exhibit 3.66 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)
3.67	Series Designation for Series Gallery Drop 069 Interests (incorporated by reference to Exhibit 3.67 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)
3.68	Series Designation for Series Gallery Drop 070 Interests (incorporated by reference to Exhibit 3.68 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.69	Series Designation for Series Gallery Drop 071 Interests (incorporated by reference to Exhibit 3.69 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.70	Series Designation for Series Gallery Drop 072 Interests (incorporated by reference to Exhibit 3.70 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.71	Series Designation for Series Gallery Drop 073 Interests (incorporated by reference to Exhibit 3.71 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.72	Series Designation for Series Gallery Drop 074 Interests (incorporated by reference to Exhibit 3.72 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.73	Series Designation for Series Gallery Drop 075 Interests (incorporated by reference to Exhibit 3.73 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.74	Series Designation for Series Gallery Drop 076 Interests (incorporated by reference to Exhibit 3.74 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.75	Series Designation for Series Gallery Drop 077 Interests (incorporated by reference to Exhibit 3.75 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.76	Series Designation for Series Gallery Drop 078 Interests (incorporated by reference to Exhibit 3.76 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.77	Series Designation for Series Gallery Drop 079 Interests (incorporated by reference to Exhibit 3.77 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.78	Series Designation for Series Gallery Drop 080 Interests (incorporated by reference to Exhibit 3.78 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.79	Series Designation for Series Gallery Drop 082 Interests (incorporated by reference to Exhibit 3.80 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.80	Series Designation for Series Gallery Drop 083 Interests (incorporated by reference to Exhibit 3.81 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
3.81	Series Designation for Series Gallery Drop 086 Interests (incorporated by reference to Exhibit 3.84 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
3.82	Series Designation for Series Gallery Drop 089 Interests (incorporated by reference to Exhibit 3.87 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
3.83	Series Designation for Series Gallery Drop 091 Interests (incorporated by reference to Exhibit 3.89 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
3.84	Series Designation for Series Gallery Drop 093 Interests (incorporated by reference to Exhibit 3.91 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
3.85	Series Designation for Series Gallery Drop 094 Interests (incorporated by reference to Exhibit 3.92 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
3.86	Series Designation for Series Gallery Drop 095 Interests (incorporated by reference to Exhibit 3.93 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

3.87	Series Designation for Series Gallery Drop 096 Interests (incorporated by reference to Exhibit 3.94 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
3.88	Series Designation for Series Gallery Drop 097 Interests (incorporated by reference to Exhibit 3.95 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
3.89	Series Designation for Series Gallery Drop 098 Interests (incorporated by reference to Exhibit 3.96 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
3.90	Series Designation for Series Gallery Drop 099 Interests (incorporated by reference to Exhibit 3.97 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
3.91	Series Designation for Series Gallery Drop 100 Interests (incorporated by reference to Exhibit 3.98 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
3.92	Series Designation for Series Gallery Drop 101 Interests (incorporated by reference to Exhibit 3.99 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
3.93	Series Designation for Series Gallery Drop 102 Interests (incorporated by reference to Exhibit 3.100 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
3.94	Series Designation for Series Gallery Drop 103 Interests (incorporated by reference to Exhibit 3.101 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
3.95	Series Designation for Series Gallery Drop 104 Interests (incorporated by reference to Exhibit 3.102 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
3.96	Series Designation for Series Gallery Drop 105 Interests (incorporated by reference to Exhibit 3.103 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
3.97	Series Designation for Series Gallery Drop 107 Interests (incorporated by reference to Exhibit 3.105 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
3.98	Series Designation for Series Gallery Drop 108 Interests (incorporated by reference to Exhibit 3.106 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
3.99	Series Designation for Series Gallery Drop 109 Interests (incorporated by reference to Exhibit 3.107 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
3.100	Series Designation for Series Gallery Drop 110 Interests (incorporated by reference to Exhibit 3.108 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)
3.101	Series Designation for Series Gallery Drop 111 Interests (incorporated by reference to Exhibit 3.109 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)
3.102	Series Designation for Series Gallery Drop 112 Interests (incorporated by reference to Exhibit 3.110 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)
3.103	Series Designation for Series Gallery Drop 113 Interests (incorporated by reference to Exhibit 3.111 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)
3.104	Series Designation for Series Gallery Drop 114 Interests (incorporated by reference to Exhibit 3.112 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)
3.105	Series Designation for Series Gallery Drop 115 Interests (incorporated by reference to Exhibit 3.113 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)
3.114	Series Designation for Series Gallery Drop 116 Interests (incorporated by reference to Exhibit 3.114 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 17, 2021)
3.115	Series Designation for Series Gallery Drop 117 Interests (incorporated by reference to Exhibit 3.115 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 28, 2021)
3.116	Series Designation for Series Gallery Drop 119 Interests (incorporated by reference to Exhibit 3.117 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)
3.117	Series Designation for Series Gallery Drop 121 Interests (incorporated by reference to Exhibit 3.119 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

3.118	Series Designation for Series Gallery Drop 122 Interests (incorporated by reference to Exhibit 3.120 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)
3.119	Series Designation for Series Gallery Drop 123 Interests (incorporated by reference to Exhibit 3.121 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)
4.1	Form of Subscription Agreement for Series #KW Interests (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on July 10, 2019)
4.2	Form of Subscription Agreement for Series Drop 002 Interests (incorporated by reference to Exhibit 4.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.3	Form of Subscription Agreement for Series Drop 003 Interests (incorporated by reference to Exhibit 4.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.4	Form of Subscription Agreement for Series Drop 004 Interests (incorporated by reference to Exhibit 4.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.5	Form of Subscription Agreement for Series Drop 005 Interests (incorporated by reference to Exhibit 4.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.6	Form of Subscription Agreement for Series Drop 008 Interests (incorporated by reference to Exhibit 4.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.7	Form of Subscription Agreement for Series Drop 009 Interests (incorporated by reference to Exhibit 4.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.8	Form of Subscription Agreement for Series Drop 010 Interests (incorporated by reference to Exhibit 4.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
4.9	Form of Subscription Agreement for Series Gallery Drop 011 Interests (incorporated by reference to Exhibit 4.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
4.10	Form of Subscription Agreement for Series Gallery Drop 012 Interests (incorporated by reference to Exhibit 4.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
4.11	Form of Subscription Agreement for Series Gallery Drop 013 Interests (incorporated by reference to Exhibit 4.11 to the Current Report on Form 1-U filed on October 5, 2020)
4.12	Form of Subscription Agreement for Series Gallery Drop 014 Interests (incorporated by reference to Exhibit 4.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
4.13	Form of Subscription Agreement for Series Gallery Drop 015 Interests (incorporated by reference to Exhibit 4.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
4.14	Form of Subscription Agreement for Series Gallery Drop 016 Interests (incorporated by reference to Exhibit 4.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)
4.15	Form of Subscription Agreement for Series Gallery Drop 017 Interests (incorporated by reference to Exhibit 4.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)
4.16	Form of Subscription Agreement for Series Gallery Drop 018 Interests (incorporated by reference to Exhibit 4.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)
4.17	Form of Subscription Agreement for Series Gallery Drop 019 Interests (incorporated by reference to Exhibit 4.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)
4.18	Form of Subscription Agreement for Series Gallery Drop 020 Interests (incorporated by reference to Exhibit 4.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

4.19	Form of Subscription Agreement for Series Gallery Drop 021 Interests (incorporated by reference to Exhibit 4.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)
4.20	Form of Subscription Agreement for Series Gallery Drop 022 Interests (incorporated by reference to Exhibit 4.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)
4.21	Form of Subscription Agreement for Series Gallery Drop 023 Interests (incorporated by reference to Exhibit 4.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)
4.22	Form of Subscription Agreement for Series Gallery Drop 024 Interests (incorporated by reference to Exhibit 4.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)
4.23	Form of Subscription Agreement for Series Gallery Drop 025 Interests (incorporated by reference to Exhibit 4.23 to the Current Report on Form 1-U filed on October 5, 2020)
4.24	Form of Subscription Agreement for Series Gallery Drop 026 Interests (incorporated by reference to Exhibit 4.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)
4.25	Form of Subscription Agreement for Series Gallery Drop 027 Interests (incorporated by reference to Exhibit 4.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)
4.26	Form of Subscription Agreement for Series Gallery Drop 028 Interests (incorporated by reference to Exhibit 4.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)
4.27	Form of Subscription Agreement for Series Gallery Drop 029 Interests (incorporated by reference to Exhibit 4.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)
4.28	Form of Subscription Agreement for Series Gallery Drop 030 Interests (incorporated by reference to Exhibit 4.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)
4.29	Form of Subscription Agreement for Series Gallery Drop 031 Interests (incorporated by reference to Exhibit 4.29 to the Current Report on Form 1-U filed on October 5, 2020)
4.30	Form of Subscription Agreement for Series Gallery Drop 032 Interests (incorporated by reference to Exhibit 4.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)
4.31	Form of Subscription Agreement for Series Gallery Drop 033 Interests (incorporated by reference to Exhibit 4.31 to the Current Report on Form 1-U filed on October 5, 2020)
4.32	Form of Subscription Agreement for Series Gallery Drop 034 Interests (incorporated by reference to Exhibit 4.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)
4.33	Form of Subscription Agreement for Series Gallery Drop 035 Interests (incorporated by reference to Exhibit 4.33 to the Current Report on Form 1-U filed on October 5, 2020)
4.34	Form of Subscription Agreement for Series Gallery Drop 036 Interests (incorporated by reference to Exhibit 4.34 to the Current Report on Form 1-U filed on October 5, 2020)
4.35	Form of Subscription Agreement for Series Gallery Drop 037 Interests (incorporated by reference to Exhibit 4.35 to the Current Report on Form 1-U filed on October 5, 2020)
4.36	Form of Subscription Agreement for Series Gallery Drop 038 Interests (incorporated by reference to Exhibit 4.36 to the Current Report on Form 1-U filed on October 5, 2020)
4.37	Form of Subscription Agreement for Series Gallery Drop 039 Interests (incorporated by reference to Exhibit 4.37 to the Current Report on Form 1-U filed on October 5, 2020)
4.38	Form of Subscription Agreement for Series Gallery Drop 040 Interests (incorporated by reference to Exhibit 4.38 to the Current Report on Form 1-U filed on October 5, 2020)
4.39	Form of Subscription Agreement for Series Gallery Drop 041 Interests (incorporated by reference to Exhibit 4.39 to the Current Report on Form 1-U filed on October 5, 2020)
4.40	Form of Subscription Agreement for Series Gallery Drop 042 Interests (incorporated by reference to Exhibit 4.40 to the Current Report on Form 1-U filed on October 5, 2020)

4.41	Form of Subscription Agreement for Series Gallery Drop 043 Interests (incorporated by reference to Exhibit 4.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)
4.42	Form of Subscription Agreement for Series Gallery Drop 044 Interests (incorporated by reference to Exhibit 4.42 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)
4.43	Form of Subscription Agreement for Series Gallery Drop 045 Interests (incorporated by reference to Exhibit 4.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)
4.44	Form of Subscription Agreement for Series Gallery Drop 046 Interests (incorporated by reference to Exhibit 4.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
4.45	Form of Subscription Agreement for Series Gallery Drop 047 Interests (incorporated by reference to Exhibit 4.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
4.46	Form of Subscription Agreement for Series Gallery Drop 048 Interests (incorporated by reference to Exhibit 4.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
4.47	Form of Subscription Agreement for Series Gallery Drop 049 Interests (incorporated by reference to Exhibit 4.47 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
4.48	Form of Subscription Agreement for Series Gallery Drop 050 Interests (incorporated by reference to Exhibit 4.48 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
4.49	Form of Subscription Agreement for Series Gallery Drop 051 Interests (incorporated by reference to Exhibit 4.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
4.50	Form of Subscription Agreement for Series Gallery Drop 052 Interests (incorporated by reference to Exhibit 4.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
4.51	Form of Subscription Agreement for Series Gallery Drop 053 Interests (incorporated by reference to Exhibit 4.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
4.52	Form of Subscription Agreement for Series Gallery Drop 054 Interests (incorporated by reference to Exhibit 4.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)
4.53	Form of Subscription Agreement for Series Gallery Drop 055 Interests (incorporated by reference to Exhibit 4.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
4.54	Form of Subscription Agreement for Series Gallery Drop 056 Interests (incorporated by reference to Exhibit 4.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
4.55	Form of Subscription Agreement for Series Gallery Drop 057 Interests (incorporated by reference to Exhibit 4.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
4.56	Form of Subscription Agreement for Series Gallery Drop 058 Interests (incorporated by reference to Exhibit 4.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.57	Form of Subscription Agreement for Series Gallery Drop 059 Interests (incorporated by reference to Exhibit 4.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
4.58	Form of Subscription Agreement for Series Gallery Drop 060 Interests (incorporated by reference to Exhibit 4.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
4.59	Form of Subscription Agreement for Series Gallery Drop 061 Interests (incorporated by reference to Exhibit 4.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
4.60	Form of Subscription Agreement for Series Gallery Drop 062 Interests (incorporated by reference to Exhibit 4.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
4.61	Form of Subscription Agreement for Series Gallery Drop 063 Interests (incorporated by reference to Exhibit 4.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
4.62	Form of Subscription Agreement for Series Gallery Drop 064 Interests (incorporated by reference to Exhibit 4.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
4.63	Form of Subscription Agreement for Series Gallery Drop 065 Interests (incorporated by reference to Exhibit 4.63 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)
4.64	Form of Subscription Agreement for Series Gallery Drop 066 Interests (incorporated by reference to Exhibit 4.64 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)
4.65	Form of Subscription Agreement for Series Gallery Drop 067 Interests (incorporated by reference to Exhibit 4.65 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)
4.66	Form of Subscription Agreement for Series Gallery Drop 068 Interests (incorporated by reference to Exhibit 4.66 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)
4.67	Form of Subscription Agreement for Series Gallery Drop 069 Interests (incorporated by reference to Exhibit 4.67 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)
4.68	Form of Subscription Agreement for Series Gallery Drop 070 Interests (incorporated by reference to Exhibit 4.68 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.69	Form of Subscription Agreement for Series Gallery Drop 071 Interests (incorporated by reference to Exhibit 4.69 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.70	Form of Subscription Agreement for Series Gallery Drop 072 Interests (incorporated by reference to Exhibit 4.70 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.71	Form of Subscription Agreement for Series Gallery Drop 073 Interests (incorporated by reference to Exhibit 4.71 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.72	Form of Subscription Agreement for Series Gallery Drop 074 Interests (incorporated by reference to Exhibit 4.72 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.73	Form of Subscription Agreement for Series Gallery Drop 075 Interests (incorporated by reference to Exhibit 4.73 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.74	Form of Subscription Agreement for Series Gallery Drop 076 Interests (incorporated by reference to Exhibit 4.74 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.75	Form of Subscription Agreement for Series Gallery Drop 077 Interests (incorporated by reference to Exhibit 4.75 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.76	Form of Subscription Agreement for Series Gallery Drop 078 Interests (incorporated by reference to Exhibit 4.76 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.77	Form of Subscription Agreement for Series Gallery Drop 079 Interests (incorporated by reference to Exhibit 4.77 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.78	Form of Subscription Agreement for Series Gallery Drop 080 Interests (incorporated by reference to Exhibit 4.78 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.79	Form of Subscription Agreement for Series Gallery Drop 082 Interests (incorporated by reference to Exhibit 4.80 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.80	Form of Subscription Agreement for Series Gallery Drop 083 Interests (incorporated by reference to Exhibit 4.81 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
4.81	Form of Subscription Agreement for Series Gallery Drop 086 Interests (incorporated by reference to Exhibit 4.84 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
4.82	Form of Subscription Agreement for Series Gallery Drop 089 Interests (incorporated by reference to Exhibit 4.87 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
4.83	Form of Subscription Agreement for Series Gallery Drop 091 Interests (incorporated by reference to Exhibit 4.89 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
4.84	Form of Subscription Agreement for Series Gallery Drop 093 Interests (incorporated by reference to Exhibit 4.91 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
4.85	Form of Subscription Agreement for Series Gallery Drop 094 Interests (incorporated by reference to Exhibit 4.92 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
4.86	Form of Subscription Agreement for Series Gallery Drop 095 Interests (incorporated by reference to Exhibit 4.93 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
4.87	Form of Subscription Agreement for Series Gallery Drop 096 Interests (incorporated by reference to Exhibit 4.94 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
4.88	Form of Subscription Agreement for Series Gallery Drop 097 Interests (incorporated by reference to Exhibit 4.95 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

4.89	Form of Subscription Agreement for Series Gallery Drop 098 Interests (incorporated by reference to Exhibit 4.96 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
4.90	Form of Subscription Agreement for Series Gallery Drop 099 Interests (incorporated by reference to Exhibit 4.97 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
4.91	Form of Subscription Agreement for Series Gallery Drop 100 Interests (incorporated by reference to Exhibit 4.98 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
4.92	Form of Subscription Agreement for Series Gallery Drop 101 Interests (incorporated by reference to Exhibit 4.99 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)
4.93	Form of Subscription Agreement for Series Gallery Drop 102 Interests (incorporated by reference to Exhibit 4.100 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
4.94	Form of Subscription Agreement for Series Gallery Drop 103 Interests (incorporated by reference to Exhibit 4.101 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
4.95	Form of Subscription Agreement for Series Gallery Drop 104 Interests (incorporated by reference to Exhibit 4.102 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
4.96	Form of Subscription Agreement for Series Gallery Drop 105 Interests (incorporated by reference to Exhibit 4.103 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
4.97	Form of Subscription Agreement for Series Gallery Drop 107 Interests (incorporated by reference to Exhibit 4.105 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
4.98	Form of Subscription Agreement for Series Gallery Drop 108 Interests (incorporated by reference to Exhibit 4.106 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
4.99	Form of Subscription Agreement for Series Gallery Drop 109 Interests (incorporated by reference to Exhibit 4.107 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)
4.100	Form of Subscription Agreement for Series Gallery Drop 110 Interests (incorporated by reference to Exhibit 4.108 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)
4.101	Form of Subscription Agreement for Series Gallery Drop 111 Interests (incorporated by reference to Exhibit 4.109 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)
4.102	Form of Subscription Agreement for Series Gallery Drop 112 Interests (incorporated by reference to Exhibit 4.110 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)
4.103	Form of Subscription Agreement for Series Gallery Drop 113 Interests (incorporated by reference to Exhibit 4.111 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)
4.104	Form of Subscription Agreement for Series Gallery Drop 114 Interests (incorporated by reference to Exhibit 4.112 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)
4.105	Form of Subscription Agreement for Series Gallery Drop 115 Interests (incorporated by reference to Exhibit 4.113 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)
4.114
Form of Subscription Agreement for Series Gallery Drop 116 Interests (incorporated by reference to Exhibit 4.114 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 17, 2021)

4.115	Form of Subscription Agreement for Series Gallery Drop 117 Interests (incorporated by reference to Exhibit 4.115 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 28, 2021)
4.116	Form of Subscription Agreement for Series Gallery Drop 119 Interests (incorporated by reference to Exhibit 4.117 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

4.117	Form of Subscription Agreement for Series Gallery Drop 121 Interests (incorporated by reference to Exhibit 4.119 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)
4.118	Form of Subscription Agreement for Series Gallery Drop 122 Interests (incorporated by reference to Exhibit 4.120 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)
4.119	Form of Subscription Agreement for Series Gallery Drop 123 Interests (incorporated by reference to Exhibit 4.121 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)
6.1.1
Termination Agreement, dated October 5, 2020, between Otis Gallery LLC and North Capital Private Securities Corporation (incorporated by reference to Exhibit 6.1.1 to the Current Report on Form 1-U filed on October 5, 2020)

6.1.2
Broker-Dealer Agreement, dated September 3, 2020, between Otis Gallery LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1.2 to the Current Report on Form 1-U filed on October 5, 2020)

6.2
Asset Management Agreement, dated February 19, 2019, between Otis Wealth, Inc. and Series #KW, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.2 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.3
Purchase and Sale Agreement, dated February 19, 2019, between Series #KW, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.3 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.4
Promissory Note issued by Series #KW, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 19, 2019 (incorporated by reference to Exhibit 6.4 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.5
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.6
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 002, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.7
Promissory Note issued by Series Drop 002, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.8
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.9
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 003, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.10
Promissory Note issued by Series Drop 003, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.11
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.12
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 004, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.13
Promissory Note issued by Series Drop 004, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.14
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.15
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 005, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.16
Promissory Note issued by Series Drop 005, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.17
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.18
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 008, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.19
Promissory Note issued by Series Drop 008, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.20
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.21
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 009, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.22
Promissory Note issued by Series Drop 009, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.23
Asset Management Agreement, dated September 16, 2019, between Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.24
Purchase and Sale Agreement, dated September 16, 2019, between Series Drop 010, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.25
Promissory Note issued by Series Drop 010, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 16, 2019 (incorporated by reference to Exhibit 6.31 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.26
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 011, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.27
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 011, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.33 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.28
Promissory Note issued by Series Gallery Drop 011, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.29
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 012, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.30
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 012, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.31
Promissory Note issued by Series Gallery Drop 012, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.37 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.32
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 013, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.38 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.33
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 013, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.39 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.34
Promissory Note issued by Series Gallery Drop 013, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.40 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.35
Asset Management Agreement, dated December 17, 2019, between Otis Wealth, Inc. and Series Gallery Drop 014, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.36
Purchase and Sale Agreement, dated December 17, 2019, between Series Gallery Drop 014, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.42 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.37
Promissory Note issued by Series Gallery Drop 014, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 17, 2019 (incorporated by reference to Exhibit 6.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.38
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 015, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.39
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 015, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.40
Promissory Note issued by Series Gallery Drop 015, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.41
Asset Management Agreement, dated March 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 016, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.42
Purchase and Sale Agreement, dated March 18, 2020, between Series Gallery Drop 016, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.42 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.43
Promissory Note issued by Series Gallery Drop 016, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 18, 2020 (incorporated by reference to Exhibit 6.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.44
Asset Management Agreement, dated March 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 017, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.45
Purchase and Sale Agreement, dated March 18, 2020, between Series Gallery Drop 017, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.46
Promissory Note issued by Series Gallery Drop 017, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 18, 2020 (incorporated by reference to Exhibit 6.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.47
Asset Management Agreement, dated May 13, 2020, between Otis Wealth, Inc. and Series Gallery Drop 018, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.47 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

6.48
Purchase and Sale Agreement, dated May 13, 2020, between Series Gallery Drop 018, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.48 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

6.49
Promissory Note issued by Series Gallery Drop 018, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 13, 2020 (incorporated by reference to Exhibit 6.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

6.50
Asset Management Agreement, dated May 28, 2020, between Otis Wealth, Inc. and Series Gallery Drop 019, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.51
Purchase and Sale Agreement, dated May 28, 2020, between Series Gallery Drop 019, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.52
Promissory Note issued by Series Gallery Drop 019, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 28, 2020 (incorporated by reference to Exhibit 6.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.53
Asset Management Agreement, dated May 28, 2020, between Otis Wealth, Inc. and Series Gallery Drop 020, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.54
Purchase and Sale Agreement, dated May 28, 2020, between Series Gallery Drop 020, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.55
Promissory Note issued by Series Gallery Drop 020, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 28, 2020 (incorporated by reference to Exhibit 6.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.56
Asset Management Agreement, dated May 29, 2020, between Otis Wealth, Inc. and Series Gallery Drop 021, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.57
Purchase and Sale Agreement, dated May 29, 2020, between Series Gallery Drop 021, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.58
Promissory Note issued by Series Gallery Drop 021, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 29, 2020 (incorporated by reference to Exhibit 6.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.59
Asset Management Agreement, dated June 2, 2020, between Otis Wealth, Inc. and Series Gallery Drop 022, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.60
Purchase and Sale Agreement, dated June 2, 2020, between Series Gallery Drop 022, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.61
Promissory Note issued by Series Gallery Drop 022, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 2, 2020 (incorporated by reference to Exhibit 6.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.62
Asset Management Agreement, dated June 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 023, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.63
Purchase and Sale Agreement, dated June 10, 2020, between Series Gallery Drop 023, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.63 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.64
Promissory Note issued by Series Gallery Drop 023, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 10, 2020 (incorporated by reference to Exhibit 6.64 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.65
Asset Management Agreement, dated June 9, 2020, between Otis Wealth, Inc. and Series Gallery Drop 024, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.65 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.66
Purchase and Sale Agreement, dated June 9, 2020, between Series Gallery Drop 024, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.66 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.67
Promissory Note issued by Series Gallery Drop 024, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 9, 2020 (incorporated by reference to Exhibit 6.67 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.68
Asset Management Agreement, dated June 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 025, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.68 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.69
Purchase and Sale Agreement, dated June 10, 2020, between Series Gallery Drop 025, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.69 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.70
Promissory Note issued by Series Gallery Drop 025, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 10, 2020 (incorporated by reference to Exhibit 6.70 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.71
Asset Management Agreement, dated June 9, 2020, between Otis Wealth, Inc. and Series Gallery Drop 026, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.71 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.72
Purchase and Sale Agreement, dated June 9, 2020, between Series Gallery Drop 026, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.72 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.73
Promissory Note issued by Series Gallery Drop 026, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 9, 2020 (incorporated by reference to Exhibit 6.73 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.74
Asset Management Agreement, dated July 8, 2020, between Otis Wealth, Inc. and Series Gallery Drop 027, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.74 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.75
Purchase and Sale Agreement, dated July 8, 2020, between Series Gallery Drop 027, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.75 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.76
Promissory Note issued by Series Gallery Drop 027, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2020 (incorporated by reference to Exhibit 6.76 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.77
Asset Management Agreement, dated July 8, 2020, between Otis Wealth, Inc. and Series Gallery Drop 028, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.77 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.78
Purchase and Sale Agreement, dated July 8, 2020, between Series Gallery Drop 028, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.78 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.79
Promissory Note issued by Series Gallery Drop 028, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2020 (incorporated by reference to Exhibit 6.79 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.80
Asset Management Agreement, dated July 8, 2020, between Otis Wealth, Inc. and Series Gallery Drop 029, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.80 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.81
Purchase and Sale Agreement, dated July 8, 2020, between Series Gallery Drop 029, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.81 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.82
Promissory Note issued by Series Gallery Drop 029, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2020 (incorporated by reference to Exhibit 6.82 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.83
Asset Management Agreement, dated July 31, 2020, between Otis Wealth, Inc. and Series Gallery Drop 030, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.83 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7,

6.84
Purchase and Sale Agreement, dated July 31, 2020, between Series Gallery Drop 030, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.84 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.85
Promissory Note issued by Series Gallery Drop 030, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 31, 2020 (incorporated by reference to Exhibit 6.85 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.86
Asset Management Agreement, dated July 31, 2020, between Otis Wealth, Inc. and Series Gallery Drop 031, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.86 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.87
Purchase and Sale Agreement, dated July 31, 2020, between Series Gallery Drop 031, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.87 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.88
Promissory Note issued by Series Gallery Drop 031, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 31, 2020 (incorporated by reference to Exhibit 6.88 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.89
Asset Management Agreement, dated August 3, 2020, between Otis Wealth, Inc. and Series Gallery Drop 032, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.89 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.90
Purchase and Sale Agreement, dated August 3, 2020, between Series Gallery Drop 032, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.90 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.91
Promissory Note issued by Series Gallery Drop 032, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 3, 2020 (incorporated by reference to Exhibit 6.91 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.92
Asset Management Agreement, dated July 31, 2020, between Otis Wealth, Inc. and Series Gallery Drop 033, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.92 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.93
Purchase and Sale Agreement, dated July 31, 2020, between Series Gallery Drop 033, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.93 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.94
Promissory Note issued by Series Gallery Drop 033, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 31, 2020 (incorporated by reference to Exhibit 6.94 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.95
Asset Management Agreement, dated August 3, 2020, between Otis Wealth, Inc. and Series Gallery Drop 034, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.95 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.96
Purchase and Sale Agreement, dated August 3, 2020, between Series Gallery Drop 034, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.96 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.97
Promissory Note issued by Series Gallery Drop 034, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 3, 2020 (incorporated by reference to Exhibit 6.97 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.98
Asset Management Agreement, dated August 4, 2020, between Otis Wealth, Inc. and Series Gallery Drop 035, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.98 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.99
Purchase and Sale Agreement, dated August 4, 2020, between Series Gallery Drop 035, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.99 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.100
Promissory Note issued by Series Gallery Drop 035, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 4, 2020 (incorporated by reference to Exhibit 6.100 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.101
Asset Management Agreement, dated August 4, 2020, between Otis Wealth, Inc. and Series Gallery Drop 036, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.101 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.102
Purchase and Sale Agreement, dated August 4, 2020, between Series Gallery Drop 036, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.102 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.103
Promissory Note issued by Series Gallery Drop 036, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 4, 2020 (incorporated by reference to Exhibit 6.103 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.104
Asset Management Agreement, dated August 4, 2020, between Otis Wealth, Inc. and Series Gallery Drop 037, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.104 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.105
Purchase and Sale Agreement, dated August 4, 2020, between Series Gallery Drop 037, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.105 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.106
Promissory Note issued by Series Gallery Drop 037, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 4, 2020 (incorporated by reference to Exhibit 6.106 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.107
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 038, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.107 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.108
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 038, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.108 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.109
Promissory Note issued by Series Gallery Drop 038, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.109 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.110
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 039, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.110 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.111
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 039, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.111 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.112
Promissory Note issued by Series Gallery Drop 039, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.112 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.113
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 040, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.113 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.114
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 040, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.114 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.115
Promissory Note issued by Series Gallery Drop 040, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.115 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.116
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 041, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.116 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.117
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 041, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.117 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.118
Promissory Note issued by Series Gallery Drop 041, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.118 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.119
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 042, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.119 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.120
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 042, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.120 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.121
Promissory Note issued by Series Gallery Drop 042, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.121 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.122
Asset Management Agreement, dated October 6, 2020, between Otis Wealth, Inc. and Series Gallery Drop 043, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.122 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.123
Purchase and Sale Agreement, dated October 6, 2020, between Series Gallery Drop 043, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.123 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.124
Promissory Note issued by Series Gallery Drop 043, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on October 6, 2020 (incorporated by reference to Exhibit 6.124 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.125
Asset Management Agreement, dated October 6, 2020, between Otis Wealth, Inc. and Series Gallery Drop 044, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.125 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.126.1
Purchase and Sale Agreement, dated October 6, 2020, between Series Gallery Drop 044, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.126 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.126.2
Purchase and Sale Agreement, Addendum dated April 15, 2021, between Series Gallery Drop 044, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.126.2 to Form 1-K filed on April 30, 2021)

6.127
Promissory Note issued by Series Gallery Drop 044, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on October 6, 2020 (incorporated by reference to Exhibit 6.127 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.128
Asset Management Agreement, dated October 6, 2020, between Otis Wealth, Inc. and Series Gallery Drop 045, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.128 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.129
Purchase and Sale Agreement, dated October 6, 2020, between Series Gallery Drop 045, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.129 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.130
Promissory Note issued by Series Gallery Drop 045, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on October 6, 2020 (incorporated by reference to Exhibit 6.130 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.131
Asset Management Agreement, dated November 11, 2020, between Otis Wealth, Inc. and Series Gallery Drop 046, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.131 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.132
Purchase and Sale Agreement, dated November 11, 2020, between Series Gallery Drop 046, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.132 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.133
Promissory Note issued by Series Gallery Drop 046, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 11, 2020 (incorporated by reference to Exhibit 6.133 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.134
Asset Management Agreement, dated November 11, 2020, between Otis Wealth, Inc. and Series Gallery Drop 047, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.134 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.135
Purchase and Sale Agreement, dated November 11, 2020, between Series Gallery Drop 047, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.135 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.136
Promissory Note issued by Series Gallery Drop 047, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 11, 2020 (incorporated by reference to Exhibit 6.136 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.137
Asset Management Agreement, dated November 11, 2020, between Otis Wealth, Inc. and Series Gallery Drop 048, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.137 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.138
Purchase and Sale Agreement, dated November 11, 2020, between Series Gallery Drop 048, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.138 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.139
Promissory Note issued by Series Gallery Drop 048, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 11, 2020 (incorporated by reference to Exhibit 6.139 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.140
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 049, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.140 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.141
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 049, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.141 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.142
Promissory Note issued by Series Gallery Drop 049, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.142 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.143
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 050, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.143 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.144
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 050, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.144 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.145
Promissory Note issued by Series Gallery Drop 050, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.145 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.146
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 051, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.146 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.147
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 051, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.147 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.148
Promissory Note issued by Series Gallery Drop 051, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.148 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.149
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 052, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.149 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.150
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 052, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.150 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.151
Promissory Note issued by Series Gallery Drop 052, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.151 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.152
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 053, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.152 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.153
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 053, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.153 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.154
Promissory Note issued by Series Gallery Drop 053, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.154 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.155
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 054, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.155 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.156
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 054, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.156 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.157
Promissory Note issued by Series Gallery Drop 054, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.157 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.158
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 055, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.158 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.159
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 055, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.159 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.160
Promissory Note issued by Series Gallery Drop 055, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.160 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.161
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 056, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.161 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.162
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 056, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.162 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.163
Promissory Note issued by Series Gallery Drop 056, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.163 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.164
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 057, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.164 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.165
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 057, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.165 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.166
Promissory Note issued by Series Gallery Drop 057, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.166 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.167
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 058, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.167 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.168
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 058, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.168 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.169
Promissory Note issued by Series Gallery Drop 058, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.169 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.170
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 059, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.170 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.171
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 059, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.171 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.172
Promissory Note issued by Series Gallery Drop 059, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.172 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.173
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 060, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.173 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.174
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 060, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.174 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.175
Promissory Note issued by Series Gallery Drop 060, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.175 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.176
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 061, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.176 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.177
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 061, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.177 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.178
Promissory Note issued by Series Gallery Drop 061, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.178 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.179
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 062, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.179 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.180
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 062, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.180 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.181
Promissory Note issued by Series Gallery Drop 062, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.181 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.182
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 063, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.182 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.183
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 063, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.183 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.184
Promissory Note issued by Series Gallery Drop 063, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.184 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.185
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 064, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.185 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.186
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 064, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.186 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.187
Promissory Note issued by Series Gallery Drop 064, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.187 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.188
Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 065, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.188 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.189
Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 065, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.189 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.190
Promissory Note issued by Series Gallery Drop 065, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021 (incorporated by reference to Exhibit 6.190 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.191
Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 066, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.191 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.192
Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 066, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.192 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.193
Promissory Note issued by Series Gallery Drop 066, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021 (incorporated by reference to Exhibit 6.193 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.194
Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 067, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.194 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.195
Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 067, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.195 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.196
Promissory Note issued by Series Gallery Drop 067, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021 (incorporated by reference to Exhibit 6.196 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.197
Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 068, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.197 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.198
Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 068, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.198 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.199
Promissory Note issued by Series Gallery Drop 068, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021 (incorporated by reference to Exhibit 6.199 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.200
Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 069, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.200 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.201
Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 069, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.201 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.202
Promissory Note issued by Series Gallery Drop 069, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021 (incorporated by reference to Exhibit 6.202 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.203
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 070, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.203 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.204
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 070, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.204 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.205
Promissory Note issued by Series Gallery Drop 070, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.205 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.206
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 071, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.206 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.207
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 071, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.207 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.208
Promissory Note issued by Series Gallery Drop 071, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.208 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.209
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 072, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.209 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.210
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 072, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.210 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.211
Promissory Note issued by Series Gallery Drop 072, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.211 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.212
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 073, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.212 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.213
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 073, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.213 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.214
Promissory Note issued by Series Gallery Drop 073, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.214 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.215
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 074, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.215 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.216
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 074, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.216 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.217
Promissory Note issued by Series Gallery Drop 074, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.217 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.218
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 075, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.218 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.219
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 075, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.219 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.220
Promissory Note issued by Series Gallery Drop 075, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.220 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.221
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 076, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.221 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.222
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 076, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.222 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.223
Promissory Note issued by Series Gallery Drop 076, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.223 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.224
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 077, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.224 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.225
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 077, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.225 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.226
Promissory Note issued by Series Gallery Drop 077, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.226 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.227
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 078, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.227 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.228
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 078, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.228 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.229
Promissory Note issued by Series Gallery Drop 078, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.229 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.230
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 079, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.230 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.231
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 079, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.231 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.232
Promissory Note issued by Series Gallery Drop 079, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.232 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.233
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 080, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.233 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.234
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 080, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.234 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.235
Promissory Note issued by Series Gallery Drop 080, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.235 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.236
Asset Management Agreement, dated February 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 082, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.239 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.237
Purchase and Sale Agreement, dated February 9, 2021, between Series Gallery Drop 082, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.240 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.238
Promissory Note issued by Series Gallery Drop 082, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 9, 2021 (incorporated by reference to Exhibit 6.241 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.239
Asset Management Agreement, dated February 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 083, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.242 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.240
Purchase and Sale Agreement, dated February 9, 2021, between Series Gallery Drop 083, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.243 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.241
Promissory Note issued by Series Gallery Drop 083, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 9, 2021 (incorporated by reference to Exhibit 6.244 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.242
Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 086, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.251 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.243
Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 086, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.252 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.244
Promissory Note issued by Series Gallery Drop 086, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021 (incorporated by reference to Exhibit 6.253 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.245
Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 089, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.260 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.246
Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 089, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.261 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.247
Promissory Note issued by Series Gallery Drop 089, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021 (incorporated by reference to Exhibit 6.262 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.248
Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 091, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.266 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.249
Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 091, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.267 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.250
Promissory Note issued by Series Gallery Drop 091, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021 (incorporated by reference to Exhibit 6.268 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.251
Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 093, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.272 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.252
Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 093, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.273 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.253
Promissory Note issued by Series Gallery Drop 093, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021 (incorporated by reference to Exhibit 6.274 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.254
Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 094, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.275 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.255
Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 094, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.276 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.256
Promissory Note issued by Series Gallery Drop 094, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021 (incorporated by reference to Exhibit 6.277 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.257
Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 095, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.278 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.258
Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 095, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.279 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.259
Promissory Note issued by Series Gallery Drop 095, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021 (incorporated by reference to Exhibit 6.280 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.260
Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 096, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.281 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.261
Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 096, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.282 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.262
Promissory Note issued by Series Gallery Drop 096, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021 (incorporated by reference to Exhibit 6.283 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.263
Asset Management Agreement, dated March 10, 2021, between Otis Wealth, Inc. and Series Gallery Drop 097, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.284 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.264
Purchase and Sale Agreement, dated March 10, 2021, between Series Gallery Drop 097, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.285 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.265
Promissory Note issued by Series Gallery Drop 097, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 10, 2021 (incorporated by reference to Exhibit 6.286 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.266
Asset Management Agreement, dated March 10, 2021, between Otis Wealth, Inc. and Series Gallery Drop 098, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.287 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.267
Purchase and Sale Agreement, dated March 10, 2021, between Series Gallery Drop 098, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.288 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.268
Promissory Note issued by Series Gallery Drop 098, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 10, 2021 (incorporated by reference to Exhibit 6.289 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.269
Asset Management Agreement, dated March 10, 2021, between Otis Wealth, Inc. and Series Gallery Drop 099, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.290 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.270
Purchase and Sale Agreement, dated March 10, 2021, between Series Gallery Drop 099, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.291 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.271
Promissory Note issued by Series Gallery Drop 099, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 10, 2021 (incorporated by reference to Exhibit 6.292 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.272
Asset Management Agreement, dated March 10, 2021, between Otis Wealth, Inc. and Series Gallery Drop 100, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.293 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.273
Purchase and Sale Agreement, dated March 10, 2021, between Series Gallery Drop 100, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.294 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.274
Promissory Note issued by Series Gallery Drop 100, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 10, 2021 (incorporated by reference to Exhibit 6.295 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.275
Asset Management Agreement, dated March 10, 2021, between Otis Wealth, Inc. and Series Gallery Drop 101, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.296 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.276
Purchase and Sale Agreement, dated March 10, 2021, between Series Gallery Drop 101, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.297 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.277
Promissory Note issued by Series Gallery Drop 101, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 10, 2021 (incorporated by reference to Exhibit 6.298 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

6.278
Asset Management Agreement, dated April 23, 2021, between Otis Wealth, Inc. and Series Gallery Drop 102, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.299 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.279
Purchase and Sale Agreement, dated April 23, 2021, between Series Gallery Drop 102, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.300 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.280
Promissory Note issued by Series Gallery Drop 102, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on April 23, 2021 (incorporated by reference to Exhibit 6.301 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.281
Asset Management Agreement, dated April 23, 2021, between Otis Wealth, Inc. and Series Gallery Drop 103, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.302 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.282
Purchase and Sale Agreement, dated April 23, 2021, between Series Gallery Drop 103, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.303 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.283
Promissory Note issued by Series Gallery Drop 103, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on April 23, 2021 (incorporated by reference to Exhibit 6.304 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.284
Asset Management Agreement, dated April 23, 2021, between Otis Wealth, Inc. and Series Gallery Drop 104, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.305 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.285
Purchase and Sale Agreement, dated April 23, 2021, between Series Gallery Drop 104, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.306 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.286
Promissory Note issued by Series Gallery Drop 104, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on April 23, 2021 (incorporated by reference to Exhibit 6.307 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.287
Asset Management Agreement, dated April 23, 2021, between Otis Wealth, Inc. and Series Gallery Drop 105, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.308 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.288
Purchase and Sale Agreement, dated April 23, 2021, between Series Gallery Drop 105, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.309 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.289
Promissory Note issued by Series Gallery Drop 105, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on April 23, 2021 (incorporated by reference to Exhibit 6.310 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.290
Asset Management Agreement, dated April 24, 2021, between Otis Wealth, Inc. and Series Gallery Drop 107, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.314 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.291
Purchase and Sale Agreement, dated April 24, 2021, between Series Gallery Drop 107, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.315 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.292
Promissory Note issued by Series Gallery Drop 107, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on April 24, 2021 (incorporated by reference to Exhibit 6.316 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.293
Asset Management Agreement, dated April 29, 2021, between Otis Wealth, Inc. and Series Gallery Drop 108, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.317 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.294
Purchase and Sale Agreement, dated May 3, 2021, between Series Gallery Drop 108, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.318 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.295
Promissory Note issued by Series Gallery Drop 108, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 3, 2021 (incorporated by reference to Exhibit 6.319 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.296
Asset Management Agreement, dated May 3, 2021, between Otis Wealth, Inc. and Series Gallery Drop 109, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.320 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.297
Purchase and Sale Agreement, dated May 3, 2021, between Series Gallery Drop 109, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.321 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.298
Promissory Note issued by Series Gallery Drop 109, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 3, 2021 (incorporated by reference to Exhibit 6.322 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

6.299
Asset Management Agreement, dated June 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 110, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.323 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

6.300
Purchase and Sale Agreement, dated June 9, 2021, between Series Gallery Drop 110, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.324 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

6.301
Promissory Note issued by Series Gallery Drop 110, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 9, 2021 (incorporated by reference to Exhibit 6.325 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

6.302
Asset Management Agreement, dated June 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 111, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.326 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

6.303
Purchase and Sale Agreement, dated June 9, 2021, between Series Gallery Drop 111, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.327 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

6.304
Promissory Note issued by Series Gallery Drop 111, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 9, 2021 (incorporated by reference to Exhibit 6.328 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

6.305
Asset Management Agreement, dated June 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 112, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.329 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

6.306
Purchase and Sale Agreement, dated June 9, 2021, between Series Gallery Drop 112, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.330 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

6.307
Promissory Note issued by Series Gallery Drop 112, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 9, 2021 (incorporated by reference to Exhibit 6.331 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

6.308
Asset Management Agreement, dated July 8, 2021, between Otis Wealth, Inc. and Series Gallery Drop 113, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.332 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

6.309
Purchase and Sale Agreement, dated July 8, 2021, between Series Gallery Drop 113, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.333 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

6.310
Promissory Note issued by Series Gallery Drop 113, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2021 (incorporated by reference to Exhibit 6.334 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

6.311
Asset Management Agreement, dated July 8, 2021, between Otis Wealth, Inc. and Series Gallery Drop 114, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.335 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

6.312
Purchase and Sale Agreement, dated July 8, 2021, between Series Gallery Drop 114, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.336 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

6.313
Promissory Note issued by Series Gallery Drop 114, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2021 (incorporated by reference to Exhibit 6.337 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

6.314
Asset Management Agreement, dated July 8, 2021, between Otis Wealth, Inc. and Series Gallery Drop 115, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.338 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

6.315
Purchase and Sale Agreement, dated July 8, 2021, between Series Gallery Drop 115, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.339 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

6.316
Promissory Note issued by Series Gallery Drop 115, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2021 (incorporated by reference to Exhibit 6.340 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

6.317
Asset Management Agreement, dated September 15, 2021, between Otis Wealth, Inc. and Series Gallery Drop 116, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.341 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 17, 2021)

6.318
Purchase and Sale Agreement, dated September 15, 2021, between Series Gallery Drop 116, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.342 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 17, 2021)

6.319
Promissory Note issued by Series Gallery Drop 116, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 15, 2021 (incorporated by reference to Exhibit 6.343 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 17, 2021)

6.320
Asset Management Agreement, dated October 25, 2021, between Otis Wealth, Inc. and Series Gallery Drop 117, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.344 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 28, 2021)

6.321
Purchase and Sale Agreement, dated October 25, 2021, between Series Gallery Drop 117, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.345 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 28, 2021)

6.322
Promissory Note issued by Series Gallery Drop 117, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on October 25, 2021 (incorporated by reference to Exhibit 6.346 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 28, 2021)

6.323
Asset Management Agreement, dated November 30, 2021, between Otis Wealth, Inc. and Series Gallery Drop 119, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.350 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

6.324
Purchase and Sale Agreement, dated November 30, 2021, between Series Gallery Drop 119, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.351 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

6.325
Promissory Note issued by Series Gallery Drop 119, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 30, 2021 (incorporated by reference to Exhibit 6.352 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

6.326
Asset Management Agreement, dated November 30, 2021, between Otis Wealth, Inc. and Series Gallery Drop 121, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.356 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

6.327
Purchase and Sale Agreement, dated November 30, 2021, between Series Gallery Drop 121, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.357 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

6.328
Promissory Note issued by Series Gallery Drop 121, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 30, 2021 (incorporated by reference to Exhibit 6.358 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

6.329
Asset Management Agreement, dated November 30, 2021, between Otis Wealth, Inc. and Series Gallery Drop 122, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.359 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

6.330
Purchase and Sale Agreement, dated November 30, 2021, between Series Gallery Drop 122, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.360 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

6.331
Promissory Note issued by Series Gallery Drop 122, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 30, 2021 (incorporated by reference to Exhibit 6.361 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

6.332
Asset Management Agreement, dated November 30, 2021, between Otis Wealth, Inc. and Series Gallery Drop 123, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.362 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

6.333
Purchase and Sale Agreement, dated November 30, 2021, between Series Gallery Drop 123, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.363 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

6.334
Promissory Note issued by Series Gallery Drop 123, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 30, 2021 (incorporated by reference to Exhibit 6.364 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

8.1
Second Amended and Restated Escrow Agreement, dated July 9, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series #KW, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on July 10, 2019)

8.2
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.3
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.4
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.5
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.6
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.7
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.8
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.9
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.10
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.11
Amendment to Escrow Agreement, dated September 16, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.12
Second Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.13
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.14
Amendment to Escrow Agreement, dated September 20 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.15
Escrow Agreement, dated September 17, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.16
Amendment to Escrow Agreement, dated September 20 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.17
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 011, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.18
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 012, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.19
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 013, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.19 to the Current Report

8.20
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 014, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.21
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 015, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.22
Escrow Agreement, dated March 19, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 016, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

8.23
Escrow Agreement, dated March 19, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 017, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

8.24
Escrow Agreement, dated May 14, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 018, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

8.25
Escrow Agreement, dated May 29, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 019, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

8.26
Escrow Agreement, dated May 29, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 020, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.26 to the Post-Qualification Offering Statement on From 1-A POS filed on June 4, 2020)

8.27
Escrow Agreement, dated June 1, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 021, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

8.28
Escrow Agreement, dated June 3, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 022, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

8.29
Escrow Agreement, dated June 11, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 023, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

8.30
Escrow Agreement, dated June 11, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 024, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

8.31
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 025, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.31 to the Current Report

8.32
Escrow Agreement, dated June 11, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 026, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

8.33
Escrow Agreement, dated July 10, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 027, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.33 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

8.34
Escrow Agreement, dated July 10, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 028, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

8.35
Escrow Agreement, dated July 10, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 029, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020

8.36
Escrow Agreement, dated August 7, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 030, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

8.37
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 031, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.37 to the Current Report on Form 1-U filed on October 5, 2020)

8.38
Escrow Agreement, dated August 6, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 032, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.38 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

8.39
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 033, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.39 to the Current Report on Form 1-U filed on October 5, 2020)

8.40
Escrow Agreement, dated August 7, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 034, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.40 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

8.41
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 035, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.41 to the Current Report on Form 1-U filed on October 5, 2020)

8.42
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 036, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.42 to the Current Report on Form 1-U filed on October 5, 2020)

8.43
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 037, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.43 to the Current Report on Form 1-U filed on October 5, 2020)

8.44
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 038, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.44 to the Current Report on Form 1-U filed on October 5, 2020)

8.45
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 039, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.45 to the Current Report on Form 1-U filed on October 5, 2020)

8.46
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 040, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.46 to the Current Report on Form 1-U filed on October 5, 2020)

8.47
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 041, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.47 to the Current Report on Form 1-U filed on October 5, 2020)

8.48
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 042, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.48 to the Current Report on Form 1-U filed on October 5, 2020)

8.49
Escrow Agreement, dated October 7, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 043, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

8.50
Escrow Agreement, dated October 7, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 044, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

8.51
Escrow Agreement, dated October 7, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 045, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

8.52
Escrow Agreement, dated November 11, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 046, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.53
Escrow Agreement, dated November 11, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 047, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.54
Escrow Agreement, dated November 11, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 048, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.55
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 049, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.56
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 050, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.57
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 051, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.58
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 052, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.59
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 053, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.60
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 054, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.61
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 055, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.62
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 056, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.63
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 057, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.63 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.64
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 058, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.64 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.65
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 059, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.65 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.66
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 060, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.66 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.67
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 061, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.67 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.68
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 062, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.68 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.69
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 063, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.69 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.70
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 064, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.70 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.71
Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 065, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.71 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

8.72
Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 066, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.72 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

8.73
Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 067, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.73 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

8.74
Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 068, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.74 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

8.75
Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 069, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.75 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

8.76
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 070, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.76 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.77
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 071, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.77 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.78
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 072, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.78 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.79
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 073, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.79 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.80
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 074, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.80 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.81
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 075, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.81 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.82
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 076, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.82 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.83
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 077, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.83 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.84
Escrow Agreement, dated February 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 078, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.84 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.85
Escrow Agreement, dated February 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 079, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.85 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.86
Escrow Agreement, dated February 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 080, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.86 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.87
Escrow Agreement, dated February 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 082, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.88 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.88
Escrow Agreement, dated February 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 083, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.89 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.89
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 086, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.92 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.90
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 089, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.95 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.91
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 091, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.97 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.92
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 093, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.99 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.93
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 094, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.100 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.94
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 095, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.101 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.95
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 096, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.102 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.96
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 097, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.103 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.97
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 098, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.104 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.98
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 099, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.105 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.99
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 100, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.106 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.100
Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 101, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.107 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 15, 2021)

8.101
Escrow Agreement, dated May 5, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 102, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.108 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

8.102
Escrow Agreement, dated May 5, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 103, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.109 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

8.103
Escrow Agreement, dated May 5, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 104, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.110 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

8.104
Escrow Agreement, dated May 5, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 105, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.111 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

8.105
Escrow Agreement, dated May 5, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 107, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.113 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

8.106
Escrow Agreement, dated May 5, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 108, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.114 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

8.107
Escrow Agreement, dated May 5, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 109, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.115 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 7, 2021)

8.108
Escrow Agreement, dated June 10, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 110, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.116 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

8.109
Escrow Agreement, dated June 10, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 111, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.117 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

8.110
Escrow Agreement, dated June 10, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 112, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.118 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 11, 2021)

8.111
Escrow Agreement, dated July 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 113, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.119 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

8.112
Escrow Agreement, dated July 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 114, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.120 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

8.113
Escrow Agreement, dated July 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 115, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.121 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 13, 2021)

8.122
Escrow Agreement, dated September 15, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 116, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.122 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 17, 2021)

8.123
Escrow Agreement, dated October 26, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 117, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.123 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 28, 2021)

8.124
Escrow Agreement, dated December 1, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 119, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.125 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

8.125
Escrow Agreement, dated December 1, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 121, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.127 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

8.126
Escrow Agreement, dated December 1, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 122, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.128 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

8.127
Escrow Agreement, dated December 1, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 123, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.129 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 2, 2021)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 2, 2022.

OTIS GALLERY LLC By: Otis Wealth, Inc., its managing member
By:	/s/ Keith Marshall
Keith Marshall Head of Ops & Legal, Alternatives

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Keith Marshall		Head of Ops & Legal, Alternatives, of Public Holdings, Inc., sole shareholder of Otis Wealth, Inc., Managing Member (principal financial officer)	May 2, 2022
Keith Marshall

Otis Wealth, Inc.		Managing Member	May 2, 2022

By:	/s/ Keith Marshall
Name: Keith Marshall
Title: Head of Ops & Legal, Alternatives